File No. 811-04347

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 26, 2012

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940

Amendment No. 200	☒

(check appropriate box or boxes)

GMO TRUST

(Exact Name of Registrant as Specified in Charter)

40 Rowes Wharf, Boston, Massachusetts 02110

(Address of principal executive offices)

617-330-7500

(Registrant’s telephone number, including area code)

J.B. Kittredge, Esq.

GMO Trust

40 Rowes Wharf

Boston, Massachusetts 02110

Copy to:

Thomas R. Hiller, Esq.

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199-3600

(Name and address of agents for service)

It is proposed that this filing become effective immediately upon filing in accordance with Section 8 of the Investment Company Act of 1940.

This filing relates solely to GMO U.S. Flexible Equities Fund. No information contained herein is intended to amend or supersede any prior filing relating to any other series of the Registrant.

PRIVATE PLACEMENT MEMORANDUM

March 26, 2012

GMO U.S. Flexible Equities Fund

40 Rowes Wharf, Boston, Massachusetts 02110

GMO U.S. Flexible Equities Fund (the “Fund”) is a separate investment portfolio of GMO Trust (the “Trust”). The Trust is an open-end management investment company and operates as a “series investment company” that consists of separate series of investment portfolios, including the Fund. Other portfolios are described in separate prospectuses or private placement memoranda. At this time, the Fund does not intend to offer its shares publicly.

Investment Manager

Grantham, Mayo, Van Otterloo & Co. LLC

This Private Placement Memorandum concisely describes the information which you ought to know about the Fund before investing. Please read this memorandum carefully and keep it for further reference. A Statement of Additional Information dated March 26, 2012, as revised from time to time (“SAI”), is available free of charge by writing to GMO Shareholder Services, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling 1-617-346-7646. The SAI, which contains more detailed information about the Fund, has been filed with the Securities and Exchange Commission (“SEC”) and is incorporated by reference into this Private Placement Memorandum.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR IN TRANSACTIONS EXEMPT THEREFROM. HOWEVER, THE SECURITIES ARE REDEEMABLE AS DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM. IN CERTAIN CASES INVESTORS MAY BE REDEEMED “IN-KIND” AND RECEIVE PORTFOLIO SECURITIES HELD BY THE FUND IN LIEU OF CASH UPON REDEMPTION.

THIS PRIVATE PLACEMENT MEMORANDUM AND THE INFORMATION CONTAINED HEREIN ARE FOR THE EXCLUSIVE USE OF THE RECIPIENT FOR THE SOLE PURPOSE OF EVALUATING THE PRIVATE PLACEMENT OF SHARES OF THE FUND DESCRIBED HEREIN. IT MAY NOT BE REPRODUCED, PROVIDED, OR DISCLOSED TO OTHERS, OR USED FOR ANY OTHER PURPOSE, WITHOUT WRITTEN AUTHORIZATION, AND DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SHARES OF THE FUND TO ANY ENTITY OR INDIVIDUAL NOT POSSESSING THE QUALIFICATIONS DESCRIBED IN THIS MEMORANDUM.

NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR PROVIDE ANY INFORMATION WITH RESPECT TO THE SHARES EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS MEMORANDUM AND IN THE SAI OR IN OTHER MATERIALS APPROVED BY THE TRUST. NO SALES MADE IN RELIANCE ON THIS DOCUMENT SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

FUND SUMMARY

Fees and Expenses

The tables below describe the fees and expenses that you may pay if you buy and hold shares of the Fund.

Annual Fund Operating Expenses

(expenses that you pay each year as a percentage of the value of your investment)

	Class III	Class IV	Class V	Class VI
Management fee	0.33%	0.33%	0.33%	0.33%
Shareholder service fee	0.15%	0.105%	0.085%	0.055%
Other expenses	0.02%[1]	0.02%[1]	0.02%[1]	0.02%[1]
Total annual operating expenses	0.50%[1]	0.46%[1]	0.44%[1]	0.41%[1]
Expense reimbursement	(0.01%)[1,2]	(0.01%)[1,2]	(0.01%)[1,2]	(0.01%)[1,2]
Total annual operating expenses after expense reimbursement	0.49%[1]	0.45%[1]	0.43%[1]	0.40%[1]

[1]	The amounts represent an annualized estimate of the Fund’s operating expenses for its initial fiscal year.
[2]

Subject to certain exclusions (“Excluded Fund Fees and Expenses”), Grantham, Mayo, Van Otterloo & Co. LLC (the “Manager” or “GMO”) has contractually agreed to reimburse the Fund to the extent the Fund’s total annual operating expenses exceed 0.33% of the Fund’s average daily net assets. Excluded Fund Fees and Expenses include shareholder service fees, underlying fund expenses, independent Trustee expenses, certain legal costs, compensation and expenses of Trust officers and agents who are not affiliated with GMO, investment-related costs (e.g., brokerage commissions and securities lending fees), hedging transaction fees, extraordinary expenses, and other expenses described under “Expense Reimbursement” in this Private Placement Memorandum. This expense limitation will continue through at least March 26, 2013, and may not be terminated prior to this date without consent by the Fund’s Board of Trustees.

Portfolio Turnover

The Fund pays transaction costs when it buys and sells securities. A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in Annual Fund Operating Expenses, affect the Fund’s performance. Because the Fund had not commenced operations as of the date of this Private Placement Memorandum, the Fund’s portfolio turnover rate is not available.

Management of the Fund

Investment Adviser: Grantham, Mayo, Van Otterloo & Co. LLC

Investment Division and Senior Members of GMO responsible for day-to-day management of the Fund:

Investment Division	Senior Member (Length of Service)	Title
Asset Allocation (overall management and strategic direction)	Ben Inker (since 1996)	Director, Asset Allocation Division, GMO.
Quantitative Equity	Thomas Hancock (since 1998)	Co-Director, Quantitative Equity Division, GMO.
Quantitative Equity	Sam Wilderman (since 2005)	Co-Director, Quantitative Equity Division, GMO.

Purchase and Sale of Fund Shares

Currently, shares of the Fund are available for purchase by investors that are “accredited investors” as defined in Regulation D under the Securities Act of 1933.

There is no minimum initial or subsequent investment required for the Fund.

Fund shares are redeemable, and under ordinary circumstances you may redeem the Fund’s shares when the NYSE is open for business. Redemption requests should be submitted directly to the Trust. For instructions on redeeming shares, call the Trust at 1-617-346-7646 or send an e-mail to SHS@GMO.com.

Tax Information

The Fund normally distributes net investment income and net realized capital gains, if any, to shareholders. These distributions are generally taxable to you as ordinary income or capital gains, unless you are an entity that is exempt from income tax or are investing through a tax-advantaged account. If you are investing through a tax-advantaged account, you may be taxed upon withdrawals from that account.

INFORMATION ABOUT THE FUND’S

INVESTMENT STRATEGIES AND RISKS;

ADDITIONAL INFORMATION ABOUT THE FUND’S EXPENSES

This Private Placement Memorandum is not all-inclusive, and the Fund may make investments, employ strategies, and be exposed to risks that are not described in this Private Placement Memorandum. More information about the Fund’s investments and strategies is contained in the SAI. Except for policies identified in the SAI as “fundamental,” the Fund’s Board of Trustees (“Trustees”) may change the Fund’s investment objective or policies without shareholder approval. There is no guarantee that the Fund will be able to achieve its investment objective. The Fund, by itself, is not intended to provide a complete investment program, and investment in the Fund should only be considered as part of a diversified portfolio that includes other investments.

Investment Objective

The investment objective of the Fund is total return in excess of its benchmark, the Russell 3000 Index. There can be no assurance that the Fund will achieve its investment objective.

Principal Investment Strategies

The Manager pursues the Fund’s investment objective by using investment strategies designed to complement broader asset allocation strategies being implemented by the Manager in other Asset Allocation Funds or accounts. Accordingly, the Fund is not a standalone investment. The Manager uses multi-year forecasts of relative value and risk to determine the Fund’s strategic direction.

Under normal circumstances, the Fund invests directly and indirectly at least 80% of its assets in equity investments tied economically to the U.S. (the “Name Policy”) (see “Name Policy” below for more information). In addition, the Fund may invest up to 20% of its net assets in any type of securities, including non-U.S. securities.

The term “equity investments” refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, depositary receipts, exchange-traded equity REITs, and equity income trusts. For purposes of this Private Placement Memorandum, an investment is “tied economically” to the U.S. if: (i) it is an investment in an issuer that is organized under the laws of the U.S. or in an issuer that maintains its principal place of business in the U.S.; (ii) it is traded principally in the U.S.; or (iii) it is an investment in an issuer that derived at least 50% of its revenues or profits from goods produced or sold, investments made, or services performed in the U.S., or has at least 50% of its assets in the U.S.

The Fund is permitted to make equity investments of all types, including investments in growth or value style equities or other groups of equities identified by the investment manager as attractive investments, and equity investments in companies of any market capitalization. In addition, the Fund is not limited in how much it may invest in any segment of the U.S. market or in the types of equity investments it may pursue, and may often invest all its assets in a limited number of equity investments of companies in a single U.S. market segment and/or capitalization range. The Fund could experience material losses from a single investment.

As of the date of this Private Placement Memorandum, the Manager expects to invest substantially all of the Fund’s assets in equities that the Manager believes to be of high quality. In assessing a company’s quality, the Manager may consider several factors, including in particular, high return on equity, low debt to equity and the Manager’s assessment of the company relative to its competitors.

As a substitute for direct investments in equities, the Manager may use exchange-traded and over-the-counter (“OTC”) derivatives and exchange-traded funds (“ETFs”). The Manager also may use derivatives and ETFs: (i) in an attempt to reduce investment exposures (which may result in a reduction below zero); (ii) in an attempt to adjust elements of the Fund’s investment exposure; and (iii) to effect transactions intended as substitutes for securities lending. Derivatives used may include options, futures, swap contracts and reverse repurchase agreements. The Fund also may make short sales of securities, including short sales of securities the Fund does not own. In addition, the Fund may lend its portfolio securities.

For cash management purposes, the Fund may invest in GMO U.S. Treasury Fund (“U.S. Treasury Fund”), another series of GMO Trust described in a separate prospectus (see “Investment in Other GMO Funds” below for a more detailed description of U.S. Treasury Fund’s investment objectives and strategies) and unaffiliated money market funds.

Tax Consequences and Portfolio Turnover

Unless otherwise specified in this Private Placement Memorandum or in the SAI, the Manager is not obligated to, and generally will not, consider tax consequences when seeking to achieve the Fund’s investment objective (e.g., the Fund may engage in transactions that are not tax efficient for U.S. federal income or other federal, state, local, or non-U.S. tax purposes). Portfolio turnover is not a principal consideration when the Manager makes investment decisions for the Fund, and the Fund has not placed any limit on the rate of portfolio turnover and portfolio securities may be sold without regard to the time they have been held. Based on its assessment of market conditions and purchase or redemption requests, GMO may cause the Fund to trade more frequently at some times than at others. High turnover rates may adversely affect the Fund’s performance by generating higher transaction costs. Additionally, portfolio turnover may give rise to additional taxable income for shareholders, including through the realization of capital gains or other types of income that are taxable to Fund shareholders when distributed to them, unless the shareholders themselves are exempt from taxation or otherwise investing in the Fund through a tax-advantaged account. If portfolio turnover results in the recognition of short-term capital gains, those gains typically are taxed to shareholders, when distributed to them, at ordinary income tax rates. See “Distributions and Taxes” below for more information about the tax consequences of these types of income.

Benchmark

The Fund’s benchmark is the Russell 3000 Index, an independently maintained and widely published index comprised of the stocks of the 3,000 largest U.S. companies based on total market capitalization.

Certain Definitions

When used in this Private Placement Memorandum, the term “invest” includes both direct investing and indirect investing and the term “investments” includes both direct investments and indirect investments. For example, the Fund may invest indirectly by investing in a wholly-owned subsidiary (if any), by investing in another fund, or by investing in derivatives and synthetic instruments. When used in this Private Placement Memorandum, (i) the term “total return” includes capital appreciation and income; (ii) the terms “fixed income securities” and “bonds” include (a) obligations of an issuer to make payments of principal and/or interest (whether fixed or variable) on future dates and (b) synthetic debt instruments created by the Manager by using derivatives (e.g., a futures contract, swap contract, currency forward or option); and (iii) and the term “duration” is defined as the weighted measure of interest rate sensitivity of a fixed income security.

Annual Fund Operating Expenses – Other Expenses and Acquired Fund Fees and Expenses

The amount listed under “Other expenses” in the “Annual Fund Operating Expenses” table included in the Fund’s summary reflects an annualized estimate of direct expenses associated with an investment in the Fund for the Fund’s initial fiscal year. The Fund may invest in U.S. Treasury Fund and certain unaffiliated money market funds (“underlying funds”), and the estimated indirect net expenses associated with the Fund’s investment in underlying funds are reflected in “Other expenses” because those expenses are estimated to be less than 0.01% of the average net assets of the Fund.

Description of Principal Risks

Investing in the Fund involves many risks, and factors that may affect the Fund’s portfolio as a whole, called “principal risks,” are discussed in this section. The risks of investing in the Fund depend on the types of investments in its portfolio and the investment strategies the Manager employs on its behalf. This section describes the nature of these principal risks and some related risks, but is not intended to include every potential risk. The value of the Fund’s shares changes with the value of the Fund’s investments. Many factors can affect this value, and you may lose money by investing in the Fund. The Fund is a non-diversified investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and therefore a decline in the market value of a particular security held by the Fund may affect the Fund’s performance more than if the Fund were diversified. The Fund could be subject to additional risks because the types of investments it makes and market conditions may change over time. The SAI includes more information about the Fund and its investments.

The Fund, by itself, generally is not intended to provide a complete investment program. Investment in the Fund is intended to serve as part of a diversified portfolio of investments. An investment in the Fund is not a bank deposit and, therefore, is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

•	MANAGEMENT AND OPERATIONAL RISK

The Fund is subject to management risk because it relies on the Manager’s ability to achieve its investment objective. The Manager uses proprietary investment techniques in making investment decisions for the Fund, but that does not assure that the Manager will achieve the desired results and the Fund may incur significant losses. The Manager, for example, may fail to use derivatives effectively, choosing to hedge or not to hedge positions at disadvantageous times. The Manager’s portfolio managers may use quantitative analyses and/or models. Any imperfections or limitations in such analyses and/or models could affect the ability of the portfolio managers to implement strategies. By necessity, these analyses and models make simplifying assumptions that limit their efficacy. Models that appear to explain prior market data can fail to predict future market events. Further, the data used in models may be inaccurate and/or it may not include the most recent information about a company or a security. There also can be no assurance that all of the Manager’s personnel will continue to be associated with the Manager for any length of time. The loss of the services of one or more employees of the Manager could have an adverse impact on the Fund’s ability to achieve its investment objective.

The Fund also is subject to the risk of loss and impairment of operations from operational risk as a result of the Manager’s and other service providers’ provision of investment management, administrative, accounting, tax, legal, shareholder and other services to the Fund. Operational risk can result from inadequate procedures and controls, human error and system failures by a service provider. For example, trading delays or errors (both human and systematic) could prevent the Fund from purchasing or selling a security that the Manager expects will appreciate or decline in value, as the case may be, thus preventing the Fund from benefiting from potential investment gains or avoiding losses on the security. The Manager is not contractually liable to the Fund for losses associated with operational risk absent the Manager’s willful misfeasance, bad faith, gross negligence or reckless disregard of its contractual obligations to provide services to the Fund. Other Fund service providers also have limitations on their liability to the Fund for losses resulting from their errors.

•	MARKET RISK – EQUITY SECURITIES

The Fund is subject to market risk, which is the risk of unfavorable changes in the value of Fund holdings. A principal risk of the Fund is that the market value of its equity investments will decline. The market value of an equity investment may decline for reasons that directly relate to the issuing company, such as management performance, financial leverage and reduced demand for its goods or services. It also may decline due to factors that affect a particular industry or industries, such as a decline in demand, labor or raw material shortages, increased production costs, regulation, or competitive industry conditions. In addition, market value may decline as a result of general market conditions that are not specifically related to a company or industry, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, or adverse investor sentiment generally. Equity investments generally have greater price volatility than fixed-income and other investments with a scheduled stream of payments, and the market price of equity investments is more susceptible to moving up or down in a rapid or unpredictable manner.

The Fund may invest all or a substantial portion of its assets in equities and generally does not take temporary defensive positions. As a result, declines in stock market prices generally are likely to reduce the net asset values of the Fund’s shares.

If the Fund purchases equity investments at a discount from their value as determined by the Manager, the Fund runs the risk that the market prices of these investments will not increase to that value for a variety of reasons, one of which may be the Manager’s overestimation of the value of those investments.

Equity investments trading at higher multiples of current earnings than other securities have market values that often are more sensitive to changes in future earnings expectations than other securities. At times when the market is concerned that these expectations may not be met, the market values of those securities typically fall.

•	FOCUSED INVESTMENT RISK

Funds whose investments are focused in particular countries, regions, sectors, or companies or in industries with high positive correlations to one another (e.g., different industries within broad sectors, such as technology or financial services) are subject to greater overall risk than funds whose investments are more diversified. To the extent the Fund invests in the securities of a limited number of issuers, it is particularly exposed to adverse developments affecting those issuers, and a decline in the market value of a particular security held by the Fund may affect the Fund’s performance more than if the Fund invested in the securities of a larger number of issuers.

To the extent the Fund focuses its investments in a particular type of security or sector, or in securities of companies in a particular industry, it is vulnerable to events affecting those securities, sectors or companies. Securities, sectors or companies that share common characteristics are often subject to similar business risks and regulatory burdens, and often react similarly to specific economic, market, political or other developments.

Because the Fund will invest a significant portion of its assets in investments tied economically to the U.S., the Fund has more exposure to regional and country economic risks than funds making investments throughout the world’s economies. The political and economic prospects of one country or group of countries within the same geographic region may affect other countries in that region. In addition, a recession, debt crisis, or decline in currency valuation in one country within a region can spread to other countries in that region. Furthermore, to the extent the Fund invests in the equity securities of companies located in a particular geographic region or country, it is particularly vulnerable to events affecting companies located in that region or country because those companies often share common characteristics, are exposed to similar business risks and regulatory burdens, and react similarly to specific economic, market, political or other developments.

•	FOREIGN INVESTMENT RISK

Because the Fund invests in foreign (non-U.S.) securities, it is subject to additional and more varied risks than funds whose investments are limited to U.S. securities. The securities markets of many foreign countries involve securities of only a limited number of companies in a limited number of industries. As a result, the market prices of many of those securities fluctuate more than those of U.S. securities. In addition, issuers of foreign securities often are not subject to the same degree of regulation as U.S. issuers. Reporting, accounting, custody and auditing standards of foreign countries differ, in some cases significantly, from U.S. standards. Foreign portfolio transactions generally involve higher commission rates, transfer taxes and custodial costs. The Fund may be subject to foreign taxation on realized capital gains, dividends or interest payable on those securities, on transactions in those securities and on the repatriation of proceeds generated from those securities. Transaction-based charges are generally calculated as a percentage of the transaction amount and are paid upon the sale or transfer of portfolio securities subject to such taxes. In addition, some jurisdictions may limit the Fund’s ability to profit from short term trading (as defined in the relevant jurisdiction).

Also, investing in foreign countries exposes the Fund to the risk of nationalization, expropriation or confiscatory taxation of assets of issuers to which the Fund is exposed, adverse changes in investment regulations, capital requirements or exchange controls (which may include suspension of the ability to transfer currency from a country), and adverse political and diplomatic developments that could adversely affect the market value of the Fund’s investments.

In some foreign markets, custody arrangements for securities provide significantly fewer protections than custody arrangements in U.S. markets, and prevailing custody and trade settlement practices (e.g., the requirement to pay for securities prior to receipt) expose the Fund to credit and other risks with respect to participating brokers, custodians, clearing banks or other clearing agents, escrow agents and issuers. Fluctuations in foreign currency exchange rates also will affect the market value of the Fund’s foreign investments (see “Currency Risk” below).

U.S. investors are required to maintain a license to invest directly in many foreign markets. These licenses are often subject to limitations, including maximum investment amounts. Once a license is obtained, the Fund’s ability to continue to invest directly is subject to the risk that the license will be terminated or suspended. If a license is terminated or suspended, the Fund will be required to obtain exposure to the market through the purchase of American Depositary Receipts, Global Depositary Receipts, shares of other funds that are licensed to invest directly, or derivative instruments. The receipt of a foreign license by one of the Manager’s clients may preclude other clients, including the Fund, from obtaining a similar license, and this could limit the Fund’s investment opportunities. In addition, the activities of another of the Manager’s clients could cause the suspension or revocation of a license and thereby limit the Funds’ investment opportunities.

Because the Fund may invest its assets in securities of issuers tied economically to emerging countries, it is subject to greater foreign investment risk than funds investing only in more developed foreign countries. The risks of investing in those securities include: greater fluctuations in currency exchange rates; increased risk of default (by both government and private issuers); greater social, economic, and political uncertainty and instability (including the risk of war or natural disaster); increased risk of nationalization, expropriation, or other confiscation of assets of issuers to which the Fund is exposed; greater governmental involvement in the economy; less governmental supervision and regulation of the securities markets and participants in those markets; controls on foreign investment, capital controls and limitations on repatriation of invested capital, dividends, interest and other income and on the Fund’s ability to exchange local currencies for U.S. dollars; inability to purchase and sell investments or otherwise settle security or derivative transactions (i.e., a market freeze); unavailability of currency hedging techniques; differences in, or lack of, auditing and financial reporting standards and resulting unavailability of material information about issuers; slower clearance and settlement; difficulties in obtaining and/or enforcing legal judgments; and significantly smaller market capitalizations of issuers.

•	CURRENCY RISK

Currency risk is the risk that fluctuations in exchange rates will adversely affect the market value of the Fund’s investments. Currency risk includes the risk that currencies in which the Fund’s investments are traded and/or in which the Fund receives income, or currencies in which the Fund has taken an active investment position, will decline in value relative to other currencies, in the case of long positions, or increase in value relative to other currencies, in the case of short positions. In the case of hedging positions, currency risk includes the risk that the currency to which the Fund has obtained exposure through hedging declines in value relative to the foreign currency being hedged. In such event, the Fund may realize a loss on the hedging instrument at the same time the Fund is realizing a loss on the currency being hedged. Currency exchange rates can fluctuate significantly for many reasons, including changes in supply and demand in the currency exchange markets, trade balances, actual or perceived changes in interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation, intervention (or the failure to intervene) by U.S. or foreign governments, central banks or supranational agencies such as the International Monetary Fund, and currency or exchange controls or other political and economic developments in the U.S. or abroad. See “Market Disruption and Geopolitical Risk” below.

The Fund may use derivatives to acquire positions in currencies whose value the Manager expects to correlate with the value of currencies the Fund owns, currencies the Manager wants the Fund to own, or currencies the Fund is exposed to through its investments. To the extent the Fund takes overweighted or underweighted currency positions and/or alters the currency exposure of the securities in which it has invested, its currency exposure may differ (in some cases significantly) from the currency exposure of its investments. If the exchange rates of the currencies involved do not move as expected, the Fund could lose money on its holdings of a particular currency and also lose money on the derivative. See also “Foreign Investment Risk” above.

Because the Fund may invest or trade in securities denominated in foreign currencies and may use related derivatives and have foreign currency holdings, it may be adversely affected by changes in the exchange rates of foreign currencies. In addition, some currencies are illiquid (e.g., some emerging country currencies), and the Fund may not be able to convert these currencies into U.S. dollars, in which case the Manager may decide to purchase U.S. dollars in a parallel market where the exchange rate is materially and adversely different. Exchange rates for many currencies (e.g., some emerging country currencies) are particularly affected by exchange control regulations.

Derivative transactions in foreign currencies (such as futures, forwards, options and swaps) may involve leveraging risk in addition to currency risk, as described below under “Leveraging Risk.” In addition, the obligations of counterparties in currency derivative transactions are often not secured by collateral, which increases counterparty risk (see “Counterparty Risk” below).

•	DERIVATIVES RISK

The Fund may invest in derivatives, which are financial contracts whose value depends on, or is derived from, the value of underlying assets, reference rates, or indices. Derivatives include futures, foreign currency contracts, swap contracts, reverse repurchase agreements and other OTC contracts. Derivatives may relate to securities, interest rates, currencies or currency exchange rates, inflation rates, commodities and indices. The SAI contains a description of the various types and uses of derivatives in the Fund’s investment strategies.

The use of derivatives involves risks that are in addition to, and potentially greater than, the risks associated with investing directly in securities and other more traditional assets. In particular, the use of OTC derivatives exposes the Fund to the risk that the counterparty to a derivatives contract will be unable or unwilling to make timely settlement payments or otherwise honor its obligations. OTC derivatives contracts typically can be closed only with the other party to the contract. If the counterparty defaults, the Fund will have contractual remedies but may not be able to enforce them. Because the contract for each OTC derivative is individually negotiated, the counterparty may interpret contractual terms (e.g., the definition of default) differently than the Fund, and if that occurs, the Fund may decide not to pursue its claims against the counterparty in order to avoid incurring the cost and unpredictability of legal proceedings. The Fund, therefore, may be unable to obtain payments the Manager believes are owed under OTC derivatives contracts or those payments may be delayed or made only after the Fund has incurred the costs of litigation.

The Fund may invest in derivatives that do not require the counterparty to post collateral (e.g., foreign currency forwards), that require collateral but that do not provide for the Fund’s security interest in it to be perfected, that require a significant upfront deposit by the Fund unrelated to the derivative’s intrinsic value, or that do not require the collateral to be regularly marked-to-market (e.g., certain OTC derivatives). Even when obligations are required by contract to be collateralized, there is usually a lag between the day the collateral is called for and the day the Fund receives it. When a counterparty’s obligations are not fully secured by collateral, the Fund is exposed to the risk of having limited recourse if the counterparty defaults. The Fund may invest in derivatives with a limited number of counterparties, and events affecting the creditworthiness of any of those counterparties may have a pronounced effect on the Fund. Derivatives risk is particularly acute in environments (like those experienced recently) in which financial services firms are exposed to systemic risks of the type evidenced by the insolvency of Lehman Brothers and subsequent market disruptions. During these periods of market disruptions, the Fund may have a greater need for cash to provide collateral for large swings in its mark-to-market obligations under the derivatives used by the Fund.

Derivatives also present risks described elsewhere in this “Description of Principal Risks” section, including market risk, liquidity risk, currency risk, credit risk and counterparty risk. Many derivatives, in particular OTC derivatives, are complex and their valuation often requires modeling and judgment, which increases the risk of mispricing or improper valuation. The pricing models used by the Fund or its pricing agents may not produce valuations that are consistent with the values realized when OTC derivatives are actually closed out or sold. This valuation risk is more pronounced when the Fund enters into OTC derivatives with specialized terms because the value of those derivatives in some cases is determined only by reference to similar derivatives with more standardized terms. As a result, incorrect valuations may result in increased cash payments to counterparties, undercollateralization and/or errors in the calculation of the Fund’s net asset value.

The Fund’s use of derivatives may not be effective or have the desired results. Moreover, suitable derivatives will not be available in all circumstances. For example, the economic costs of taking some derivative positions may be prohibitive, and if a counterparty or its affiliate is deemed to be an affiliate of the Fund, the Fund will not be permitted to trade with that counterparty. In addition, the Manager may decide not to use derivatives to hedge or otherwise reduce the Fund’s risk exposures, potentially resulting in losses for the Fund.

Derivatives also involve the risk that changes in their value may not move as expected relative to the value of the assets, rates or indices they are designed to hedge or closely track. The use of derivatives also may increase the taxes payable by shareholders.

Swap contracts and other OTC derivatives are highly susceptible to liquidity risk (see “Liquidity Risk” above) and counterparty risk (see “Counterparty Risk” below), and are subject to documentation risks. Because many derivatives have a leverage component (i.e., a notional value in excess of the assets needed to establish and/or maintain the derivative position), adverse changes in the value or level of the underlying asset, rate or index may result in a loss substantially greater than the amount invested in the derivative itself (see “Leveraging Risk” below).

The U.S. government recently enacted legislation that provides for new regulation of the derivatives market, including clearing, margin, reporting and registration requirements. Because the legislation leaves much to rule making, its ultimate impact remains unclear. New regulations could, among other things, restrict the Fund’s ability to engage in derivatives transactions for example, by making certain types of derivatives transactions no longer available to the Fund) and/or increase the costs of such derivatives transactions (for example, by increasing margin or capital requirements), and the Fund may be unable to execute its investment strategy as a result. It is unclear how the regulatory changes will affect counterparty risk.

•	COUNTERPARTY RISK

This is the risk that the counterparty to a repurchase agreement or reverse repurchase agreement or other OTC derivatives contract or a borrower of the Fund’s securities will be unable or unwilling to make timely settlement payments or otherwise honor its obligations. If a counterparty fails to meet its contractual obligations, goes bankrupt, or otherwise experiences a business interruption, the Fund could miss investment opportunities or otherwise hold investments it would prefer to sell, resulting in losses for the Fund. Counterparty risk is pronounced during unusually adverse market conditions and is particularly acute in environments (like those experienced recently) in which financial services firms are exposed to systemic risks of the type evidenced by the insolvency of Lehman Brothers in 2008 and subsequent market disruptions.

Participants in OTC derivatives markets typically are not subject to the same level of credit evaluation and regulatory oversight as are members of exchange-based markets, and, therefore, OTC derivatives generally expose the Fund to greater counterparty risk than exchange-traded derivatives. The Fund is subject to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, thus causing the Fund to suffer a loss. If a counterparty’s obligation to the Fund is not collateralized, then the Fund is essentially an unsecured creditor of the counterparty. If the counterparty defaults, the Fund will have contractual remedies, but the Fund may be unable to enforce them. Counterparty risk is greater for derivatives with longer maturities where events may intervene to prevent settlement. Counterparty risk also is greater when the Fund has concentrated its derivatives with a single or small group of counterparties as it sometimes does as a result of its use of swaps and other OTC derivatives. To the extent the Fund has significant exposure to a single counterparty, this risk will be particularly pronounced for the Fund. To the extent the Fund uses swap contracts, it is subject, in particular, to the creditworthiness of the contracts’ counterparties because some types of swap contracts used by the Fund have durations longer than six months (and, in some cases, a number of decades). The creditworthiness of a counterparty may be adversely affected by greater than average volatility in the markets, even if the counterparty’s net market exposure is small relative to its capital. Counterparty risk still exists even if a counterparty’s obligations are secured by collateral because the Fund’s interest in collateral may not be perfected or additional collateral may not be promptly posted as required.

The Fund is also subject to counterparty risk because it executes its securities transactions through brokers and dealers. If a broker or dealer fails to meet its contractual obligations, goes bankrupt, or otherwise experiences a business interruption, the Fund could miss investment opportunities or be unable to dispose of investments it would prefer to sell, resulting in losses for the Fund.

Counterparty risk with respect to OTC derivatives may be further complicated by recently enacted U.S. financial reform legislation. See “Derivatives Risk” above for more information.

•	LEVERAGING RISK

The Fund’s use of derivatives and securities lending may cause its portfolio to be leveraged (i.e., the Fund’s exposure to underlying securities, assets or currencies exceeds its net asset value). Leverage increases the Fund’s portfolio losses when the value of its investments declines. Because many derivatives have a leverage component (i.e., a notional value in excess of the assets needed to establish and/or maintain the derivative position), adverse changes in the value or level of the underlying asset, rate or index may result in a loss substantially greater than the amount invested in the derivative itself. In the case of swaps, the risk of loss generally is related to a notional principal amount, even if the parties have not made any initial investment. Some derivatives have the potential for unlimited loss, regardless of the size of the initial investment. The Fund’s portfolio also will be leveraged if it borrows money to meet redemption requests or settle investment transactions or if it avails itself of the right to delay payment on a redemption.

The Fund may manage some of its derivative positions by offsetting derivative positions against one another or against other assets. To the extent offsetting positions do not behave in relation to one another as expected, the Fund may perform as if it were leveraged.

•	LARGE SHAREHOLDER RISK

Because shares of the Fund are expected to be held only by GMO Funds and certain other accredited investors whose assets are managed in an asset allocation strategy by the Manager’s Asset Allocation Division, the Fund is subject to the risk that these shareholders will purchase or redeem Fund shares in large amounts and/or on a frequent basis. These transactions will affect the Fund, since the Fund may have to make redemptions in-kind or sell portfolio securities to satisfy redemption requests or purchase portfolio securities to invest cash. This risk will be particularly pronounced if one shareholder owns a substantial portion of the Fund. Asset allocation decisions by the Manager may result in substantial redemptions from (or investments into) the Fund. These transactions may adversely affect the Fund’s performance to the extent that the Fund is required to sell investments (or invest cash) at times when it would not otherwise do so. These transactions also may accelerate the realization of taxable income to shareholders if such sales of investments result in gains, and also may increase transaction costs. These transactions potentially limit the use of any capital loss carryforwards and certain other losses to offset future realized capital gains (if any) and may limit or prevent the Fund from using tax equalization.

•	MARKET DISRUPTION AND GEOPOLITICAL RISK

The Fund is subject to the risk that geopolitical and other events will disrupt securities markets and adversely affect global economies and markets. The wars in Iraq and Afghanistan have had a substantial effect on the economies and securities markets of the U.S. and other countries. Terrorism in the U.S. and around the world has had a similar global impact and has increased geopolitical risk. The terrorist attacks on September 11, 2001 resulted in the closure of some U.S. securities markets for four days, and similar attacks are possible in the future. War, terrorism and related geopolitical events have led, and in the future may lead, to increased short-term market volatility and may have adverse long-term effects on U.S. and world economies and markets generally. Likewise, natural and environmental disasters, such as the earthquake and tsunami in Japan in early 2011, and systemic market dislocations of the kind surrounding the insolvency of Lehman Brothers in 2008, if repeated, would be highly disruptive to economies and markets. Those events as well as other changes in foreign and domestic economic and political conditions also could adversely affect individual issuers or related groups of issuers, securities markets, interest rates, credit ratings, inflation, investor sentiment and other factors affecting the value of the Fund’s investments. During such market disruptions, the Fund’s exposure to the risks described elsewhere in this “Description of Principal Risks” section, including market risk, liquidity risk, foreign investment risk, currency risk, and counterparty risk will likely increase. Market disruptions can also prevent the Fund from implementing its investment programs for a period of time and achieving its investment objectives. For example, a disruption may cause the Fund’s derivatives counterparties to discontinue offering derivatives on some underlying commodities, securities, reference rates or indices, or to offer such products on a more limited basis, or the current global economic crisis may strain the U.S. Treasury’s ability to satisfy its obligations.

•	FUND OF FUNDS RISK AND RELATED CONSIDERATIONS

The Fund may invest in shares of other investment companies, including other GMO Funds, money market funds and ETFs (for purposes of this risk disclosure, “underlying Funds”), and is exposed to the risk that the underlying Funds do not perform as expected.

Because the Fund bears the fees and expenses of the underlying Funds in which it invests (absent reimbursement of those expenses), the Fund will incur additional expenses when investing in underlying Funds. In addition, total Fund expenses will increase if the Fund makes a new investment in underlying Funds with higher fees or expenses than those of the underlying Funds in which the Fund has already invested. The fees and expenses associated with an investment in these underlying Funds can be less predictable and potentially higher than fees of other funds with similar investment programs.

The Fund also is indirectly exposed to all of the risks applicable to an investment in the underlying Funds.

Investments in ETFs involve the risk that the ETF’s performance may not track the performance of the index the ETF is designed to track. Unlike the index, an ETF incurs administrative expenses and transaction costs in trading securities. In addition, the timing and magnitude of cash inflows and outflows from and to investors buying and redeeming shares in the ETF could create cash balances that cause the ETF’s performance to deviate from the index (which remains “fully invested” at all times). Performance of an ETF and the index it is designed to track also may diverge because the composition of the index and the securities held by the ETF may occasionally differ. In addition, ETFs often use derivatives to track the performance of the relevant index and, therefore, investments in those ETFs are subject to the same derivatives risks discussed above.

•	NON-DIVERSIFIED FUND

The Fund is not a “diversified” investment company within the meaning of the1940 Act. This means it is allowed to invest in the securities of a relatively small number of issuers and/or non-U.S. currencies. As a result, it may be subject to greater credit, market and other risks, and poor performance by a single issuer may have a greater impact on its performance than if it were “diversified.”

MANAGEMENT OF THE FUND

GMO, 40 Rowes Wharf, Boston, Massachusetts 02110, provides investment management and shareholder services to the Fund and other GMO Funds. GMO is a private company, founded in 1977. As of December 31, 2011, GMO managed on a worldwide basis more than $98 billion of assets for the GMO Funds and other investors, such as pension plans, endowments, and foundations.

Subject to the approval of the Trustees, the Manager establishes and modifies when it deems appropriate the investment strategies of the Fund. In addition to its management of the Fund’s investment portfolio and the shareholder services it provides to the Fund, the Manager administers the Fund’s business affairs.

Each class of shares of the Fund pays the Manager shareholder service fees for providing client services and reporting, such as performance information reporting, client account information, personal and electronic access to Fund information, access to analysis and explanations of Fund reports, and assistance in maintaining and correcting client-related information.

The Fund pays the Manager an investment management fee equal to 0.33% of the Fund’s average daily net assets for each class of shares.

A discussion of the basis for the Trustees’ approval of the Fund’s initial investment management contract will be included in the Fund’s first shareholder report after it commences operations.

GMO’s Asset Allocation Division is responsible for overall investment management of the Fund. Other investment divisions may, at the direction of the Asset Allocation Division, be responsible for selecting the Fund’s investments. Initially, the Quantitative Equity Division will be responsible for such decisions. Each Division’s investment professionals work collaboratively to manage the Fund’s portfolio, and no one person is primarily responsible for day-to-day investment management of the Fund.

Ben Inker is the senior member and Director of the Asset Allocation Division. Mr. Inker has been a senior member of the Division since 1996. As senior member and Director, Mr. Inker allocates responsibility for portions of the Fund’s portfolio to members of the Asset Allocation Division and other GMO investment divisions, oversees the implementation of trades, reviews the overall composition of the portfolio, including compliance with its stated investment objective and strategies, and monitors cash. As of the date of this private placement memorandum, Mr. Inker has allocated day-to-day responsibility for the Fund’s portfolio to GMO’s Quantitative Equity Division.

Tom Hancock is a senior member and co-director of the Quantitative Equity Division. Dr. Hancock has been responsible for overseeing the portfolio management of GMO’s international global market and global quantitative equity portfolio since 1998. As senior member and director of the Division, Dr. Hancock allocates responsibility for portions of the Fund’s portfolio to members of the Division, oversees the implementation of trades, reviews the overall composition of the portfolio, including compliance with its stated investment objective and strategies, and monitors cash.

Sam Wilderman is a senior member and co-director of the Quantitative Equity Division. Mr. Wilderman has been responsible for overseeing the portfolio management of GMO’s U.S. quantitative equity portfolios since 2005. As senior member and director of the Division, Mr. Wilderman allocates responsibility for portions of the Fund’s portfolio to members of the Division, oversees the implementation of trades, reviews the overall composition of the portfolio, including compliance with its stated investment objective and strategies, and monitors cash.

The SAI contains other information about how GMO determines the compensation of the senior members, other accounts they manage and related conflicts, and their ownership of the Fund.

Custodian, Fund Accounting Agent, and Transfer Agent

State Street Bank and Trust Company (“State Street Bank”), One Lincoln Street, Boston, Massachusetts 02111, serves as the Fund’s custodian, fund accounting agent, and transfer agent.

Expense Reimbursement

As more fully described in the Fund’s “Annual Fund Operating Expenses” table under the caption “Fees and Expenses” in the Fund’s summary, the Manager has contractually agreed to reimburse the Fund for the portion of the Fund’s total annual operating expenses that exceed 0.33% of the Fund’s average daily net assets (the “Expense Reimbursement Amount”) exclusive of “Excluded Fund Fees and Expenses.” As used in this Private Placement Memorandum, “Excluded Fund Fees and Expenses” means expenses incurred indirectly by investment in other GMO Funds, fees and expenses of the independent Trustees of the Trust and their independent counsel, fees and expenses for legal services the Manager for the Trust has not undertaken to pay, compensation and expenses of Trust officers and agents who are not affiliated with GMO, brokerage commissions, securities lending fees and expenses, interest expense, transfer taxes, and other investment-related costs (including expenses associated with investments in any company that is an investment company (including an exchange-traded fund) or would be an investment company under the 1940 Act, but for the exceptions to the definition of investment company provided in Sections 3(c)(1) and 3(c)(7) of the 1940 Act), hedging transaction fees, extraordinary, non-recurring and certain other unusual expenses (including taxes).

The Fund’s contractual expense limitations will continue through at least March 26, 2013, and may not be terminated prior to this date without consent by the Fund’s Board of Trustees.

DETERMINATION OF NET ASSET VALUE

The net asset value or “NAV” of each class of shares of the Fund is determined as of the close of regular trading on the New York Stock Exchange (“NYSE”), generally at 4:00 p.m. Boston time. The Fund’s NAV per share for a class of shares is determined by dividing the total value of the Fund’s portfolio investments and other assets, less any liabilities, allocated to that share class by the total number of Fund shares outstanding for that class. NAV is not determined on any days when the NYSE is closed for business. The Fund also may elect not to determine NAV on days during which no share is tendered for redemption and no order to purchase or sell a share is received by the Fund.

The value of the Fund’s investments is generally determined as follows:

Exchange-listed securities (other than Exchange-listed options)

•	Last sale price or

•	Official closing price or

•	Most recent quoted price published by the exchange (if no reported last sale or official closing price) or

•	Quoted price provided by a pricing source (if the private market is more reliable in determining market value than the exchange)

(Also, see discussion in “Fair Value Pricing” below regarding foreign equity securities.)

Exchange-listed options

•

Exchange-listed options are valued at the last sale price, provided that price is between the closing bid and ask prices. If the last sale price is not within this range, then they will be valued at the closing bid price for long positions and the closing ask price for short positions.

Unlisted securities (if market quotations are readily available)

•	Most recent quoted price

Note: There can be no assurance that quoted prices will be available. If reliable quotes are not available, the Fund may seek alternative valuation methodologies (e.g., valuing the relevant assets at “fair value” as described below).

Non-emerging market debt obligations (having sixty days or less to final maturity)

•	Amortized cost (unless circumstances dictate otherwise; for example, if the issuer’s creditworthiness has become impaired)

All other fixed income securities (includes bonds, asset-backed securities, loans, structured notes)

•	Most recent quoted price supplied by a single pricing source chosen by the Manager

Shares of other GMO Funds and other open-end registered investment companies

•	Most recent NAV

“Fair Value” Pricing

For all other assets and securities, including derivatives, and in cases where market prices are not readily available or circumstances make an existing methodology or procedure unreliable, the Fund’s investments are valued at “fair value,” as determined in good faith by the Trustees or pursuant to procedures approved by the Trustees.

With respect to the Fund’s use of “fair value” pricing, you should note the following:

•

In some cases, a significant percentage of the Fund’s assets may be “fair valued.” The value of assets that are “fair valued” is determined by the Trustees or persons acting at their direction pursuant to procedures approved by the Trustees. Factors that may be considered in determining “fair value” include, among others, the value of other financial instruments traded on other markets, trading volumes, changes in interest rates, observations from financial institutions, significant events (which may be considered to include changes in the value of U.S. securities or securities indices) that occur after the close of the relevant market and before the Fund’s net asset value is calculated, other news events, and significant unobservable inputs (including the Fund’s own assumptions in determining the fair value of investments). Although the goal of fair valuation is to determine the amount the owner of the securities might reasonably expect to receive upon their current sale, because of the uncertainty inherent in fair value pricing, the fair value determined for a particular security may be materially different from the value realized upon its sale.

•

Many foreign equity securities markets and exchanges close prior to the close of the NYSE, and, therefore, the closing prices for foreign equity securities in those markets or on those exchanges do not reflect events that occur after that close but before the close of the NYSE. As a result, the Fund generally values those foreign equity securities (including those foreign equity securities underlying futures and other derivatives) as of the NYSE close using fair value prices, which are based on local closing prices adjusted by a factor supplied by a third party vendor using that vendor’s proprietary models.

•

The Fund’s use of fair value pricing may cause the Fund’s returns to differ from those of its benchmark or other comparative index more than would otherwise be the case. For example, the Fund may fair value its international equity holdings as a result of significant events that occur after the close of the relevant market and before the time the Fund’s net asset value is calculated. In these cases, the benchmark or index may use the local market closing price, whereas the Fund may use as adjusted “fair value” price.

Quoted prices are typically the “bid price” for securities held long and the “ask price” for securities sold short. If the pricing convention for the applicable security does not involve a bid or an ask, the quoted price is the quotation provided by a third party pricing source in accordance with the convention for that security.

The values of foreign securities quoted in foreign currencies, foreign currency balances and foreign forward currency contracts are typically translated into U.S. dollars at the close of regular trading on the NYSE, generally at 4:00 p.m. Boston time, at then current exchange rates or at such other rates as the Trustees or persons acting at their direction may determine in computing net asset value.

The Manager evaluates pricing sources on an ongoing basis and may change a pricing source at any time. The Manager normally does not evaluate the prices supplied by pricing sources on a day-to-day basis. The Manager monitors erratic or unusual movements (including unusual inactivity) in the prices supplied for a security and has discretion to override a price supplied by a source (e.g., by taking a price supplied by another) when it believes that the price supplied is not reliable. In addition, although alternative prices may be available for securities held by the Fund, those alternative sources are not typically part of the valuation process and do not necessarily provide greater certainty about the prices used by the Fund. In addition, because the Fund may hold portfolio securities listed on foreign exchanges that trade on days on which the NYSE or the U.S. bond markets are closed, the net asset value of the Fund’s shares may change significantly on days when shares cannot be redeemed.

NAME POLICY

The Fund will not change its Name Policy without providing its shareholders at least 60 days’ prior written notice. When used in connection with the Fund’s Name Policy, “assets” include the Fund’s net assets plus any borrowings made for investment purposes.

DISCLOSURE OF PORTFOLIO HOLDINGS

The Fund has established a policy with respect to disclosure of its portfolio holdings. That policy is described in the SAI. The largest fifteen portfolio holdings of the Fund may be posted monthly on GMO’s website and are available to shareholders without a confidentiality agreement. In addition, from time to time, position attribution information regarding the Fund may be posted to GMO’s website (e.g., best/worst performing positions in the Fund over a specified time period). Additional information regarding the Fund’s portfolio holdings as of each month’s end is made available to shareholders of the Trust, qualified potential shareholders as determined by GMO (“potential shareholders”), and their consultants or agents through a secured link on GMO’s website approximately two days after month end.

Shareholders and potential shareholders of the Fund that invest in other GMO Funds, as well as their consultants and agents, are able to access the portfolio holdings of the GMO Funds in which the Fund invests when that information is posted each month on GMO’s website. Periodically, in response to heightened market interest in specific issuers, the Fund’s holdings in one or more issuers may be made available on a more frequent basis to shareholders of the Trust, potential shareholders, and their consultants or agents through a secured link on GMO’s website. This information may be posted as soon as the business day following the date to which the information relates.

To access this information on GMO’s website (http://www.gmo.com/america/strategies), shareholders, potential shareholders, and their consultants and agents must contact GMO to obtain a password and user name (to the extent they do not already have them) and enter into a confidentiality agreement with GMO and the Trust that permits the information to be used only for purposes determined by GMO to be in the best interest of the shareholders of the Fund. GMO may make portfolio holdings information available in alternate formats under the conditions described in the SAI.

The Fund or GMO may suspend the posting of portfolio holdings, and the Fund may modify the disclosure policy, without notice to shareholders. Once posted, the Fund’s portfolio holdings will remain available on the website at least until the Fund files a Form N-CSR (annual/semiannual report) or Form N-Q (quarterly schedule of portfolio holdings) for the period that includes the date of those holdings.

HOW TO PURCHASE SHARES

Currently, shares of the Fund are principally available for purchase by other GMO Funds and certain other accredited investors. All investors must be “accredited investors” as defined in Regulation D under the Securities Act of 1933.

Under ordinary circumstances, you may purchase the Fund’s shares directly from the Trust when the NYSE is open for business. For instructions on purchasing shares, call the Trust at 1-617-346-7646 or send an e-mail to SHS@GMO.com. The Trust will not accept a purchase request until it has received a GMO Trust Application deemed to be in good order by the Trust or its designated agent. In addition, the Trust may not accept a purchase request unless an IRS Form W-9 (for U.S. shareholders) or the appropriate IRS Form W-8 (for foreign shareholders) with a correct taxpayer identification number (if required) is on file with GMO and that W-9 or W-8 is deemed to be in good order by the Trust’s withholding agent, State Street Bank and Trust Company. The Trust may require additional tax-related certifications, information or other documentation from you in order to comply with the reporting and withholding tax provisions enacted in March 2010 as part of the Hiring Incentives to Restore Employment Act. For more information on these new rules, see the “Taxes” section in the SAI. Please consult your tax adviser to ensure all tax forms provided to the Trust are completed properly and maintained, as required, in good order. GMO has the right to make final good order assessments.

Purchase Policies. You must submit a purchase request in good order to avoid having it rejected by the Trust or its designated agent. In general, a purchase request is in good order if it includes:

•	The name of the Fund being purchased;

•	The U.S. dollar amount of the shares to be purchased;

•	The date on which the purchase is to be made (subject to receipt prior to the close of regular trading on that date);

•	The name and/or the account number (if any) set forth with sufficient clarity to avoid ambiguity; and

•	The signature of an authorized signatory as identified in the GMO Trust Application or subsequent authorized signers list.

If payment in full (by check, wire, or, when approved, securities) is not received by the Trust or its designated agent prior to the earlier of the close of the NYSE or 4:00 p.m. Boston time on the intended purchase date, the request may be rejected or deferred until payment is received unless prior arrangements for later payment have been approved by GMO.

If the purchase request is received in good order by the Trust or its agent prior to the close of regular trading on the NYSE (generally 4:00 p.m. Boston time), the purchase price for the Fund shares to be purchased is the net asset value per share determined on that day (plus any applicable purchase premium). If that request is received after the close of regular trading on the NYSE, the purchase price for the Fund shares to be purchased is the net asset value per share determined on the next business day that the NYSE is open (plus any applicable purchase premium). Purchase premiums (if any) are not charged on reinvestments of distributions.

To help the U.S. government fight the funding of terrorism and money laundering activities, federal law requires the Trust to verify identifying information provided by each investor in its GMO Trust Application. Additional identifying documentation also may be required. If the Trust is unable to verify the information shortly after your account is opened, the account may be closed and your shares redeemed at their net asset value at the time of the redemption.

The Trust and its agents reserve the right to reject any purchase order. In addition, without notice, the Fund in its sole discretion may temporarily or permanently suspend sales of its shares to new investors and/or existing shareholders.

Funds advised or sub-advised by GMO (“Top Funds”) may purchase shares of the Fund after the close of regular trading on the NYSE (the “Cut-off Time”) and receive the current day’s price if the following conditions are met: (i) the Top Fund received a good order purchase request prior to the Cut-off Time on that day; and (ii) the purchase(s) by the Top Fund of shares of the Fund are executed pursuant to an allocation predetermined by GMO prior to that day’s Cut-off Time.

Submitting Your Purchase Order Form. Completed purchase order forms can be submitted by mail or by facsimile or other form of communication pre-approved by Shareholder Services to the Trust at:

GMO Trust

c/o Grantham, Mayo, Van Otterloo & Co. LLC

40 Rowes Wharf

Boston, Massachusetts 02110

Facsimile: 1-617-439-4192

Attention: Shareholder Services

Call the Trust at 1-617-346-7646 or send an e-mail to SHS@GMO.com to confirm that GMO received, made a good order determination regarding, and accepted your purchase order form. Do not send cash, checks, or securities directly to the Trust. A purchase request submitted by mail is “received” by the Trust when it is actually delivered to the Trust or its designated agent. A purchase request delivered by facsimile is “received” by the Trust when it is actually received by the Trust or its designated agent.

Funding Your Investment. You may purchase shares:

•	with cash (via wire transfer or check)

•	By wire. Instruct your bank to wire the amount of your investment to:

State Street Bank and Trust Company, Boston, Massachusetts

ABA#: 011000028

Attn: Transfer Agent

Credit: GMO Trust Deposit Account 00330902

Further credit: GMO U.S. Flexible Equities Fund/Account name and number

•	By check. All checks must be made payable to the Fund or to GMO Trust. The Trust will not accept checks payable to a third party that have been endorsed by the payee to the Trust. Mail checks to:

By U.S. Postal Service: State Street Bank and Trust Company Transfer Agency/GMO Box 5493 Mail Code JHT1651 Boston, MA 02206	By Overnight Courier: State Street Bank and Trust Company Attn: Transfer Agency/GMO 200 Clarendon Street Mail Code JHT1651 Boston, MA 02116

•	in exchange for securities acceptable to GMO

•	securities must be approved by GMO prior to transfer to the Fund

•	securities will be valued as set forth under “Determination of Net Asset Value”

•	by a combination of cash and securities

Frequent Trading Activity. As a matter of policy, the Trust will not honor requests for purchases or exchanges by shareholders identified as engaging in frequent trading strategies, including market timing, that GMO determines could be harmful to certain other GMO Funds and their shareholders. Frequent trading strategies are generally strategies that involve repeated exchanges and/or purchases and redemptions (or redemptions and purchases) within a short period of time. Frequent trading strategies may be disruptive to the efficient management of such Funds, materially increase portfolio transaction costs and taxes, dilute the value of shares held by long-term investors, or otherwise be harmful to such Funds and their shareholders. Notwithstanding the foregoing, these policies and procedures do not limit frequent trading of the Fund.

HOW TO REDEEM SHARES

Under ordinary circumstances, you may redeem the Fund’s shares on days when the NYSE is open for business. Redemption requests should be submitted directly to the Trust. For instructions on redeeming shares directly, call the Trust at 1-617-346-7646 or send an e-mail to SHS@GMO.com. Redemption proceeds for redemption requests received on the same day may be remitted at different times for different shareholders and, in any event, the Trust may take up to seven days to remit proceeds.

Redemption Policies. You must submit a redemption request in good order to avoid having it rejected by the Trust or its designated agent. In general, a redemption request is in good order if it includes:

•	The name of the Fund being redeemed;

•	The number of shares or the dollar amount of the shares to be redeemed or the amount that the client wants to receive;

•	The date on which the redemption is to be made (subject to receipt prior to the close of regular trading on the NYSE on that date);

•	The name and/or the account number set forth with sufficient clarity to avoid ambiguity;

•	The signature of an authorized signatory as identified in the GMO Trust Application or subsequent authorized signers list; and

•

Wire instructions or registration address that match the wire instructions or registration address (as applicable) on file at GMO or confirmation from an authorized signatory that the wire instructions are valid.

If a redemption request in good order is received by the Trust or its agent prior to the close of regular trading on the NYSE (generally 4:00 p.m. Boston time), the redemption price for the Fund shares to be redeemed is the net asset value per share determined on that day (less any applicable redemption fee). If that redemption request is received after the close of regular trading on the NYSE, the redemption price for the Fund shares to be redeemed is the net asset value per share determined on the next business day (less any applicable redemption fee) unless you or another authorized person on your account have instructed GMO Shareholder Services in writing to defer the redemption to another day. If you or another authorized person on your account have instructed GMO Shareholder Services to defer the redemption to another day, you or another authorized person on your account may revoke your redemption request in writing at any time prior to 4:00 p.m. Boston time or before the close of regular trading on the NYSE (whichever is earlier) on the redemption date. Redemption fees, if any, apply to all shares of the Fund regardless of how the shares were acquired (e.g., by direct purchase or by reinvestment of dividends or other distributions). See “Purchase Premiums and Redemption Fees” on page 22 for a discussion of redemption fees charged by the Fund, including circumstances under which all or a portion of the fees may be waived. In the event of a disaster affecting Boston, Massachusetts, please contact GMO to confirm that your redemption request was received and is in good order.

Failure to provide the Trust with a properly authorized redemption request or otherwise satisfy the Trust as to the validity of any change to the wire instructions or registration address may result in a delay in processing a redemption request, delay in remittance of redemption proceeds, or a rejection of the redemption request.

In its sole discretion, GMO may determine to have the Fund pay redemption proceeds wholly or partly in securities (selected by GMO) instead of cash. In particular, if market conditions deteriorate and

GMO believes the Fund’s redemption fee (if any) is not fair compensation for transaction costs, the Fund may limit cash redemptions (honoring redemptions with portfolio securities) to protect the interests of all Fund shareholders. Redemptions in-kind may require shareholders to enter into new custodial arrangements if they do not have accounts available for holding securities directly.

If a redemption is paid in cash:

•	payment will generally be made by means of a federal funds transfer to the bank account designated in the relevant GMO Trust Application;

•

designation of one or more additional bank accounts or any change in the bank accounts originally designated in the GMO Trust Application must be made in a recordable format by an authorized signatory according to the procedures in the GMO Trust Redemption Order Form;

•	if there is ambiguity with wire instructions that cannot be resolved in a timely manner, GMO may elect to remit redemption proceeds by check.

•	upon request, payment will be made by check mailed to the registration address (unless another address is specified according to the procedures in the GMO Trust Redemption Order Form).

The Trust will not pay redemption proceeds to third-parties and does not offer check-writing privileges. The Trust will not typically remit redemption proceeds to multiple bank accounts.

If a redemption is paid with securities, you should note that:

•	the securities will be valued as set forth under “Determination of Net Asset Value”

•	the securities will be selected by GMO in light of the Fund’s objective and other practical considerations and may not represent a pro rata distribution of each security held in the Fund’s portfolio

•	you will likely incur brokerage charges on the sale of the securities

•	redemptions paid in securities are generally treated by shareholders for tax purposes the same as redemptions paid in cash

•	the securities will be transferred and delivered by the Trust as directed in writing by an authorized person on your account.

The Fund may suspend the right of redemption and may postpone payment for more than seven days:

•	if the NYSE and/or the Federal Reserve Bank are closed on days other than weekends or holidays

•	during periods when trading on the NYSE is restricted

•	during an emergency that makes it impracticable for the Fund to dispose of its securities or to fairly determine the net asset value of the Fund

•	during any other period permitted by the SEC for your protection.

Pursuant to the Trust’s Amended and Restated Agreement and Declaration of Trust, the Trust has the unilateral right to redeem Fund shares held by a shareholder at any time if at that time: (i) the shares of the Fund or a class held by the shareholder have an aggregate net asset value of less than an amount determined from time to time by the Trustees; or (ii) the shares of the Fund or the class held by the shareholder exceed a percentage of the outstanding shares of the Fund or class determined from time to time by the Trustees. The Trustees have authorized GMO in its sole discretion to redeem shares to prevent a shareholder from becoming an affiliated person of the Fund.

Cost Basis Reporting. Upon the redemption or exchange of your shares in the Fund, if you purchased your shares directly from the Fund, the Fund will be required to provide you and the IRS with cost basis and certain other related tax information about the Fund shares you redeemed or exchanged, unless you are an entity that is exempt from income tax or are investing through a tax-advantaged account. Please consult the Fund for more information regarding available methods for cost basis reporting, including the Fund’s default method, and how to select or change a particular method. Please also consult your tax advisor to determine which available cost basis method is best for you.

Top Funds may redeem shares of the Fund after the Cut-off Time and receive the current day’s price if the following conditions are met: (i) the Top Fund received a redemption request prior to the Cut-off Time on that day; and (ii) the redemption of the shares of the Fund is executed pursuant to an allocation predetermined by GMO prior to that day’s Cut-off Time.

Submitting Your Redemption Request. Redemption requests can be submitted by mail or by facsimile to the Trust at the address/facsimile number set forth under “How to Purchase Shares – Submitting Your Purchase Order Form.” Redemption requests submitted by mail are “received” by the Trust when actually received by the Trust or its designated agent. Call the Trust at 1-617-346-7646 or send an e-mail to SHS@GMO.com to confirm that GMO received, made a good order determination regarding, and accepted your redemption request.

PURCHASE PREMIUMS AND REDEMPTION FEES

The Fund may impose a purchase premium and/or redemption fee at any time, although, at present, the Fund does not charge a purchase premium or redemption fee.

MULTIPLE CLASSES

The Fund offers multiple classes of shares. The sole economic difference among the various classes of shares described in this Private Placement Memorandum is the shareholder service fee they bear for client and shareholder service, reporting and other support. Differences in the fee reflect the fact that, as the size of a client relationship increases, the cost to service that client decreases as a percentage of the client’s assets. Thus, the shareholder service fee generally is lower for classes requiring a greater minimum total investment under GMO’s management.

Minimum Investment Criteria for Class III Eligibility

	Minimum Total Fund Investment	Minimum Total Investment[1]	Shareholder Service Fee (as a % of average daily net assets)
Class III Shares	N/A	$10 million	0.15%

Minimum Investment Criteria for Class IV Eligibility

	Minimum Total Fund Investment	Minimum Total Investment[1]	Shareholder Service Fee (as a % of average daily net assets)
Class IV Shares	$125 million	$250 million	0.105%

Minimum Investment Criteria for Class V Eligibility

	Minimum Total Fund Investment	Minimum Total Investment[1]	Shareholder Service Fee (as a % of average daily net assets)
Class V Shares	$250 million	$500 million	0.085%

Minimum Investment Criteria for Class VI Eligibility

	Minimum Total Fund Investment	Minimum Total Investment[1]	Shareholder Service Fee (as a % of average daily net assets)
Class VI Shares	$300 million	$750 million	0.055%

[1]

The eligibility requirements in the table above are subject to exceptions and special rules for plan investors investing through financial intermediaries. See discussion immediately following these tables for more information about these exceptions and special rules.

Eligibility to purchase different classes of the Fund shares depends on the client’s meeting either (i) the minimum “Total Fund Investment” set forth in the above tables, which includes only a client’s total investment in the Fund, or (ii) the minimum “Total Investment” set forth in the above tables, calculated as described below.

A client’s Total Investment equals the market value of all the client’s assets managed by GMO and its affiliates (i) at the time of initial investment, (ii) at close of business on the last business day of each calendar quarter, or (iii) at other times as determined by the Manager (each, a “Determination Date”).

Upon request, GMO may permit a client to undertake in writing to meet the applicable Total Fund Investment or Total Investment over a specified period. If the client’s goal is not met by the time specified in the letter (the “Commitment Date”), the client will be converted on the next Determination Date to the class of shares for which the client satisfied all minimum investment requirements as of the Commitment Date.

You should note:

•	No minimum additional investment is required to purchase additional shares of the Fund for any class of shares.

•

The Manager will make all determinations as to the aggregation of client accounts for purposes of determining eligibility. When making decisions regarding whether accounts should be aggregated because they are part of a larger client relationship, the Manager considers several factors including, but not limited to, whether: the multiple accounts are for one or more subsidiaries of the same parent company; the multiple accounts have the same beneficial owner regardless of the legal form of ownership; the investment mandate is the same or substantially similar across the relationship; the asset allocation strategies are substantially similar across the relationship; GMO reports to the same investment board; the consultant is the same for the entire relationship; GMO services the relationship through a single GMO relationship manager; the relationships have substantially similar reporting requirements; and/or the relationship can be serviced from a single geographic location.

•	Eligibility requirements for each class of shares are subject to change upon notice to shareholders.

•

The Trust may waive eligibility requirements for certain persons, accounts, or special situations. As of the date of this private placement memorandum, these waivers include the waiver of eligibility requirements for (i) GMO Funds and other accounts over which GMO has investment discretion that invest in other GMO Funds, (ii) GMO directors, partners, employees and their family members, and (iii) the Trustees of a GMO-sponsored fund, each of which may invest in the least expensive class of those GMO Funds offered at the time of investment without regard to the amount invested.

•	Investments through an intermediary generally are invested in Class III Shares.

Conversions between Classes

In determining whether a client is eligible to purchase Fund shares, GMO considers each client’s Total Fund Investment and Total GMO Investment on each Determination Date. Based on this determination, and subject to the following, each client’s shares of the Fund eligible for conversion will be converted to the class of shares of the Fund with the lowest shareholder service fee for which the client satisfies all minimum investment requirements (or, to the extent the client already holds shares of that class, the client will remain in that class). Except as noted below, with respect to the Fund:

•

To the extent a client satisfies all minimum investment requirements for a class of shares then being offered that bears a lower shareholder service fee than the class held by the client on the Determination Date (generally at the close of business on the last business day of each calendar quarter), the client’s shares eligible for conversion generally will be automatically converted to that class within 45 calendar days following the Determination Date on a date selected by the Manager.

•

If a client no longer satisfies all minimum investment requirements for the class of shares of the Fund held by the client on the last Determination Date of a calendar year (generally at the close of business on the last business day of the calendar year), the Fund generally will convert the client’s shares to the class it is then offering bearing the lowest shareholder service fee for which the client satisfies all minimum investment requirements (and which class will typically bear a higher shareholder service fee than the class then held by the client). If a client no longer satisfies all minimum investment requirements for any class of the Fund as of the last Determination Date of a calendar year, the Fund will convert the client’s shares to the class of the Fund then being offered bearing the highest shareholder service fee. Notwithstanding the foregoing, a client’s shares will not be converted to a class of shares bearing a higher shareholder service fee without at least 15 calendar days’ prior notice, and if the client makes an additional investment and/or the value of the client’s shares otherwise increases prior to the end of the notice period so as to satisfy all minimum investment requirements for the client’s current class of shares, the client will remain in the class of shares then held by the client. Solely for the purpose of determining whether a client has satisfied the minimum investment requirements for a client’s current class of shares, the value of the client’s shares is considered to be the greater of (i) the value of the client’s shares on the relevant Determination Date or (ii) the value of the client’s shares on the date that GMO reassesses the value of the client’s account for the purpose of sending notice of a proposed conversion. If the client is not able to make an additional investment in the Fund solely because the Fund is closed to new investment or is capacity constrained, the class of shares then held by the client will not be converted unless the Manager approves reopening the Fund to permit the client to make an additional investment. The conversion of a client’s shares to a class of shares bearing a higher shareholder service fee generally will occur within 60 calendar days following the last Determination Date of a calendar year or, in the case of conversion due to an abusive pattern of investments and/or redemptions, on any other date the Manager determines.

The Fund may at any time without notice convert a client’s shares to the class it is then offering bearing the lowest shareholder service fee for which the client satisfied all minimum investment requirements (or, if the Fund has no such class, the class of the Fund bearing the highest shareholder service fee) if the client no longer satisfies all minimum investment requirements for the class of shares held by the client and: (i) the Manager believes the client has engaged in an abusive pattern of investments and/or redemptions (e.g., a large investment just before a Determination Date and a redemption right after the Determination Date), (ii) the client fails to meet the applicable Total Fund Investment or Total GMO Investment minimums by the time specified in the client’s Commitment Letter, or (iii) the total expense ratio borne by the client immediately following the conversion is equal to or less than the total expense ratio borne by the client immediately prior to such conversion (after giving effect to any applicable fee and expense waivers or reimbursements).

The Fund has been advised by counsel that, for tax purposes, the conversion of a client’s investment from one class of shares to another class of shares in the Fund should not result in the recognition of gain or loss in the shares that are converted. The client’s tax basis in the new class of shares immediately after the conversion should equal the client’s basis in the converted shares immediately before conversion, and the holding period of the new class of shares should include the holding period of the converted shares.

DISTRIBUTIONS AND TAXES

The Fund’s policy is to declare and pay distributions of its net investment income, if any, semi-annually. The Fund also intends to distribute net realized capital gains, whether from the sale of securities held by the Fund for not more than one year (e.g., net short-term capital gains) or from the sale of securities held by the Fund for more than one year (e.g., net long-term capital gains), if any, at least annually. In addition, the Fund may, from time to time and at its discretion, make unscheduled distributions in advance of large redemptions by shareholders or as otherwise deemed appropriate by the Fund. From time to time, distributions by the Fund could constitute, for U.S. federal income tax purposes, a return of capital to shareholders. Shareholders should read the description below for information regarding the tax character of distributions from the Fund to shareholders.

All dividends and/or distributions are reinvested in additional shares of the Fund, at net asset value, unless a shareholder elects to receive cash. Shareholders may elect to receive cash by marking the appropriate boxes on the GMO Trust Application or by writing to the Trust.

The following is a general summary of the principal U.S. federal income tax consequences to shareholders investing in the Fund. The Fund’s shareholders may include certain other GMO Funds. The summary below does not address tax consequences to shareholders of those other GMO Funds. Shareholders of those other GMO Funds should refer to the prospectuses or private placement memoranda (as applicable) and statements of additional information for those GMO Funds for a summary of the tax consequences applicable to them. It is important for you to note:

•

The Fund is treated as a separate taxable entity for U.S. federal income tax purposes and intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended.

•	For U.S. federal income tax purposes, distributions of net investment income are generally taxable to shareholders as ordinary income.

•

For U.S. federal income tax purposes, taxes on distributions of net realized capital gains generally are determined by how long the Fund owned the investments that generated them, rather than by how long a shareholder has owned shares in the Fund. Distributions of net realized capital gains from the sale of investments that the Fund owned for more than one year and that are properly reported by the Fund as capital gain dividends generally are taxable to shareholders as long-term capital gains. Distributions of net realized capital gains from the sale of investments that the Fund owned for one year or less generally are taxable to shareholders as ordinary income.

•

The Fund may make total distributions during a taxable year in an amount that exceeds the Fund’s net investment income and net realized capital gains for that year, in which case the excess generally would be treated as a return of capital, which would reduce a shareholder’s tax basis in its shares, with any amounts exceeding such basis treated as capital gain. A return of capital is not taxable to shareholders to the extent such amount does not exceed a shareholder’s tax basis, but it reduces a shareholder’s tax basis in its shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by the shareholder of its shares.

•

The Fund will carry any net realized capital losses (i.e., realized capital losses in excess of realized capital gains) from any taxable year forward to one or more subsequent taxable years to offset capital gains, if any, realized during such years, without expiration, until such losses are fully utilized. The Fund’s ability to utilize these and certain other losses to reduce distributable net realized capital gains in succeeding taxable years may be limited by reason of direct or indirect changes in the actual or constructive ownership of the Fund. See “Taxes” in the SAI for more information.

•

For taxable years beginning before January 1, 2013, distributions of net investment income properly reported by the Fund as derived from “qualified dividend income” will be taxable to shareholders taxed as individuals at the rates applicable to long-term capital gain, provided holding period and other requirements are met at both the shareholder and Fund levels. Long-term capital gain rates applicable to most individuals were reduced to 15% (with a 0% rate applying to taxpayers in the 10% and 15% rate brackets) for taxable years beginning before January 1, 2013. The “qualified dividend income” provision will expire, and the maximum long-term capital gain rate for individuals will increase generally to 20%, for taxable years beginning on or after January 1, 2013, unless Congress enacts legislation providing otherwise.

•

Effective for taxable years beginning on or after January 1, 2013, the “net investment income” of individuals, estates and trusts will generally be subject to a new 3.8% Medicare contribution tax, to the extent such income exceeds certain threshold amounts. Net investment income generally includes for this purpose dividends, including any capital gain dividends, paid by the Fund, and net capital gains recognized on the sale, redemption or exchange of shares of the Fund. Shareholders are advised to consult their tax advisors regarding the possible implications of this additional tax on their investment in the Fund.

•

Distributions by the Fund generally are taxable to a shareholder even if they are paid from income or gains earned by the Fund before that shareholder invested in the Fund (and accordingly the income or gains were included in the price the shareholder paid for the Fund’s shares). Distributions are taxable whether shareholders receive them in cash or reinvest them in additional shares.

•

Distributions by the Fund to retirement plans that qualify for tax-exempt treatment under U.S. federal income tax laws generally will not be taxable. Special tax rules apply to investments through such plans. You should consult your tax advisor to determine the suitability of the Fund as an investment through such a plan and the tax treatment of distributions from such a plan.

•

Any gain resulting from a shareholder’s sale, exchange, or redemption of Fund shares generally will be taxable to the shareholder as short-term or long-term capital gain, depending on how long the Fund shares were held by the shareholder.

•

Certain of the Fund’s investment practices, including derivative transactions, short sales, hedging activities generally, and securities lending activities, as well as certain of the Fund’s investments, including REITs, will be subject to special and complex U.S. federal income tax provisions. These special rules may affect the timing, character, and/or amount of the Fund’s distributions and, in some cases, may cause the Fund to liquidate investments at a time when it is not advantageous to do so. See “Taxes” in the SAI for more information.

•

To the extent the Fund invests in other GMO Funds or other investment companies treated as RICs or partnerships for U.S. federal income tax purposes, the Fund’s distributions could vary, in terms of their timing, character, and/or amount, from what the Fund’s distributions would have been had the Fund invested directly in the portfolio securities and other assets held by the underlying investment companies. See “Taxes” in the SAI for more information.

The above is a general summary of the principal U.S. federal income tax consequences of investing in the Fund for shareholders who are U.S. citizens, residents, or U.S. corporations. You should consult your own tax advisors about the precise tax consequences of an investment in the Fund in light of your particular tax situation, including possible foreign, state, local, or other applicable taxes (including the federal alternative minimum tax).

Most states permit mutual funds, such as the Fund, to “pass through” to their shareholders the state tax exemption on income earned from investments in certain Direct U.S. Treasury Obligations (as defined below), as well as some limited types of U.S. government agency securities, so long as a fund meets all applicable state requirements. Therefore, you may be allowed to exclude from your state taxable income distributions made to you by the Fund, to the extent attributable to interest the Fund directly or indirectly earned on such investments. The availability of these exemptions varies by state. You should consult your tax advisors regarding the applicability of any such exemption to your situation.

See “Taxes” in the SAI for more information, including a summary of certain tax consequences of investing in the Fund for non-U.S. shareholders.

INVESTMENT IN OTHER GMO FUNDS

GMO U.S. Treasury Fund. U.S. Treasury Fund, a series of the Trust, is offered through a separate prospectus. U.S. Treasury Fund is managed by GMO.

U.S. Treasury Fund pays an investment management fee to the Manager at the annual rate of 0.08% of U.S. Treasury Fund’s average daily net assets. Subject to Excluded Fees and Expenses, the Manager has contractually agreed to reimburse U.S. Treasury Fund to the extent U.S. Treasury Fund’s total annual operating expenses exceed 0.08% of U.S. Treasury Fund’s average daily net assets. This contractual expense limitation will continue through at least June 30, 2012, and may not be terminated prior to this date without the consent of U.S. Treasury Fund’s Board of Trustees. In addition to this contractual expense limitation, the Manager has voluntarily agreed to waive U.S. Treasury Fund’s management fee and to reimburse U.S. Treasury Fund to the extent U.S. Treasury Fund’s total annual operating expenses exceed 0.00% of U.S. Treasury Fund’s average daily net assets (excluding Excluded Fees and Expenses). The Manager may change or terminate these voluntary waivers and reimbursements at any time. During any period for which these voluntary waivers and reimbursements are in effect, U.S. Treasury Fund will incur management fees at an annual rate lower than 0.08% of U.S. Treasury Fund’s average daily net assets, and, as a result, net annual operating expenses for U.S. Treasury Fund will be lower. For these purposes, “Excluded Fees and Expenses” means expenses incurred indirectly by investment in other GMO Funds, fees and expenses of the independent Trustees of the Trust and their independent counsel, fees and expenses for legal services the Manager for the Trust has not undertaken to pay, compensation and expenses of Trust Officers and agents who are not affiliated with GMO, brokerage commissions, securities lending fees and expenses, interest expense, transfer taxes, and other investment-related costs (including expenses associated with investments in any company that is an investment company (including an exchange-traded fund) or would be an investment company under the 1940 Act, but for the exceptions to the definition of investment company provided in Sections 3(c)(1) and 3(c)(7) of the 1940 Act), hedging transaction fees, extraordinary, non-recurring and certain other unusual expenses (including taxes).

U.S. Treasury Fund’s investment objective is liquidity and safety of principal with current income as a secondary objective.

Under normal circumstances, U.S. Treasury Fund invests at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in Direct U.S. Treasury Obligations and repurchase agreements collateralized by these Obligations. “Direct U.S. Treasury Obligations” include U.S. Treasury bills, bonds and notes and other securities issued by the U.S. Treasury, as well as Separately Traded Registered Interest and Principal Securities (“STRIPS”) and other zero-coupon securities. The Manager normally seeks to maintain an interest rate duration of one year or less for U.S. Treasury Fund’s portfolio.

U.S. Treasury Fund also may enter into repurchase agreements, under which U.S. Treasury Fund purchases a security backed by the full faith and credit of the U.S. government from a seller who simultaneously commits to repurchase, on an agreed upon date in the future, the security from U.S. Treasury Fund at the original purchase price plus an agreed upon amount representing the original purchase price plus interest. The counterparties in repurchase agreements are typically broker-dealers and banks, and the safety of the arrangement is dependent on, among other things, U.S. Treasury Fund’s having an interest in the security that can be realized in the event of the insolvency of the counterparty.

In addition to Direct U.S. Treasury Obligations, U.S. Treasury Fund may invest in other fixed-income securities that are backed by the full faith and credit of the U.S. government, such as guaranteed securities issued by the Government National Mortgage Association (GNMA) and the Federal Deposit Insurance Corporation (FDIC). For cash management purposes, U.S. Treasury Fund also may invest in unaffiliated money market funds.

Although the fixed-income securities purchased by U.S. Treasury Fund normally will have a stated or remaining maturity of one year or less, Direct U.S. Treasury Obligations purchased pursuant to repurchase agreements may not, and, therefore, if the counterparty to the repurchase agreement defaults, U.S. Treasury Fund may end up owning a security with a stated or remaining maturity of more than one year.

U.S. Treasury Fund is not a money market fund and is not subject to the duration, quality, diversification and other requirements applicable to money market funds.

In selecting U.S. Treasury securities for U.S. Treasury Fund’s portfolio, the Manager focuses primarily on the relative attractiveness of different obligations (such as bonds, notes or bills), which can vary depending on the general level of interest rates as well as supply/demand imbalances and other market conditions.

Other GMO Funds may invest in U.S. Treasury Fund for cash management purposes.

U.S. Treasury Fund’s benchmark is the Citigroup 3-Month Treasury Bill Index, an independently maintained and widely published index comprised of short-term U.S. Treasury bills.

To the extent the Fund invests in U.S. Treasury Fund, it is subject to all of the risks to which U.S. Treasury Fund is exposed. The principal risks of an investment in U.S. Treasury Fund include Market Risk —Fixed Income Securities, Credit Risk, Focused Investment Risk, Large Shareholder Risk, Management and Operational Risk, and Market Disruption and Geopolitical Risk. Shareholders of the Fund are indirectly exposed to these risks, in addition to all risks associated with their investment in the Fund.

GMO TRUST

ADDITIONAL INFORMATION

The Fund’s annual and semiannual reports to shareholders (when available) will contain additional information about the Fund’s investments. The Fund’s annual report (when available) will contain a discussion of the market conditions and investment strategies that significantly affected the Fund’s performance during its initial fiscal year. The Fund’s annual and semiannual reports (when available) will be, and the Fund’s SAI is, available free of charge by writing to Shareholder Services at GMO, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling collect at 1-617-346-7646. Because the Fund does not publicly offer its shares, its shareholder reports and SAI are not available on GMO’s website. The SAI contains more detailed information about the Fund and is incorporated by reference into this Private Placement Memorandum, which means that it is legally considered to be part of this Private Placement Memorandum.

You can review and copy the Private Placement Memorandum, SAI, and reports (when available) at the SEC’s Public Reference Room in Washington, D.C. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090. Reports and other information about the Fund are available on the EDGAR database on the SEC’s Internet site at http://www.sec.gov. Copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the Public Reference Section of the SEC, Washington, D.C. 20549-1520.

Shareholders who wish to communicate with the Trustees must do so by mailing a written communication, addressed as follows: To the Attention of the Board of Trustees, c/o GMO Trust Chief Compliance Officer, 40 Rowes Wharf, Boston, MA 02110. The shareholder communication must (i) be in writing and be signed by the shareholder, (ii) identify the Fund to which it relates, and (iii) identify the class and number of shares held beneficially or of record by the shareholder.

SHAREHOLDER INQUIRIES

Shareholders may request additional

information from and direct inquiries to:

Shareholder Services at

Grantham, Mayo, Van Otterloo & Co. LLC

40 Rowes Wharf, Boston, MA 02110

1-617-346-7646 (call collect)

1-617-439-4192 (fax)

SHS@GMO.com

website: http://www.gmo.com

Investment Company Act File No. 811-04347

GMO TRUST

STATEMENT OF ADDITIONAL INFORMATION

March 26, 2012

GMO U.S. Flexible Equities Fund

This Statement of Additional Information (“SAI”) is not a prospectus. It relates to the Private Placement Memorandum for GMO U.S. Flexible Equities (the “Fund”) dated March 26, 2012 and amended from time to time thereafter (the “Private Placement Memorandum”), and should be read in conjunction therewith. Information from the Private Placement Memorandum is, and (when available) information from the annual report to shareholders of the Fund will be, incorporated by reference into this Statement of Additional Information. The Fund (and together with other series of GMO Trust not offered in the Private Placement Memorandum, each a “GMO Fund,” and collectively, the “GMO Funds”) is a series of GMO Trust (the “Trust”). The Private Placement Memorandum and the annual report to shareholders (when available) of the Fund may be obtained free of charge from the Trust, 40 Rowes Wharf, Boston, Massachusetts 02110, or by calling the Trust collect at 1-617-346-7646.

-i-

2. BOARD OF DIRECTORS	B-33

3. CAPITAL STRUCTURE	B-37

4. COMPENSATION	B-40

5. OTHER ITEMS	B-40

-ii-

The Fund is a series of the Trust. The Trust is a “series investment company” that consists of separate series of investment portfolios (the “Series”), each of which is represented by a separate series of shares of beneficial interest. Each Series’ manager is Grantham, Mayo, Van Otterloo & Co. LLC (the “Manager” or “GMO”). Shares of the other Series of the Trust are offered pursuant to separate prospectuses or private placement memoranda, as applicable, and statements of additional information.

INVESTMENT OBJECTIVES AND POLICIES

The investment objective and principal strategies of, and risks of investing in, the Fund are described in the Private Placement Memorandum. Unless otherwise indicated in the Private Placement Memorandum or this Statement of Additional Information, the investment objective and policies of the Fund may be changed without shareholder approval.

FUND INVESTMENTS

The following list indicates the types of investments that the Fund is generally permitted (but not required) to make. The Fund may, however, make other types of investments, provided the investments are consistent with the Fund’s investment objective and policies and the Fund’s investment restrictions do not expressly prohibit it from so doing.

Investors should note that, when used in this Statement of Additional Information, the term “invest” includes both direct investing and indirect investing and the term “investments” includes both direct investments and indirect investments. For instance, the Fund may invest indirectly or make indirect investments by investing in another investment company or in derivatives and synthetic instruments with economic characteristics similar to the underlying asset. Accordingly, the following list indicates the types of investments that the Fund is directly or indirectly permitted to make.

•	U.S. Equity Securities[1]

•	Foreign Investments—Foreign Issuers[2]

•	Foreign Investments—Foreign Issuers (Traded on U.S. Exchanges)[2]

•	Foreign Investments—Emerging Countries[2]

•	Securities Lending

•	Depositary Receipts

•	Convertible Securities

•	Preferred Stocks

•	Warrants and Rights

•	Options and Futures

•	Swap Contracts and Other Two-Party Contracts

•	Foreign Currency Transactions

•	Repurchase Agreements

•	Debt and Other Fixed Income Securities

•	Debt and Other Fixed Income Securities—Long and Medium Term Corporate & Government Bonds[3]

•	Debt and Other Fixed Income Securities—Short-Term Corporate & Government Bonds[3]

•	Debt and Other Fixed Income Securities—Municipal Securities[4]

•	Cash and Other High Quality Investments

•	U.S. Government Securities and Foreign Government Securities

•	Real Estate Investment Trusts and other Real Estate-Related Investments

•	Indexed Investments

•	Reverse Repurchase Agreements and Dollar Roll Agreements

•	Illiquid Securities, Private Placements, Restricted Securities, and IPOs and Other Limited Opportunities

•	Investments in Other Investment Companies or Other Pooled Investments

•	Investments in Other Investment Companies—Shares of U.S. Treasury Fund

Footnotes to Fund Investments List

[1]	For more information, see, among other sections, “Description of Principal Risks—Market Risk—Equity Securities Risk” in the Private Placement Memorandum.
[2]	For more information, see, among other sections, “Descriptions and Risks of Fund Investments—Risks of Foreign Investments” herein.
[3]	For more information, see, among other sections, “Descriptions and Risks of Fund Investments—U.S. Government Securities and Foreign Government Securities” herein.
[4]	For more information, see, among other sections, “Descriptions and Risks of Fund Investments—Municipal Securities” herein.

(Note: Some of the footnotes to the above charts refer investors to various risks described in the “Description of Principal Risks” section of the Private Placement Memorandum for more information relating to a particular type of investment listed in the charts. The presence of such a risk cross reference for a particular Fund investment is not intended to indicate that such risk is a principal risk of the Fund, and instead is intended to provide more information regarding the risks associated with the particular investment. Please refer to the “Fund Summary” and “Description of Principal Risks” sections of the Private Placement Memorandum for a list of the Fund’s principal risks.)

DESCRIPTIONS AND RISKS OF FUND INVESTMENTS

The following is a description of investment practices in which the Fund may engage and the risks associated with their use. In addition, the Fund may invest in other GMO Funds or other investment companies as disclosed in the Private Placement Memorandum or in “Fund Investments” in this SAI (the “underlying Funds”), and is indirectly exposed to the investment practices of the underlying Funds in which it invests, and is therefore subject to all risks associated with the practices of the underlying Funds. UNLESS OTHERWISE NOTED HEREIN, THE INVESTMENT PRACTICES AND ASSOCIATED RISKS DETAILED BELOW ALSO INCLUDE THOSE TO WHICH THE FUND INDIRECTLY MAY BE EXPOSED THROUGH ITS INVESTMENT IN THE UNDERLYING FUNDS. ANY REFERENCES TO INVESTMENTS MADE BY OR ACTIVITIES OR HOLDINGS OF THE FUND INCLUDE THOSE THAT MAY BE MADE, CONDUCTED OR HELD, AS APPLICABLE, BOTH DIRECTLY BY THE FUND AND INDIRECTLY BY THE FUND (E.G., THROUGH ITS INVESTMENTS IN THE UNDERLYING FUNDS OR THROUGH ITS INVESTMENTS IN DERIVATIVES OR SYNTHETIC INSTRUMENTS).

Portfolio Turnover

Based on Grantham, Mayo, Van Otterloo & Co. LLC’s (“GMO” or the “Manager”) assessment of market conditions, the Manager may trade the Fund’s investments more frequently at some times than at others, resulting in a higher portfolio turnover rate. Increased portfolio turnover involves correspondingly greater brokerage commissions and other transaction costs, which will be borne directly by the Fund and which may adversely affect the Fund’s performance. It also may give rise to additional taxable income, including short-term capital gains. The after-tax impact of portfolio turnover is not considered when making investment decisions for the Fund. See “Distributions and Taxes” in the Private Placement Memorandum and “Distributions” and “Taxes” in this SAI for more information.

Non-Diversified Portfolios

As stated in the Private Placement Memorandum, the Fund is “non-diversified” under the Investment Company Act of 1940, as amended (the “1940 Act”) and is not required to satisfy the requirements for diversified funds. A non-diversified fund is permitted (but is not required) to invest a higher percentage of its assets in the securities of fewer issuers. That concentration could increase the risk of loss to the Fund resulting from a decline in the market value of particular portfolio securities. Investment in a non-diversified fund may entail greater risks than investment in a diversified fund.

The Fund must meet diversification standards to qualify as a “regulated investment company” under the Internal Revenue Code of 1986, as amended (the “Code”). See “Taxes” below for a description of these diversification standards.

Accelerated Transactions

For the Fund to take advantage of certain available investment opportunities, the Manager may need to make investment decisions on an expedited basis. In such cases, the information available to the Manager at the time of an investment decision may be limited. The Manager may not, therefore, have access to the detailed information necessary for a full analysis and evaluation of the investment opportunity.

Risks of Foreign Investments

General. Investment in foreign issuers or securities principally traded outside the United States may involve special risks due to foreign economic, political, and legal developments, including favorable or unfavorable changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation, nationalization or confiscatory taxation of assets, and possible difficulty in obtaining and enforcing judgments against foreign entities. The Fund may be subject to foreign taxation on realized capital gains, dividends or interest payable on foreign securities, on transactions in those securities and on the repatriation of proceeds generated from those securities. Transaction-based charges are generally calculated as a percentage of the transaction amount and are paid upon the sale or transfer of portfolio securities subject to such taxes. Any taxes or other charges paid or incurred by the Fund in respect of its foreign securities will reduce its yield.

In addition, the tax laws of some foreign jurisdictions in which the Fund may invest are unclear and interpretations of such laws can change over time. As a result, in order to comply with guidance related to the accounting and disclosure of uncertain tax positions under U.S. generally accepted accounting principles (“GAAP”), the Fund may be required to accrue for book purposes certain foreign taxes in respect of its foreign securities or other foreign investments that it may or may not ultimately pay. Such tax accruals will reduce the Fund’s net asset value at the time accrued, even though, in some cases, the Fund ultimately will not pay the related tax liabilities. Conversely, the Fund’s net asset value will be increased by any tax accruals that are ultimately reversed.

Issuers of foreign securities are subject to different, often less comprehensive, accounting, custody, reporting, and disclosure requirements than U.S. issuers. The securities of some foreign governments, companies, and securities markets are less liquid, and at times more volatile, than comparable U.S. securities and securities markets. Foreign brokerage commissions and related fees also are generally higher than in the United States. The Fund also may be affected by different custody and/or settlement practices or delayed settlements in some foreign markets. The laws of some foreign countries may limit the Fund’s ability to invest in securities of certain issuers located in those countries. Foreign countries may have reporting requirements with respect to the ownership of securities, and those reporting requirements may be subject to interpretation or change without prior notice to investors. While the Fund makes reasonable efforts to stay informed of foreign reporting requirements relating to the Fund’s foreign portfolio securities (e.g., through the Fund’s brokerage contacts, publications of the Investment Company Institute, which is the national association of U.S. investment companies, the Fund’s custodial network, and, to the extent deemed appropriate by the Fund under the circumstances, local counsel in the relevant foreign country), no assurance can be given that the Fund will satisfy applicable foreign reporting requirements at all times.

Emerging Countries. The risks described above apply to an even greater extent to investments in emerging countries. The securities markets of emerging countries are generally smaller, less developed, less liquid, and more volatile than the securities markets of the United States and developed foreign countries, and disclosure and regulatory standards in many respects are less stringent. In addition, the securities markets of emerging countries are typically subject to a lower level of monitoring and regulation. Government enforcement of existing securities regulations is limited, and any such enforcement may be arbitrary and the results may be difficult to predict. In addition, reporting requirements of emerging countries with respect to the ownership of securities are more likely to be subject to interpretation or changes without prior notice to investors than more developed countries.

Many emerging countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have negative effects on such countries’ economies and securities markets. Economies of emerging countries generally are heavily dependent on international trade and, accordingly, have been and may continue to be affected adversely by trade barriers, exchange controls, managed adjustments in relative currency values, and other protectionist measures imposed or negotiated by the countries with which they trade. Economies of emerging countries also have been and may continue to be adversely affected by economic conditions in the countries with which they trade. The economies of emerging countries may be predominantly based on only a few industries or dependent on revenues from particular commodities. In many cases, governments of emerging countries continue to exercise significant control over their economies, and government actions relative to the economy, as well as economic developments generally, may affect the capacity of creditors in those countries to make payments on their debt obligations, regardless of their financial condition.

Custodial services are often more expensive and other investment-related costs higher in emerging countries than in developed countries, which could reduce the Fund’s income from investments in securities or debt instruments of emerging country issuers.

Emerging countries are more likely than developed countries to experience political uncertainty and instability, including the risk of war, terrorism, nationalization, limitations on the removal of funds or other assets, or diplomatic developments that affect U.S. investments in these countries. No assurance can be given that adverse political changes will not cause the Fund to suffer a loss of any or all of its investments (or, in the case of fixed-income securities, interest) in emerging countries.

Special Risks of Investing in Asian Securities. In addition to the risks of foreign investments and emerging countries investments described above, investments in Asia are subject to other risks. The economies of Asian countries are at varying levels of development. Markets of countries whose economies are in the early stages of development typically exhibit a high concentration of market capitalization and have less trading volume, lower liquidity, and more volatility that more developed markets. Some Asian countries depend heavily on foreign trade. The economies of some Asian countries are not diversified and are based on only a few commodities or industries.

Investments in Asia also are susceptible to social, political, legal, and operational risks. Some countries have authoritarian or relatively unstable governments. Some governments in the region provide less supervision and regulation of their financial markets and in some countries less financial information is available than is typical of more developed markets. Some Asian countries restrict direct foreign investment in securities markets, and investments in securities traded on those markets may be made, if at all, only indirectly (e.g., through Depositary Receipts, as defined below under “Depositary Receipts,” derivatives, etc.).

Asian countries periodically experience increases in market volatility and declines in foreign currency exchange rates. Currency fluctuations affect the value of securities because the prices of these securities are generally denominated or quoted in currencies other than the U.S. dollar. Fluctuations in currency exchange rates can also affect a country’s or company’s ability to service its debt.

Investment in particular Asian countries is subject to unique risks, yet the political and economic prospects of one country or group of countries can affect other countries in the region. For example, the economies of some Asian countries are directly affected by Japanese capital investment in the region and by Japanese consumer demands. In addition, a recession, a debt crisis, or a decline in currency valuation in one Asian country may spread to other Asian countries.

Special Risks of Investing in Russian Securities. The Fund may invest directly in the securities of Russian issuers. Investment in those securities presents many of the same risks as investing in the securities of emerging country issuers, as described in the preceding sections. The social, political, legal, and operational risks of investing in Russian issuers, and of having assets held in custody within Russia, however, may be particularly pronounced relative to investments in more developed countries. Russia’s system of share registration and custody creates certain risks of loss (including the risk of total loss) that are not normally associated with investments in other securities markets.

A risk of particular note with respect to direct investment in Russian securities results from the way in which ownership of shares of companies is normally recorded. Ownership of shares (except where shares are held through depositories that meet the requirements of the 1940 Act) is defined according to entries in the company’s share register and normally evidenced by “share extracts” from the register or, in certain circumstances, by formal share certificates. However, there is no central registration system for shareholders and these services are carried out by the companies themselves or by registrars located throughout Russia. The share registrars are controlled by the issuer of the security, and investors are provided with few legal rights against such registrars. These registrars are not necessarily subject to effective state supervision nor are they licensed with any governmental entity. It is possible for the Fund to lose its registration through fraud, negligence or even mere oversight. The Fund will endeavor to ensure that its interest is appropriately recorded, which may involve a custodian or other agent inspecting the share register and obtaining extracts of share registers through regular confirmations. However, these extracts have no legal enforceability and it is possible that a subsequent illegal amendment or other fraudulent act may deprive the Fund of its ownership rights or improperly dilute its interests. In addition, while applicable Russian regulations impose liability on registrars for losses resulting from their errors, it may be difficult for the Fund to enforce any rights it may have against the registrar or issuer of the securities in the event of a loss of share registration. Further, significant delays or problems may occur in registering the transfer of securities, which could cause the Fund to incur losses due to a counterparty’s failure to pay for securities the Fund has delivered or the Fund’s inability to complete its contractual obligations because of theft or other reasons.

Also, although a Russian public enterprise having a certain minimum number of shareholders is required by law to contract out the maintenance of its shareholder register to an independent entity that meets certain criteria, this regulation has not always been strictly enforced in practice. Because of this lack of independence, management of a company may be able to exert considerable influence over who can purchase and sell the company’s shares by illegally instructing the registrar to refuse to record transactions in the share register.

Securities Lending

The Fund may make secured loans of its portfolio securities amounting to not more than one-third of its total assets. For these purposes, total assets include the proceeds of such loans. The risks in lending portfolio securities, as with other extensions of credit, consist of possible delay in recovery of the securities or possible loss of rights in the collateral should the borrower fail financially, including possible impairment of the Fund’s ability to vote the securities. However, securities loans will be made to broker-dealers that the Manager believes to be of relatively high credit standing pursuant to agreements requiring that the loans be collateralized by cash, liquid securities, or shares of other investment companies with a value at least equal to the market value of the loaned securities (marked to market daily). If a loan is collateralized by U.S. government or other securities, the Fund receives a fee from the borrower. If a loan is collateralized by cash, the Fund typically invests the cash collateral for its own account in one or more money market funds (in which case the Fund will bear its pro rata share of such money market fund’s fees and expenses), or directly in interest-bearing, short-term securities, and typically pays a fee to the borrower that normally represents a portion of the Fund’s earnings on the collateral. As with other extensions of credit, the Fund bears the risk of delay in the recovery of loaned securities and of loss of rights in the collateral should the borrower fail financially. The Fund also bears the risk that the value of investments made with collateral may decline. The Fund bears the risk of total loss with respect to the investment of collateral.

Voting rights or rights to consent with respect to the loaned securities pass to the borrower. The Fund has the right to call loans at any time on reasonable notice and will do so if both (i) the Manager receives adequate notice of a proposal upon which shareholders are being asked to vote, and (ii) the Manager believes that the benefits to the Fund of voting on such proposal outweigh the benefits to the Fund of having the security remain out on loan. However, the Fund bears the risk of delay in the return of the security, impairing the Fund’s ability to vote on such matters. The Manager has retained lending agents on behalf of the Fund that are compensated based on a percentage of the Fund’s return on its securities lending. The Fund may also pay various fees in connection with securities loans, including shipping fees and custodian fees.

Depositary Receipts

The Fund may invest in American Depositary Receipts (“ADRs”), Global Depositary Receipts (“GDRs”), and European Depositary Receipts (“EDRs”) or other similar securities representing ownership of foreign securities (collectively, “Depositary Receipts”) if issues of such Depositary Receipts are available that are consistent with the Fund’s investment objective. Depositary Receipts generally evidence an ownership interest in a corresponding foreign security on deposit with a financial institution. Transactions in Depositary Receipts usually do not settle in the same currency as the underlying foreign securities are denominated or traded. Generally, ADRs are designed for use in the U.S. securities markets and EDRs are designed for use in European securities markets. GDRs may be traded in any public or private securities market and may represent securities held by institutions located anywhere in the world. GDRs and other types of Depositary Receipts are typically issued by foreign banks or trust companies, although they may be issued by U.S. financial institutions, and evidence ownership interests in a security or pool of securities issued by either a foreign or a domestic corporation.

Because the value of a Depositary Receipt is dependent upon the market price of an underlying foreign security, Depositary Receipts are subject to most of the risks associated with investing in foreign securities directly. Depositary Receipts may be issued as sponsored or unsponsored programs. See “Descriptions and Risks of Fund Investments—Risks of Foreign Investments.” Depositary Receipts also may be subject to liquidity risk.

Convertible Securities

A convertible security is a security (a bond or preferred stock) that may be converted at a stated price within a specified period into a specified number of shares of common stock of the same or a different issuer. Convertible securities are senior to common stock in a corporation’s capital structure, but are usually subordinated to senior debt obligations of the issuer. Convertible securities provide holders, through their conversion feature, an opportunity to participate in increases in the market price of their underlying securities. The price of a convertible security is influenced by the market price of the underlying security, and tends to increase as the market price rises and decrease as the market price declines. The Manager regards convertible securities as a form of equity security.

The value of a convertible security is a function of its “investment value” (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its “conversion value” (the security’s worth, at market value, if converted into the underlying common stock). The investment value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors may also have an effect on the convertible security’s investment value. The conversion value of a convertible security is determined by the market price of the underlying common stock. If the conversion value is low relative to the investment value, as in the case of “broken” or “busted” convertibles, the price of the convertible security is governed principally by its investment value. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. A convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed income security. Generally, the amount of the premium decreases as the convertible security approaches maturity.

A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security held by the Fund is called for redemption, the Fund will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third-party.

Preferred Stocks

Preferred stocks include convertible and non-convertible preferred and preference stocks that are senior to common stock. Preferred stocks are equity securities that are senior to common stock with respect to the right to receive dividends and a fixed share of the proceeds resulting from the issuer’s liquidation. Some preferred stocks also entitle their holders to receive additional liquidation proceeds on the same basis as holders of the issuer’s common stock, and thus represent an ownership interest in the issuer. Depending on the features of the particular security, holders of preferred stock may bear the risks disclosed in the Private Placement Memorandum or this Statement of Additional Information regarding equity or fixed income securities.

Investment in preferred stocks involves certain risks. Certain preferred stocks contain provisions that allow an issuer under certain conditions to skip or defer distributions. If the Fund owns a preferred stock that is deferring its distribution, it may be required to accrue income for tax purposes despite the fact that the Fund is not receiving current income on this position. Preferred stocks often are subject to legal provisions that allow for redemption in the event of certain tax or legal changes or at the issuer’s call. In the event of redemption, the Fund may not be able to reinvest the proceeds at comparable rates of return. Preferred stocks are subordinated to bonds and other debt securities in an issuer’s capital structure in terms of priority for corporate income and liquidation payments, and therefore will be subject to greater credit risk than those debt securities. Preferred stocks may trade less frequently and in a more limited volume and may be subject to more abrupt or erratic price movements than many other securities, such as common stocks, corporate debt securities and U.S. government securities.

Warrants and Rights

The Fund may purchase or otherwise receive warrants or rights. Warrants and rights generally give the holder the right to receive, upon exercise, a security of the issuer at a stated price. The Fund typically uses warrants and rights in a manner similar to its use of options on securities, as described in “Options and Futures” below. Risks associated with the use of warrants and rights are generally similar to risks associated with the use of options. Unlike most options, however, warrants and rights are issued in specific amounts, and warrants generally have longer terms than options. Warrants and rights are not likely to be as liquid as exchange-traded options backed by a recognized clearing agency. In addition, the terms of warrants or rights may limit the Fund’s ability to exercise the warrants or rights at such time, or in such quantities, as the Fund would otherwise wish.

Options and Futures

The Fund may use options and futures for various purposes, including for investment purposes and as a means to hedge other investments. (See “Uses of Derivatives” below for more information regarding the various derivatives strategies those Funds may employ using options and futures.) The use of options contracts, futures contracts, and options on futures contracts involves risk. Thus, while the Fund may benefit from the use of options, futures, and options on futures, unanticipated changes in interest rates, securities prices, currency exchange rates, or other underlying assets or reference rates may adversely affect the Fund’s performance.

Options on Securities and Indices. The Fund may purchase and sell put and call options on equity, fixed income, or other securities or indices in standardized exchange-traded contracts. An option on a security or index is a contract that gives the holder of the option, in return for a premium, the right (but not the obligation) to buy from (in the case of a call) or sell to (in the case of a put) the writer of the option the security underlying the option (or the cash value of the index underlying the option) at a specified price. Upon exercise, the writer of an option on a security has the obligation to deliver the underlying security upon payment of the exercise price or to pay the exercise price upon delivery of the underlying security. Upon exercise, the writer of an option on an index is required to pay the difference between the cash value of the index and the exercise price multiplied by the specified multiplier for the index option.

Purchasing Options on Securities and Indices. Among other reasons, the Fund may purchase a put option to hedge against a decline in the value of a portfolio security. If such a decline occurs, the put option will permit the Fund to sell the security at the higher exercise price or to close out the option at a profit. By using put options in this manner, the Fund will reduce any profit it might otherwise have realized in the underlying security by the amount of the premium paid for the put option and by its transaction costs. In order for a put option purchased by the Fund to be profitable, the market price of the underlying security must decline sufficiently below the exercise price to cover the premium paid by the Fund and transaction costs.

Among other reasons, the Fund may purchase call options to hedge against an increase in the price of securities the Fund anticipates purchasing in the future. If such a price increase occurs, a call option will permit the Fund to purchase the securities at the exercise price or to close out the option at a profit. The premium paid for the call option, plus any transaction costs, will reduce the benefit, if any, that the Fund realizes upon exercise of the option and, unless the price of the underlying security rises sufficiently, the option may expire worthless to the Fund. Thus, for a call option purchased by the Fund to be profitable, the market price of the underlying security must rise sufficiently above the exercise price to cover the premium paid by the Fund to the writer and transaction costs.

In the case of both call and put options, the purchaser of an option risks losing the premium paid for the option plus related transaction costs if the option expires worthless.

Writing Options on Securities and Indices. Because the Fund receives a premium for writing a put or call option, the Fund may seek to increase its return by writing call or put options on securities or indices. The premium the Fund receives for writing an option will increase the Fund’s return in the event the option expires unexercised or is closed out at a profit. The size of the premium the Fund receives reflects, among other things, the relationship of the market price and volatility of the underlying security or index to the exercise price of the option, the remaining term of the option, supply and demand, and interest rates.

The Fund may write a call option on a security or other instrument held by the Fund (commonly known as “writing a covered call option”). In such case, the Fund limits its opportunity to profit from an increase in the market price of the underlying security above the exercise price of the option. Alternatively, the Fund may write a call option on securities in which it may invest but that are not currently held by the Fund (commonly known as “writing a naked call option”). During periods of declining securities prices or when prices are stable, writing these types of call options can be a profitable strategy to increase the Fund’s income with minimal capital risk. However, when securities prices increase, the Fund is exposed to an increased risk of loss, because if the price of the underlying security or instrument exceeds the option’s exercise price, the Fund will suffer a loss equal to the amount by which the market price exceeds the exercise price at the time the call option is exercised, minus the premium received. Calls written on securities that the Fund does not own are riskier than calls written on securities owned by the Fund because there is no underlying security held by the Fund that can act as a partial hedge. When such a call is exercised, the Fund must purchase the underlying security to meet its call obligation or make a payment equal to the value of its obligation in order to close out the option. Calls written on securities that the Fund does not own have speculative characteristics and the potential for loss is unlimited. There is also a risk, especially with less liquid preferred and debt securities, that the securities may not be available for purchase.

The Fund also may write a put option on a security. In so doing, the Fund assumes the risk that it may be required to purchase the underlying security for an exercise price higher than its then-current market price, resulting in a loss on exercise equal to the amount by which the market price of the security is below the exercise price minus the premium received.

OTC Options. The Fund may also invest in over-the-counter (“OTC”) options. OTC options differ from exchange-traded options in that they are two-party contracts, with price and other terms negotiated between the buyer and seller, and generally do not have as much market liquidity as exchange-traded options.

Closing Options Transactions. The holder of an option may terminate its position in a put or call option it has purchased by allowing it to expire or by exercising the option. If an option is American style, it may be exercised on any day up to its expiration date. In contrast, a European style option may be exercised only on its expiration date.

In addition, a holder of an option may terminate its obligation prior to the option’s expiration by effecting an offsetting closing transaction. In the case of exchange-traded options, the Fund, as a holder of an option, may effect an offsetting closing sale transaction by selling an option of the same series as the option previously purchased. The Fund realizes a loss from a closing sale transaction if the premium received from the sale of the option is less than the premium paid to purchase the option (plus transaction costs). Similarly, if the Fund has written an option, it may effect an offsetting closing purchase transaction by buying an option of the same series as the option previously written. The Fund realizes a loss from a closing purchase transaction if the cost of the closing purchase transaction (option premium plus transaction costs) is greater than the premium received from writing the option. If the Fund desires to sell a security on which it has written a call option, it will effect a closing purchase prior to or concurrently with the sale of the security. There can be no assurance, however, that a closing purchase or sale can be effected when the Fund desires to do so.

An OTC option may be closed only with the counterparty, although either party may engage in an offsetting transaction that puts that party in the same economic position as if it had closed out the option with the counterparty.

No guarantee exists that the Fund will be able to effect a closing purchase or a closing sale with respect to a specific option at any particular time.

Risk Factors in Options Transactions. There are various risks associated with transactions in exchange-traded and OTC options. The value of options written by the Fund will be affected by many factors, including changes in the value of underlying securities or indices, changes in the dividend rates of underlying securities (or in the case of indices, the securities comprising such indices), changes in interest rates, changes in the actual or perceived volatility of the stock market and underlying securities, and the remaining time to an option’s expiration. The value of an option also may be adversely affected if the market for the option is reduced or becomes less liquid. In addition, since an American style option allows the holder to exercise its rights any time prior to expiration of the option, the writer of an American style option has no control over the time when it may be required to fulfill its obligations as a writer of the option. This risk is not present when writing a European style option since the holder may only exercise the option on its expiration date.

The Fund’s ability to use options as part of its investment program depends on the liquidity of the markets in those instruments. In addition, there can be no assurance that a liquid market will exist when the Fund seeks to close out an option position. If the Fund were unable to close out an option that it had purchased on a security, it would have to exercise the option in order to realize any profit or the option may expire worthless. As the writer of a call option on a portfolio security, during the option’s life, the Fund foregoes the opportunity to profit from increases in the market value of the security underlying the call option above the sum of the premium and the strike price of the call, but retains the risk of loss (net of premiums received) should the price of the underlying security decline. Similarly, as the writer of a call option on a securities index, the Fund foregoes the opportunity to profit from increases in the index over the strike price of the option, though it retains the risk of loss (net of premiums received) should the price of the Fund’s portfolio securities decline. If the Fund writes a call option and does not hold the underlying security or instrument, the amount of the Fund’s potential loss is theoretically unlimited.

An exchange-traded option may be closed out by means of an offsetting transaction only on a national securities exchange (“Exchange”), which provides a secondary market for an option of the same series. If a liquid secondary market for an exchange-traded option does not exist, the Fund might not be able to effect an offsetting closing transaction for a particular option. Reasons for the absence of a liquid secondary market on an Exchange include the following: (i) insufficient trading interest in some options; (ii) restrictions by an Exchange on opening or closing transactions, or both; (iii) trading halts, suspensions, or other restrictions on particular classes or series of options or underlying securities; (iv) unusual or unforeseen interruptions in normal operations on an Exchange; (v) inability to handle current trading volume; or (vi) discontinuance of options trading (or trading in a particular class or series of options) (although outstanding options on an Exchange that were issued by the Options Clearing Corporation should continue to be exercisable in accordance with their terms). In addition, the hours of trading for options on an Exchange may not conform to the hours during which the securities held by the Fund are traded. To the extent that the options markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying markets that may not be reflected in the options markets.

The Exchanges generally have established limits on the maximum number of options an investor or group of investors acting in concert may write. The Fund, the Manager, and other clients of the Manager may constitute such a group. These limits could restrict the Fund’s ability to purchase or sell options on a particular security.

An OTC option may be closed only with the counterparty, although either party may engage in an offsetting transaction that puts that party in the same economic position as if it had closed out the option with the counterparty; however, the exposure to counterparty risk may differ. See “Swap Contracts and Other Two-Party Contracts—Risk Factors in Swap Contracts, OTC Options, and Other Two-Party Contracts” below for a discussion of counterparty risk and other risks associated with investing in OTC options.

The Fund’s ability to engage in options transactions may be limited by tax considerations.

Currency Options. The Fund may purchase and sell options on currencies. Options on currencies possess many of the same characteristics as options on securities and generally operate in a similar manner. (See “Foreign Currency Transactions” below for more information on the Fund’s use of currency options.)

Futures. To the extent consistent with applicable law and its investment restrictions, the Fund may invest in futures contracts on, among other things, financial instruments (such as a U.S. government security or other fixed income security), individual equity securities (“single stock futures”), securities indices, interest rates, currencies, and inflation indices. Futures contracts on securities indices are referred to herein as “Index Futures.” The purchase and sale of futures contracts may be used for speculative purposes.

Certain futures contracts are physically settled (i.e., involve the making and taking of delivery of a specified amount of an underlying security or other asset). For instance, the sale of futures contracts on foreign currencies or financial instruments creates an obligation of the seller to deliver a specified quantity of an underlying foreign currency or financial instrument called for in the contract for a stated price at a specified time. Conversely, the purchase of such futures contracts creates an obligation of the purchaser to pay for and take delivery of the underlying foreign currency or financial instrument called for in the contract for a stated price at a specified time. In some cases, the specific instruments delivered or taken, respectively, on the settlement date are not determined until on or near that date. That determination is made in accordance with the rules of the exchange on which the sale or purchase was made. Some futures contracts are cash settled (rather than physically settled), which means that the purchase price is subtracted from the current market value of the instrument and the net amount, if positive, is paid to the purchaser by the seller of the futures contract and, if negative, is paid by the purchaser to the seller of the futures contract. In particular, Index Futures are agreements pursuant to which two parties agree to take or make delivery of an amount of cash equal to the difference between the value of a securities index at the close of the last trading day of the contract and the price at which the index contract was originally written. Although the value of a securities index might be a function of the value of certain specified securities, no physical delivery of these securities is made.

The purchase or sale of a futures contract differs from the purchase or sale of a security or option in that no price or premium is paid or received. Instead, an amount of cash, U.S. government securities, or other liquid assets equal in value to a percentage of the face amount of the futures contract must be deposited with the broker. This amount is known as initial margin. The amount of the initial margin is generally set by the market on which the contract is traded (margin requirements on foreign exchanges may be different than those on U.S. exchanges). Subsequent payments to and from the broker, known as variation margin, are made on a daily basis as the price of the underlying futures contract fluctuates, making the long and short positions in the futures contract more or less valuable, a process known as “marking to the market.” For futures contracts which are cash settled, the Fund may designate or segregate liquid assets in an amount equal to the Fund’s daily marked-to-market value of such contract. Prior to the settlement date of the futures contract, the position may be closed by taking an opposite position. A final determination of variation margin is then made, additional cash is required to be paid to or released by the broker, and the purchaser realizes a loss or gain. In addition, a commission is paid to the broker on each completed purchase and sale.

Although some futures contracts call for making or taking delivery of the underlying securities, currencies, commodities, or other underlying instrument, in most cases, futures contracts are closed before the settlement date without the making or taking of delivery by offsetting purchases or sales of matching futures contracts (i.e., with the same exchange, underlying financial instrument, currency, commodity, or index, and delivery month). If the price of the initial sale exceeds the price of the offsetting purchase, the seller is paid the difference and realizes a gain. Conversely, if the price of the offsetting purchase exceeds the price of the initial sale, the seller realizes a loss. Similarly, a purchase of a futures contract is closed out by selling a corresponding futures contract. If the offsetting sale price exceeds the original purchase price, the purchaser realizes a gain, and, if the original purchase price exceeds the offsetting sale price, the purchaser realizes a loss. Any transaction costs must also be included in these calculations.

In the United States, futures contracts are traded only on commodity exchanges or boards of trade – known as “contract markets” – approved by the Commodity Futures Trading Commission (“CFTC”), and must be executed through a futures commission merchant or brokerage firm that is a member of the relevant market. The Fund may also purchase futures contracts on foreign exchanges or similar entities, which are not regulated by the CFTC and may not be subject to the same degree of regulation as the U.S. contract markets. (See “Additional Risks of Options on Securities, Futures Contracts, and Options on Futures Contracts Traded on Foreign Exchanges” below.)

Index Futures. The Fund’s purchase and sale of Index Futures is limited to contracts and exchanges approved by the CFTC. The Fund may close open positions on an exchange on which Index Futures are traded at any time up to and including the expiration day. In general, all positions that remain open at the close of business on that day must be settled on the next business day (based on the value of the relevant index on the expiration day). Additional or different margin requirements as well as settlement procedures may apply to foreign stock Index Futures.

Interest Rate Futures. The Fund may engage in transactions involving the use of futures on interest rates. These transactions may be in connection with investments in U.S. government securities and other fixed income securities.

Inflation Linked Futures. The Fund may engage in transactions involving inflation linked futures, including Consumer Price Index (“CPI”) futures, which are exchange-traded futures contracts that represent the inflation on a notional value of $1,000,000 for a period of three months, as implied by the CPI. Inflation linked futures may be used by the Fund to hedge the inflation risk in nominal bonds (i.e., non-inflation indexed bonds) thereby creating “synthetic” inflation indexed bonds. The Fund also may combine inflation linked futures with U.S. Treasury futures contracts to create “synthetic” inflation indexed bonds issued by the U.S. Treasury. See “Indexed Investments—Inflation Indexed Bonds” below for a discussion of inflation indexed bonds.

Currency Futures. The Fund may buy and sell futures contracts on currencies. (See “Foreign Currency Transactions” below for a description of the Fund’s use of currency futures.)

Options on Futures Contracts. Options on futures contracts give the purchaser the right in return for the premium paid to assume a long position (in the case of a call option) or a short position (in the case of a put option) in a futures contract at the option exercise price at any time during the period of the option (in the case of an American style option) or on the expiration date (in the case of European style option). Upon exercise of a call option, the holder acquires a long position in the futures contract and the writer is assigned the opposite short position. In the case of a put option, the holder acquires a short position and the writer is assigned the opposite long position in the futures contract. Accordingly, in the event that an option is exercised, the parties will be subject to all the risks associated with the trading of futures contracts, such as payment of initial and variation margin deposits.

The Fund may use options on futures contracts in lieu of writing or buying options directly on the underlying securities or purchasing and selling the underlying futures contracts. For example, to hedge against a possible decrease in the value of its portfolio securities, the Fund may purchase put options or write call options on futures contracts rather than selling futures contracts. Similarly, the Fund may hedge against a possible increase in the price of securities the Fund expects to purchase by purchasing call options or writing put options on futures contracts rather than purchasing futures contracts. In addition, the Fund may purchase and sell interest rate options on U.S. Treasury or Eurodollar futures to take a long or short position on interest rate fluctuations. Options on futures contracts generally operate in the same manner as options purchased or written directly on the underlying investments. (See “Foreign Currency Transactions” below for a description of the Fund’s use of options on currency futures.)

The Fund is also required to deposit and maintain margin with respect to put and call options on futures contracts written by it. Such margin deposits may vary depending on the nature of the underlying futures contract (and the related initial margin requirements), the current market value of the option, and other futures positions held by the Fund.

A position in an option on a futures contract may be terminated by the purchaser or seller prior to expiration by effecting a closing purchase or sale transaction, subject to the availability of a liquid secondary market, which is the purchase or sale of an option of the same type (i.e., the same exercise price and expiration date) as the option previously purchased or sold. The difference between the premiums paid and received represents the Fund’s profit or loss on the transaction.

Risk Factors in Futures and Futures Options Transactions. Investment in futures contracts involves risk. A purchase or sale of futures contracts may result in losses in excess of the amount invested in the futures contract. If a futures contract is used for hedging, an imperfect correlation between movements in the price of the futures contract and the price of the security, currency, or other investment being hedged creates risk. Correlation is higher when the investment being hedged underlies the futures contract. Correlation is lower when the investment being hedged is different than the security, currency, or other investment underlying the futures contract, such as when a futures contract on an index of securities or commodities is used to hedge a single security or commodity, a futures contract on one security (e.g., U.S. Treasury bonds) or commodity (e.g., gold) is used to hedge a different security (e.g., a mortgage-backed security) or commodity (e.g., copper), or when a futures contract in one currency is used to hedge a security denominated in another currency. In the case of Index Futures and futures on commodity indices, changes in the price of those futures contracts may not correlate perfectly with price movements in the relevant index due to market distortions. In the event of an imperfect correlation between a futures position and the portfolio position (or anticipated position) intended to be hedged, the Fund may realize a loss on the futures contract at the same time the Fund is realizing a loss on the portfolio position intended to be hedged. To compensate for imperfect correlations, the Fund may purchase or sell futures contracts in a greater amount than the hedged investments if the volatility of the price of the hedged investments is historically greater than the volatility of the futures contracts. Conversely, the Fund may purchase or sell fewer futures contracts if the volatility of the price of the hedged investments is historically less than that of the futures contract. The successful use of transactions in futures and related options for hedging also depends on the direction and extent of exchange rate, interest rate and asset price movements within a given time frame. For example, to the extent equity prices remain stable during the period in which a futures contract or option is held by the Fund investing in equity securities (or such prices move in a direction opposite to that anticipated), the Fund may realize a loss on the futures transaction, which is not fully or partially offset by an increase in the value of its portfolio securities. As a result, the Fund’s total return for such period may be less than if it had not engaged in the hedging transaction.

All participants in the futures market are subject to margin deposit and maintenance requirements. Instead of meeting margin calls, investors may close futures contracts through offsetting transactions, which could distort normal correlations. The margin deposit requirements in the futures market are less onerous than margin requirements in the securities market, allowing for more speculators who may cause temporary price distortions. Trading hours for foreign stock Index Futures may not correspond perfectly to the trading hours of the foreign exchange to which a particular foreign stock Index Future relates. As a result, the lack of continuous arbitrage may cause a disparity between the price of foreign stock Index Futures and the value of the relevant index.

The Fund may purchase futures contracts (or options on them) as an anticipatory hedge against a possible increase in the price of a currency in which securities the Fund anticipates purchasing is denominated. In such instances, the currency may instead decline. If the Fund does not then invest in those securities, the Fund may realize a loss on the futures contract that is not offset by a reduction in the price of the securities purchased.

The Fund’s ability to engage in the futures and options on futures strategies described above depends on the liquidity of the markets in those instruments. Trading interest in various types of futures and options on futures cannot be predicted. Therefore, no assurance can be given that the Fund will be able to utilize these instruments at all or that their use will be effective. In addition, there can be no assurance that a liquid market will exist at a time when the Fund seeks to close out a futures or option on a futures contract position, and the Fund would remain obligated to meet margin requirements until the position is closed. The liquidity of a secondary market in a futures contract may be adversely affected by “daily price fluctuation limits” established by commodity exchanges to limit the amount of fluctuation in a futures contract price during a single trading day. Once the daily limit has been reached, no trades of the contract may be entered at a price beyond the limit, thus preventing the liquidation of open futures positions. In the past, prices have exceeded the daily limit on several consecutive trading days. Short (and long) positions in Index Futures or futures on commodities indices may be closed only by purchasing (or selling) a futures contract on the exchange on which the Index Futures or commodity futures, as applicable, are traded.

As discussed above, if the Fund purchases or sells a futures contract, it is only required to deposit initial and variation margin as required by relevant CFTC regulations and the rules of the contract market. The Fund’s net asset value will generally fluctuate with the value of the security or other instrument underlying a futures contract as if it were already in the Fund’s portfolio. Futures transactions can have the effect of investment leverage. Furthermore, if the Fund combines short and long positions, in addition to possible declines in the values of its investment securities, the Fund will incur losses if the index underlying the long futures position underperforms the index underlying the short futures position.

In addition, if the Fund’s futures brokers become bankrupt or insolvent, or otherwise default on their obligations to the Fund, the Fund may not receive all amounts owing to it in respect of its trading, despite the futures clearinghouse fully discharging all of its obligations. Furthermore, in the event of the bankruptcy of a futures broker, the Fund could be limited to recovering only a pro rata share of all available funds segregated on behalf of the futures broker’s combined customer accounts, even though certain property specifically traceable to the Fund was held by the futures broker.

The Fund’s ability to engage in futures and options on futures transactions may be limited by tax considerations.

Additional Risks of Options on Securities, Futures Contracts, and Options on Futures Contracts Traded on Foreign Exchanges. Options on securities, futures contracts, options on futures contracts, and options on currencies may be traded on foreign exchanges. Such transactions may not be regulated as effectively as similar transactions in the United States (which are regulated by the CFTC) and may be subject to greater risks than trading on domestic exchanges. For example, some foreign exchanges may be principal markets so that no common clearing facility exists and a trader may look only to the broker for performance of the contract. The lack of a common clearing facility creates counterparty risk. If a counterparty defaults, the Fund normally will have contractual remedies against that counterparty, but may be unsuccessful in enforcing those remedies. When seeking to enforce a contractual remedy, the Fund also is subject to the risk that the parties may interpret contractual terms (e.g., the definition of default) differently. Counterparty risk is greater for derivatives with longer maturities where events may intervene to prevent settlement. Counterparty risk is also greater when the Fund has concentrated its derivatives with a single or small group of counterparties as it sometimes does as a result of its use of swaps and other OTC derivatives. To the extent the Fund has significant exposure to a single counterparty, this risk will be particularly pronounced for the Fund. If a dispute occurs, the cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead the Fund to decide not to pursue its claims against the counterparty. The Fund thus assumes the risk that it may be unable to obtain payments owed under foreign futures contracts or that those payments may be delayed or made only after the Fund has incurred the costs of litigation. In addition, unless the Fund hedges against fluctuations in the exchange rate between the currencies in which trading is done on foreign exchanges and other currencies, any profits that the Fund might realize in trading could be offset (or worse) by adverse changes in the exchange rate. The value of foreign options and futures may also be adversely affected by other factors unique to foreign investing (see “Risks of Foreign Investments” above).

Swap Contracts and Other Two-Party Contracts

The Fund uses swap contracts (or “swaps”) and other two-party contracts for the same or similar purposes as options and futures. (See “Uses of Derivatives” below for more information regarding the various derivatives strategies the Fund may employ using swap contracts and other two-party contracts.)

Swap Contracts. The Fund may directly or indirectly use various different types of swaps, such as swaps on securities and securities indices, total return swaps, interest rate swaps, currency swaps, credit default swaps, variance swaps, inflation swaps, and other types of available swap agreements, depending on the Fund’s investment objective and policies. Swap contracts are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to a number of years. Under a typical swap, one party may agree to pay a fixed rate or a floating rate determined by reference to a specified instrument, rate, or index, multiplied in each case by a specified amount (“notional amount”), while the other party agrees to pay an amount equal to a different floating rate multiplied by the same notional amount. On each payment date, the parties’ obligations are netted, with only the net amount paid by one party to the other.

Swap contracts are typically individually negotiated and structured to provide exposure to a variety of different types of investments or market factors. Swap contracts may be entered into for hedging or non-hedging purposes and therefore may increase or decrease the Fund’s exposure to the underlying instrument, rate, asset or index. Swaps can take many different forms and are known by a variety of names. The Fund is not limited to any particular form or variety of swap agreement if the Manager determines it is consistent with the Fund’s investment objective and policies.

The Fund may enter into swaps on securities, baskets of securities or securities indices. For example, the parties to a swap contract may agree to exchange returns calculated on a notional amount of a security, basket of securities, or securities index (e.g., S&P 500 Index). Additionally, the Fund may use total return swaps, which typically involve commitments to pay amounts computed in the same manner as interest in exchange for a market-linked return, both based on notional amounts. The Fund may use such swaps to gain investment exposure to the underlying security or securities where direct ownership is either not legally possible or is economically unattractive. To the extent the total return of the security, basket of securities, or index underlying the transaction exceeds or falls short of the offsetting interest rate obligation, the Fund will receive a payment from or make a payment to the counterparty, respectively.

In addition, the Fund may enter into an interest rate swap in order to protect against declines in the value of fixed income securities held by the Fund. In such an instance, the Fund may agree with a counterparty to pay a fixed rate (multiplied by a notional amount) and the counterparty pay a floating rate multiplied by the same notional amount. If interest rates rise, resulting in a diminution in the value of the Fund’s portfolio, the Fund would receive payments under the swap that would offset, in whole or in part, such diminution in value. The Fund may also enter into swaps to modify its exposure to particular currencies using currency swaps. For instance, the Fund may enter into a currency swap between the U.S. dollar and the Japanese Yen in order to increase or decrease its exposure to each such currency.

The Fund may use inflation swaps (including inflation swaps tied to the CPI), which involve commitments to pay a regular stream of inflation indexed cash payments in exchange for receiving a stream of nominal interest payments (or vice versa), where both payment streams are based on a notional amount. The nominal interest payments may be based on either a fixed interest rate or variable interest rate, such as LIBOR. Inflation swaps may be used to hedge the inflation risk in nominal bonds (i.e., non-inflation indexed bonds), thereby creating synthetic inflation indexed bonds, or combined with U.S. Treasury futures contracts to create synthetic inflation indexed bonds issued by the U.S. Treasury. See “Indexed Investments – Inflation Indexed Bonds” below.

In addition, the Fund may directly or indirectly use credit default swaps to take an active long or short position with respect to the likelihood of default by a corporate or sovereign issuer of fixed income securities (including asset-backed securities). In a credit default swap, one party pays, in effect, an insurance premium through a stream of payments to another party in exchange for the right to receive a specified return in the event of default (or similar events) by one or more third parties on their obligations. For example, in purchasing a credit default swap, the Fund may pay a premium in return for the right to put specified bonds or loans to the counterparty, such as a U.S. or foreign issuer or basket of such issuers, upon issuer default (or similar events) at their par (or other agreed-upon) value. The Fund, as the purchaser in a credit default swap, bears the risk that the investment might expire worthless. It also would be subject to counterparty risk – the risk that the counterparty may fail to satisfy its payment obligations to the Fund in the event of a default (or similar event) (see “Risk Factors in Swap Contracts, OTC Options, and Other Two-Party Contracts” below). In addition, as a purchaser in a credit default swap, the Fund’s investment would only generate income in the event of an actual default (or similar event) by the issuer of the underlying obligation. The Fund may also invest in credit default indices, which are indices that reflect the performance of a basket of credit default swaps.

The Fund also may use credit default swaps for investment purposes by selling a credit default swap, in which case the Fund will receive a premium from its counterparty in return for the Fund’s taking on the obligation to pay the par (or other agreed-upon) value to the counterparty upon issuer default (or similar events). As the seller in a credit default swap, the Fund effectively adds economic leverage to its portfolio because, in addition to its total net assets, the Fund is subject to investment exposure on the notional amount of the swap. If no event of default (or similar event) occurs, the Fund would keep the premium received from the counterparty and would have no payment obligations. For credit default swap agreements on asset-backed securities, an event of default may result from various events, which may include an issuer’s failure to pay interest or principal, a breach of a material representation or covenant, an agreement by the holders of an asset-backed security to a maturity extension, or a write-down on the collateral underlying the security. For credit default swap agreements on corporate or sovereign issuers, an event of default may result from such events as the issuer’s bankruptcy, failure to pay interest or principal, repudiation/moratorium or restructuring.

The Fund may use variance swap agreements, which involve an agreement by two parties to exchange cash flows based on the measured variance (or square of volatility) of a specified underlying asset. One party agrees to exchange a “fixed rate” or strike price payment for the “floating rate” or realized price variance on the underlying asset with respect to the notional amount. At inception, the strike price chosen is generally fixed at a level such that the fair value of the swap is zero. As a result, no money changes hands at the initiation of the contract. At the expiration date, the amount paid by one party to the other is the difference between the realized price variance of the underlying asset and the strike price multiplied by the notional amount. A receiver of the realized price variance would receive a payment when the realized price variance of the underlying asset is greater than the strike price and would make a payment when that variance is less than the strike price. A payer of the realized price variance would make a payment when the realized price variance of the underlying asset is greater than the strike price and would receive a payment when that variance is less than the strike price. This type of agreement is essentially a forward contract on the future realized price variance of the underlying asset.

Contracts for Differences. Contracts for differences are swap arrangements in which the parties agree that their return (or loss) will be based on the relative performance of two different groups or baskets of securities. Often, one or both baskets will be an established securities index. The Fund’s return will be based on changes in value of theoretical long futures positions in the securities comprising one basket (with an aggregate face value equal to the notional amount of the contract for differences) and theoretical short futures positions in the securities comprising the other basket. The Fund also may use actual long and short futures positions and achieve similar market exposure by netting the payment obligations of the two contracts. The Fund will only enter into contracts for differences (and analogous futures positions) when the Manager believes that the basket of securities constituting the long position will outperform the basket constituting the short position. If the short basket outperforms the long basket, the Fund will realize a loss – even in circumstances when the securities in both the long and short baskets appreciate in value.

Interest Rate Caps, Floors, and Collars. The Fund may use interest rate caps, floors, and collars for the same or similar purposes as it uses interest rate futures contracts and related options and, as a result, will be subject to similar risks. See “Options and Futures—Risk Factors in Options Transactions” and “—Risk Factors in Futures and Futures Options Transactions” above. Like interest rate swap contracts, interest rate caps, floors, and collars are two-party agreements in which the parties agree to pay or receive interest on a notional principal amount and are generally individually negotiated with a specific counterparty. The purchaser of an interest rate cap receives interest payments from the seller to the extent that the return on a specified index exceeds a specified interest rate. The purchaser of an interest rate floor receives interest payments from the seller to the extent that the return on a specified index falls below a specified interest rate. The purchaser of an interest rate collar receives interest payments from the seller to the extent that the return on a specified index falls outside the range of two specified interest rates.

Swaptions. An option on a swap agreement, also called a “swaption,” is an OTC option that gives the buyer the right, but not the obligation, to enter into a swap on a specified future date in exchange for paying a market-based premium. A receiver swaption gives the owner the right to receive the total return of a specified asset, reference rate, or index (such as a call option on a bond). A payer swaption gives the owner the right to pay the total return of a specified asset, reference rate, or index (such as a put option on a bond). Swaptions also include options that allow one of the counterparties to terminate or extend an existing swap.

Risk Factors in Swap Contracts, OTC Options, and Other Two-Party Contracts. The Fund may only close out a swap, contract for differences, cap, floor, collar, or OTC option (including swaption) with its particular counterparty, and may only transfer a position with the consent of that counterparty. If a counterparty fails to meet its contractual obligations, goes bankrupt, or otherwise experiences a business interruption, the Fund could miss investment opportunities or otherwise hold investments it would prefer to sell, resulting in losses for the Fund. If the counterparty defaults, the Fund will have contractual remedies, but there can be no assurance that the counterparty will be able to meet its contractual obligations or that the Fund will be able to enforce its rights. For example, because the contract for each OTC derivatives transaction is individually negotiated with a specific counterparty, the Fund is subject to the risk that a counterparty may interpret contractual terms (e.g., the definition of default) differently than the Fund. The cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead it to decide not to pursue its claims against the counterparty. Counterparty risk is greater for derivatives with longer maturities where events may intervene to prevent settlement. Counterparty risk is also greater when the Fund has concentrated its derivatives with a single or small group of counterparties as it sometimes does as a result of its use of swaps and other OTC derivatives. To the extent the Fund has significant exposure to a single counterparty, this risk will be particularly pronounced for the Fund. The Fund, therefore, assumes the risk that it may be unable to obtain payments the Manager believes are owed under an OTC derivatives contract or that those payments may be delayed or made only after the Fund has incurred the costs of litigation. In addition, counterparty risk is pronounced during unusually adverse market conditions and is particularly acute in environments (like those experienced recently) in which financial services firms are exposed to systemic risks of the type evidenced by the insolvency of Lehman Brothers in 2008 and subsequent market disruptions.

The credit rating of a counterparty may be adversely affected by greater-than-average volatility in the markets, even if the counterparty’s net market exposure is small relative to its capital.

Counterparty risk with respect to OTC derivatives may be further complicated by recently enacted U.S. financial reform legislation. See “Legal and Regulatory Risk” below for more information.

The Fund’s ability to enter into these transactions may be affected by tax considerations.

Additional Risk Factors in OTC Derivatives Transactions. Participants in OTC derivatives markets typically are not subject to the same level of credit evaluation and regulatory oversight as are members of exchange-based markets and, therefore, OTC derivatives generally expose the Fund to greater counterparty risk than exchange-traded derivatives.

Among other trading agreements, the Fund is party to International Swaps and Derivatives Association, Inc. Master Agreements (“ISDA Agreements”) or other similar types of agreements with select counterparties that generally govern over-the-counter derivative transactions entered into by the Fund. The ISDA Agreements typically include representations and warranties as well as contractual terms related to collateral, events of default, termination events, and other provisions. Termination events may include the decline in the net assets of the Fund below a certain level over a specified period of time and entitle a counterparty to elect to terminate early with respect to some or all the transactions under the ISDA Agreement with that counterparty. Such an election by one or more of the counterparties could have a material adverse impact on the Fund’s operations.

Use of Futures and Related Options, Interest Rate Floors, Caps and Collars, Certain Types of Swap Contracts and Related Instruments—Commodity Pool Operator Status. The Fund has claimed an exclusion from the definition of “commodity pool operator” under the Commodity Exchange Act and, therefore, is not subject to registration or regulation as a commodity pool operator under that Act.

Foreign Currency Transactions

Currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by the forces of supply and demand in the currency exchange markets, trade balances, the relative merits of investments in different countries, actual or perceived changes in interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation, and other complex factors. Currency exchange rates also can be affected unpredictably as a result of intervention (or the failure to intervene) by the U.S. or foreign governments, central banks, or supranational agencies such as the International Monetary Fund, or by currency or exchange controls or political and economic developments in the U.S. or abroad. Currencies in which the Fund’s assets are denominated, or in which the Fund has taken a long position, may be devalued against other currencies, resulting in a loss to the Fund. Similarly, currencies in which the Fund has taken a short position may increase in value relative to other currencies, resulting in a loss to the Fund.

In addition, some currencies are illiquid (e.g., emerging country currencies), and the Fund may not be able to covert these currencies into U.S. dollars, in which case the Manager may decide to purchase U.S. dollars in a parallel market where the exchange rate is materially and adversely different. Exchange rates for many currencies (e.g., emerging country currencies) are particularly affected by exchange control regulations.

The Fund may buy or sell foreign currencies or deal in forward foreign currency contracts, currency futures contracts and related options, and options on currencies. The Fund may use such currency instruments for hedging, investment, and/or currency risk management. Currency risk management may include taking overweighted or underweighted currency positions relative to both the securities portfolio of the Fund and the Fund’s performance index. The Fund also may purchase forward foreign exchange contracts in conjunction with U.S. dollar-denominated securities in order to create a synthetic foreign currency-denominated security that approximates desired risk and return characteristics when the non-synthetic securities either are not available in foreign markets or possess undesirable characteristics.

Forward foreign currency contracts are contracts between two parties to purchase and sell a specified quantity of a particular currency at a specified price, with delivery and settlement to take place on a specified future date. A forward foreign currency contract can reduce the Fund’s exposure to changes in the value of the currency it will deliver and can increase its exposure to changes in the value of the currency it will receive for the duration of the contract. The effect on the value of the Fund is similar to the effect of selling securities denominated in one currency and purchasing securities denominated in another currency. Contracts to sell a particular foreign currency would limit any potential gain that might be realized by the Fund if the value of the hedged currency increases. In addition, it is not always possible to hedge fully or perfectly against currency fluctuations affecting the value of the securities denominated in foreign currencies because the value of such securities also is likely to fluctuate because of independent factors not related to currency fluctuations. If a forward foreign currency contract is used for hedging, an imperfect correlation between movements in the price of the forward foreign currency contract and the price of the currency or other investment being hedged creates risk. Forward foreign currency contracts involve a number of the same characteristics and risks as currency futures contracts (discussed below) but there also are several differences. Forward foreign currency contracts are not market traded, and are not necessarily marked to market on a daily basis. They settle only at the pre-determined settlement date. This can result in deviations between forward foreign currency prices and currency futures prices, especially in circumstances where interest rates and currency futures prices are positively correlated. Second, in the absence of exchange trading and involvement of clearing houses, there are no standardized terms for forward currency contracts. Accordingly, the parties are free to establish such settlement times and underlying amounts of a currency as desirable, which may vary from the standardized provisions available through any currency futures contract. Finally, forward foreign currency contracts, as two party obligations for which there is no secondary market, involve counterparty risk not present with currency futures contracts, discussed below.

The Fund also may purchase or sell currency futures contracts and related options. Currency futures contracts are contracts to buy or sell a standard quantity of a particular currency at a specified future date and price. However, currency futures can be and often are closed out prior to delivery and settlement. In addition, the Fund may use options on currency futures contracts, which give their holders the right, but not the obligation, to buy (in the case of a call option) or sell (in the case of a put option) a specified currency futures contract at a fixed price during a specified period. (See “Options and Futures—Futures” above for more information on futures contracts and options on futures contracts.)

The Fund also may purchase or sell options on currencies. These give their holders the right, but not the obligation, to buy (in the case of a call option) or sell (in the case of a put option) a specified quantity of a particular currency at a fixed price during a specified period. Options on currencies possess many of the same characteristics as options on securities and generally operate in a similar manner. They may be traded on an exchange or in the OTC markets. Options on currencies traded on U.S. or other exchanges may be subject to position limits, which may limit the ability of the Fund to reduce foreign currency risk using options. (See “Options and Futures—Currency Options” above for more information on currency options.)

Repurchase Agreements

The Fund may enter into repurchase agreements with banks and broker-dealers. A repurchase agreement is a contract under which the Fund acquires a security (usually an obligation of the government in the jurisdiction where the transaction is initiated or in whose currency the agreement is denominated) for a relatively short period (usually less than a week) for cash and subject to the commitment of the seller to repurchase the security for an agreed-upon price on a specified date. The repurchase price exceeds the acquisition price and reflects an agreed-upon market rate unrelated to the coupon rate on the purchased security. Repurchase agreements afford the Fund the opportunity to earn a return on temporarily available cash without market risk, although the Fund bears the risk of a seller’s failure to meet its obligation to pay the repurchase price when it is required to do so. Such a default may subject the Fund to expenses, delays, and risks of loss including: (i) possible declines in the value of the underlying security while the Fund seeks to enforce its rights thereto, (ii) possible reduced levels of income and lack of access to income during this period, and (iii) the inability to enforce its rights and the expenses involved in attempted enforcement. Entering into repurchase agreements entails certain risks, which include the risk that the counterparty to the repurchase agreement may not be able to fulfill its obligations, as discussed above, that the parties may disagree as to the meaning or application of contractual terms, or that the instrument may not perform as expected. See “Description of Principal Risks—Counterparty Risk” in the Private Placement Memorandum.

Debt and Other Fixed Income Securities Generally

Debt and other fixed income securities include fixed and floating rate securities of any maturity. Fixed rate securities pay a specified rate of interest or dividends. Floating rate securities pay a rate that is adjusted periodically by reference to a specified index or market rate. Fixed and floating rate securities include securities issued by federal, state, local, and foreign governments and related agencies, and by a wide range of private issuers, and generally are referred to in this Statement of Additional Information as “fixed income securities.” Indexed bonds are a type of fixed income security whose principal value and/or interest rate is adjusted periodically according to a specified instrument, index, or other statistic (e.g., another security, inflation index, currency, or commodity). See “Adjustable Rate Securities” and “Indexed Investments” below. In addition, the Fund may create “synthetic” bonds which approximate desired risk and return profiles. This may be done where a “non-synthetic” security having the desired risk/return profile either is unavailable (e.g., short-term securities of certain foreign governments) or possesses undesirable characteristics (e.g., interest payments on the security would be subject to foreign withholding taxes). See, for example, “Options and Futures—Inflation-Linked Futures” above.

Holders of fixed income securities are exposed to both market and credit risk. Market risk (or “interest rate risk”) relates to changes in a security’s value as a result of changes in interest rates. In general, the values of fixed income securities increase when interest rates fall and decrease when interest rates rise. Credit risk relates to the ability of an issuer to make payments of principal and interest. Obligations of issuers are subject to bankruptcy, insolvency and other laws that affect the rights and remedies of creditors. Fixed income securities denominated in foreign currencies also are subject to the risk of a decline in the value of the denominating currency.

Because interest rates vary, the future income of the Fund cannot be predicted with certainty if it invests in floating rate fixed income securities. If the Fund invests in indexed securities, the future income of the Fund also will be affected by changes in those securities’ indices over time (e.g., changes in inflation rates, currency rates, or commodity prices).

The Fund may invest in a wide range of debt and fixed income instruments, including, but not limited to, Brady Bonds, Euro Bonds and Zero Coupon Securities, described below.

Cash and Other High Quality Investments

The Fund may temporarily invest a portion of its assets in cash or cash items pending other investments or to maintain liquid assets required in connection with some of the Fund’s investments. These cash items and other high quality debt securities may include money market instruments, such as securities issued by the United States Government and its agencies, bankers’ acceptances, commercial paper, and bank certificates of deposit. If a custodian holds cash on behalf of the Fund, the Fund may be an unsecured creditor in the event of the insolvency of the custodian. In addition, the Fund will be subject to credit risk with respect to such a custodian, which may be heightened to the extent the Fund takes a temporary defensive position.

U.S. Government Securities and Foreign Government Securities

U.S. government securities include securities issued or guaranteed by the U.S. government or its authorities, agencies, or instrumentalities. Foreign government securities include securities issued or guaranteed by foreign governments (including political subdivisions) or their authorities, agencies, or instrumentalities or by supra-national agencies. Different kinds of U.S. government securities and foreign government securities have different kinds of government support. For example, some U.S. government securities (e.g., U.S. Treasury bonds) are supported by the full faith and credit of the United States. Other U.S. government securities are issued or guaranteed by federal agencies or government-chartered or -sponsored enterprises but are neither guaranteed nor insured by the U.S. government (e.g., debt securities issued by the Federal Home Loan Mortgage Corporation (“Freddie Mac”), Federal National Mortgage Association (“Fannie Mae”), and Federal Home Loan Banks (“FHLBs”)). Similarly, some foreign government securities are supported by the full faith and credit of a foreign national government or political subdivision and some are not. Foreign government securities of some countries may involve varying degrees of credit risk as a result of financial or political instability in those countries or the possible inability of the Fund to enforce its rights against the foreign government. As with issuers of other fixed income securities, sovereign issuers may be unable or unwilling to satisfy their obligations to pay principal or interest payments.

Supra-national agencies are agencies whose member nations make capital contributions to support the agencies’ activities. Examples include the International Bank for Reconstruction and Development (the World Bank), the Asian Development Bank, and the Inter-American Development Bank.

As with other fixed income securities, U.S. government securities and foreign government securities expose their holders to market risk because their values typically change as interest rates fluctuate. For example, the value of U.S. government securities or foreign government securities may fall during times of rising interest rates. Yields on U.S. government securities and foreign government securities tend to be lower than those of corporate securities of comparable maturities.

In addition to investing directly in U.S. government securities and foreign government securities, the Fund may purchase certificates of accrual or similar instruments evidencing undivided ownership interests in interest payments and/or principal payments of U.S. government securities and foreign government securities. The Fund may also invest in Separately Traded Registered Interest and Principal Securities (“STRIPS”), which are interests in separately traded interest and principal component parts of U.S. Treasury obligations that represent future interest payments, principal payments, or both, are direct obligations of the U.S. government, and are transferable through the federal reserve book-entry system. Certificates of accrual and similar instruments may be more volatile than other government securities.

Real Estate Investment Trusts and other Real Estate-Related Investments

The Fund may invest in pooled real estate investment vehicles (so-called “real estate investment trusts” or “REITs”) and other real estate-related investments such as securities of companies principally engaged in the real estate industry. In addition to REITs, companies in the real estate industry and real estate-related investments may include, for example, entities that either own properties or make construction or mortgage loans, real estate developers, and companies with substantial real estate holdings. Each of these types of investments is subject to risks similar to those associated with direct ownership of real estate. Factors affecting real estate values include the supply of real property in particular markets, overbuilding, changes in zoning laws, casualty or condemnation losses, delays in completion of construction, changes in real estate values, changes in operations costs and property taxes, levels of occupancy, adequacy of rent to cover operating expenses, possible environmental liabilities, regulatory limitations on rent, fluctuations in rental income, increased competition and other risks related to local and regional market conditions. The value of real-estate related investments also may be affected by changes in interest rates, macroeconomic developments, and social and economic trends. For instance, during periods of declining interest rates, certain mortgage REITs may hold mortgages that the mortgagors elect to prepay, which prepayment may diminish the yield on securities issued by those REITs. Some REITs have relatively small market capitalizations, which can tend to increase the volatility of the market price of their securities.

REITs are pooled investment vehicles that invest in real estate or real estate-related companies. The Fund may invest in different types of REITs, including equity REITs, which own real estate directly; mortgage REITs, which make construction, development, or long-term mortgage loans; and hybrid REITs, which share characteristics of equity REITs and mortgage REITs. In general, the value of a REIT’s shares changes in light of factors affecting the real estate industry. REITs are also subject to the risk of fluctuations in income from underlying real estate assets, poor performance by the REIT’s manager and the manager’s inability to manage cash flows generated by the REIT’s assets, prepayments and defaults by borrowers, self-liquidation, adverse changes in the tax laws, and, with regard to real estate investment trusts (as defined in Section 856 of the Code) qualifying for the special tax treatment under Subchapter M of the Code (“U.S. REITs”), the risk of failing to qualify for tax-free pass-through of income under the Code and/or to maintain exempt status under the 1940 Act. See “Taxes” below for a discussion of special tax considerations relating to the Fund’s investment in U.S. REITs.

By investing in REITs indirectly through the Fund, investors will bear not only their proportionate share of the expenses of the Fund, but also, indirectly, similar expenses of REITs. In addition, REITs depend generally on their ability to generate cash flow to make distributions to investors. Investments in REITs are subject to risks associated with the direct ownership of real estate.

Indexed Investments

The Fund may invest in various transactions and instruments that are designed to track the performance of an index (including, but not limited to, securities indices and credit default indices). Indexed securities are securities the redemption values and/or coupons of which are indexed to a specific instrument, group of instruments, index, or other statistic. Indexed securities typically, but not always, are debt securities or deposits whose value at maturity or coupon rate is determined by reference to other securities, securities or inflation indices, currencies, precious metals or other commodities, or other financial indicators. For example, the maturity value of gold-indexed securities depends on the price of gold and, therefore, their price tends to rise and fall with gold prices.

While investments that track the performance of an index may increase the number, and thus the diversity, of the underlying assets to which the Fund is exposed, such investments are subject to many of the same risks of investing in the underlying assets that comprise the index discussed elsewhere in this section, as well as certain additional risks that are not typically associated with investments in such underlying assets. An investment that is designed to track the performance of an index may not replicate and maintain exactly the same composition and relative weightings of the assets in the index. Additionally, the liquidity of the market for such investments may be subject to the same conditions affecting liquidity in the underlying assets and markets and could be relatively less liquid in certain circumstances. The performance of indexed securities depends on the performance of the security, security index, inflation index, currency, or other instrument to which they are indexed. Interest rate changes in the U.S. and abroad also may influence performance. Indexed securities also are subject to the credit risks of the issuer, and their values are adversely affected by declines in the issuer’s creditworthiness.

The Fund’s investments in certain indexed securities, including inflation indexed bonds, may generate taxable income in excess of the interest they pay to the Fund, which may cause the Fund to sell investments to obtain cash to make income distributions to shareholders (including at a time when it may not be advantageous to do so). See “Distributions and Taxes” in the Prospectuses and “Distributions” and “Taxes” in this Statement of Additional Information.

Currency-Indexed Securities. Currency-indexed securities have maturity values or interest rates determined by reference to the values of one or more foreign currencies. Currency-indexed securities also may have maturity values or interest rates that depend on the values of a number of different foreign currencies relative to each other.

Inverse Floating Obligations. Indexed securities in which the Fund may invest include so-called “inverse floating obligations” or “residual interest bonds” on which the interest rates typically decline as the index or reference rates, typically short-term interest rates, increase and increase as index or reference rates decline. An inverse floating obligation may have the effect of investment leverage to the extent that its interest rate varies by a magnitude that exceeds the magnitude of the change in the index or reference rate of interest. Generally, leverage will result in greater price volatility.

Inflation Indexed Bonds. The Fund may invest in inflation indexed bonds. The Fund may also invest in futures contracts on inflation indexed bonds. See “Options and Futures—Inflation Linked Futures” above for a discussion of inflation linked futures. Inflation indexed bonds are fixed income securities whose principal value is adjusted periodically according to the rate of inflation. Two structures are common. The U.S. Treasury and some other issuers use a structure that accrues inflation into the principal value of the bond. Most other issuers pay out the CPI accruals as part of a semiannual coupon.

Inflation indexed securities issued by the U.S. Treasury (“TIPS”) have maturities of approximately five, ten or twenty years (thirty year TIPS are no longer offered), although it is possible that securities that have other maturities will be issued in the future. U.S. Treasury securities pay interest on a semi-annual basis equal to a fixed percentage of the inflation-adjusted principal amount. For example, if the Fund purchased an inflation indexed bond with a par value of $1,000 and a 3% real rate of return coupon (payable 1.5% semi-annually), and the rate of inflation over the first six months was 1%, the mid-year par value of the bond would be $1,010 and the first semi-annual interest payment would be $15.15 ($1,010 times 1.5%). If inflation during the second half of the year resulted in the whole year’s inflation equaling 3%, the end-of-year par value of the bond would be $1,030 and the second semi-annual interest payment would be $15.45 ($1,030 times 1.5%).

If the periodic adjustment rate measuring inflation falls, the principal value of inflation indexed bonds will be adjusted downward and, consequently, the interest they pay (calculated with respect to a smaller principal amount) will be reduced. The U.S. government guarantees the repayment of the original bond principal upon maturity (as adjusted for inflation) in the case of a TIPS, even during a period of deflation, although the inflation-adjusted principal received could be less than the inflation-adjusted principal that had accrued to the bond at the time of purchase. However, the current market value of the bonds is not guaranteed and will fluctuate. The Fund also may invest in other inflation-related bonds which may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

The value of inflation indexed bonds normally changes when real interest rates change. Real interest rates, in turn, are tied to the relationship between nominal interest rates (i.e., stated interest rates) and the rate of inflation. Therefore, if the rate of inflation rises at a faster rate than nominal interest rates, real interest rates (i.e., nominal interest rate minus inflation) might decline, leading to an increase in value of inflation indexed bonds. In contrast, if nominal interest rates increase at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation indexed bonds. There can be no assurance, however, that the value of inflation indexed bonds will change in the same proportion as changes in nominal interest rates, and short term increases in inflation may lead to a decline in their value.

Although inflation indexed bonds protect their holders from long-term inflationary trends, short-term increases in inflation may result in a decline in value. In addition, inflation indexed bonds do not protect holders from increases in interest rates due to reasons other than inflation (such as changes in currency exchange rates).

The periodic adjustment of U.S. inflation indexed bonds is tied to the Consumer Price Index for Urban Consumers (“CPI-U”), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation, and energy. Inflation indexed bonds issued by a foreign government are generally adjusted to reflect changes in a comparable inflation index calculated by the foreign government. No assurance can be given that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. In addition, no assurance can be given that the rate of inflation in a foreign country will correlate to the rate of inflation in the United States.

Coupon payments received by the Fund from inflation indexed bonds are included in the Fund’s gross income for the period in which they accrue. In addition, any increase in the principal amount of an inflation indexed bond gives rise to ordinary income, even though principal is not paid until maturity.

Reverse Repurchase Agreements and Dollar Roll Agreements

The Fund may enter into reverse repurchase agreements and dollar roll agreements with banks and brokers to enhance return. Reverse repurchase agreements involve sales by the Fund of portfolio securities concurrently with an agreement by the Fund to repurchase the same securities at a later date at a fixed price. During the reverse repurchase agreement period, the Fund continues to receive principal and interest payments on the securities and also has the opportunity to earn a return on the collateral furnished by the counterparty to secure its obligation to redeliver the securities.

Dollar rolls are transactions in which the Fund sells securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type and coupon) securities on a specified future date. During the roll period, the Fund foregoes principal and interest paid on the securities. The Fund is compensated by the difference between the current sales price and the forward price for the future purchase (often referred to as the “drop”) as well as by the interest earned on the cash proceeds of the initial sale.

If the Fund enters into reverse repurchase agreements and dollar roll agreements, it maintains cash, U.S. government securities, or other liquid assets equal in value to its obligations under those agreements. If the buyer in a reverse repurchase agreement or dollar roll agreement files for bankruptcy or becomes insolvent, the Fund’s use of proceeds from the sale of its securities may be restricted while the other party or its trustee or receiver determines whether to honor the Fund’s right to repurchase the securities. Furthermore, in that situation the Fund may be unable to recover the securities it sold in connection with a reverse repurchase agreement and as a result would realize a loss equal to the difference between the value of the securities and the payment it received for them. This loss would be greater to the extent the buyer paid less than the value of the securities the Fund sold to it (e.g., a buyer may only be willing to pay $95 for a bond with a market value of $100). The Fund’s use of reverse repurchase agreements also subjects the Fund to interest costs based on the difference between the sale and repurchase price of a security involved in such a transaction. Additionally, reverse repurchase agreements entail the same risks as over-the-counter derivatives. These include the risk that the counterparty to the reverse repurchase agreement may not be able to fulfill its obligations, as discussed above, that the parties may disagree as to the meaning or application of contractual terms, or that the instrument may not perform as expected. See “Description of Principal Risks—Derivatives Risk” and “—Counterparty Risk” in the Private Placement Memorandum and “Uses of Derivatives” below. Reverse repurchase agreements and dollar rolls are not considered borrowings by the Fund for purposes of the Fund’s fundamental investment restriction on borrowings.

Illiquid Securities, Private Placements, Restricted Securities, and IPOs and Other Limited Opportunities

The Fund may invest up to 15% of its net assets in illiquid securities. For this purpose, “illiquid securities” are securities that the Fund may not sell or dispose of within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the securities.

A repurchase agreement maturing in more than seven days is considered illiquid, unless it can be terminated after a notice period of seven days or less.

The Manager also may deem certain securities to be illiquid as a result of the Manager’s receipt from time to time of material, non-public information about an issuer, which may limit the Manager’s ability to trade such securities for the account of any of its clients, including the Fund. In some instances, these trading restrictions could continue in effect for a substantial period of time.

Private Placements and Restricted Investments. Illiquid securities include securities of private issuers, securities traded in unregulated or shallow markets, securities issued by entities deemed to be affiliates of the Fund, and securities that are purchased in private placements and are subject to legal or contractual restrictions on resale. Because relatively few purchasers of these securities may exist, especially in the event of adverse economic and liquidity conditions or adverse changes in the issuer’s financial condition, the Fund may not be able to initiate a transaction or liquidate a position in such investments at a desirable price. Disposing of illiquid securities may involve time-consuming negotiation and legal expenses, and selling them promptly at an acceptable price may be difficult or impossible.

While private placements may offer attractive opportunities not otherwise available in the open market, the securities purchased are usually “restricted securities” or are “not readily marketable.” Restricted securities cannot be sold without being registered under the Securities Act of 1933, as amended (the “1933 Act”), unless they are sold pursuant to an exemption from registration (such as Rules 144 or 144A). Securities that are not readily marketable are subject to other legal or contractual restrictions on resale. The Fund may have to bear the expense of registering restricted securities for resale and the risk of substantial delay in effecting registration. The Fund selling its securities in a registered offering may be deemed to be an “underwriter” for purposes of Section 11 of the 1933 Act. In such event, the Fund may be liable to purchasers of the securities under Section 11 if the registration statement prepared by the issuer, or the prospectus forming a part of it, is materially inaccurate or misleading, although the Fund may have a due diligence defense.

At times, the inability to sell illiquid securities can make it more difficult to determine their fair value for purposes of computing the Fund’s net asset value. The judgment of the Manager normally plays a greater role in valuing these securities than in valuing publicly traded securities.

IPOs and Other Limited Opportunities. The Fund may purchase securities of companies that are offered pursuant to an initial public offering (“IPO”) or other similar limited opportunities. Although companies can be any age or size at the time of their IPO, they are often smaller and have a limited operating history, which involves a greater potential for the value of their securities to be impaired following the IPO. The price of a company’s securities may be highly unstable at the time of its IPO and for a period thereafter due to factors such as market psychology prevailing at the time of the IPO, the absence of a prior public market, the small number of shares available, and limited availability of investor information. Securities purchased in IPOs have a tendency to fluctuate in value significantly shortly after the IPO relative to the price at which they were purchased. These fluctuations could impact the net asset value and return earned on the Fund’s shares. Investors in IPOs can be adversely affected by substantial dilution in the value of their shares, by sales of additional shares, and by concentration of control in existing management and principal shareholders. In addition, all of the factors that affect the performance of an economy or equity markets may have a greater impact on the shares of IPO companies. IPO securities tend to involve greater risk due, in part, to public perception and the lack of publicly available information and trading history.

Investments in Other Investment Companies or Other Pooled Investments

Subject to applicable regulatory requirements, the Fund may invest in shares of both open- and closed-end investment companies (including other GMO Funds, money market funds, and exchange-traded funds (“ETFs”)). Investing in another investment company exposes the Fund to all the risks of that investment company and, in general, subjects it to a pro rata portion of the other investment company’s fees and expenses. The Fund also may invest in private investment funds, vehicles, or structures.

ETFs are hybrid investment companies that are registered as open-end investment companies or unit investment trusts (“UITs”) but possess some of the characteristics of closed-end funds. ETFs in which the Fund may invest typically hold a portfolio of common stocks that is intended to track the price and dividend performance of a particular index. The Fund may also invest in actively-managed ETFs. Common examples of ETFs include S&P Depositary Receipts (“SPDRs”), Vanguard ETFs, and iShares, which may be purchased from the UIT or investment company issuing the securities or in the secondary market (SPDRs, Vanguard ETFs, and iShares are predominantly listed on the NYSE Arca). The market price for ETF shares may be higher or lower than the ETF’s net asset value. The sale and redemption prices of ETF shares purchased from the issuer are based on the issuer’s net asset value.

Because ETFs are investment companies, investments in ETFs would, absent exemptive relief, be limited under applicable statutory limitations. Those limitations restrict the Fund’s investment in the shares of an ETF or other investment company to up to 5% of the Fund’s assets (which may represent no more than 3% of the securities of such ETF or other investment company) and limit aggregate investments in all ETFs and other investment companies to 10% of the Fund’s assets. Certain GMO Funds may invest in one or more ETFs beyond the statutory limitations pursuant to an agreement with the ETF, provided that the underlying Fund complies with the terms and conditions of the agreement and the conditions of the ETF’s exemptive order.

Certain GMO Funds may invest without limitation in other GMO Funds. These investments are not made in reliance on the fund of funds exemption provided in Section 12(d)(1)(G) of the 1940 Act, but instead are made in reliance on a Securities and Exchange Commission (“SEC”) exemptive order obtained by the Manager and the Trust permitting Funds of the Trust to operate as funds of funds. To the extent an investing GMO Fund holds shares of another GMO Fund, shareholders of the investing GMO Fund do not bear directly any of the operating fees and expenses of the underlying Fund, but bear indirectly a proportionate share of their operating fees and expenses (absent reimbursement of those expenses).

Short Sales

The Fund may seek to hedge investments or realize additional gains through short sales. The Fund may make short sales “against the box,” meaning the Fund may make short sales where the Fund owns, or has the right to acquire at no added cost, securities or currencies identical to those sold short. If the Fund makes a short sale against the box, the Fund will not immediately deliver the securities or currencies sold and will not immediately receive the proceeds from the sale. However, with respect to securities, the Fund is required to hold securities equivalent in kind and amount to the securities sold short (or securities convertible or exchangeable into such securities) while the short sale is outstanding. Once the Fund closes out its short position by delivering the securities or currencies sold short, it will receive the proceeds of the sale. The Fund will incur transaction costs, including interest, in connection with opening, maintaining, and closing short sales against the box.

In addition, the Fund is permitted to make short sales of securities or currencies it does not own

(i.e., short sales that are not against the box), in anticipation of a decline in the market value of that security or currency. To complete such a transaction, the Fund must borrow the security or currency (e.g., shares of an ETF) to make delivery to the buyer. The Fund then is obligated to replace the security or currency borrowed by purchasing it at the market price at or prior to termination of the loan. The price at such time may be more or less than the price at which the security or currency was sold by the Fund, and purchasing such security or currency to close out a short position can itself cause the price of the security or currency to rise further, thereby exacerbating any losses. Until the security or currency is replaced, the Fund is required to repay the lender any dividends or interest which accrue during the period of the loan. To borrow the security or currency, the Fund also may be required to pay a premium, which would increase the cost of the security or currency sold. The net proceeds of the short sale will be retained by the broker, to the extent necessary to meet margin requirements, until the short position is closed out. The Fund also will incur transaction costs in effecting short sales that are not against the box.

The Fund will incur a loss as a result of a short sale if the price of the security or index or currency increases between the date of the short sale and the date on which the Fund replaces the borrowed security or currency. The Fund will realize a gain if the price of the security or currency declines between those dates. The amount of any gain will be decreased, and the amount of any loss increased, by the amount of the premium, dividends or interest the Fund may be required to pay in connection with a short sale. Short sales that are not against the box involve a form of investment leverage, and the amount of the Fund’s loss on such a short sale is theoretically unlimited. Under adverse market conditions, the Fund may have difficulty purchasing securities or currencies to meet its short sale delivery obligations, and may have to sell portfolio securities or currencies to raise the capital necessary to meet its short sale obligations at a time when it would be unfavorable to do so. If a request for return of borrowed securities and/or currencies occurs at a time when other short sellers of the securities and/or currencies are receiving similar requests, a “short squeeze” can occur, and the Fund may be compelled to replace borrowed securities and/or currencies previously sold short with purchases on the open market at the most disadvantageous time, possibly at prices significantly in excess of the proceeds received in originally selling the securities and/or currencies short. In addition, the Fund may have difficulty purchasing securities and/or currencies to meet its delivery obligations in the case of less liquid securities and/or currencies sold short by the Fund such as certain emerging market country securities or securities of companies with smaller market capitalizations. The Fund may also take short positions in securities through various derivative products. These derivative products will typically expose the Fund to economic risks similar to those associated with shorting securities directly.

Lack of Correlation Risk; Hedging

There can be no assurance that the short positions that the Fund holds will act as an effective hedge against its long positions. Any decrease in negative correlation or increase in positive correlation between the positions the Manager anticipated would be offsetting (such as short and long positions in securities or currencies held by the Fund) could result in significant losses for the Fund.

To the extent the Manager employs a hedging strategy for the Fund, the success of any such hedging strategy will depend, in part, upon the Manager’s ability to correctly assess the degree of correlation between the performance of the instruments used in the hedging strategy and the performance of the investments being hedged.

Legal and Regulatory Risk

Legal, tax and regulatory changes could occur during the term of the Fund that may adversely affect the Fund. New (or revised) laws or regulations may be imposed by the CFTC, the SEC, the U.S. Federal Reserve or other banking regulators, other governmental regulatory authorities or self-regulatory organizations that supervise the financial markets that could adversely affect the Fund. In particular, these agencies are empowered to promulgate a variety of new rules pursuant to recently enacted financial reform legislation in the United States. The Fund also may be adversely affected by changes in the enforcement or interpretation of existing statutes and rules by these governmental regulatory authorities or self-regulatory organizations. In addition, the securities and futures markets are subject to comprehensive statutes, regulations and margin requirements. The CFTC, the SEC, the Federal Deposit Insurance Corporation, other regulators and self-regulatory organizations and exchanges are authorized to take extraordinary actions in the event of market emergencies. The regulation of derivatives transactions and funds that engage in such transactions is an evolving area of law and is subject to modification by government and judicial action.

The U.S. government recently enacted legislation that provides for new regulation of the derivatives market, including clearing, margin, reporting and registration requirements. Because the legislation leaves much to rule making, its ultimate impact remains unclear. New regulations could, among other things, restrict the Fund’s ability to engage in derivatives transactions (for example, by making certain types of derivatives transactions no longer available to the Fund) and/or increase the costs of such derivatives transactions (for example, by increasing margin or capital requirements), and the Fund may be unable to execute its investment strategy as a result. It is unclear how the regulatory changes will affect counterparty risk.

The CFTC and certain futures exchanges have established limits, referred to as “position limits,” on the maximum net long or net short positions which any person may hold or control in particular options and futures contracts. All positions owned or controlled by the same person or entity, even if in different accounts, may be aggregated for purposes of determining whether the applicable position limits have been exceeded. Thus, even if the Fund does not intend to exceed applicable position limits, it is possible that different clients managed by the Manager and its affiliates may be aggregated for this purpose. Although it is possible that the trading decisions of the Manager may have to be modified and that positions held by the Fund may have to be liquidated in order to avoid exceeding such limits, the Manager believes that this is unlikely. The modification of investment decisions or the elimination of open positions, if it occurs, may adversely affect the profitability of the Fund.

The SEC has in the past adopted interim rules requiring reporting of all short positions above a certain de minimis threshold and is expected to adopt rules requiring monthly public disclosure in the future. In addition, other non-U.S. jurisdictions where the Fund may trade have adopted reporting requirements. If the Fund’s short positions or its strategy become generally known, it could have a significant effect on the Manager’s ability to implement its investment strategy. In particular, it would make it more likely that other investors could cause a “short squeeze” in the securities held short by the Fund forcing the Fund to cover its positions at a loss. Such reporting requirements may also limit the Manager’s ability to access management and other personnel at certain companies where the Manager seeks to take a short position. In addition, if other investors engage in copycat behavior by taking positions in the same issuers as the Fund, the cost of borrowing securities to sell short could increase drastically and the availability of such securities to the Fund could decrease drastically. Such events could make the Fund unable to execute its investment strategy. In addition, the SEC recently proposed additional restrictions on short sales. If the SEC were to adopt additional restrictions regarding short sales, they could restrict the Fund’s ability to engage in short sales in certain circumstances, and the Fund may be unable to execute its investment strategy as a result.

The SEC and regulatory authorities in other jurisdictions may adopt (and in certain cases, have adopted) bans on short sales of certain securities in response to market events. Bans on short selling may make it impossible for the Fund to execute certain investment strategies and may have a material adverse effect on the Fund’s ability to generate returns.

Pending federal legislation would require the adoption of regulations that would require any creditor that makes a loan and any securitizer of a loan to retain at least 5% of the credit risk on any loan that is transferred, sold or conveyed by such creditor or securitizer. It is currently unclear how these requirements would apply to loan participations, syndicated loans, and loan assignments. The Fund could be adversely affected by the regulation. The effect of any future regulatory change on the Fund could be substantial and adverse.

Lack of Operating History

The Fund has no operating history. Therefore, there is no operating history to evaluate its future performance. The past performance of other investment funds managed by the Manager cannot be relied upon as an indicator of the Fund’s success, in part because of the unique nature of the Fund’s investment strategy. An investor in the Fund must rely upon the ability of the Manager in identifying and implementing investments. There can be no assurance that such personnel will be successful in identifying and implementing investment opportunities for the Fund.

USES OF DERIVATIVES

Introduction and Overview

Derivatives are financial contracts whose value depends on, or is derived from, the value of underlying assets, reference rates, or indices, to increase, decrease or adjust elements of the investment exposures of the Fund’s portfolio. Derivatives may relate to securities, interest rates, currencies, currency exchange rates, inflation rates, commodities, and indices, and include foreign currency contracts, swap contracts, reverse repurchase agreements, and other exchange-traded and OTC contracts.

This overview outlines various ways in which the Fund may use different types of exchange-traded and OTC derivatives in implementing its investment program. It is intended to supplement the information included in the Fund’s Private Placement Memorandum, including the risks associated with derivatives described under “Description of Principal Risks” in the

Private Placement Memorandum, and the information provided in the “Fund Investments” and “Descriptions and Risks of Fund Investments” sections of this Statement of Additional Information. This overview, however, is not intended to be exhaustive and the Fund may use types of derivatives and/or employ derivatives strategies not otherwise described in this Statement of Additional Information or the Fund’s Private Placement Memorandum.

In addition, the Fund may decide not to employ any of the strategies described below, and no assurance can be given that any strategy used will succeed. Also, suitable derivatives transactions may not be available in all circumstances and there can be no assurance that the Fund will be able to identify or employ a desirable derivatives transaction at any time or from time to time, or that any such transactions will be successful.

The Fund may take advantage of instruments and any security or synthetic or derivative instruments which are not presently contemplated for use by the Fund or which are not currently available, but which may be developed, to the extent such opportunities are both consistent with the Fund’s investment objective and legally permissible for the Fund. The Fund may become a party to various other customized derivative instruments entitling the counterparty to certain payments on the gain or loss on the value of an underlying or referenced instrument.

Note: Unless otherwise noted below in this section, the uses of derivatives discussed herein with respect to the Fund only refer to the Fund’s direct use of such derivatives.

Function of Derivatives in the Fund. The types of derivatives used and derivatives strategies employed by the Fund and the extent the Fund uses derivatives may vary depending on the Fund’s specific investment objective and strategies. In addition, specific market conditions may influence the Manager’s choice of derivatives and derivatives strategies for the Fund, in some cases to a significant extent.

Legal and Regulatory Risk Relating to Derivatives. As described above under “Descriptions and Risks of Fund Investments—Legal and Regulatory Risk,” the U.S. government recently enacted legislation which includes provisions for new regulation of the derivatives market, including clearing, margin, reporting and registration requirements. Because the legislation leaves much to rule making, its ultimate impact remains unclear. The regulatory changes could, among other things, restrict the Fund’s ability to engage in derivatives transactions (including because certain types of derivatives transactions may no longer be available to the Fund) and/or increase the costs of such derivatives transactions (including through increased margin or capital requirements), and the Fund may be unable to execute its investment strategy as a result. It is unclear how the regulatory changes will affect counterparty risk.

Use of Derivatives by the Fund

Types of Derivatives That May Be Used by the Fund

•	Options, futures contracts, and related options on securities or baskets or indices of securities

•

Long swap contracts in which the Fund pays a fixed rate plus the negative performance, if any, and receives the positive performance, if any, of an index, a single equity security, or a basket of equity securities

•

Short swap contracts in which the Fund receives a fixed rate plus the negative performance, if any, and pays the positive performance of an index, a single equity security, or a basket of equity securities

•	Contracts for differences, i.e., swaps on an index, a single equity security, or a basket of equity securities that contain both long and short equity components

•	Warrants and rights

•	Reverse repurchase agreements

Foreign Currency Derivative Transactions That May Be Employed by the Fund

•	Buying and selling spot currencies

•	Forward foreign currency contracts

•	Currency futures contracts and related options (both cash and physically settled)

•	Options on currencies

•	Currency swap contracts

Uses of Derivatives by the Fund

The Fund primarily uses derivatives as a substitute for direct investment in securities or other assets. For example, the Fund may use derivatives instead of investing directly in equity securities, including using equity derivatives to maintain equity exposure when it holds cash by “equitizing” its cash balances using futures contracts or other types of derivatives. The Fund also may use currency derivatives (including forward currency contracts, futures contracts, swap contracts and options) to gain exposure to a given currency.

The Fund may use derivatives in an attempt to reduce its investment exposures (which may result in a reduction below zero). The Fund also may use currency derivatives in an attempt to reduce some aspect of the currency exposure in its portfolio. For these purposes, the Fund may use an instrument denominated in a different currency that the Manager believes is highly correlated with the relevant currency.

In addition, the Fund may use derivatives in an attempt to adjust elements of its investment exposures to various securities, sectors, markets and indices without actually having to sell existing investments or make new direct investments. For example, if the Fund holds a large proportion of stocks of companies in a particular sector and the Manager believes that stocks of companies in another sector will outperform those stocks, the Fund might use a short futures contract on an appropriate index (to synthetically “sell” a portion of the Fund’s portfolio) in combination with a long futures contract on another index (to synthetically “buy” exposure to that index). In adjusting its investment exposures, the Fund also may use currency derivatives in an attempt to adjust its currency exposure, seeking currency exposure that is different (in some cases, significantly different) from the currency exposure represented by its portfolio investments.

The Fund may use derivatives to effect transactions intended as substitutes for securities lending.

The Fund does not employ leverage as a principal investment strategy, but the Fund may have net long exposure in excess of its assets.

INVESTMENT RESTRICTIONS

Fundamental Restrictions:

The following are Fundamental Investment Restrictions of the Fund, which may not be changed without shareholder approval:

(1) The Fund may not borrow money except under the following circumstances: (i) The Fund may borrow money from banks so long as after such a transaction, the total assets (including the amount borrowed) less liabilities other than debt obligations, represent at least 300% of outstanding debt obligations; (ii) The Fund may also borrow amounts equal to an additional 5% of its total assets without regard to the foregoing limitation for temporary purposes, such as for the clearance and settlement of portfolio transactions and to meet shareholder redemption requests; and (iii) The Fund may enter into transactions that are technically borrowings under the 1940 Act because they involve the sale of a security coupled with an agreement to repurchase that security (e.g., reverse repurchase agreements, dollar rolls, and other similar investment techniques) without regard to the asset coverage restriction described in (i) above, so long as and to the extent that the Fund’s custodian earmarks and maintains cash and/or high-grade debt securities equal in value to its obligations in respect of these transactions.

Under current pronouncements of the SEC staff, the above types of transactions are not treated as involving senior securities so long as and to the extent that the Fund maintains liquid assets equal in value to its obligations in respect of these transactions.

(2) The Fund may not underwrite securities issued by other persons except to the extent that, in connection with the disposition of its portfolio investments, it may be deemed to be an underwriter under federal securities laws.

(3) The Fund may not purchase or sell real estate, although it may purchase securities of issuers which deal in real estate, including securities of real estate investment trusts, and may purchase securities which are secured by interests in real estate.

(4) The Fund may not make loans, except by purchase of debt obligations or by entering into repurchase agreements or through the lending of the Fund’s portfolio securities. Loans of portfolio securities may be made with respect to up to 33 1/3% of the Fund’s total assets.

(5) The Fund may not concentrate more than 25% of the value of its total assets in any one industry.

For purposes of this Fundamental Restriction (5), an industry shall not be considered to include the U.S. government or its agencies or instrumentalities.

(6) The Fund may not purchase commodities, except that the Fund may purchase and sell commodities contracts or any type of commodity-related derivatives (including without limitation all types of commodity-related swaps, futures contracts, forward contracts, and option contracts).

(7) The Fund may not issue senior securities, as defined in the 1940 Act and as amplified by rules, regulations and pronouncements of the SEC.

The SEC has concluded that even though reverse repurchase agreements, firm commitment agreements, and standby commitment agreements fall within the functional meaning of the term “evidence of indebtedness,” the issue of compliance with Section 18 of the 1940 Act will not be raised with the SEC by the Division of Investment Management if the Fund covers such obligations or maintains liquid assets equal in value to its obligations with respect to these transactions. Similarly, so long as such assets are maintained, the issue of compliance with Section 18 will not be raised with respect to any of the following: any swap contract or contract for differences; any borrowing permitted by Fundamental Restriction (1) above; and the purchase or sale of options, forward contracts, futures contracts or options on futures contracts.

Non-Fundamental Restrictions:

The following are Non-Fundamental Investment Restrictions of the Fund, which may be changed by the Trustees without shareholder approval:

(1) The Fund may not buy or sell oil, gas, or other mineral leases, rights or royalty contracts, although it may purchase securities of issuers that deal in oil, gas, or other mineral leases, rights or royalty contracts, including securities of royalty trusts, and may purchase securities which are secured by, or otherwise hold or represent interests in, oil, gas, or other mineral leases, rights or royalty contracts.

(2) The Fund may not make investments for the purpose of gaining control of a company’s management.

(3) The Fund may not invest more than 15% of its net assets in illiquid securities.

(4) The Fund may not change its non-fundamental investment policy pursuant to Rule 35d-1 under the 1940 Act (the “Name Policy”) as set forth under the Fund’s “Principal investment strategies” in the Fund’s Private Placement Memorandum without providing the Fund’s shareholders with a notice meeting the requirement of Rule 35d-1(c) at least 60 days prior to such change.

For purposes of the Fund’s Name Policy, the Fund considers the term “invest” to include both direct investing and indirect investing and the term “investments” to include both direct investments and indirect investments (for instance, the Fund may invest indirectly or make indirect investments by investing in derivatives and synthetic instruments with economic characteristics similar to the underlying asset), and the Fund may achieve exposure to a particular investment or industry through direct investing or indirect investing and/or direct investments or indirect investments. The terms “equity investments” and “equities” refer to direct and indirect investments (described above) in common stocks and other stock-related securities, such as preferred stocks, convertible securities, depositary receipts, exchange-traded equity REITs and equity income trusts.

When used in connection with the Fund’s Name Policy, the Manager uses the terms “invest,” “investments,” “assets” and “tied economically” as defined in the Fund’s Private Placement Memorandum.

Except as indicated above in Fundamental Restriction (1), all percentage limitations on investments set forth herein and in the Fund’s Private Placement Memorandum will apply at the time of the making of an investment and shall not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of such investment.

The phrase “shareholder approval,” as used in the Private Placement Memorandum and in this Statement of Additional Information, and the phrases “vote of a majority of the outstanding voting securities” and “the approval of shareholders,” as used herein with respect to the Fund, mean the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund, or (2) 67% or more of the shares of the Fund present at a meeting if more than 50% of the outstanding shares are represented at the meeting in person or by proxy. Except for policies and restrictions that are explicitly described as fundamental in the Private Placement Memorandum or this Statement of Additional Information, the investment policies and restrictions of the Fund may be changed by the Trust’s Trustees without the approval of shareholders of the Fund. Policies and restrictions of the Fund that are explicitly described as fundamental in the Fund’s Private Placement Memorandum or this Statement of Additional Information cannot be changed without the approval of shareholders of the Fund.

DETERMINATION OF NET ASSET VALUE

The net asset value or “NAV” of each class of shares of the Fund is determined as of the close of regular trading on the New York Stock Exchange (“NYSE”), generally at 4:00 p.m. Boston time. The NAV per share of a class of shares of the Fund is determined by dividing the total value of the Fund’s portfolio investments and other assets, less any liabilities allocated to that share class, by the total number of outstanding shares of that class. NAV is not determined on any days when the NYSE is closed for business. The Fund also may elect not to determine NAV on days during which no share is tendered for redemption and no order to purchase or sell a share is received by the Fund. U.S. generally accepted accounting principles (“GAAP”) may require the Fund to accrue for certain taxes that may or may not ultimately be paid. The amounts of such accruals will be determined by the Manager in its sole discretion. Please refer to “Determination of Net Asset Value” in the Private Placement Memorandum for additional information.

The Manager evaluates pricing sources on an ongoing basis and may change a pricing source at any time. The Manager normally does not evaluate the prices supplied by pricing sources on a day-to-day basis. The Manager monitors erratic or unusual movements (including unusual inactivity) in the prices supplied for a security and has discretion to override a price supplied by a source (e.g., by taking a price supplied by another) when it believes that the price supplied is not reliable. In addition, although alternative prices may be available for securities held by the Fund, those alternative sources are not typically part of the valuation process and do not necessarily provide greater certainty about the prices used by the Fund. In addition, to the extent the Fund holds portfolio securities listed on foreign exchanges that trade on days on which the NYSE or the U.S. bond markets are closed, the net asset value of the Fund’s shares may change significantly on days when shares cannot be redeemed.

DISTRIBUTIONS

The Private Placement Memorandum describes the distribution policies of the Fund under the heading “Distributions and Taxes.” The Fund generally maintains a policy to pay its shareholders, as dividends, substantially all net investment income, if any, and all net realized capital gains, if any, after offsetting any available capital loss carryovers. The Fund generally maintains a policy to make distributions at least annually, sufficient to avoid the imposition of a nondeductible 4% excise tax on certain undistributed amounts of ordinary income and capital gain net income. The Fund, from time to time and at the Fund’s discretion, also may make unscheduled distributions of net investment income, short-term capital gains, and/or long-term capital gains prior to large redemptions by shareholders from the Fund or as otherwise deemed appropriate by the Fund. From time to time, distributions by the Fund could constitute, for U.S. federal income tax purposes, a return of capital to shareholders (see discussion in “Taxes” below).

TAXES

At this time, the Fund does not intend to offer its shares publicly or to make them available, other than to other GMO Funds and certain other accredited investors. The following summary does not discuss the tax consequences to the shareholders of those other GMO Funds, of distributions by those other GMO Funds to their shareholders, or of the sale of shares of those other GMO Funds by their shareholders. Shareholders of such GMO Funds should consult the prospectuses (or private placement memoranda) and statements of additional information of those other GMO Funds for a discussion of the tax consequences to them.

Tax Status and Taxation of the Fund

The Fund is treated as a separate taxable entity for U.S. federal income tax purposes. The Fund intends to elect to be treated as and to qualify each year as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (previously defined above as the “Code”). In order to qualify for the special tax treatment accorded RICs and their shareholders, the Fund must, among other things:

(a)	derive at least 90% of its gross income for each taxable year from (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities, or foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies, and (ii) net income derived from interests in “qualified publicly traded partnerships” (as defined below);

(b)	diversify its holdings so that, at the end of each quarter of the Fund’s taxable year, (i) at least 50% of the market value of the Fund’s total assets consists of cash and cash items, U.S. government securities, securities of other RICs, and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Fund’s total assets and not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of the Fund’s total assets is invested in the securities (other than those of the U.S. government or RICs) of any one issuer or of two or more issuers which the Fund controls and which are engaged in the same, similar, or related trades or businesses, or in the securities of one or more qualified publicly traded partnerships (as defined below); and

(c)	distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code without regard to the deduction for dividends paid—generally, taxable ordinary income and the excess, if any, of net short-term capital gains over net long-term capital losses) and any net tax-exempt interest income for such year.

In general, for purposes of the 90% gross income requirement described in paragraph (a) above, income derived from a partnership will be treated as qualifying income only to the extent such income is attributable to items of income of the partnership which would be qualifying income if realized directly by the RIC. However, 100% of the net income derived from an interest in a qualified publicly traded partnership (defined generally as a partnership (i) the interests in which are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof, (ii) that derives at least 90% of its income from passive income sources defined in Section 7704(d) of the Code, and (iii) that derives less than 90% of its income from the qualifying income described in paragraph (a)(i) above) will be treated as qualifying income. In addition, although in general the passive loss rules of the Code do not apply to RICs, such rules do apply to a RIC with respect to items attributable to an interest in a qualified publicly traded partnership. Further, for the purposes of the diversification test in paragraph (b) above: (i) the term “outstanding voting securities of such issuer” will include the equity securities of a qualified publicly traded partnership, and (ii) identification of the issuer (or, in some cases, issuers) of a particular Fund investment can depend on the terms and conditions of that investment. In some cases, identification of the issuer (or issuers) is uncertain under current law, and an adverse determination or future guidance by the Internal Revenue Service (“IRS”) with respect to issuer identification for a particular type of investment may adversely affect the Fund’s ability to meet the diversification test in (b) above.

If the Fund qualifies as a RIC that is accorded special tax treatment, the Fund will not be subject to U.S. federal income tax on income distributed in a timely manner to its shareholders in the form of dividends (including Capital Gain Dividends, as defined below).

As described above, the Fund intends generally to distribute at least annually to its shareholders substantially all of its net investment income (including any net tax-exempt interest income) and all of its net realized capital gains (including both net short-term and long-term capital gains). Any net taxable investment income or net short-term capital gains (as reduced by any net long-term capital losses) retained by the Fund will be subject to tax at the Fund level at regular corporate rates. Although the Fund intends generally to distribute all of its net capital gain (i.e., the excess of any net long-term capital gains over net short-term capital losses) each year, the Fund reserves the right to retain for investment all or a portion of its net capital gain. If the Fund retains any net capital gain, it will be subject to tax at the Fund level at regular corporate rates on the amount retained. In that case, the Fund is permitted to designate the retained amount as undistributed capital gains in a timely notice to its shareholders, who would then, in turn, be (i) required to include in income for U.S. federal income tax purposes, as long-term capital gain, their shares of such undistributed amount, and (ii) entitled to credit their proportionate shares of the tax paid by the Fund on such undistributed amount against their U.S. federal income tax liabilities, if any, and to claim refunds on a properly filed U.S. tax return to the extent the credit exceeds such liabilities. If the Fund properly makes this designation, for U.S. federal income tax purposes, the tax basis of shares owned by a shareholder of the Fund would be increased by an amount equal under current law to the difference between the amount of undistributed capital gains included in the shareholder’s gross income under clause (i) of the preceding sentence and the tax deemed paid by the shareholder under clause (ii) of the preceding sentence. The Fund is not required to, and there can be no assurance that the Fund will, make this designation if it retains all or a portion of its net capital gain in a taxable year.

In determining its net capital gain, including in connection with determining the amount available to support a Capital Gain Dividend (as defined below), its taxable income, and its earnings and profits, the Fund generally may elect to treat part or all of any post-October capital loss (defined as the greatest of net capital loss, net long-term capital loss, or net short-term capital loss, in each case attributable to the portion of the taxable year after October 31) or late-year ordinary loss (generally, (i) net ordinary loss from the sale, exchange or other taxable disposition of property, attributable to the portion of the taxable year after October 31, plus (ii) other net ordinary loss attributable to the portion of the taxable year after December 31) as if incurred in the succeeding taxable year.

If the Fund were to fail to distribute in a calendar year at least an amount generally equal to the sum of 98% of its ordinary income for such year and 98.2% of its capital gain net income for the one-year period ending October 31 within that year, plus any such retained amounts from the prior year, the Fund would be subject to a nondeductible 4% excise tax on the undistributed amounts. The Fund intends generally to make distributions sufficient to avoid imposition of the 4% excise tax, although the Fund reserves the right to pay an excise tax rather than make an additional distribution when circumstances warrant (e.g., the payment of the excise tax amount is deemed by the Fund to be de minimis). For purposes of the required excise tax distribution, the Fund’s ordinary gains and losses from the sale, exchange, or other taxable disposition of property that would otherwise be taken into account after October 31 of a calendar year generally are treated as arising on January 1 of the following calendar year.

Realized capital losses in excess of realized capital gains (“Net Capital Losses”) are not permitted to be deducted against net investment income. Instead, potentially subject to the limitations described below, the Fund will carry Net Capital Losses forward from any taxable year to subsequent taxable years to offset capital gains, if any, realized during such subsequent taxable year. Distributions from capital gains are generally made after applying any available capital loss carryforwards. Capital loss carryforwards are reduced to the extent they offset current-year net realized capital gains, whether the Fund retains or distributes such gains.

The Fund may carry Net Capital Losses forward to one or more subsequent taxable years without expiration. The Fund must apply such carryforwards first against gains of the same character. The Fund’s available capital loss carryforwards, if any, will be set forth in its annual shareholder report for each fiscal year.

In addition, the Fund’s ability to use Net Capital Losses may be limited following the occurrence of certain (i) acquisitive reorganizations and (ii) shifts in the ownership of the Fund by a shareholder owning or treated as owning 5% or more of the shares of the Fund (each, an “ownership change”). The Code may similarly limit the Fund’s ability to use any of its other capital losses, or ordinary losses, that have accrued but have not been recognized (i.e., “built-in” losses) at the time of an ownership change to the extent they are realized within the five-year period following the ownership change.

Limitation on Deductibility of Fund Expenses

The Fund will be considered to be a “nonpublicly offered RIC” if it has fewer than 500 shareholders at all times during a taxable year. The Fund is expected to be a nonpublicly offered RIC. Very generally, pursuant to Treasury regulations, expenses of nonpublicly offered RICs, except those specific to their status as a RIC or separate entity (e.g., registration fees or transfer agency fees), are subject to special pass-through rules. The affected expenses (which include Management Fees) are treated as additional dividends to certain Fund shareholders (generally including individuals and entities that compute their taxable income in the same manner as individuals) and are deductible by those shareholders, subject to the 2% floor on miscellaneous itemized deductions and other significant limitations on itemized deductions set forth in the Code.

Transactions in Fund Shares

The sale, exchange, or redemption of Fund shares may give rise to a taxable gain or loss, generally equal to the difference between the amount realized by a shareholder on the disposition of the shares (that is, gross proceeds) and the shareholder’s adjusted basis in those shares. In the case of shareholders who purchase their shares directly from the Fund, pursuant to applicable Treasury regulations, the Fund generally will be required to provide cost-basis information (on an IRS Form 1099-B) to the IRS and to shareholders with respect to Fund shares, when such shares are subsequently redeemed. Under these rules, the Fund will be required to use the particular cost-basis reporting method (e.g., average cost basis, first in-first out, specific share identification) selected by the shareholder in reporting such adjusted basis information, and if a shareholder fails to select a particular method, use the Fund’s default method. Shareholders should contact the Fund for more information about how to select a particular cost-basis accounting method, as well as for information about the Fund’s particular default method.

Shareholders should also consult their tax advisors concerning the application of these rules to their investment in the Fund, and for advice about selecting a cost-basis accounting method suitable for them in light of their particular circumstances. This reporting is generally not required for Fund shares held by an entity that is exempt from income tax, or in a retirement or other tax-advantaged account. In the case of a shareholder holding Fund shares through an intermediary, the intermediary and not the Fund generally will be responsible for reporting this information to the shareholder; shareholders holding Fund shares through an intermediary should consult their intermediary regarding the application of these rules to their account and how to select and change a particular cost basis reporting method.

In general, any gain or loss realized upon a taxable disposition of shares will be treated as long-term capital gain if the shares have been held for more than one year and as short-term capital gain if the shares have been held for not more than one year. However, since the Fund is expected to be a “nonpublicly offered RIC” as described earlier, depending on a shareholder’s percentage ownership in that Fund, a partial redemption of Fund shares could cause the shareholder to be treated as receiving a dividend, taxable under the rules applicable to dividends and distributions described below, rather than capital gain income received in exchange for Fund shares.

Any loss realized upon a taxable disposition of Fund shares held by a shareholder for six months or less generally will be treated as long-term capital loss to the extent of any Capital Gain Dividends, as defined below, received or deemed received by a shareholder with respect to those shares. Further, all or a portion of any loss realized upon a taxable disposition of Fund shares will be disallowed under the Code’s “wash-sale” rules if other shares of the Fund are purchased, including by means of dividend reinvestment, within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.

Taxation of Fund Distributions

Fund distributions are taxable to shareholders under the rules described below whether received in cash or reinvested in additional Fund shares.

Dividends and distributions on the Fund’s shares are generally subject to U.S. federal income tax as described below to the extent they do not exceed the Fund’s realized income and gains, even though such dividends and distributions may economically represent a return of a particular shareholder’s investment. Such dividends and distributions are likely to occur in respect of shares purchased at a time when the Fund’s net asset value reflects unrealized gains, or realized but undistributed income or gains, that were therefore included in the price the shareholder paid for its shares. Such distributions may reduce the net asset value of the Fund’s shares below the shareholder’s cost basis in those shares. Such realized income and gains may be required to be distributed even when the Fund’s net asset value also reflects unrealized losses.

For U.S. federal income tax purposes, distributions of investment income made by the Fund are generally taxable to shareholders as ordinary income. Taxes on distributions of capital gains are determined by how long the Fund owned the investments that generated them, rather than how long a shareholder may have owned shares in the Fund. In general, the Fund will recognize long-term capital gain or loss on investments it has owned (or is deemed to have owned) for more than one year, and short-term capital gain or loss on investments it has owned (or is deemed to have owned) for one year or less. Distributions of net capital gains (that is, the excess of net long-term capital gain over net short-term capital loss, in each case determined with reference to loss carryforwards) that are properly reported by the Fund as capital gain dividends (“Capital Gain Dividends”) generally are taxable to shareholders as long-term capital gains. Long-term capital gain rates applicable to most individuals have been temporarily reduced to 15% (with a 0% rate applying to taxpayers in the 10% and 15% rate brackets) for taxable years beginning before January 1, 2013. These reduced rates will expire for taxable years beginning on or after January 1, 2013 and the maximum long-term capital gain rate will increase generally to 20%, unless Congress enacts legislation providing otherwise. Distributions attributable to net short-term capital gain (as reduced by any net long-term capital loss for the taxable year, in each case determined with reference to loss carryforwards) generally are taxable to shareholders as ordinary income.

For taxable years beginning before January 1, 2013, distributions of investment income reported by the Fund as derived from “qualified dividend income” will be taxed in the hands of individuals at the rates applicable to long-term capital gain, provided holding period and other requirements are met at both the shareholder and Fund levels. This provision will expire for taxable years beginning on or after January 1, 2013, unless Congress enacts legislation providing otherwise.

In order for some portion of the dividends received by a Fund shareholder to be qualified dividend income, the Fund must meet holding period and other requirements with respect to some portion of the dividend-paying stocks in its portfolio and the shareholder must meet holding period and other requirements with respect to the Fund’s shares. A dividend will not be treated as qualified dividend income (at either the Fund or shareholder level) (i) if the dividend is received with respect to any share of stock held for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, in the case of certain preferred stock, 91 days during the 181-day period beginning 90 days before such date), (ii) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (iii) if the recipient elects to have the dividend income treated as investment income for purposes of the limitation on deductibility of investment interest, or (iv) if the dividend is received from a foreign corporation that is (A) not eligible for the benefits of a comprehensive income tax treaty with the United States (with the exception of dividends paid on stock of such a foreign corporation readily tradable on an established securities market in the United States) or (B) treated as a “passive foreign investment company” (as defined below).

In general, distributions of investment income reported by the Fund as derived from qualified dividend income will be treated as qualified dividend income in the hands of a shareholder taxed as an individual, provided the shareholder meets the holding period and other requirements described above with respect to the Fund’s shares. If the above-described holding period and other requirements are met at both the shareholder and Fund level, qualified dividend income will be taxed in the hands of individuals at the rates applicable to long-term capital gain for taxable years beginning before January 1, 2013. As noted above, this provision will expire for taxable years beginning on or after January 1, 2013, unless Congress enacts legislation providing otherwise. If the aggregate qualified dividend income received by the Fund during any taxable year is 95% or more of its “gross income,” then 100% of the Fund’s dividends (other than Capital Gain Dividends) will be eligible to be treated as qualified dividend income. For this purpose, the only gain included in the term “gross income” is the excess of net short-term capital gain over net long-term capital loss.

If the Fund receives dividends from an underlying Fund, including an ETF, that is treated as a RIC for U.S. federal income tax purposes (“Underlying RIC”), and the Underlying RIC reports such dividends as qualified dividend income, then the Fund is permitted, in turn, to report a portion of its distributions as qualified dividend income, provided that the Fund meets the holding period and other requirements with respect to shares of the Underlying RIC.

For corporate shareholders (other than S corporations), the 70% dividends-received deduction will generally apply (subject to holding period and other requirements imposed by the Code) to the Fund’s dividends paid from investment income to the extent derived from dividends received from U.S. corporations for the taxable year. A dividend received by the Fund from a U.S. corporation will not be treated as a dividend eligible for the dividends-received deduction (1) if it has been received with respect to any share of stock that the Fund has held for less than 46 days (91 days in the case of certain preferred stock) during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend (during the 181-day period beginning 90 days before such date in the case of certain preferred stock) or (2) to the extent that the Fund is under an obligation (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. Moreover, the dividends received deduction may otherwise be disallowed or reduced (1) if the corporate shareholder fails to satisfy the foregoing requirements with respect to its shares of the Fund or (2) by application of various provisions of the Code (for instance, the dividends-received deduction is reduced in the case of a dividend received on debt-financed portfolio stock (generally, stock acquired with borrowed funds)). If the Fund receives dividends from an Underlying RIC, and the Underlying RIC reports such dividends as eligible for the dividends-received deduction, then the Fund is permitted, in turn, to report a portion of its distributions as eligible for the dividends-received deduction, provided that the Fund meets the holding period and other requirements with respect to shares of the Underlying RIC.

A portion of the original issue discount (“OID”) accrued on certain high yield discount obligations may not be deductible to the issuer as interest and will instead be treated as a dividend for purposes of the corporate dividends-received deduction. In such cases, if the issuer of the high yield discount obligations is a domestic corporation, dividend payments by the Fund may be eligible for the dividends-received deduction to the extent attributable to the deemed dividend portion of such OID. See “Tax Implications of Certain Investments” below for more discussion of OID.

To the extent that the Fund makes a distribution of income that is attributable to (i) income received by the Fund in lieu of dividends with respect to securities on loan pursuant to a securities lending transaction or (ii) dividend income received by the Fund on securities it temporarily purchased from a counterparty pursuant to a repurchase agreement treated for U.S. federal income tax purposes as a loan, such distribution will not constitute qualified dividend income to individual shareholders and will not be eligible for the dividends-received deduction for corporate shareholders.

For taxable years beginning on or after January 1, 2013, Section 1411 of the Code generally imposes a 3.8% Medicare contribution tax on the net investment income of certain individuals, trusts and estates over certain threshold amounts. For these purposes, “net investment income” generally includes, among other things, (i) distributions paid by the Fund of net investment income and capital gains, including Capital Gain Dividends, as described above, and (ii) any net gain from the sale, redemption or exchange of Fund shares. Shareholders are advised to consult their tax advisors regarding the possible implications of this additional tax on their investment in the Fund.

The Fund may make a distribution to its shareholders in excess of its current and accumulated “earnings and profits” in any taxable year (a “Return of Capital Distribution”), in which case the excess distribution will be treated as a return of capital to the extent of each shareholder’s tax basis in its shares, and thereafter as capital gain. A return of capital is not taxable to the extent such an amount does not exceed a shareholder’s tax basis. Return of Capital Distributions reduce a shareholder’s tax basis in its shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by such shareholder of the shares.

A distribution paid to shareholders by the Fund in January of a year generally is deemed to have been received by shareholders on December 31 of the preceding year, if the distribution was declared and payable to shareholders of record on a date in October, November, or December of that preceding year. Early each calendar year, the Trust will provide U.S. federal tax information, including information about the character and amount of dividends and distributions paid during the preceding year, to taxable investors and others requesting such information.

Backup Withholding

The Fund generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable distributions and redemption proceeds paid to any individual shareholder who fails to properly furnish the Fund (or the intermediary) with a correct taxpayer identification number, who has under-reported dividend or interest income, or who fails to certify that he or she is not subject to such withholding. The backup withholding tax rate is 28% for amounts paid through 2012. This rate will expire and the backup withholding rate will be 31% for amounts paid after December 31, 2012, unless Congress enacts tax legislation providing otherwise. Any tax withheld as a result of backup withholding does not constitute an additional tax imposed on the record owner of the account, and may be claimed as a credit on the record owner’s U.S. federal income tax return, provided the appropriate information is furnished to the IRS.

Distributions to Foreign Investors

Absent a specific statutory exemption, the Fund’s dividend distributions (other than Capital Gain Dividends as described more fully below) are subject to a U.S. withholding tax of 30% when paid to a shareholder that is not a “U.S. person” within the meaning of the Code (a “foreign shareholder”). In addition, subject to certain exceptions, the Fund is generally not required and currently does not expect to withhold on the amount of a non-dividend distribution (i.e., a Return of Capital Distribution) paid to its foreign shareholders; the Fund, however, may determine to withhold on any such distribution in its discretion to the extent permissible under applicable law. To the extent withholding is made, persons who are resident in a country, such as the United Kingdom, that has an income tax treaty with the United States may be eligible for a reduced withholding rate (upon filing of appropriate forms), and are urged to consult their tax advisors regarding the applicability and effect of such a treaty.

For taxable years of a RIC beginning before January 1, 2012 (each a “pre-2012 taxable year”), a RIC was not required to withhold any amounts (i) with respect to distributions (other than distributions to a foreign shareholder (A) that had not provided a satisfactory statement that the beneficial owner was not a U.S. person, (B) to the extent that the dividend was attributable to certain interest on an obligation if the foreign shareholder was the issuer or was a 10% shareholder of the issuer, (C) that was within certain foreign countries that had inadequate information exchange with the United States, or (D) to the extent the dividend was attributable to interest paid by a person that is a related person of the foreign shareholder and the foreign shareholder was a controlled foreign corporation) from U.S.-source interest income of types similar to those not subject to U.S. federal income tax if earned directly by an individual foreign shareholder, to the extent such distributions were properly reported as such by the RIC (“interest-related dividends”), and (ii) with respect to distributions (other than (A) distributions to an individual foreign shareholder who was present in the United States for a period or periods aggregating 183 days or more during the year of the distribution and (B) distributions subject to special rules regarding the disposition of “U.S. real property interests” (“USRPIs”) as described below) of net short-term capital gains in excess of net long-term capital losses, to the extent such distributions were properly reported as such by the Fund (“short-term capital gain dividends”). A RIC was permitted to report such parts of its dividends paid in respect of a pre-2012 taxable year as interest-related and/or short-term capital gain dividends as were eligible, but was not required to do so.

Additionally, if a RIC invested in an Underlying RIC that paid such short-term capital gain or interest-related dividends to its shareholders in respect of a taxable year of the Underlying RIC beginning before January 1, 2012, such distributions retained their character as not subject to withholding if properly reported as such in respect of distributions paid by the RIC to its shareholders for a pre-2012 taxable year of the RIC.

The exemption from withholding for interest-related and short-term capital gain dividends expired for distributions with respect to taxable years of a RIC beginning on or after January 1, 2012. It is currently unclear whether Congress will extend these special exemptions for taxable years of a RIC, including the Fund, beginning on or after January 1, 2012 or what the terms of any such extension would be, including whether any such extension would have retroactive effect. To the extent these exemptions are extended, the Fund may determine to report such parts of its dividends paid as interest-related and/or short-term capital gain dividends as are eligible, but is not required to do so and may determine not to do so in its sole discretion. In the event the Fund is able to and does so report such dividends, in the case of shares held through an intermediary (if any), the intermediary may withhold even if the Fund were to report all or a portion of a payment as an interest-related or short-term capital gain dividend to shareholders. Foreign shareholders should contact their intermediaries regarding the application of these rules to their accounts.

Under U.S. federal tax law, a foreign shareholder is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of shares of the Fund or on Capital Gain Dividends unless (i) such gain or Capital Gain Dividend is effectively connected with the conduct by the foreign shareholder of a trade or business within the United States, (ii) in the case of a foreign shareholder that is an individual, the shareholder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale or the receipt of the Capital Gain Dividend and certain other conditions are met, or (iii) the special rules relating to gain attributable to the sale or exchange of USRPIs apply to the foreign shareholder’s sale of shares of the Fund or to the Capital Gain Dividend received (as described below).

Also, foreign shareholders with respect to whom income from the Fund is “effectively connected” with a U.S. trade or business carried on by such shareholder will in general be subject to U.S. federal income tax on the income derived from the Fund at the graduated rates applicable to U.S. citizens, residents, or domestic corporations, whether such income is received in cash or reinvested in shares, and, in the case of a foreign corporation, may also be subject to a branch profits tax. If a foreign shareholder is eligible for the benefits of a tax treaty, any effectively connected income or gain will generally be subject to U.S. federal income tax on a net basis only if it is also attributable to a permanent establishment maintained by the shareholder in the United States. Again, foreign shareholders who are residents in a country with an income tax treaty with the United States may obtain different tax results, and are urged to consult their tax advisors.

Special withholding and other rules apply to distributions to foreign shareholders to the extent the Fund is either a “U.S. real property holding corporation” (“USRPHC”) or would be a USRPHC but for the operation of the exceptions to the definition thereof described below. Additionally, special withholding and other rules would apply to the redemption of shares to the extent the Fund is a USRPHC or former USRPHC. Very generally, a USRPHC is a domestic corporation that holds USRPIs—USRPIs are defined as any interest in U.S. real property or any equity interest in a USRPHC or former USRPHC—the fair market value of which equals or exceeds 50% of the sum of the fair market values of the corporation’s USRPIs, interests in real property located outside the United States, and other assets. To the extent the Fund holds (directly or indirectly) significant interests in real estate investment trusts (as defined in Section 856 of the Code) qualifying for the special tax treatment under Subchapter M of the Code (“U.S. REITs”), it may be a USRPHC. The special rules discussed in the next paragraph also apply to distributions from the Fund to the extent it would be a USRPHC absent exclusions from USRPI treatment for interests in domestically controlled U.S. REITs (or prior to January 1, 2012, RICs) and not-greater-than-5% interests in publicly traded classes of stock in U.S. REITs or RICs.

To the extent the Fund is a USRPHC or would be a USRPHC but for the exceptions from the definition of USRPI (described immediately above), under a special “look-through” rule, any dividend distributions by the Fund and certain distributions made by the Fund in redemption of its shares that are attributable directly or indirectly to distributions received by the Fund from a lower-tier U.S. REIT and that the Fund is required to treat as USRPI gain in its hands will retain their character as gains realized from USRPIs in the hands of the Fund’s foreign shareholders. If a foreign shareholder holds (or has held in the prior year) more than a 5% interest in any class of the Fund, such distributions generally will be treated as gains “effectively connected” with the conduct of a “U.S. trade or business,” and subject to tax at graduated rates. Moreover, such shareholders generally will be required to file a U.S. income tax return for the year in which the gain was recognized and the Fund generally will be required to withhold 35% of the amount of such distribution. In the case of all other foreign shareholders (i.e., those whose interest in the Fund did not exceed 5% in any class of the Fund at any time during the prior year), the USRPI distribution generally will be treated as ordinary income (regardless of any reporting by the Fund that such distribution is a short-term capital gain dividend or a Capital Gain Dividend), and the Fund generally must withhold 30% (or a lower applicable treaty rate) of the amount of the distribution paid to such foreign shareholder.

Prior to January 1, 2012, the special “look-through” rule discussed above for distributions by the Fund to foreign shareholders also applied to distributions attributable to (i) gains realized on the disposition of USRPIs by the Fund and (ii) distributions received by the Fund from an Underlying RIC that the Fund is required to treat as USRPI gain in its hands. It is currently unclear whether Congress will extend these former “look-through” provisions to distributions made on or after January 1, 2012, and what the terms of any such extension would be, including whether any such extension would have retroactive effect.

Foreign shareholders of the Fund may also be subject to certain “wash-sale” rules to prevent the avoidance of the tax filing and payment obligations discussed above through the sale and repurchase of Fund shares.

In addition, to the extent the Fund is a USRPHC or former USRPHC, it must typically withhold 10% of the amount realized in a redemption by a greater-than-5% foreign shareholder, and that shareholder typically must file a U.S. income tax return for the year of the disposition of the USRPI and pay any additional tax due on the sale. A similar withholding obligation may apply to Return of Capital Distributions by the Fund to the extent it is a USRPHC or former USRPHC to a greater-than-5% foreign shareholder, even if all or a portion of such distribution would be treated as a return of capital to the foreign shareholder. Prior to January 1, 2012, such withholding on these redemptions and distributions generally would not have been required if a RIC were a domestically controlled USRPHC or, in certain limited cases, if the RIC (whether or not domestically controlled) held substantial investments in Underlying RICs that were domestically controlled USRPHCs. These exemptions from withholding expired for redemptions or distributions made on or after January 1, 2012. Therefore, such withholding is now required, without regard to whether a RIC or any Underlying RIC in which it invests is domestically controlled. It is currently unclear whether Congress will extend the exemptions from withholding described above for redemptions or distributions made on or after January 1, 2012, and what the terms of any such extension would be, including whether any such extension would have retroactive effect.

Foreign shareholders should consult their tax advisors (and if holding shares through an intermediary, their intermediary) concerning the application of these rules to their investment in the Fund.

In order to qualify for any exemptions from withholding described above or for lower withholding tax rates under income tax treaties, or to establish an exemption from backup withholding, a foreign shareholder must comply with special certification and filing requirements relating to its non-U.S. status (including, for example, furnishing an IRS Form W-8BEN). Foreign shareholders in the Fund should consult their tax advisors and, if holding shares through intermediaries, their intermediaries, in this regard.

Special rules (including withholding and reporting requirements) apply to foreign partnerships and those holding Fund shares through foreign partnerships. Also, additional considerations may apply to foreign trusts and estates. Investors holding Fund shares through foreign entities should consult their tax advisors about their particular situation.

A foreign shareholder may be subject to state and local taxes and to the U.S. federal estate tax in addition to the U.S. federal income tax referred to above.

See also “Other Reporting and Withholding Requirements” below for information regarding the potential application of an additional withholding regime.

Shareholder Reporting Obligations With Respect to Foreign Bank and Financial Accounts

Shareholders that are U.S. persons and own, directly or indirectly, more than 50% of the Fund could be required to report annually their “financial interest” in the Fund’s “foreign financial accounts,” if any, on Treasury Department Form TD F 90-22.1, Report of Foreign Bank and Financial Accounts (“FBAR”). Shareholders should consult their intermediaries through which a Fund investment is made (if applicable), as well as a tax advisor, regarding the applicability to them of this reporting requirement.

Other Reporting and Withholding Requirements

Rules enacted in March 2010 require the reporting to the IRS of direct and indirect ownership of foreign financial accounts and foreign entities by U.S. persons. Failure to provide this required information can result in a 30% withholding tax on certain payments (“withholdable payments”) beginning in 2014 or 2015, depending on the type of payment. Specifically, withholdable payments subject to this 30% withholding tax include payments of U.S.-source dividends or interest made on or after January 1, 2014, and payments of gross proceeds from the sale or other disposal or property that can produce U.S.-source dividends or interest made on or after January 1, 2015.

The IRS has issued preliminary guidance with respect to these rules; this guidance is potentially subject to material change. Very generally, it is possible that all or a portion of distributions made by the Fund on or after the dates noted above (or such later dates as may be provided in future guidance) to a shareholder, including a distribution in redemption of shares and a distribution of income or gains otherwise exempt from withholding under the rules applicable to non-U.S. shareholders described above (e.g., Capital Gain Dividends and short-term capital gain and interest-related dividends (if such treatment is extended), as described above), will be withholdable payments subject to withholding. Payments will generally not be subject to withholding under these rules so long as shareholders provide the Fund with certifications or other documentation as the Fund may request including, to the extent required, with regard to their direct and indirect owners. The failure of a shareholder to provide such certifications, documentation, or other information may result in other adverse consequences to the shareholder, in addition to the 30% withholding. Payments to a foreign shareholder that is a “foreign financial institution” (as defined under these rules) will generally be subject to withholding unless such shareholder (i)(a) enters into a valid and timely information reporting and withholding agreement with the IRS to, among other requirements, report required information about certain direct and indirect U.S. investors or U.S. accounts, or (b) qualifies for an exception from entering into such an agreement, and (ii) provides the Fund with appropriate certifications or other documentation concerning its participating or exempt status (and in some cases the status of its beneficial owners).

Persons investing in the Fund through an intermediary should contact their intermediary regarding the application of this reporting and withholding regime to their investments in the Fund.

Shareholders are urged to consult a tax advisor regarding this reporting and withholding regime, in light of their particular circumstances.

The Fund and its shareholders may be subject to certain other tax reporting requirements as a result of the investment strategies and activities of the Fund. Certain U.S. federal, state, local and foreign tax reporting requirements may require the Fund to provide certain information about its shareholders to the IRS and other similar authorities responsible for tax matters in other jurisdictions (e.g., foreign countries).

Tax Implications of Certain Investments

In general, option premiums received by the Fund are not immediately included in the income of the Fund. Instead, the premiums are recognized when the option contract expires, the option is exercised by the holder, or the Fund transfers or otherwise terminates the option (e.g., through a closing transaction). If a call option written by the Fund is exercised and the Fund sells or delivers the underlying securities or other assets, the Fund generally will recognize capital gain or loss equal to (i) the sum of the strike price and the option premium received by the Fund minus (ii) the Fund’s basis in the underlying securities or other assets. Such gain or loss generally will be short-term or long-term depending upon the holding period of the underlying securities or other assets. If securities or other assets are purchased by the Fund pursuant to the exercise of a put option written by it, the Fund generally will subtract the premium received from its cost basis in the securities or other assets purchased. The gain or loss with respect to any termination of the Fund’s obligation under an option other than through the exercise of the option and related purchase, sale, or delivery of the underlying securities or other assets generally will be short-term gain or loss depending on whether the premium income received by the Fund is greater or less than the amount paid by the Fund (if any) in terminating the transaction. Thus, for example, if an option written by the Fund expires unexercised, the Fund generally will recognize short-term gain equal to the premium received.

Certain covered call writing activities and other option strategies of the Fund may trigger the U.S. federal income tax straddle rules of Section 1092 of the Code, requiring the deferral of losses and the termination of holding periods on offsetting positions in options and stocks deemed to constitute substantially similar or related property. Call options on stocks that are not “deep in the money” may qualify as “qualified covered calls,” which generally are not subject to the straddle rules; the holding period on stock underlying qualified covered calls that are “in the money” although not “deep in the money” will be suspended during the period that such calls are outstanding. Thus, the straddle rules and the rules governing qualified covered calls could cause gains that would otherwise constitute long-term capital gains to be treated as short-term capital gains, and distributions that would otherwise constitute qualified dividend income or qualify for the corporate dividends-received deduction to fail to satisfy the holding period requirements and therefore to be taxed as ordinary income or to fail to qualify for the dividends-received deduction, as the case may be.

The tax treatment of certain futures contracts entered into by the Fund as well as listed non-equity options written or purchased by the Fund on U.S. exchanges (including options on futures contracts, equity indices, and debt securities) will be governed by Section 1256 of the Code (“Section 1256 contracts”). Gains or losses on Section 1256 contracts generally are considered 60% long-term and 40% short-term capital gains or losses (“60/40”), although certain foreign currency gains and losses from such contracts may be treated as ordinary in character. Also, Section 1256 contracts held by the Fund at the end of each taxable year (and, for purposes of the 4% excise tax, on certain other dates as prescribed under the Code) are “marked to market,” with the result that unrealized gains or losses are treated as though they were realized and the resulting gain or loss is treated as ordinary or 60/40 gain or loss, as applicable.

In addition to the special rules described above in respect of futures and options transactions, the Fund’s transactions in other derivative instruments (e.g., forward contracts and swap agreements), as well as any of its other hedging, short sales, or similar transactions, may be subject to one or more special tax rules (e.g., notional principal contract, straddle, constructive sale, wash-sale, and short-sale rules). These rules may affect whether gains and losses recognized by the Fund are treated as ordinary or capital and/or as short-term or long-term, accelerate the recognition of income or gains to the Fund, defer losses, and cause adjustments in the holding periods of the Fund’s securities. The rules could therefore affect the amount, timing, and/or character of distributions to shareholders.

The Fund may make extensive use of various types of derivative financial instruments to the extent consistent with its investment policies and restrictions. The tax rules applicable to derivative financial instruments are in some cases uncertain under current law, including under Subchapter M of the Code. Accordingly, while the Fund intends to account for such transactions in a manner it deems to be appropriate, an adverse determination or future guidance by the IRS with respect to one or more of these rules (which determination or guidance could be retroactive) may adversely affect the Fund’s ability to meet one or more of the relevant requirements to maintain its qualification as a RIC, as well as to avoid a fund-level tax. See “Loss of RIC Status” below.

Certain investments made and investment practices engaged in by the Fund can produce a difference between its book income and its taxable income. These can include, but are not limited to, certain hedging activities, as well as investments in foreign currencies, foreign currency-denominated debt securities, Section 1256 contracts, passive foreign investment companies (as defined below), and debt obligations with discount or purchased at a premium. If the Fund’s book income exceeds the sum of its taxable income and net tax-exempt interest income (if any), the distribution (if any) of such excess generally will be treated as (i) a dividend to the extent of the Fund’s remaining earnings and profits (including earnings and profits arising from tax-exempt interest income (if any)), (ii) thereafter, as a return of capital to the extent of the recipient’s basis in its shares, and (iii) thereafter, as gain from the sale or exchange of a capital asset. If the Fund’s book income is less than the sum of its taxable income and net tax-exempt income (if any), the Fund could be required to make distributions exceeding book income to qualify as a RIC that is accorded special tax treatment.

Any investment by the Fund in U.S. REIT equity securities may result in the Fund’s receipt of cash in excess of the U.S. REIT’s earnings; if the Fund distributes these amounts, these distributions could constitute a return of capital to Fund shareholders for U.S. federal income tax purposes. Investments in U.S. REIT equity securities may also require the Fund to accrue and distribute income not yet received. To generate sufficient cash to make the requisite distributions, the Fund may be required to sell securities in its portfolio (including when it is not advantageous to do so) that it otherwise would have continued to hold. Dividends received by the Fund from a U.S. REIT will not qualify for the corporate dividends-received deduction and generally will not constitute qualified dividend income.

Under a notice issued by the IRS in October 2006 and Treasury regulations that have not yet been issued, but may apply retroactively, a portion of the Fund’s income (including income allocated to the Fund from a U.S. REIT or other pass-through entity) that is attributable to a residual interest in a real estate mortgage investment conduit (“REMIC”) or an equity interest in a taxable mortgage pool (“TMP”) (referred to in the Code as an “excess inclusion”) will be subject to U.S. federal income tax in all events. This notice also provides and the regulations are expected to provide that excess inclusion income of RICs, such as the Fund, will be allocated to shareholders of RICs in proportion to the dividends received by such shareholders, with the same consequences as if the shareholders held the related interest directly. As a result, if the Fund invests in any such interests, it may not be a suitable investment for certain tax-exempt investors, as noted below.

In general, excess inclusion income allocated to shareholders (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), (ii) will constitute unrelated business taxable income (“UBTI”) to entities (including a qualified pension plan, an individual retirement account, a 401(k) plan, a Keogh plan, or other tax-exempt entity) subject to tax on UBTI, thereby potentially requiring such an entity that is allocated excess inclusion income, and otherwise might not be required to file a tax return, to file a tax return and pay tax on such income, and (iii) in the case of a foreign shareholder, will not qualify for any reduction in U.S. federal withholding tax.

Under current law, income of the Fund that would be treated as UBTI if earned directly by a tax-exempt entity generally will not be attributed and taxed as UBTI when distributed to tax-exempt shareholders (that is, the Fund “blocks” this income with respect to such shareholders). Notwithstanding this “blocking” effect, a tax-exempt shareholder could realize UBTI by virtue of its investment in the Fund if shares in the Fund constitute debt-financed property in the hands of the tax-exempt shareholder within the meaning of Section 514(b) of the Code. A tax-exempt shareholder may also recognize UBTI if the Fund recognizes excess inclusion income derived from direct or indirect investments in residual interests in REMICs or equity interests in TMPs as described above, if the amount of such income recognized by the Fund exceeds the Fund’s investment company taxable income (after taking into account deductions for dividends paid by the Fund).

In addition, special tax consequences apply to charitable remainder trusts (“CRTs”) that invest in RICs that invest directly or indirectly in residual interests in REMICs or equity interests in TMPs. Under legislation enacted in December 2006, a CRT (as defined in Section 664 of the Code) that realizes any UBTI for a taxable year must pay an excise tax annually of an amount equal to such UBTI. Under IRS guidance issued in October 2006, a CRT will not recognize UBTI as a result of investing in the Fund in a year in which the Fund were to recognize excess inclusion income (if any). Rather, if at any time during any taxable year a CRT (or one of certain other tax-exempt shareholders, such as the United States, a state or political subdivision, or an agency or instrumentality thereof, and certain energy cooperatives) is a record holder of a share in the Fund and the Fund were to recognize excess inclusion income, then the Fund will be subject to a tax on that portion of its excess inclusion income for the taxable year that is allocable to such shareholders at the highest U.S. federal corporate income tax rate. The extent to which this IRS guidance remains applicable in light of the December 2006 legislation is unclear. To the extent permitted under the 1940 Act, the Fund may elect to specially allocate any such tax to the applicable CRT, or other shareholder, and thus reduce such shareholder’s distributions for the year by the amount of the tax that relates to such shareholder’s interest in the Fund. CRTs and other tax-exempt investors are urged to consult their tax advisors concerning the consequences of investing in the Fund.

Some debt obligations with a fixed maturity date of more than one year from the date of issuance that are acquired by the Fund will be treated as debt obligations that are issued originally at a discount. Generally, the amount of the OID is treated as interest income and is included in the Fund’s taxable income (and required to be distributed by the Fund) over the term of the debt security, even though payment of that amount is not received until a later time, usually upon partial or full repayment or disposition of the debt security.

Some debt obligations with a fixed maturity date of more than one year from the date of issuance that are acquired by the Fund in the secondary market may be treated as having market discount. Very generally, market discount is the excess of the stated redemption price of a debt obligation (or in the case of an obligation issued with OID, its “revised issue price”) over the purchase price of such obligation. Generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on such debt security. Alternatively, the Fund may elect to accrue market discount currently, in which case the Fund will be required to include the accrued market discount in the Fund’s income (as ordinary income) and thus distribute it over the term of the debt security, even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the debt security. The rate at which the market discount accrues, and thus is included in the Fund’s income, will depend upon which of the permitted accrual methods the Fund elects.

Some debt obligations with a fixed maturity date of one year or less from the date of issuance that are acquired by the Fund may be treated as having OID or, in certain cases, acquisition discount (very generally, the excess of the stated redemption price over the purchase price). Generally, the Fund will be required to include the OID or acquisition discount in income (as ordinary income) over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. The OID or acquisition discount accrues ratably in equal daily installments or, if the Fund so elects, at a constant (compound) interest rate. If the Fund elects the constant interest rate method, the character and timing of recognition of income by the Fund will differ from what they would have been under the default pro rata method.

Increases in the principal amount of an inflation indexed bond will be treated as OID includible in income (as ordinary income) over the term of the bond, even though payment of that amount is not received until a later time. Decreases in the principal amount of an inflation indexed bond will reduce the amount of interest from the debt instrument that would otherwise be includible in income by the Fund. In addition, if the negative inflation adjustment exceeds the income includible by the Fund with respect to the debt instrument (including any OID) for the taxable year, such excess will be an ordinary loss to the extent the Fund’s total interest inclusions on the debt instrument in prior taxable years exceed the total amount treated by the Fund as an ordinary loss on the debt instrument in prior taxable years. Any remaining excess may be carried forward to reduce taxable income from the instrument in subsequent years.

If the Fund holds the foregoing kinds of debt instruments, it may be required to pay out as an income distribution each year an amount which is greater than the total amount of cash interest the Fund actually received. Such distributions may be made from the cash assets of the Fund or, if necessary, by liquidation of portfolio securities including at a time when it may not be advantageous to do so. The Fund may realize gains or losses from such liquidations. In the event the Fund realizes net long-term or short-term capital gains from such transactions, its shareholders may receive a larger Capital Gain Dividend or ordinary dividend, respectively, than they would in the absence of such transactions.

Investments in debt obligations that are at risk of or in default present special tax issues for the Fund. Tax rules are not entirely clear about issues such as whether and to what extent the Fund should recognize market discount on a debt obligation; when the Fund may cease to accrue interest, OID, or market discount; when and to what extent the Fund may take deductions for bad debts or worthless securities; and how the Fund should allocate payments received on obligations in default between principal and income. These and other related issues will be addressed by the Fund when, as, and if it invests in such securities, in order to seek to ensure that it distributes sufficient income to preserve its status as a RIC and does not become subject to U.S. federal income or excise tax.

If the Fund invests in shares of Underlying RICs, its distributable income and gains will normally consist, in part, of distributions from Underlying RICs and gains and losses on the disposition of shares of Underlying RICs. To the extent that an Underlying RIC realizes net capital losses on its investments for a given taxable year, the Fund will not be able to benefit from those losses until (i) the Underlying RIC realizes capital gains that can be reduced by those losses, or (ii) the Fund recognizes its share of those losses when it disposes of shares of the Underlying RIC. Moreover, even when the Fund does make such a disposition of Underlying RIC shares at a net capital loss, a portion of its loss may be recognized as a long-term capital loss, which will not be treated as favorably for U.S. federal income tax purposes as a short-term capital loss or an ordinary deduction. The Fund also will not be able to offset any capital losses realized from its dispositions of Underlying RIC shares against its ordinary income (including distributions of any net short-term capital gains realized by an Underlying RIC).

In addition, in certain circumstances, the “wash-sale” rules under Section 1091 of the Code may apply to the Fund’s sales of Underlying RIC shares that have generated losses. A wash sale occurs if shares of an Underlying RIC are sold by the Fund at a loss and the Fund acquires additional shares of that same Underlying RIC 30 days before or after the date of the sale. The wash-sale rules could defer losses in the Fund’s hands on sales of Underlying RIC shares (to the extent such sales are wash sales) for extended periods of time.

As a result of the foregoing rules, and certain other special rules, the amounts of net investment income and net capital gains that the Fund will be required to distribute to shareholders may be greater than such amounts would have been had the Fund invested directly in the securities held by the Underlying RICs, rather than investing in shares of the Underlying RICs. For similar reasons, the amount or timing of distributions from the Fund qualifying for treatment as a particular character (e.g., long-term capital gain, eligibility for dividends-received deduction, etc.) will not necessarily be the same as it would have been had the Fund invested directly in the securities held by the Underlying RICs.

Depending on the Fund’s percentage ownership in an Underlying RIC both before and after a redemption of Underlying RIC shares, the Fund’s redemption of shares of such Underlying RIC may cause the Fund to be treated as receiving a dividend taxable as ordinary income on the full amount of the redemption instead of being treated as realizing capital gain (or loss) on the redemption of the shares of the Underlying RIC. This could be the case where the Fund holds a significant interest in an Underlying RIC that is not a “publicly offered” RIC within the meaning of the Code and redeems only a small portion of such interest. Dividend treatment of a redemption by the Fund would affect the amount and character of income required to be distributed by both the Fund and the Underlying RIC for the year in which the redemption occurred. It is possible that any such dividend would qualify as qualified dividend income taxable at long-term capital gain rates for taxable years beginning before January 1, 2013; otherwise, it would be taxable as ordinary income and could cause shareholders of the Fund to recognize higher amounts of ordinary income than if the shareholders held shares of the Underlying RICs directly.

Special tax considerations apply if the Fund invests in investment companies treated as partnerships for U.S. federal income tax purposes. For U.S. federal income tax purposes, if the Fund invests in such a partnership, the Fund generally will be allocated its share of the income, gains, losses, deductions, credits, and other tax items of the partnership so as to reflect the Fund’s interests in the partnership. A partnership in which the Fund invests may modify its partner allocations to comply with applicable tax regulations, including, without limitation, the income tax regulations under Sections 704, 706, 708, 734, 743, 754, and 755 of the Code. It also may make special allocations of specific tax items, including gross income, gain, deduction, or loss. These modified or special allocations could result in the Fund, as a partner, receiving more or fewer items of income, gain, deduction, or loss (and/or income, gain, deduction, or loss of a different character) than it would in the absence of such modified or special allocations. The Fund will be required to include in its income its share of a partnership’s tax items, including gross income, gain, deduction, or loss, for any partnership taxable year ending within or with the Fund’s taxable year, regardless of whether or not the partnership distributes any cash to the Fund in such year.

In general, the Fund will not recognize its share of these tax items until the close of the partnership’s taxable year. However, absent the availability of an exception, the Fund will recognize its share of these tax items as they are recognized by the partnership for purposes of determining the Fund’s liability for the 4% excise tax (described above). If the Fund and a partnership have different taxable years, the Fund may be obligated to make distributions in excess of the net income and gains recognized from that partnership and yet be unable to avoid the 4% excise tax because it is without sufficient earnings and profits at the end of its taxable year. In some cases, however, the Fund can take advantage of certain safe harbors which would allow it to include its share of a partnership’s income, gain, loss, and certain other tax items at the close of the partnership’s taxable year for both excise tax purposes and general Subchapter M purposes, thus avoiding the potential complexities arising from different taxable years.

In general, cash distributions to the Fund by a partnership in which it invests (including in partial or complete redemption of its interest in the partnership) will represent a nontaxable return of capital to the Fund up to the amount of the Fund’s adjusted tax basis in its interest in the partnership, with any amounts exceeding such basis treated as capital gain. Any loss may be recognized by the Fund only if it redeems its entire interest in the partnership for money.

More generally, as a result of the foregoing and certain other special rules, the Fund’s investment in investment companies that are partnerships for U.S. federal income tax purposes can cause the Fund’s distributions to shareholders to vary in terms of their timing, character, and/or amount from what the Fund’s distributions would have been had the Fund invested directly in the portfolio securities and other assets held by those underlying partnerships.

In addition, any transactions by the Fund in foreign currencies or foreign currency-denominated debt obligations may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned and, as described earlier, can give rise to differences in the Fund’s book and taxable income. Such ordinary income treatment may accelerate Fund distributions to shareholders and increase the distributions taxed to shareholders as ordinary income. Any net ordinary losses so created cannot be carried forward by the Fund to offset income or gains earned in subsequent taxable years.

To the extent the Fund invests in certain passive foreign investment companies (“PFICs”), as defined below, it could subject the Fund to U.S. federal income tax (including interest charges) on distributions received from a PFIC or on proceeds received from the disposition of shares in a PFIC, which tax cannot be eliminated by making distributions to Fund shareholders. However, the Fund may make certain elections to avoid the imposition of that tax. For example, the Fund may elect to treat a PFIC as a “qualified electing fund” (“QEF”) (i.e., make a “QEF election”), in which case the Fund will be required to include its share of the PFIC’s income and net capital gain annually, regardless of whether it receives any distribution from the PFIC. Alternately, the Fund may make an election to mark the gains (and to a limited extent the losses) in such holdings “to the market” as though it had sold (and, solely for purposes of this mark-to-market election, repurchased) its holdings in those PFICs on the last day of the Fund’s taxable year. Such gains and losses are treated as ordinary income and loss. The QEF and mark-to-market elections may have the effect of accelerating the recognition of income (without the receipt of cash) and increasing the amount required to be distributed for the Fund to avoid taxation. Making either of these elections therefore may require the Fund to liquidate other investments (including when it is not advantageous to do so) to meet its distribution requirement, which also may accelerate the recognition of gain and affect the Fund’s total return. In general, the Fund, if it indirectly invests in PFICs by virtue of the Fund’s investment in Underlying RICs or other investment companies, may not make such elections; rather, the Underlying RICs or other investment companies directly investing in PFICs would decide whether to make such elections. In addition, there is a risk that the Fund may not realize that a foreign corporation in which it invests is a PFIC for U.S. federal tax purposes and thus fail to timely make a QEF or mark-to-market election in respect of that corporation, in which event the Fund could be subject to the U.S. federal income taxes and interest charges described above.

A PFIC is any foreign corporation in which (i) 75% or more of the gross income for the taxable year is passive income, or (ii) the average percentage of the assets (generally by value, but by adjusted tax basis in certain cases) that produce, or are held for the production of, passive income is at least 50%. Generally, passive income for this purpose means dividends, interest (including income equivalent to interest), royalties, rents, annuities, the excess of gains over losses from certain property transactions and commodities transactions, income from certain notional principal contracts, and foreign currency gains. Passive income for this purpose does not include rents and royalties received by the foreign corporation from active business and certain income received from related persons.

Dividends paid by PFICs will not be eligible to be treated as qualified dividend income or for the dividends-received deduction.

The interest on municipal obligations is generally exempt from U.S. federal income tax. However, the interest on municipal obligations may be subject to the federal alternative minimum tax both for individuals and corporations (e.g., in the case of interest earned on certain “private activity bonds”) and may be subject to state and local taxes. Interest on municipal obligations is taxable to shareholders of the Fund when received as a distribution from the Fund, unless the Fund is eligible to pass through the interest as part of an “exempt-interest dividend.” Currently, the Fund does not expect to pass through exempt-interest dividends. In addition, gains realized by the Fund on the sale or exchange of municipal obligations are taxable to shareholders of the Fund, regardless of whether the Fund is eligible to pass through exempt-interest dividends to its shareholders.

Loss of RIC Status

If the Fund were to fail to meet the income, diversification, or distribution test described in “Tax Status and Taxation of Each Fund” above, the Fund could in some cases cure such failure, including by paying a Fund-level tax, paying interest, making additional distributions, or disposing of certain assets. If the Fund were ineligible to or otherwise did not cure such failure for any year, or if the Fund were otherwise to not qualify for taxation as a RIC for such year, the Fund’s income would be taxed at the Fund level at regular corporate rates, and depending on when the Fund discovered its qualification failure for a particular taxable year, the Fund may be subject to penalties and interest on any late payments of its Fund-level taxes for such year. In addition, in the event of any such loss of RIC status, all distributions from earnings and profits, including distributions of net long-term capital gains and net tax-exempt income (if any), generally would be taxable to shareholders as ordinary income. Such distributions generally would be eligible (i) to be treated as qualified dividend income in the case of shareholders taxed as individuals and (ii) for the dividends-received deduction in the case of corporate shareholders, provided, in both cases, the shareholder meets certain holding period and other requirements in respect of the Fund’s shares. In addition, in order to re-qualify for taxation as a RIC that is accorded special tax treatment, the Fund may be required to recognize unrealized gains, pay substantial taxes and interest on such gains, and make certain substantial distributions.

Tax Shelter Reporting Regulations

Under Treasury regulations, if a shareholder recognizes a loss on disposition of the Fund’s shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

State, Local, and Other Tax Matters

The foregoing discussion relates only to the U.S. federal income tax consequences of investing in the Fund for shareholders who are U.S. citizens, residents, or domestic corporations. The consequences under other tax laws may differ. This discussion has not addressed all aspects of taxation that may be relevant to particular shareholders in light of their own investment or tax circumstances, or to particular types of shareholders (including insurance companies, financial institutions or broker-dealers, tax-exempt entities, foreign corporations, and persons who are not citizens or residents of the United States) subject to special treatment under the U.S. federal income tax laws. This summary is based on the Code, the regulations thereunder, published rulings, and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. Shareholders should consult their tax advisors about the precise tax consequences of an investment in the Fund in light of their particular tax situation, including possible foreign, state, local, or other applicable tax laws.

Special tax rules apply to investments through defined contribution plans and other tax-qualified plans. Shareholders should consult their tax advisors to determine the suitability of shares of the Fund as an investment through such plans.

Additionally, most states permit mutual funds, such as the Fund, to “pass through” to their shareholders the state tax exemption on income earned from investments in certain direct U.S. Treasury obligations, as well as some limited types of U.S. government agency securities (such as Federal Farm Credit Bank and Federal Home Loan Bank securities), so long as the Fund meets all applicable state requirements. Therefore, shareholders in the Fund may be allowed to exclude from their state taxable income distributions made to them by the Fund to the extent attributable to interest the Fund directly or indirectly earned on such investments. The availability of these exemptions varies by state. Investments in securities of certain U.S. government agencies, including securities issued by the Government National Mortgage Association (“Ginnie Mae”), Fannie Mae, and Freddie Mac, and repurchase agreements collateralized by U.S. government securities generally do not qualify for these exemptions. Moreover, these exemptions may not be available to corporate shareholders. All shareholders should consult their tax advisors regarding the applicability of these exemptions to their situation.

MANAGEMENT OF THE TRUST

The following tables present information as of the date of this Statement of Additional Information regarding each current Trustee and officer of the Trust. Each Trustee’s and officer’s date of birth (“DOB”) is set forth after his or her name. Unless otherwise noted, (i) each Trustee and officer has engaged in the principal occupation(s) noted in the table for at least the most recent five years, although not necessarily in the same capacity, and (ii) the address of each Trustee and officer is c/o GMO Trust, 40 Rowes Wharf, Boston, MA 02110. Each Trustee serves in office until the earlier of (a) the election and qualification of a successor at the next meeting of shareholders called to elect Trustees or (b) the Trustee dies, resigns, or is removed as provided in the Trust’s governing documents. Each of the Trustees of the Trust, other than Mr. Kittredge, is not an “interested person” of the Trust, as such term is used in the 1940 Act (each, an “Independent Trustee”). Because the Fund does not hold annual meetings of shareholders, each Trustee will hold office for an indeterminate period. Each officer serves in office until his or her successor is elected and determined to be qualified to carry out the duties and responsibilities of the office, or until the officer resigns or is removed from office.

Name and Date of Birth	Position(s) Held with the Trust	Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen[1]	Other Directorships Held
INDEPENDENT TRUSTEES
Donald W. Glazer, Esq. DOB: 07/26/1944	Chairman of the Board of Trustees	Chairman of the Board of Trustees since March 2005; Lead Independent Trustee (September 2004-March 2005); Trustee since December 2000.	Consultant—Law and Business[2]; Author of Legal Treatises.	68	None.

Peter Tufano DOB: 04/22/1957	Trustee	Since December 2008.	Peter Moores Dean and Professor of Finance, University of Oxford Saïd Business School (as of July 1, 2011); Sylvan C. Coleman Professor of Financial Management, Harvard Business School (1989-2011).	68	Trustee of State Street Navigator Securities Lending Trust (2 Portfolios).

Paul Braverman DOB: 01/25/1949	Trustee	Since March 2010.	Director of Courier Corporation (a book publisher and manufacturer) (January 2008 –present); Chief Financial Officer, Wellington Management Company, LLP (an investment adviser) (March 1986 –December 2007).	68	Director of Courier Corporation (a book publisher and manufacturer).

INTERESTED TRUSTEE AND OFFICER

Joseph B. Kittredge, Jr.[3] DOB: 08/22/1954	Trustee; President and Chief Executive Officer of the Trust	Trustee since March 2010; President and Chief Executive Officer of the Trust since March 2009.	General Counsel, Grantham, Mayo, Van Otterloo & Co. LLC (October 2005 –present); Trustee, President, and Chief Executive Officer, GMO Series Trust (May 2011 – present); Partner, Ropes & Gray LLP (prior to October 2005).	86	None.

[1]	The Fund Complex consists of the funds of GMO Trust and GMO Series Trust.
[2]

As part of Mr. Glazer’s work as a consultant, he provides part-time consulting services to Goodwin Procter LLP (“Goodwin”). Goodwin has provided legal services to Renewable Resources, LLC, an affiliate of GMO; GMO, in connection with its relationship with Renewable Resources; and funds managed by Renewable Resources. Mr. Glazer has represented that he has no financial interest in, and is not involved in the provision of, such legal services. In the calendar years ended December 31, 2010 and December 31, 2011, these entities paid $1,238,183 and $230,579, respectively, in legal fees and disbursements to Goodwin. In correspondence with the Staff of the SEC beginning in August 2006, the Independent Trustees’ legal counsel provided the Staff with information regarding Mr. Glazer’s relationship with Goodwin and his other business activities. On September 11, 2007, based on information that had been given to the Staff as of that date, the Staff provided oral no-action assurance consistent with the opinion of the Independent Trustees’ legal counsel that Mr. Glazer is not an “interested person” of the Trust.

[3]	Mr. Kittredge is an “interested person” of the Trust, as such term is used in the 1940 Act (an “Interested Trustee”), by virtue of his positions with the Trust and GMO indicated in the table above.

Information About Each Trustee’s Experience, Qualifications, Attributes, or Skills for Board Membership. As described in additional detail below under “Committees,” the Governance Committee, which is comprised solely of Independent Trustees, has responsibility for recommending to the Board of Trustees the nomination of candidates for election as Trustees, including identifying, and evaluating the skill sets and qualifications of, potential candidates. In recommending the election of the current board members as Trustees, the Governance Committee generally considered the educational, business and professional experience of each Trustee in determining his or her qualifications to serve as a Trustee of the Funds. The Governance Committee focuses on the complementary skills and experience of the Trustees as a group, as well as on those of any particular Trustee. With respect to Messrs. Glazer, Tufano and Braverman, the Governance Committee noted that these Trustees all had considerable experience in overseeing investment management activities and/or related operations and in serving on the boards of other companies. In addition, the Committee also considered, among other factors, the particular attributes described below with respect to the various individual Trustees:

Donald W. Glazer — Mr. Glazer’s experience serving as Chairman of the Board of Trustees and as a director of other companies, his professional training and his experience as a business lawyer, including as a partner at a leading law firm, and his business experience.

Peter Tufano — Mr. Tufano’s experience serving as Trustee of the Funds and as a director of other companies, and his professional training and his experience in business and finance, including as a professor of financial management at a leading business school.

Paul Braverman — Mr. Braverman’s experience as a director, his professional training and his experience as a certified public accountant and lawyer and his experience in the management of a leading investment management firm.

Joseph B. Kittredge, Jr. — Mr. Kittredge’s experience serving as President of the Trust and General Counsel and a Member of GMO, his professional training and his experience as a lawyer representing mutual funds and investment management firms, including as a partner at a leading law firm, and his perspective on Board matters as a senior executive of GMO.

Information relating to the experience, qualifications, attributes and skills of the Trustees is required by the registration form adopted by the SEC, does not constitute holding out the Board or any Trustee as having any special expertise or experience, and does not impose any greater responsibility or liability on any such person or on the Board as a whole than would otherwise be the case.

Other Officers

Name and Date of Birth	Position(s) Held with the Trust	Length of Time Served	Principal Occupation(s) During Past 5 Years[1]
Sheppard N. Burnett DOB: 10/24/1968	Treasurer and Chief Financial Officer	Chief Financial Officer since March 2007; Treasurer since November 2006; Assistant Treasurer, September 2004-November 2006.	Head of Fund Administration
(December 2006-present), Fund Administration Staff (June 2004-November 2006), Grantham, Mayo, Van Otterloo & Co. LLC.; Treasurer and Chief Financial Officer (May 2011-present), GMO Series Trust.

John L. Nasrah DOB: 05/27/1977	Assistant Treasurer	Since March 2007.	Fund Administrator, Grantham, Mayo, Van Otterloo & Co. LLC (September 2004-present).

Mahmoodur Rahman DOB: 11/30/1967	Assistant Treasurer	Since September 2007.	Fund Administrator, Grantham, Mayo, Van Otterloo & Co. LLC (April 2007-present); Vice President and Senior Tax Manager, Massachusetts Financial Services Company (January 2000-April 2007).

Carolyn Haley DOB: 07/12/1966	Assistant Treasurer	Since June 2009.	Fund Administrator, Grantham, Mayo, Van Otterloo & Co. LLC (May 2009-present); Treasurer and Chief Compliance Officer, Hambrecht & Quist Capital Management LLC (April 2007-April 2009); Senior Manager, PricewaterhouseCoopers LLP (2003-2007).

Jason Nagler DOB: 08/12/1982	Assistant Treasurer	Since September 2011.	Fund Administrator, Grantham, Mayo, Van Otterloo & Co. LLC (August 2009-present); Audit Senior, Deloitte (August 2007-August 2009); Audit Staff, Deloitte (January 2005-August 2007).

John McGinty DOB: 08/11/1962	Chief Compliance Officer	Since February 2011.	Chief Compliance Officer, Grantham, Mayo, Van Otterloo & Co. LLC (July 2009-present); Chief Compliance Officer, GMO Series Trust (August 2011-present); Senior Vice President and Deputy General Counsel (January 2007-July 2009), Vice President and Associate General Counsel (February 2006-December 2006), Fidelity Investments.

Jason B. Harrison DOB: 01/29/1977	Chief Legal Officer, Vice President-Law and Clerk	Chief Legal Officer since October 2010; Vice President-Law since October 2010; Vice President since November 2006; Clerk since March 2006.	Legal Counsel, Grantham, Mayo, Van Otterloo & Co. LLC (February 2006-present); Clerk (May 2011-present), Chief Legal Officer (September 2011-present), GMO Series Trust.

David L. Bohan DOB: 06/21/1964	Vice President and Assistant Clerk	Vice President since March 2005; Assistant Clerk since March 2006.	Legal Counsel, Grantham, Mayo, Van Otterloo & Co. LLC.

Name and Date of Birth	Position(s) Held with the Trust	Length of Time Served	Principal Occupation(s) During Past 5 Years1
Gregory L. Pottle DOB: 07/09/1971	Vice President and Assistant Clerk	Since November 2006.	Legal Counsel, Grantham, Mayo, Van Otterloo & Co. LLC.

Anne K. Trinque DOB: 04/15/1978	Vice President and Assistant Clerk	Since September 2007.	Legal Counsel, Grantham, Mayo, Van Otterloo & Co. LLC (January 2007-present); Attorney, Goodwin Procter LLP (September 2003-January 2007).

Heather Schirmer DOB: 6/10/1974	Vice President and Assistant Clerk	Since March 2011.	Legal Counsel, Grantham, Mayo, Van Otterloo & Co. LLC.

Cheryl Wakeham DOB: 10/29/1958	Vice President and Anti-Money Laundering Officer	Since December 2004.	Manager, Client Service Administration, Grantham, Mayo, Van Otterloo & Co. LLC.

[1]

Each of Messrs. Burnett, Bohan and Pottle and Mses. Haley, Trinque and Schirmer serves as an officer and/or director of certain pooled investment vehicles of which GMO or an affiliate of GMO serves as the investment adviser.

Trustees’ Responsibilities. Under the provisions of the GMO Declaration of Trust, the Trustees manage the business of the Trust, an open-end management investment company. The Trustees have all powers necessary or convenient to carry out that responsibility, including the power to engage in securities transactions on behalf of the Trust. Without limiting the foregoing, the Trustees may: adopt By-Laws not inconsistent with the Declaration of Trust providing for the regulation and management of the affairs of the Trust; amend and repeal By-Laws to the extent that such By-Laws do not reserve that right to the shareholders; fill vacancies in or remove members of the Board of Trustees (including any vacancies created by an increase in the number of Trustees); remove members of the Board of Trustees with or without cause; elect and remove such officers and appoint and terminate agents as they consider appropriate; appoint members of the Board of Trustees to one or more committees consisting of two or more Trustees, which may exercise the powers and authority of the Trustees, and terminate any such appointments; employ one or more custodians of the assets of the Trust and authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; retain a transfer agent or a shareholder servicing agent, or both; provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise; set record dates for the determination of Shareholders with respect to various matters; and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees, and to any agent or employee of the Trust or to any such custodian or underwriter.

Board Leadership Structure and Risk Oversight. The Board of Trustees is responsible for the general oversight of the affairs of each series of the Trust (each series of the Trust, a “GMO

Fund,” and collectively, the “GMO Funds”) and for assuring that each GMO Fund is managed in the best interests of its shareholders. The Board regularly reviews each GMO Fund’s investment performance as well as the quality of services provided to the GMO Fund and its shareholders by GMO and its affiliates, including shareholder servicing. At least annually, the Board reviews and evaluates the fees and operating expenses paid by each GMO Fund for these services and negotiates changes that it deems appropriate. In carrying out these responsibilities, the Board is assisted by the GMO Funds’ auditors, independent counsel to the Independent Trustees and other persons as appropriate, who are selected by and responsible to the Board. In addition, the GMO Funds’ Chief Compliance Officer reports directly to the Board.

Currently, all but one of the Trustees are Independent Trustees. The Independent Trustees must vote separately to approve all financial arrangements and other agreements with the GMO Funds’ investment adviser, GMO, and other affiliated parties. The role of the Independent Trustees has been characterized as that of a “watchdog” charged with oversight of protecting shareholders’ interests against overreaching and abuse by those who are in a position to control or influence a fund. The Independent Trustees meet regularly as a group in executive session without representatives of GMO present. An Independent Board Member currently serves as Chairman of the Board of Trustees.

Taking into account the number, diversity and complexity of the GMO Funds overseen by the Board of Trustees and the aggregate amount of assets under management in the GMO Funds, the Board has determined that the efficient conduct of its affairs makes it desirable to delegate responsibility for certain specific matters to committees of the Board. These committees, which are described in more detail below, review and evaluate matters specified in their charters and make recommendations to the Board as they deem appropriate. Each committee may utilize the resources of the GMO Funds’ counsel and auditors as well as other persons. The committees meet from time to time, either in conjunction with regular meetings of the Board or otherwise. The membership and chair of each committee are appointed by the Board upon recommendation of the Governance Committee. The membership and chair of each committee other than the Risk Oversight Committee consists exclusively of Independent Trustees.

The Board of Trustees has determined that this committee structure also allows the Board to focus more effectively on the oversight of risk as part of its broader oversight of each GMO Fund’s affairs. While risk management is primarily the responsibility of the Fund’s investment adviser, GMO, the Board regularly receives reports, including reports from GMO and the GMO Funds’ Chief Compliance Officer, regarding investment risks, compliance risks, and certain other risks applicable to the GMO Funds. The Board’s committee structure allows separate committees, such as the Audit Committee, Pricing Committee, and Governance Committee, which are discussed in more detail below under “Committees,” to focus on different aspects of these risks within the scope of the committee’s authority and their potential impact on some or all of the GMO Funds, and to discuss with the GMO the ways in which GMO monitors and controls such risks. The Board has also established a separate Risk Oversight Committee to oversee the management of risks applicable to the GMO Funds, to the extent such risks are not overseen by a separate standing committee of the Board or by the Board itself.

The Board recognizes that not all risks that may affect the GMO Funds can be identified, that it may not be practical or cost-effective to eliminate or mitigate certain risks, that it may be necessary to bear certain risks (such as investment-related risks) to achieve a GMO Fund’s goals, that reports received by the Trustees with respect to risk management matters are typically summaries of the relevant information, and that the processes, procedures and controls employed to address risks may be limited in their effectiveness. As a result of the foregoing and other factors, risk management oversight by the Board and by the Committees is subject to substantial limitations.

Committees

The Board of Trustees has the authority to establish committees, which may exercise the power and authority of the Trustees to the extent the Board determines. The committees assist the Board of Trustees in performing its functions and duties under the 1940 Act and Massachusetts law.

The Board of Trustees currently has established four standing committees: the Audit Committee, the Pricing Committee, the Risk Oversight Committee, and the Governance Committee. During the fiscal year ended February 29, 2012, the Audit Committee held 7 meetings; the Pricing Committee held 5 meetings; the Governance Committee held 7 meetings; and the Risk Oversight Committee held 2 meetings.

Audit Committee. The Audit Committee (i) oversees the Trust’s accounting and financial reporting policies and practices and internal controls over financial reporting; (ii) oversees the quality and objectivity of the Trust’s financial statements and the independent audit of those statements; (iii) appoints, determines the independence and compensation of, and oversees the work performed by the Trust’s independent auditors in preparing or issuing an audit report or related work; (iv) approves all audit and permissible non-audit services provided to the Trust, and certain other persons by the Trust’s independent auditors; and (v) acts as a liaison between the Trust’s independent auditors and the Board of Trustees. Mr. Braverman and Mr. Tufano are members of the Audit Committee, and Mr. Glazer is an alternate member of the Audit Committee. Mr. Braverman is the Chairman of the Audit Committee.

Pricing Committee. The Pricing Committee oversees the valuation of the securities and other assets held by the GMO Funds, reviews and makes recommendations regarding the Trust’s Pricing Policies, and, to the extent required by the Trust’s Pricing Policies, determines the fair value of the securities or other assets held by the GMO Funds. Mr. Tufano and Mr. Glazer are members of the Pricing Committee, and Mr. Braverman is an alternate member of the Pricing Committee. Mr. Tufano is the Chairman of the Pricing Committee.

Risk Oversight Committee. The Risk Oversight Committee assists the Board in overseeing the management of risks applicable to the GMO Funds to the extent those risks are not overseen by another standing committee of the Board or by the Board itself (e.g., financial reporting and audit-related operational or compliance risks, which are overseen by the Audit Committee, valuation-related operational or compliance risks, which are overseen by the Pricing Committee, or legal risks, which are overseen by the Board as a whole) including, without limitation, investment, operational and compliance risks. All of the Trustees are members of the Risk Oversight Committee, and Messrs. Braverman and Tufano are Co-Chairmen of the Risk Oversight Committee.

Governance Committee. The Governance Committee oversees general Fund governance-related matters, including making recommendations to the Board of Trustees relating to governance of the Trust, reviewing possible conflicts of interest and independence issues involving Trustees, considering the skill sets and qualifications of prospective Trustees and to propose to the Board candidates to serve as Trustees, overseeing the determination that any person serving as legal counsel for the Independent Trustees qualifies as “independent legal counsel”, as that term is defined in the 1940 Act, and performing any other functions delegated to it by the Board of Trustees. Mr. Glazer and Mr. Braverman are members of the Governance Committee, and Mr. Tufano is an alternate member of the Governance Committee. Mr. Glazer is the Chairman of the Governance Committee.

As described above under “Information About Each Trustee’s Experience, Qualifications, Attributes or Skills for Board Membership”, the Governance Committee has responsibility for recommending to the Board of Trustees the nomination of candidates for election as Trustees, including identifying, and evaluating the skill sets and qualifications of, potential candidates. Prospective nominees may be recommended by the current Trustees, the Trust’s Officers, GMO, current shareholders or other sources that the Governance Committee deems appropriate. Candidates properly submitted by shareholders will be considered on the same basis as candidates recommended by other sources. The Governance Committee has full discretion to reject nominees who are recommended by shareholders.

The Governance Committee considers a variety of qualifications, skills and other attributes in evaluating potential candidates for nomination to the Board of Trustees. The attributes considered may include, but are not limited to: (i) relevant industry and related experience, including experience serving on other boards; (ii) skill sets, areas of expertise, abilities and judgment; and (iii) availability and commitment to attend meetings and to perform the responsibilities of a Trustee. In evaluating potential candidates, the Governance Committee also considers the overall composition of the Board of Trustees and assesses the needs of the Board and its committees.

Shareholders may recommend nominees to the Board of Trustees by writing the Board of Trustees, c/o GMO Trust Chief Compliance Officer, GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110. A recommendation must (i) be in writing and signed by the shareholder, (ii) identify the GMO Fund to which it relates, and (iii) identify the class and number of shares held by the shareholder.

Trustee Fund Ownership

The following table sets forth ranges of the current Trustees’ direct beneficial share ownership in the Fund and the aggregate dollar ranges of their direct beneficial share ownership in all GMO Funds (including GMO Funds not offered in the Private Placement Memorandum) as of December 31, 2011.

Name	Dollar Range of Shares Directly Owned in the Fund *	Aggregate Dollar Range of Shares Directly Owned in all Funds of the Trust (whether or not offered in the Private Placement Memorandum) Overseen by Trustee*
INDEPENDENT TRUSTEES
Donald W. Glazer	None	Over $100,000
Peter Tufano	None	None
Paul Braverman	None	None
INTERESTED TRUSTEE
Joseph B. Kittredge, Jr.	None	$50,001-$100,000

*	The Fund will commence operations on or following the date of this SAI, and therefore, has not yet offered any shares for sale as of this date.

The following table sets forth ranges of Mr. Glazer’s and Mr. Kittredge’s indirect beneficial share ownership in the Fund and the aggregate dollar range of their indirect beneficial share ownership in all GMO Funds (including GMO Funds not offered in the Private Placement Memorandum), as of December 31, 2011, by virtue of their direct ownership of shares of certain GMO Funds that invest in other GMO Funds and of other private investment companies managed by the Manager that invest in GMO Funds.

Name	Dollar Range of Shares Indirectly Owned in the Fund*	Aggregate Dollar Range of Shares Indirectly Owned in all Funds of the Trust (whether or not offered in the Private Placement Memorandum) Overseen by Trustee*
INDEPENDENT TRUSTEE
Donald W. Glazer	None	Over $100,000
INTERESTED TRUSTEE
Joseph B. Kittredge, Jr.	None	$50,001-$100,000

*	The Fund will commence operations on or following the date of this SAI, and therefore, has not yet offered any shares for sale as of this date.

Trustee Ownership of Securities Issued by the Manager or Principal Underwriter

None.

Trustee Ownership of Related Companies

The following table sets forth information about securities owned by the current Independent Trustees and their family members, as of December 31, 2011, in the Manager or entities directly or indirectly controlling, controlled by, or under common control with the Manager.

Name of Non-Interested Trustee	Name of Owner(s) and Relationship to Trustee	Company	Title of Class	Value of Securities²	% of Class
Donald W. Glazer	Self	GMO Multi-Strategy Fund (Offshore), a private investment company managed by the Manager[1]	Limited partnership interest – Class A	$1,176,794.51	0.033%
Peter Tufano	N/A	None	N/A	N/A	N/A
Paul Braverman	N/A	None	N/A	N/A	N/A

[1]

The Manager may be deemed to “control” this fund by virtue of its serving as investment manager of the fund and by virtue of its ownership of all the outstanding voting shares of the fund as of December 31, 2011.

[2]	Securities valued as of December 31, 2011.

Remuneration. The Trust has adopted a compensation policy for its Trustees. Each Trustee receives an annual retainer from the Trust for his services. In addition, each Chairman of the Trust’s standing committees and the Chairman of the Board of Trustees receive an annual fee. Each Trustee also is paid a fee for participating in in-person and telephone meetings of the Board of Trustees and its committees, and a fee for consideration of actions proposed to be taken by written consent. The Trust pays no additional compensation for travel time to meetings, attendance at director’s educational seminars or conferences, service on industry or association committees, participation as speakers at directors’ conferences, or service on special director task forces or subcommittees, although the Trust does reimburse Trustees for seminar or conference fees and for travel expenses incurred in connection with attendance at seminars or conferences. The Trustees do not receive any employee benefits such as pension or retirement benefits or health insurance.

Other than as set forth in the following table, no Trustee of the Trust received any direct compensation from the Trust or the Fund during the fiscal year ended February 29, 2012:

Name of Person, Position
	Donald W. Glazer, Esq., Trustee		Peter Tufano, Trustee		Paul Braverman, Trustee
Compensation from the Fund:	$26,502	[1]	$21,745	[1]	$19,707	[1]
Pension or Retirement Benefits Accrued as Part of Fund Expenses:	N/A		N/A		N/A
Estimated Annual Benefits Upon Retirement:	N/A		N/A		N/A

	Name of Person, Position
	Donald W. Glazer, Esq., Trustee		Peter Tufano, Trustee		Paul Braverman, Trustee
Total Compensation from the Trust:	$378,764	[2]	$310,781	[2]	$281,645	[2]

[1]

Reflects an estimate of the direct compensation to be paid to each Trustee for the Fund’s initial fiscal year ending February 28, 2013. Actual direct compensation paid to the Trustees will vary depending on the net assets of the Fund throughout its initial fiscal year.

[2]

Reflects an estimate of the direct compensation received during the fiscal year ended February 29, 2012 from GMO Funds that had commenced operations on or before February 29, 2012, including GMO Funds that are not offered through the Private Placement Memorandum.

Mr. Kittredge does not receive any compensation from the Trust, but as a member of the Manager will benefit from management, shareholder servicing, administration, and any other fees paid to GMO and its affiliates by the Fund and various other GMO Funds not offered through the Private Placement Memorandum. The officers of the Trust do not receive any employee benefits such as pension or retirement benefits or health insurance from the Trust.

The Fund will commence operations on or following the date of this Statement of Additional Information, and therefore, has not yet offered any shares for sale. Therefore, as of the date hereof, the Trustees and Officers of the Trust as a group owned less than 1% of the outstanding shares of each class of shares of the Fund.

Code of Ethics. The Trust and the Manager have each adopted a Code of Ethics pursuant to the requirements of the 1940 Act. Under the Code of Ethics, personnel are permitted to engage in personal securities transactions only in accordance with specified conditions relating to their position, the identity of the security, the timing of the transaction, and similar factors. Transactions in securities that may be purchased or held by the Fund are permitted, subject to compliance with the Code. Personal securities transactions must be reported quarterly and broker confirmations must be provided for review.

The non-interested Trustees of the Trust are subject to a separate Code of Ethics for the Independent Trustees pursuant to the requirements of the 1940 Act. Transactions by the Independent Trustees in securities, including securities that may be purchased or held by the Fund, are permitted, subject to compliance with the Code of Ethics. Pursuant to the Code of Ethics, an Independent Trustee ordinarily is not required to report his or her personal securities transactions or to identify his or her brokerage accounts to the Fund or its representatives, subject to certain limited exceptions specified in the Code of Ethics.

INVESTMENT ADVISORY AND OTHER SERVICES

Management Contracts

As disclosed in the Private Placement Memorandum under the heading “Management of the Trust,” under a Management Contract (the “Management Contract”) between the Trust, on behalf of the Fund, and the Manager, subject to such policies as the Trustees of the Trust may determine, the Manager furnishes continuously an investment or asset allocation program, as applicable, for the Fund, and makes investment decisions on behalf of the Fund and places all orders for the purchase and sale of portfolio securities. Subject to the control of the Trustees, the Manager also manages, supervises, and conducts the other affairs and business of the Trust, furnishes office space and equipment, provides bookkeeping and certain clerical services, and pays all salaries, fees, and expenses of officers and Trustees of the Trust who are affiliated with the Manager. As indicated under “Portfolio Transactions – Brokerage and Research Services,” the Trust’s portfolio transactions may be placed with broker-dealers who furnish the Manager, at no cost, research, statistical and quotation services of value to the Manager in advising the Trust or its other clients.

In addition, as disclosed in the Private Placement Memorandum, the Manager has contractually agreed to waive and/or reimburse the Fund for specified Fund expenses through at least March 26, 2013.

The Management Contract provides that the Manager shall not be subject to any liability in connection with the performance of its services in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties.

The Management Contract was approved by the Trustees of the Trust (including a majority of the Trustees who were not “interested persons” of the Manager) and by the Fund’s sole initial shareholder in connection with the organization of the Trust and the establishment of the Fund. The Management Contract continues in effect for a period of two years from the date of its execution and continuously thereafter so long as its continuance is approved at least annually by (i) the vote, cast in person at a meeting called for that purpose, of a majority of those Trustees who are not “interested persons” of the Manager or the Trust, and by (ii) the majority vote of either the full Board of Trustees or the vote of a majority of the outstanding shares of the Fund. The Management Contract automatically terminates on assignment, and is terminable on not more than 60 days’ notice by the Trust to the Manager. In addition, the Management Contract may be terminated on not more than 60 days’ written notice by the Manager to the Trust.

The Management Fee is calculated based on a fixed percentage of the Fund’s average daily net assets. The Fund will commence operations on or following the date of the SAI and, therefore, has not yet paid any Management Fees to the Manager as of the date hereof.

In the event that the Manager ceases to be the manager of the Fund, the right of the Trust to use the identifying name “GMO” may be withdrawn.

Portfolio Management

GMO’s Asset Allocation Division is responsible for overall management and strategic direction of the Fund, and GMO’s Quantitative Equity Division is responsible for day-to-day investment management of the Fund. Each division’s investment professionals work collaboratively to manage the Fund’s portfolio, and no one person is primarily responsible for day-to-day management of the Fund.

The following table sets forth information about accounts overseen or managed by the senior members of the divisions as of February 29, 2012.

	Registered investment companies managed (including non-GMO mutual fund subadvisory relationships)		Other pooled investment vehicles managed (world-wide)		Separate accounts managed (world-wide)
Senior Member	Number of accounts[1]	Total assets[1,2]	Number of accounts	Total assets	Number of accounts	Total assets
Ben Inker	13	$16,440,408,665.52	8	$3,826,944,498.62	218	$15,974,799,639.88
Thomas Hancock	21	$41,789,366,141.00	8	$3,550,818,946.17	43	$8,778,325,525.50
Sam Wilderman	21	$41,789,366,141.00	8	$3,550,818,946.17	43	$8,778,325,525.50

	Registered investment companies managed for which GMO receives a performance-based fee (including non-GMO mutual fund subadvisory relationships)		Other pooled investment vehicles managed (world-wide) for which GMO receives a performance- based fee		Separate accounts managed (world- wide) for which GMO receives a performance-based fee
	Number of accounts	Total assets	Number of accounts	Total assets	Number of accounts	Total assets
Ben Inker	0	0	0	0	155	$10,845,583,829.22
Thomas Hancock	0	0	2	$1,632,563,961.86	7	$1,549,194,741.78
Sam Wilderman	0	0	2	$1,632,563,961.86	8	$1,549,194,741.78

[1]	Includes GMO Funds (including GMO Funds not offered through the Private Placement Memorandum) that had commenced operations on or before February 29, 2012.
[2]	For some senior members, “Total assets” includes assets invested by other GMO Funds.

Because each senior member manages other accounts, including accounts that pay higher fees or accounts that pay performance-based fees, potential conflicts of interest exist, including potential conflicts between the investment strategy of the Fund and the investment strategy of the other accounts managed by the senior member and potential conflicts in the allocation of investment opportunities between the Fund and the other accounts.

Senior members of each division are generally members (partners) of GMO. As of February 29, 2012, the compensation of each senior member consisted of a fixed annual base salary, a partnership interest in the firm’s profits and, possibly, an additional, discretionary, bonus related to the senior member’s contribution to GMO’s success. The compensation program does not disproportionately reward outperformance by higher fee/performance fee products. Base salary is determined by taking into account current industry norms and market data to ensure that GMO pays a competitive base salary. The level of partnership interest is determined by taking into account the individual’s contribution to GMO and its mission statement. A discretionary bonus may also be paid to recognize specific business contributions and to ensure that the total level of compensation is competitive with the market. Because each person’s compensation is based on his or her individual performance, GMO does not have a typical percentage split among base salary, bonus and other compensation. A GMO membership interest is the primary incentive for persons to maintain employment with GMO. GMO believes this is the best incentive to maintain stability of portfolio management personnel.

Senior Member Fund Ownership. The Fund will commence operations on or following the date of this Statement of Additional Information, and therefore, has not yet offered any shares for sale. Therefore, as of the date hereof, each senior member has not had any direct or indirect ownership of the Fund.

Custodial Arrangements and Fund Accounting Agents. As described in the Private Placement Memorandum, State Street Bank and Trust Company (“State Street Bank”), One Lincoln Street, Boston, Massachusetts 02111, serves as the Fund’s custodian, fund accounting agent, and transfer agent. As such, State Street Bank holds in safekeeping certificated securities and cash belonging to the Fund and, in such capacity, is the registered owner of securities in book-entry form belonging to the Fund. Upon instruction, State Street Bank receives and delivers cash and securities of the Fund in connection with Fund transactions and collects all dividends and other distributions made with respect to Fund portfolio securities. State Street Bank also maintains certain accounts and records of the Trust and calculates the total net asset value, total net income and net asset value per share of the Fund on a daily basis.

Shareholder Service Arrangements. As disclosed in the Private Placement Memorandum, pursuant to the terms of a single Servicing Agreement with the Fund, GMO provides direct client service, maintenance, and reporting to shareholders of the Fund. The Servicing Agreement was approved by the Trustees of the Trust (including a majority of the Trustees who are not “interested persons” of the Manager or the Trust). The Servicing Agreement will continue in effect for a period of more than one year from the date of its execution only so long as its continuance is approved at least annually by (i) the vote, cast in person at a meeting called for the purpose, of a majority of those Trustees who are not “interested persons” of the Manager or the Trust, and (ii) the majority vote of the full Board of Trustees. The Servicing Agreement automatically terminates on assignment (except as specifically provided in the Servicing Agreement) and is terminable by either party upon not more than 60 days’ written notice to the other party.

The Trust entered into the Servicing Agreement with GMO on May 30, 1996. The Fund will commence operations on or following the date of this SAI and, therefore, has not yet paid any amounts to GMO pursuant to the terms of the Servicing Agreement as of the date hereof. Once the Fund commences operations, Class III Shares, Class IV Shares, Class V Shares and Class VI Shares of the Fund will pay the Manager a Shareholder Service Fee of 0.15%, 0.105%, 0.085%, and 0.055%, respectively, of the Fund’s average daily net assets attributable to the relevant class of shares of the Fund.

Independent Registered Public Accounting Firm. The Trust’s independent registered public accounting firm is PricewaterhouseCoopers LLP, 125 High Street, Boston, Massachusetts 02110. PricewaterhouseCoopers LLP conducts annual audits of the Trust’s financial statements, assists in the preparation of the Fund’s federal and state income tax returns, consults with the Trust as to matters of accounting and federal and state income taxation, provides assistance in connection with the preparation of various SEC filings, and consults with the Trust as to certain non-U.S. tax matters.

Counsel. Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199, serves as counsel to the Trust. Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts 02110, serves as independent counsel to the non-interested Trustees of the Trust.

Transfer Agent. State Street Bank serves as the Trust’s transfer agent on behalf of the Fund.

PORTFOLIO TRANSACTIONS

Decisions to buy and sell portfolio securities for the Fund and for each of its other investment advisory clients are made by the Manager with a view to achieving each client’s investment objectives taking into consideration other account-specific factors such as, without limitation, cash flows into or out of the account, current holdings, the account’s benchmark(s), applicable regulatory limitations, liquidity, cash restrictions, applicable transaction documentation requirements, market registration requirements and/or time constraints limiting the Manager’s ability to confirm adequate transaction documentation or seek interpretation of investment guideline ambiguities. Therefore, a particular security may be bought or sold only for certain clients of the Manager even though it could have been bought or sold for other clients at the same time. Also, a particular security may be bought/sold for one or more clients when one or more other clients are selling/buying the security or taking a short position in the security, including clients invested in the same investment strategy.

To the extent permitted by applicable law, the Manager’s compliance policies and procedures and a client’s investment guidelines, the Manager may engage in “cross trades” where, as investment manager to a client account, the Manager causes that client account to purchase a security directly from (or sell a security directly to) another client account. In certain cases, the Manager may identify investment opportunities that are suitable for the Fund and one or more private investment companies for which the Manager or one of its affiliates serves as investment manager, general partner and/or managing member (“GMO Private Funds”). In most cases, the Manager receives greater compensation in respect of a GMO Private Fund (including incentive-based compensation) than it receives in respect of the Fund. In addition, senior members or other portfolio managers frequently have a personal investment in a GMO Private Fund that is greater than such person’s investment in the Fund (or, in some cases, may have no investment in the Fund). The Manager itself also makes investments in GMO Private Funds. To help manage these potential conflicts, the Manager has developed and reviewed with the Trust’s Board of Trustees trade allocation policies that establish a framework for allocating initial public offerings (“IPOs”) and other limited opportunities that takes into account the needs and objectives of the Fund and the other GMO clients.

Transactions involving the issuance of Fund shares for securities or assets other than cash will be limited to a bona fide reorganization or statutory merger and to other acquisitions of portfolio securities that meet all of the following conditions: (i) such securities meet the investment objective and policies of the Fund; (ii) such securities are acquired for investment and not for resale; and (iii) such securities can be valued pursuant to the Trust’s pricing policies.

Brokerage and Research Services. In selecting brokers and dealers to effect portfolio transactions for the Fund, the Manager seeks best execution. Best execution is not based solely on the explicit commission charged by the broker/dealer and, consequently, a broker/dealer effecting a transaction may be paid a commission higher than that charged by another broker/dealer for the same transaction. Seeking best price and execution involves the weighing of qualitative as well as quantitative factors and evaluations of best execution are, to a large extent, possible, if at all, only after multiple trades have been completed. The Manager does place trades with broker/dealers that provide investment ideas and other research services, even if the relevant broker has not yet demonstrated an ability to effect best price and execution; however, trading with such a broker (as with any and all brokers) will typically be curtailed or suspended, in due course, if the Manager is not reasonably satisfied with the quality of particular trade executions, unless or until the broker has altered its execution capabilities in such a way that the Manager can reasonably conclude that the broker is capable of achieving best price and execution.

The determination of what may constitute “best price and execution” involves a number of considerations, including, without limitation, the overall net economic result to the Fund; the efficiency with which the transaction is effected; access to order flow; the ability of the executing broker/dealer to effect the transaction where a large block is involved; reliability (e.g., lack of failed trades); availability of the broker/dealer to stand ready to execute possibly difficult transactions in the future; technological capabilities of the broker/dealer; the broker/dealer’s inventory of securities sought; the financial strength and stability of the broker/dealer; and the relative weighting of opportunity costs (i.e., timeliness of execution) by different strategies. Additionally, regulations in certain markets, primarily emerging markets, require the Manager to identify and trade with one or a limited number of brokers on behalf of clients. In some instances, the Manager may utilize principal bids with consideration to such factors as reported broker flow, past bids and a firm’s ability and willingness to commit capital. Most of the foregoing are subjective considerations made in advance of the trade and are not always borne out by the actual execution.

The Manager’s broker/dealer selection may, in addition to the factors listed above, also be based on research services provided by the broker/dealer. In seeking best execution and in determining the overall reasonableness of brokerage commissions, the Manager may consider research services received by broker-dealers and therefore, may have an incentive to select or recommend a broker-dealer based on the Manager’s interest in receiving the research or other products or services, rather than on the lowest commission charged. The Manager may also direct trades to broker/dealers based in part on the broker/dealers’ history of providing, and capability to continue providing, pricing information for securities purchased. Best execution may be determined for investment strategies without regard to client specific limitations.

Generally, the Manager determines the overall reasonableness of brokerage commissions paid upon consideration of the relative merits of a number of factors, which may include: (i) the net economic effect to the Fund; (ii) historical and current commission rates; (iii) the kind and quality of the execution services rendered; (iv) the size and nature of the transactions effected; and (v) research services received. These factors are considered mostly over multiple transactions covering extended periods of time and are used to evaluate the relative performance of the brokers and other institutions used to effect transactions for accounts. In some instances, the Manager may evaluate best execution on principal bids based on the total commissions charged (the bid for handling a trade as a principal trade) because the trades were filled at the price set at an agreed upon time (e.g., previous night’s close). In those cases, any additional “impact” or cost is represented by the cents per share or basis points extra paid in addition to a typical commission rate.

Because the Manager will frequently use broker/dealers that provide research in all markets and that research is a factor in evaluating broker/dealers, the Manager relies on the statutory safe harbor in Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). However, the Manager does not participate in any formal soft dollar arrangements involving third party research (i.e., research provided by someone other than the executing broker/dealer) or the payment of any of the Manager’s out-of-pocket expenses. In all cases, the research services received by the Manager are limited to the types of research contemplated by Section 28(e) of the 1934 Act. Research services provided by broker/dealers take various forms, including personal interviews with analysts, written reports, pricing services in respect of securities, and meetings arranged with various sources of information regarding particular issuers, industries, governmental policies, specific information about local markets and applicable regulations, economic trends, and other matters. To the extent that services of value are received by the Manager, the Manager may avoid expenses which might otherwise be incurred. Such services furnished to the Manager may be used in furnishing investment or other advice to all or some subset of the Manager’s clients, including the Fund, and services received from a broker/dealer that executed transactions for the Fund will not necessarily be used by the Manager specifically in servicing the Fund.

The Fund will commence operations on or following the date of this Statement of Additional Information and, therefore, has not yet paid any amounts in brokerage commissions or acquired securities of any brokers or dealers (as defined in the 1940 Act) or of their parents.

Due to restrictions under the 1940 Act, it is possible that, as the result of certain affiliations between a broker/dealer or its affiliates and the Fund, the Manager or the Fund’s distributor, the Fund may refrain, or be required to refrain, from engaging in principal trades with such broker/dealer. Additionally, the Fund may be restricted in its ability to purchase securities issued by affiliates of the Fund’s distributor.

PROXY VOTING POLICIES AND PROCEDURES

The Trust has adopted a proxy voting policy under which responsibility to vote proxies related to its portfolio securities has been delegated to the Manager. The Board of Trustees of the Trust has reviewed and approved the proxy voting policies and procedures the Manager follows when voting proxies on behalf of the Fund. The Trust’s proxy voting policy and the Manager’s proxy voting policies and procedures are attached to this Statement of Additional Information as Appendix B.

The Manager’s proxy voting policies on a particular issue may or may not reflect the views of individual members of the Board of Trustees of the Trust, or a majority of the Board of Trustees.

Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 will be available on the Trust’s website at www.gmo.com and on the Securities and Exchange Commission’s website at www.sec.gov no later than August  31 of each year.

DISCLOSURE OF PORTFOLIO HOLDINGS

The policy of the Trust is to protect the confidentiality of the Fund’s portfolio holdings and to prevent inappropriate selective disclosure of those holdings. The Board of Trustees has approved this policy and material amendments require its approval.

Registered investment companies that are sub-advised by GMO may be subject to different portfolio holdings disclosure policies, and neither GMO nor the Board of Trustees exercises control over those policies. In addition, separate account clients of GMO have access to their portfolio holdings and are not subject to the Fund’s portfolio holdings disclosure policies. Some of the funds that are sub-advised by GMO and some of the separate accounts managed by GMO have substantially similar investment objectives and strategies and, therefore, potentially similar portfolio holdings.

Neither GMO nor the Fund will receive any compensation or other consideration in connection with its disclosure of the Fund’s portfolio holdings.

GMO may disclose the Fund’s portfolio holdings (together with any other information from which the Fund’s portfolio holdings could reasonably be derived, as reasonably determined by GMO) (the “Portfolio Holdings Information”) to shareholders, qualified potential shareholders as determined by GMO, and their consultants and agents (collectively, “Permitted Recipients”) by means of the GMO website. The Fund’s Private Placement Memorandum describes the type of information disclosed on GMO’s website, as well as the frequency with which it is disclosed and the lag between the date of the information and the date of its disclosure. The largest fifteen holdings of some GMO Funds are posted monthly on GMO’s website and typically are available to shareholders without a confidentiality agreement. In addition, from time to time position attribution information regarding one or more Funds may be posted to GMO’s website (e.g., best/worst performing positions in the Fund over a specified time period). In response to market interest in specific issuers, the Fund’s holdings in one or more issuers may be made available on a more frequent basis as circumstances warrant. Typically, no confidentiality agreement is needed to access this information.

GMO also may make Portfolio Holdings Information available to Permitted Recipients by email, or by any other means in such scope and form and with such frequency as GMO may reasonably determine, no earlier than the day next following the day on which the Portfolio Holdings Information is posted on the GMO website (provided that the Fund’s Private Placement Memorandum describes the nature and scope of the Portfolio Holdings Information that will be available on the GMO website, when the information will be available and the period for which the information will remain available, and the location on the Fund’s website where the information will be made available) or on the same day as a publicly available, routine filing with the SEC that includes the Portfolio Holdings Information. A confidentiality agreement is not required to access Portfolio Holdings Information filed with the SEC as described in the preceding sentence.

GMO also may disclose portfolio holdings information to all shareholders of the Fund and their consultants and agents from time-to-time. Such disclosure may be made by email, written notice or any other means in such scope and form as GMO may reasonably determine, and generally will not be subject to a confidentiality agreement and will not be required to be posted to GMO’s website in advance.

Except as otherwise noted, to receive Portfolio Holdings Information, Permitted Recipients must enter into a confidentiality agreement with GMO and the Trust that requires that the Portfolio Holdings Information be used solely for purposes determined by senior management of GMO to be in the best interest of the shareholders of the Fund.

In some cases, GMO may disclose to a third party Portfolio Holdings Information that has not been made available to Permitted Recipients on the GMO website or in a publicly available, routine filing with the SEC. That disclosure may only be made if senior management of GMO determines that it is in the best interests of the shareholders of the Fund. In addition, the third party receiving the Portfolio Holdings Information must enter into a confidentiality agreement with GMO and the Trust that requires that the Portfolio Holdings Information be used solely for purposes determined by GMO senior management to be in the best interest of the Fund’s shareholders. If GMO becomes aware that a recipient has or is likely to violate the terms of a confidentiality agreement regarding Portfolio Holdings Information, GMO shall cease providing such information to such recipient.

The procedures pursuant to which GMO may disclose to a third party Portfolio Holdings Information that has not been made available to Permitted Recipients do not apply to Portfolio Holdings Information provided to entities who provide on-going services to the Fund in connection with its day-to-day operations and management, including GMO, GMO’s affiliates, the Fund’s custodian and auditors, the Fund’s pricing service vendors, broker-dealers when requesting bids for or price quotations on securities, brokers in the normal course of trading on the Fund’s behalf, and persons assisting the Fund in the voting of proxies. In addition, (i) when an investor indicates that it wants to purchase shares of the Fund in exchange for securities acceptable to GMO, GMO may make available a list of securities that it would be willing to accept for the Fund, and, from time to time, the securities on the list may overlap with securities currently held by the Fund; and (ii) when the Fund determines to pay redemption proceeds wholly or partly in-kind with securities, GMO may make available a list of securities it intends to deliver from the Fund.

No provision of this policy is intended to restrict or prevent the disclosure of Portfolio Holdings Information as may be required by applicable law, rules or regulations.

GMO’s General Counsel or Chief Compliance Officer may authorize exceptions to these procedures. Exceptions must be disclosed to the Chief Compliance Officer of the Trust.

If senior management of GMO identifies a potential conflict with respect to the disclosure of Portfolio Holdings Information between the interests of the Fund’s shareholders, on the one hand, and GMO or an affiliated person of GMO or the Fund, on the other, GMO is required to inform the Trust’s Chief Compliance Officer of the potential conflict, and the Trust’s Chief Compliance Officer has the power to decide whether, in light of the potential conflict, disclosure should be permitted under the circumstances. The Trust’s Chief Compliance Officer also is required to report his decision to the Board of Trustees.

GMO periodically reports the following information to the Board of Trustees:

•	Determinations made by senior management of GMO relating to the use of Portfolio Holdings Information by Permitted Recipients and third parties;

•	The nature and scope of disclosure of Portfolio Holdings Information to third parties;

•	Exceptions to the disclosure policy authorized by GMO’s General Counsel or Chief Compliance Officer; and

•	Any other information the Trustees may request relating to the disclosure of Portfolio Holdings Information.

Ongoing Arrangements To Make Portfolio Holdings Available. Senior management of GMO has authorized disclosure of Portfolio Holdings Information on an on-going basis (generally, daily, except with respect to PricewaterhouseCoopers LLP, which receives holdings semi-annually and as necessary in connection with the services it provides to the Fund) to the following entities that provide on-going services to the Fund in connection with its day-to-day operations and management, provided that they agree or have a duty to maintain this information in confidence:

Name of Recipient	Purpose of Disclosure
State Street Bank and Trust Company	Custodial services and compliance testing

Boston Global Advisors	Securities lending services

PricewaterhouseCoopers LLP	Independent registered public accounting firm

Name of Recipient	Purpose of Disclosure
Institutional Shareholder Services Inc. (formerly known as RiskMetrics Group, Inc.)	Corporate actions services

Interactive Data	Fair value pricing

FactSet	Data service provider

Senior management of GMO has authorized disclosure of Portfolio Holdings Information on an on-going basis (daily) to the following recipients, provided that they agree or have a duty to maintain this information in confidence and are limited to using the information for the specific purpose for which it was provided:

Name of Recipient	Purpose of Disclosure
Epstein & Associates, Inc.	Software provider for Code of Ethics monitoring system

Financial Models Company Inc.	Recordkeeping system

DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES

The Trust, an open-end management investment company, is organized as a Massachusetts business trust under the laws of Massachusetts by an Agreement and Declaration of Trust (“Declaration of Trust”) dated June 24, 1985, as amended and restated September 10, 2009, and as such Declaration of Trust may be amended from time to time. A copy of the Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts. The Trust operates as a “series investment company” that consists of separate series of investment portfolios, each of which is represented by a separate series of shares of beneficial interest. The Fund is a series of the Trust. The fiscal year for the Fund ends on the last day of February.

Pursuant to the Declaration of Trust, the Trustees have currently authorized the issuance of an unlimited number of full and fractional shares of sixty-eight series: Quality Fund; Real Estate Fund; International Intrinsic Value Fund; Currency Hedged International Equity Fund; Foreign Fund; Foreign Small Companies Fund; International Small Companies Fund; Emerging Markets Fund; Emerging Countries Fund; Tax-Managed International Equities Fund; Domestic Bond Fund; Core Plus Bond Fund; International Bond Fund; Currency Hedged International Bond Fund; Global Bond Fund; Emerging Country Debt Fund; Short-Duration Investment Fund; Alpha Only Fund; Benchmark-Free Allocation Fund; International Equity Allocation Fund; Global Asset Allocation Fund; Global Equity Allocation Fund; U.S. Equity Allocation Fund; Special Purpose Holding

Fund; Short-Duration Collateral Fund; Taiwan Fund; World Opportunity Overlay Fund; Alternative Asset Opportunity Fund; Strategic Opportunities Allocation Fund; World Opportunities Equity Allocation Fund; Developed World Stock Fund; U.S. Growth Fund; International Core Equity Fund; International Growth Equity Fund; U.S. Intrinsic Value Fund; U.S. Small/Mid Cap Fund; U.S. Core Equity Fund; Short-Duration Collateral Share Fund; Strategic Fixed Income Fund; International Opportunities Equity Allocation Fund; Inflation Indexed Plus Bond Fund; Special Situations Fund; Flexible Equities Fund; U.S. Treasury Fund; Asset Allocation Bond Fund; Arlington Fund; Berkeley Fund; Clarendon Fund; Dartmouth Fund; Exeter Fund; Fairfield Fund; Gloucester Fund; Hereford Fund; Ipswich Fund; St. James Fund; Asset Allocation International Bond Fund; World Opportunity Overlay Share Fund; Debt Opportunities Fund; High Quality Short-Duration Bond Fund; Emerging Domestic Opportunities Fund; Asset Allocation International Small Companies Fund; International Large/Mid Cap Value Fund; Benchmark-Free Fund; Global Focused Equity Fund; International Intrinsic Value Extended Markets Fund; Resources Fund; Implementation Fund; and U.S. Flexible Equities Fund.

Note that U.S. Core Equity Fund, U.S. Intrinsic Value Fund, U.S. Growth Fund, U.S. Small/Mid Cap Fund, International Core Equity Fund, and International Growth Equity Fund are successors to U.S. Core Fund, Intrinsic Value Fund, Growth Fund, Small/Mid Cap Value Fund, International Disciplined Equity Fund, and International Growth Fund, respectively (each, a “Predecessor Fund”). Each Predecessor Fund is a former series of GMO Trust.

Interests in each portfolio (GMO Fund) are represented by shares of the corresponding series. Each share of each series represents an equal proportionate interest, together with each other share, in the corresponding GMO Fund. The shares of such series do not have any preemptive rights. Upon liquidation of a GMO Fund, shareholders of the corresponding series are entitled to share pro rata in the net assets of the GMO Fund available for distribution to shareholders. The Declaration of Trust also permits the Trustees to charge shareholders directly for custodial, transfer agency, and servicing expenses, but the Trustees have no present intention to make such charges.

The Declaration of Trust also permits the Trustees, without shareholder approval, to subdivide any series of shares into various sub-series or classes of shares with such dividend preferences and other rights as the Trustees may designate. This power is intended to allow the Trustees to provide for an equitable allocation of the effect of any future regulatory requirements that might affect various classes of shareholders differently. The Trustees have currently authorized the establishment and designation of up to ten classes of shares for each series of the Trust: Class I Shares, Class II Shares, Class III Shares, Class IV Shares, Class V Shares, Class VI Shares, Class VII Shares, Class VIII Shares, Class M Shares, and Class MF Shares.

The Trustees may also, without shareholder approval, establish one or more additional separate portfolios for investments in the Trust or merge two or more existing portfolios (i.e., a new fund). Shareholders’ investments in such a portfolio would be evidenced by a separate series of shares.

The Declaration of Trust provides for the perpetual existence of the Trust. The Trust, however, may be terminated at any time by vote of at least two-thirds of the outstanding shares of the Trust. While the Declaration of Trust further provides that the Trustees may also terminate the Trust upon written notice to the shareholders, the 1940 Act requires that the Trust receive the authorization of a majority of its outstanding shares in order to change the nature of its business so as to cease to be an investment company.

Shareholders should be aware that to the extent a shareholder’s investment in the Fund exceeds certain threshold amounts or percentages, the investment may constitute a reportable acquisition under the Hart-Scott-Rodino Act (“HSR”) and the shareholder may be required to make a corresponding filing under HSR. HSR regulations are complex and shareholders should consult their legal advisers about the precise HSR filing consequences of an investment in the Fund.

MULTIPLE CLASSES AND MINIMUM INVESTMENTS

The Manager makes all decisions relating to aggregation of accounts for purposes of determining eligibility for the various classes of shares offered by the Fund. When making decisions regarding whether accounts should be aggregated because they are part of a larger client relationship, the Manager considers several factors including, but not limited to, whether: the multiple accounts are for one or more subsidiaries of the same parent company; the multiple accounts have the same beneficial owner regardless of the legal form of ownership; the investment mandate is the same or substantially similar across the relationship; the asset allocation strategies are substantially similar across the relationship; GMO reports to the same investment board; the consultant is the same for the entire relationship; GMO services the relationship through a single GMO relationship manager; the relationships have substantially similar reporting requirements; and/or the relationship can be serviced from a single geographic location.

VOTING RIGHTS

Shareholders are entitled to one vote for each full share held (with fractional votes for fractional shares held) and to vote by individual GMO Fund (to the extent described below) in the election of Trustees and the termination of the Trust and on other matters submitted to the vote of shareholders. Shareholders vote by individual GMO Fund on all matters except (i) when required by the 1940 Act, shares are voted in the aggregate and not by individual GMO Fund, and (ii) when the Trustees have determined that the matter affects the interests of more than one GMO Fund, then shareholders of the affected GMO Fund are entitled to vote. Shareholders of one GMO Fund are not entitled to vote on matters exclusively affecting another GMO Fund including, without limitation, such matters as the adoption of or change in the investment objectives, policies, or restrictions of the other GMO Fund and the approval of the investment advisory contract of the other GMO Fund. Shareholders of a particular class of shares do not have separate class voting rights except for matters that affect only that class of shares and as otherwise required by law.

Normally the Trust does not hold meetings of shareholders to elect Trustees except in accordance with the 1940 Act (i) the Trust will hold a shareholders’ meeting for the election of Trustees at such time as less than a majority of the Trustees holding office have been elected by shareholders, and (ii) if, as a result of a vacancy in the Board of Trustees, less than two-thirds of the Trustees holding office have been elected by the shareholders, that vacancy may only be filled by a vote of the shareholders. In addition, Trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares and filed with the Trust’s custodian or by a vote of the holders of two-thirds of the outstanding shares at a meeting duly called for that purpose, which meeting shall be held upon the written request of the holders of not less than 10% of the outstanding shares. Upon written request by the holders of at least 1% of the outstanding shares stating that such shareholders wish to communicate with the other shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a Trustee, the Trust has undertaken to provide a list of shareholders or to disseminate appropriate materials (at the expense of the requesting shareholders). Except as set forth above, the Trustees will continue to hold office and may appoint successor Trustees. Voting rights are not cumulative.

No amendment may be made to the Declaration of Trust without the affirmative vote of a majority of the outstanding shares of the Trust except (i) to change the Trust’s name or to cure technical problems in the Declaration of Trust and (ii) to establish, designate, or modify new and existing series or sub-series of Trust shares or other provisions relating to Trust shares in response to applicable laws or regulations.

SHAREHOLDER AND TRUSTEE LIABILITY

Under Massachusetts law, shareholders could, under some circumstances, be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and requires that notice of that disclaimer be given in each agreement, obligation, or instrument entered into or executed by the Trust or the Trustees. The Declaration of Trust provides for indemnification out of all the property of the Fund for all loss and expense of any shareholder of the Fund held personally liable for the obligations of the Trust. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the disclaimer is inoperative and the GMO Fund in which the shareholder holds shares is unable to meet its obligations.

The Declaration of Trust further provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The By-Laws of the Trust provide for indemnification by the Trust of the Trustees and the officers of the Trust except for any matter as to which any such person did not act in good faith in the reasonable belief that his action was in or not opposed to the best interests of the Trust. Trustees and officers may not be indemnified against any liability to the Trust or the Trust shareholders to which they would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of their office.

BENEFICIAL OWNERS OF 5% OR MORE OF THE FUND’S SHARES

The Fund will commence operations on or following the date of this Statement of Additional Information, and therefore, no shareholder owns beneficially more than 5% of the outstanding shares of the Fund as of the date of this Statement of Additional Information.

Appendix A

COMMERCIAL PAPER AND CORPORATE DEBT RATINGS

Commercial Paper Ratings

Standard & Poor’s. Standard & Poor’s short-term ratings are generally assigned to those obligations considered short-term in the relevant market. In the U.S., for example, that means obligations with an original maturity of no more than 365 days – including commercial paper. The following are excerpts from Standard & Poor’s short-term issue credit ratings definitions:

A-1 — A short-term obligation rated “A-1” is rated in the highest category by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

A-2 — A short-term obligation rated “A-2” is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

A-3 — A short-term obligation rated “A-3” exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B — A short-term obligation rated “B” is regarded as having significant speculative characteristics. Ratings of “B-1”, “B-2”, and “B-3” may be assigned to indicate finer distinctions within the “B” category. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B-1 — A short-term obligation rated “B-1” is regarded as having significant speculative characteristics, but the obligor has a relatively stronger capacity to meet its financial commitments over the short-term compared to other speculative-grade obligors.

B-2 — A short-term obligation rated “B-2” is regarded as having significant speculative characteristics, and the obligor has an average speculative-grade capacity to meet its financial commitments over the short-term compared to other speculative-grade obligors.

B-3 — A short-term obligation rated “B-3” is regarded as having significant speculative characteristics, and the obligor has a relatively weaker capacity to meet its financial commitments over the short-term compared to other speculative-grade obligors.

C — A short-term obligation rated “C” is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

Appendix A

D — A short-term obligation rated “D” is in payment default. The “D” rating category is used when payments on an obligation, including a regulatory capital instrument, are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor’s believes that such payments will be made during such grace period. The “D” rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Moody’s. Moody’s short-term ratings are opinions of the ability of issuers to honor short-term financial obligations. Ratings may be assigned to issuers, short-term programs, or to individual short-term debt instruments. Such obligations generally have an original maturity not exceeding thirteen months, unless explicitly noted. The following are excerpts from Moody’s short-term ratings definitions:

P-1 — Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

P-2 — Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

P-3 — Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

NP — Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

Note: Canadian issuers rated P-1 or P-2 have their short-term ratings enhanced by the senior-most long-term rating of the issuer, its guarantor or support-provider.

Corporate Debt Ratings

Standard & Poor’s. A Standard & Poor’s issue credit rating is a forward-looking opinion about the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program. The following are excerpts from Standard & Poor’s long-term issue credit ratings definitions:

AAA — An obligation rated “AAA” has the highest rating assigned by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

AA — An obligation rated “AA” differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.

A — An obligation rated “A” is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

Appendix A

BBB — An obligation rated “BBB” exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BB, B, CCC, CC, and C — Obligations rated “BB”, “B”, “CCC”, “CC”, and “C” are regarded as having significant speculative characteristics. BB indicates the least degree of speculation and “C” the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB — An obligation rated “BB” is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions, which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B — An obligation rated “B” is more vulnerable to nonpayment than obligations rated “BB”, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

CCC — An obligation rated “CCC” is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC — An obligation rated “CC” is currently highly vulnerable to nonpayment.

C — A “C” rating is assigned to obligations that are currently highly vulnerable to nonpayment, obligations that have payment arrearages allowed by the terms of the documents, or obligations of an issuer that is the subject of a bankruptcy petition or similar action which have not experienced a payment default. Among others, the “C” rating may be assigned to subordinated debt, preferred stock or other obligations on which cash payments have been suspended in accordance with the instrument’s terms or when preferred stock is the subject of a distressed exchange offer, whereby some or all of the issue is either repurchased for an amount of cash or replaced by other instruments having a total value that is less than par.

D — An obligation rated “D” is in payment default. The “D” rating category is used when payments on an obligation, including a regulatory capital instrument, are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor’s believes that such payments will be made during such grace period. The “D” rating also will be used upon the filing of a bankruptcy petition or the taking of similar action if payments on an obligation are jeopardized. An obligation’s rating is lowered to “D” upon completion of a distressed exchange offer, whereby some or all of the issue is either repurchased for an amount of cash or replaced by other instruments having a total value that is less than par.

Appendix A

Plus (+) or Minus (-) — The ratings from “AA” to “CCC” may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

NR — This indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that Standard & Poor’s does not rate a particular obligation as a matter of policy.

Moody’s. Moody’s long-term ratings are opinions of the relative credit risk of financial obligations with an original maturity of one year or more. They address the possibility that a financial obligation will not be honored as promised. Such ratings use Moody’s Global Scale and reflect both the likelihood of default and any financial loss suffered in the event of default. The following are excerpts from Moody’s long-term obligation ratings definitions:

Aaa — Obligations rated “Aaa” are judged to be of the highest quality, with minimal credit risk.

Aa — Obligations rated “Aa” are judged to be of high quality and are subject to very low credit risk.

A — Obligations rated “A” are considered upper-medium grade and are subject to low credit risk.

Baa — Obligations rated “Baa” are subject to moderate credit risk. They are considered medium-grade and as such may possess certain speculative characteristics.

Ba — Obligations rated “Ba” are judged to have speculative elements and are subject to substantial credit risk.

B — Obligations rated “B” are considered speculative and are subject to high credit risk.

Caa — Obligations rated “Caa” are judged to be of poor standing and are subject to very high credit risk.

Ca — Obligations rated “Ca” are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C — Obligations rated “C” are the lowest rated class and are typically in default, with little prospect for recovery of principal or interest.

Note: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

Appendix B

GMO TRUST

PROXY VOTING POLICY

I. Statement of Policy

GMO Trust (the “Trust”) delegates the authority and responsibility to vote proxies related to portfolio securities held by the series of the Trust (each, a “Fund,” and collectively, the “Funds”) to Grantham, Mayo, Van Otterloo & Co. LLC, its investment adviser (the “Adviser”).

The Board of Trustees (the “Board”) of the Trust has reviewed and approved the use of the proxy voting policies and procedures of the Adviser (“Proxy Voting Procedures”) on behalf of the Funds when exercising voting authority on behalf of the Funds.

II. Standard

The Adviser shall vote proxies related to portfolio securities in the best interests of the Funds and their shareholders. In the event of any conflicts of interest between the Adviser and the Funds, the Adviser shall follow procedures that enable it to cause the proxy to be voted in the best interests of the Funds and their shareholders, which may include (1) causing the proxy to be voted pursuant to the recommendation of an independent third party, pursuant to pre-established proxy voting guidelines, or (2) seeking instructions from the Board on the manner in which the proxy should be voted.

III. Review of Proxy Voting Procedures

The Board shall periodically review the Proxy Voting Procedures presented by the Adviser.

The Adviser shall provide periodic reports to the Board regarding any proxy votes where a material conflict of interest was identified except in circumstances where the Adviser caused the proxy to be voted consistent with the recommendation of the independent third party.

The Adviser shall notify the Board promptly of any material change to its Proxy Voting Procedures.

IV. Securities Lending

When the Fund lends its portfolio securities, the Adviser pursuant to the authority delegated to it by the Fund retains an obligation with respect to voting proxies relating to such securities. However, while such securities are on loan, the Fund will not have the right to vote the proxies relating to those securities. As a result, the Fund will only loan its portfolio securities pursuant to securities lending arrangements that permit the Fund to recall a loaned security or to exercise voting rights associated with the security. However, the Adviser generally will not arrange to have a security recalled or to exercise voting rights associated with a security unless the Adviser both (1) receives adequate notice of a proposal upon which shareholders are being asked to vote (which the Adviser often does not receive, particularly in the case of non-U.S. issuers) and (2) the Adviser believes that the benefits to the Fund of voting on such proposal outweigh the benefits to the Fund of having the security remain out on loan. The Adviser may use third-party service providers to assist it in identifying and evaluating proposals, and to assist it in recalling loaned securities for proxy voting purposes.

Appendix B

V. Certain Non-U.S. Markets

In certain non-U.S. markets, shareholders who vote proxies of a non-U.S. issuer may not be able to trade in the issuer’s stock for a period of time around the shareholder meeting date. In addition, there may be other costs or impediments to voting proxies in certain non-U.S. markets (e.g., receiving adequate notice, arranging for a proxy, and re-registration requirements). In non-U.S. markets with the foregoing attributes, the Adviser generally will determine not to vote proxies unless it believes that the potential benefits to the Fund of voting outweigh the impairment of portfolio management flexibility and the expected costs/impediments associated with voting.

VI. Disclosure

The following disclosure shall be provided:

A.	The Fund’s proxy voting record shall annually be included in the Fund’s Form N-PX.

B.	The Adviser shall cause the Fund to include the Trust’s proxy voting policies and procedures in the Trust’s statement of additional information.

C.	The Fund’s shareholder report shall include a statement that a description of the Fund’s proxy voting policies and procedures is available (i) without charge, upon request, by calling a specified toll-free or collect telephone number; (ii) on the Fund’s website, if applicable; and (iii) on the Commission’s website at http://www.sec.gov.

D.	The Trust’s statement of additional information and the Fund’s shareholder report shall include a statement that information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available (i) without charge, upon request, by calling a specified toll-free or collect telephone number, or on or through the Fund’s website, or both; and (ii) on the Commission’s website at http://www.sec.gov.

Adopted effective September 16, 2003, as revised March 11, 2010.

Appendix B

GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC

GMO AUSTRALASIA LLC

(TOGETHER “GMO”)

PROXY VOTING POLICIES AND PROCEDURES

Amended and Restated as of May 12, 2011

I.	Introduction and General Principles

GMO provides investment advisory services primarily to institutional, including both ERISA and non-ERISA clients, and commercial clients. GMO understands that proxy voting is an integral aspect of security ownership. Accordingly, in cases where GMO has been delegated authority to vote proxies, that function must be conducted with the same degree of prudence and loyalty accorded any fiduciary or other obligation of an investment manager.

This policy permits clients of GMO to: (1) delegate to GMO the responsibility and authority to vote proxies on their behalf according to GMO’s proxy voting polices and guidelines; (2) delegate to GMO the responsibility and authority to vote proxies on their behalf according to the particular client’s own proxy voting policies and guidelines; or (3) elect to vote proxies themselves. In instances where clients elect to vote their own proxies, GMO shall not be responsible for voting proxies on behalf of such clients.

GMO believes that the following policies and procedures are reasonably designed to ensure that proxy matters are conducted in the best interest of its clients, in accordance with GMO’s fiduciary duties, applicable rules under the Investment Advisers Act of 1940 and fiduciary standards and responsibilities for ERISA clients set out in the Department of Labor interpretations.

II.	Proxy Voting Guidelines

GMO has engaged Institutional Shareholder Services Group, Inc. (“ISS”) as its proxy voting agent to:

(1)	research and make voting recommendations or, for matters for which GMO has so delegated, to make the voting determinations;

(2)	ensure that proxies are voted and submitted in a timely manner;

(3)	handle other administrative functions of proxy voting;

(4)	maintain records of proxy statements received in connection with proxy votes and provide copies of such proxy statements promptly upon request;

(5)	maintain records of votes cast; and

(6)	provide recommendations with respect to proxy voting matters in general.

Proxies generally will be voted in accordance with the voting recommendations contained in the applicable domestic or global ISS Proxy Voting Manual, as in effect from time to time, subject to

Appendix B

such modifications as may be determined by GMO (as described below). Copies of concise summaries of the current domestic and global ISS proxy voting guidelines are attached to these Proxy Voting Policies and Procedures as Exhibit A. To the extent GMO determines to adopt proxy voting guidelines that differ from the ISS proxy voting recommendations, such guidelines will be set forth on Exhibit B and proxies with respect to such matters will be voted in accordance with the guidelines set forth on Exhibit B. GMO reserves the right to modify any of the recommendations set forth in the ISS Proxy Voting Manual in the future. If any such changes are made, an amended Exhibit B to these Proxy Voting Policies and Procedures will be made available for clients.

Except in instances where a GMO client retains voting authority, GMO will instruct custodians of client accounts to forward all proxy statements and materials received in respect of client accounts to ISS.

In certain non-U.S. markets, shareholders who vote proxies of a non-U.S. issuer may not be able to trade in the issuer’s stock for a period of time around the shareholder meeting date. In addition, there may be other costs or impediments to voting proxies in certain non-U.S. markets (e.g., receiving adequate notice, arranging for a proxy, and re-registration requirements). In non-U.S. markets with the foregoing attributes, GMO generally will determine to not vote proxies unless it believes that the potential benefits to the client of voting outweigh the impairment of portfolio management flexibility and the expected costs/impediments associated with voting. In addition, if a portfolio security is out on loan, GMO generally will not arrange to have the security recalled or to exercise voting rights associated with the security unless GMO both (1) receives adequate notice of a proposal upon which shareholders are being asked to vote (which GMO often does not receive, particularly in the case of non-U.S. issuers) and (2) GMO believes that the benefits to the client of voting on such proposal outweigh the benefits to the client of having the security remain out on loan. GMO may use third-party service providers to assist it in identifying and evaluating proposals, and to assist it in recalling loaned securities for proxy voting purposes.

III.	Proxy Voting Procedures

GMO has a Corporate Actions Group with responsibility for administering the proxy voting process, including:

1.	Implementing and updating the applicable domestic and global ISS proxy voting guidelines set forth in the ISS Proxy Voting Manual, as modified from time to time by Exhibit B hereto;

2.	Overseeing the proxy voting process; and

3.	Providing periodic reports to GMO’s Compliance Department and clients as requested.

There may be circumstances under which a portfolio manager or other GMO investment professional (“GMO Investment Professional”) believes that it is in the best interest of a client or clients to vote proxies in a manner inconsistent with the proxy voting guidelines described in Section II. In such an event, the GMO Investment Professional will inform GMO’s Corporate

Appendix B

Actions Group of its decision to vote such proxy in a manner inconsistent with the proxy voting guidelines described in Section II. GMO’s Corporate Actions Group will report to GMO’s Compliance Department no less than quarterly any instance where a GMO Investment Professional has decided to vote a proxy on behalf of a client in that manner.

IV.	Conflicts of Interest

As ISS will vote proxies in accordance with the proxy voting guidelines described in Section II, GMO believes that this process is reasonably designed to address conflicts of interest that may arise between GMO and a client as to how proxies are voted.

In addition, if GMO is aware that one of the following conditions exists with respect to a proxy, GMO shall consider such event a potential material conflict of interest:

1.	GMO has a business relationship or potential relationship with the issuer;

2.	GMO has a business relationship with the proponent of the proxy proposal; or

3.	GMO members, employees or consultants have a personal or other business relationship with the participants in the proxy contest, such as corporate directors or director candidates.

In the event of a potential material conflict of interest, GMO will (i) vote such proxy according to Exhibit B (if applicable) or the specific recommendation of ISS; (ii) seek instructions from the client or request that the client votes such proxy; or (iii) abstain. All such instances shall be reported to GMO’s Compliance Department at least quarterly.

V.	Special Procedures for Voting Shares of GMO Trust

GMO’s responsibility and authority to vote proxies on behalf of its clients for shares of GMO Trust, a family of registered mutual funds for which GMO serves as the investment adviser, may give rise to conflicts of interest. Accordingly, GMO will (i) vote such proxies in the best interests of its clients with respect to routine matters, including proxies relating to the election of Trustees; and (ii) with respect to matters where a conflict of interest exists between GMO and GMO Trust, such as proxies relating to a new or amended investment management contract between GMO Trust and GMO, or a re-organization of a series of GMO Trust, GMO will either (a) vote such proxies in the same proportion as the votes cast with respect to that proxy, or (b) seek instructions from its clients and vote in accordance with those instructions.

VI.	Recordkeeping

GMO will maintain records relating to the implementation of these proxy voting policies and procedures, including:

(1)	a copy of these policies and procedures which shall be made available to clients, upon request;

(2)	a record of each vote cast (which ISS maintains on GMO’s behalf); and

Appendix B

(3)	each written client request for proxy records and GMO’s written response to any client request for such records.

Such proxy voting records shall be maintained for a period of five years.

VII.	Disclosure

Except as otherwise required by law, GMO has a general policy of not disclosing to any issuer or third party how GMO or its voting delegate voted a client’s proxy.

Appendix B

2011 U.S. Proxy Voting Guidelines Concise Summary

(Digest of Selected Key Guidelines)

January 3, 2011

Institutional Shareholder Services Inc.

Copyright © 2011 by ISS.

The policies contained herein are a sampling of select, key proxy voting guidelines and are not exhaustive. A full listing of ISS’s 2011 proxy voting guidelines can be found in the Jan. 15, 2011, edition of the U.S. Proxy Voting Manual, and in the 2011 U.S. Proxy Voting Guidelines Summary.

www.issgovernance.com

Appendix B

Routine/Miscellaneous

Auditor Ratification

Vote FOR proposals to ratify auditors, unless any of the following apply:

•	An auditor has a financial interest in or association with the company, and is therefore not independent;

•	There is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company’s financial position;

•	Poor accounting practices are identified that rise to a serious level of concern, such as: fraud; misapplication of GAAP; and material weaknesses identified in Section 404 disclosures; or

•	Fees for non-audit services (“Other” fees) are excessive.

Non-audit fees are excessive if:

•	Non-audit (“other”) fees >audit fees + audit-related fees + tax compliance/preparation fees

➢➢➢➢

Board of Directors

Voting on Director Nominees in Uncontested Elections

Votes on director nominees should be determined CASE-BY-CASE.

Four fundamental principles apply when determining votes on director nominees:

1.	Board Accountability

2.	Board Responsiveness

3.	Director Independence

4.	Director Competence

1.	Board Accountability

VOTE WITHHOLD/AGAINST1 the entire board of directors (except new nominees2, who should be considered CASE-BY-CASE), for the following:

Problematic Takeover Defenses:

1.1.	The board is classified, and a continuing director responsible for a problematic governance issue at the board/committee level that would warrant a withhold/against vote recommendation is not up for election — any or all appropriate nominees (except new) may be held accountable;

[1]

In general, companies with a plurality vote standard use “Withhold” as the valid contrary vote option in director elections; companies with a majority vote standard use “Against”. However, it will vary by company and the proxy must be checked to determine the valid contrary vote option for the particular company.

[2]

A “new nominee” is any current nominee who has not already been elected by shareholders and who joined the board after the problematic action in question transpired. If ISS cannot determine whether the nominee joined the board before or after the problematic action transpired, the nominee will be considered a “new nominee” if he or she joined the board within the 12 months prior to the upcoming shareholder meeting.

Appendix B

1.2.	The board lacks accountability and oversight, coupled with sustained poor performance relative to peers. Sustained poor performance is measured by one- and three-year total shareholder returns in the bottom half of a company’s four-digit GICS industry group (Russell 3000 companies only). Take into consideration the company’s five-year total shareholder return and five-year operational metrics. Problematic provisions include but are not limited to:

•	A classified board structure;

•	A supermajority vote requirement;

•	Majority vote standard for director elections with no carve out for contested elections;

•	The inability for shareholders to call special meetings;

•	The inability for shareholders to act by written consent;

•	A dual-class structure; and/or

•	A non-shareholder approved poison pill.

1.3.	The company’s poison pill has a “dead-hand” or “modified dead-hand” feature. Vote withhold/against every year until this feature is removed;

1.4.	The board adopts a poison pill with a term of more than 12 months (“long-term pill”), or renews any existing pill, including any “short-term” pill (12 months or less), without shareholder approval. A commitment or policy that puts a newly-adopted pill to a binding shareholder vote may potentially offset an adverse vote recommendation. Review such companies with classified boards every year, and such companies with annually-elected boards at least once every three years, and vote AGAINST or WITHHOLD votes from all nominees if the company still maintains a non-shareholder-approved poison pill. This policy applies to all companies adopting or renewing pills after the announcement of this policy (Nov 19, 2009);

1.5.	The board makes a material adverse change to an existing poison pill without shareholder approval.

Vote CASE-BY-CASE on all nominees if:

1.6.	the board adopts a poison pill with a term of 12 months or less (“short-term pill”) without shareholder approval, taking into account the following factors:

•

The date of the pill’s adoption relative to the date of the next meeting of shareholders- i.e. whether the company had time to put the pill on ballot for shareholder ratification given the circumstances;

•	The issuer’s rationale;

•	The issuer’s governance structure and practices; and

•	The issuer’s track record of accountability to shareholders.

Problematic Audit-Related Practice

Generally, vote AGAINST or WITHHOLD from the members of the Audit Committee if:

1.7.	The non-audit fees paid to the auditor are excessive (see discussion under “Auditor Ratification”);

1.8.	The company receives an adverse opinion on the company’s financial statements from its auditor; or

Appendix B

1.9.	There is persuasive evidence that the audit committee entered into an inappropriate indemnification agreement with its auditor that limits the ability of the company, or its shareholders, to pursue legitimate legal recourse against the audit firm.

Vote CASE-BY-CASE on members of the Audit Committee and/or the full board if:

1.10.	Poor accounting practices are identified that rise to a level of serious concern, such as: fraud; misapplication of GAAP; and material weaknesses identified in Section 404 disclosures. Examine the severity, breadth, chronological sequence and duration, as well as the company’s efforts at remediation or corrective actions, in determining whether WITHHOLD/AGAINST votes are warranted.

Problematic Compensation Practices

Vote WITHHOLD/AGAINST the members of the Compensation Committee and potentially the full board if:

1.11.	There is a negative correlation between chief executive pay and company performance (see Pay for Performance Policy);

1.12.	The company reprices underwater options for stock, cash, or other consideration without prior shareholder approval, even if allowed in the company’s equity plan;

1.13.	The company fails to submit one-time transfers of stock options to a shareholder vote;

1.14.	The company fails to fulfill the terms of a burn rate commitment made to shareholders;

1.15.	The company has problematic pay practices. Problematic pay practices may warrant withholding votes from the CEO and potentially the entire board as well.

Governance Failures

Under extraordinary circumstances, vote AGAINST or WITHHOLD from directors individually, committee members, or the entire board, due to:

1.16.	Material failures of governance, stewardship, or fiduciary responsibilities at the company;

1.17.	Failure to replace management as appropriate; or

1.18.	Egregious actions related to the director(s)’ service on other boards that raise substantial doubt about his or her ability to effectively oversee management and serve the best interests of shareholders at any company.

2.	Board Responsiveness

Vote WITHHOLD/AGAINST the entire board of directors (except new nominees, who should be considered CASE-BY-CASE), if:

2.1.	The board failed to act on a shareholder proposal that received approval by a majority of the shares outstanding the previous year; or

2.2.	The board failed to act on a shareholder proposal that received approval of the majority of shares cast in the last year and one of the two previous years.

2.3.	The board failed to act on takeover offers where the majority of the shareholders tendered their shares; or

2.4.	At the previous board election, any director received more than 50 percent withhold/against votes of the shares cast and the company has failed to address the issue(s) that caused the high withhold/against vote.

Appendix B

3.	Director Independence

Vote WITHHOLD/AGAINST Inside Directors and Affiliated Outside Directors (per the Categorization of Directors) when:

3.1.	The inside or affiliated outside director serves on any of the three key committees: audit, compensation, or nominating;

3.2.	The company lacks an audit, compensation, or nominating committee so that the full board functions as that committee;

3.3.	The company lacks a formal nominating committee, even if the board attests that the independent directors fulfill the functions of such a committee; or

3.4.	The full board is less than majority independent.

4.	Director Competence

VOTE WITHHOLD/AGAINST the entire board of directors (except new nominees, who should be considered CASE-BY-CASE), if:

4.1.	The company’s proxy indicates that not all directors attended 75 percent of the aggregate board and committee meetings, but fails to provide the required disclosure of the names of the director(s) involved.

Generally vote AGAINST or WITHHOLD from individual directors who:

4.2.	Attend less than 75 percent of the board and committee meetings (with the exception of new nominees). Acceptable reasons for director(s) absences are generally limited to the following:

•	Medical issues/illness;

•	Family emergencies; and

•	If the director’s total service was three meetings or fewer and the director missed only one meeting.

These reasons for directors’ absences will only be considered by ISS if disclosed in the proxy or another SEC filing. If the disclosure is insufficient to determine whether a director attended at least 75 percent of board and committee meetings in aggregate, vote AGAINST/WITHHOLD from the director.

Vote AGAINST or WITHHOLD from individual directors who:

4.3.	Sit on more than six public company boards; or

4.4.	Are CEOs of public companies who sit on the boards of more than two public companies besides their own — withhold only at their outside boards.

➢➢➢ ➢

Voting for Director Nominees in Contested Elections

Vote CASE-BY-CASE on the election of directors in contested elections, considering the following factors:

Appendix B

•	Long-term financial performance of the target company relative to its industry;

•	Management’s track record;

•	Background to the proxy contest;

•	Qualifications of director nominees (both slates);

•	Strategic plan of dissident slate and quality of critique against management;

•	Likelihood that the proposed goals and objectives can be achieved (both slates);

•	Stock ownership positions.

➢➢➢ ➢

Independent Chair (Separate Chair/CEO)

Generally vote FOR shareholder proposals requiring that the chairman’s position be filled by an independent director, unless the company satisfies all of the following criteria:

The company maintains the following counterbalancing governance structure:

•

Designated lead director, elected by and from the independent board members with clearly delineated and comprehensive duties. (The role may alternatively reside with a presiding director, vice chairman, or rotating lead director; however the director must serve a minimum of one year in order to qualify as a lead director.) The duties should include, but are not limited to, the following:

•	presides at all meetings of the board at which the chairman is not present, including executive sessions of the independent directors;

•	serves as liaison between the chairman and the independent directors;

•	approves information sent to the board;

•	approves meeting agendas for the board;

•	approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	has the authority to call meetings of the independent directors;

•	if requested by major shareholders, ensures that he is available for consultation and direct communication;

•	Two-thirds independent board;

•	All independent key committees;

•	Established governance guidelines;

•

A company in the Russell 3000 universe must not have exhibited sustained poor total shareholder return (TSR) performance, defined as one- and three-year TSR in the bottom half of the company’s four-digit GICS industry group (using Russell 3000 companies only), unless there has been a change in the Chairman/CEO position within that time. For companies not in the Russell 3000 universe, the company must not have underperformed both its peers and index on the basis of both one-year and three-year total shareholder returns, unless there has been a change in the Chairman/CEO position within that time;

•	The company does not have any problematic governance or management issues, examples of which include, but are not limited to:

•	Egregious compensation practices;

•	Multiple related-party transactions or other issues putting director independence at risk;

•	Corporate and/or management scandals;

Appendix B

•	Excessive problematic corporate governance provisions; or

•	Flagrant actions by management or the board with potential or realized negative impacts on shareholders.

➢➢➢➢

Shareholder Rights & Defenses

Net Operating Loss (NOL) Protective Amendments

Vote AGAINST proposals to adopt a protective amendment for the stated purpose of protecting a company’s net operating losses (“NOLs”) if the effective term of the protective amendment would exceed the shorter of three years and the exhaustion of the NOL.

Vote CASE-BY-CASE, considering the following factors, for management proposals to adopt an NOL protective amendment that would remain in effect for the shorter of three years (or less) and the exhaustion of the NOL:

•

The ownership threshold (NOL protective amendments generally prohibit stock ownership transfers that would result in a new 5-percent holder or increase the stock ownership percentage of an existing 5-percent holder);

•	The value of the NOLs;

•	Shareholder protection mechanisms (sunset provision or commitment to cause expiration of the protective amendment upon exhaustion or expiration of the NOL);

•

The company’s existing governance structure including: board independence, existing takeover defenses, track record of responsiveness to shareholders, and any other problematic governance concerns; and

•	Any other factors that may be applicable.

➢➢➢ ➢

Poison Pills - Management Proposals to Ratify Poison Pill

Vote CASE-BY-CASE on management proposals on poison pill ratification, focusing on the features of the shareholder rights plan. Rights plans should contain the following attributes:

•	No lower than a 20% trigger, flip-in or flip-over;

•	A term of no more than three years;

•	No dead-hand, slow-hand, no-hand or similar feature that limits the ability of a future board to redeem the pill;

•

Shareholder redemption feature (qualifying offer clause); if the board refuses to redeem the pill 90 days after a qualifying offer is announced, 10 percent of the shares may call a special meeting or seek a written consent to vote on rescinding the pill.

In addition, the rationale for adopting the pill should be thoroughly explained by the company. In examining the request for the pill, take into consideration the company’s existing governance structure, including: board independence, existing takeover defenses, and any problematic governance concerns.

➢➢➢➢

Appendix B

Poison Pills - Management Proposals to Ratify a Pill to Preserve Net Operating Losses (NOLs)

Vote AGAINST proposals to adopt a poison pill for the stated purpose of protecting a company’s net operating losses (“NOLs”) if the term of the pill would exceed the shorter of three years and the exhaustion of the NOL.

Vote CASE-BY-CASE on management proposals for poison pill ratification, considering the following factors, if the term of the pill would be the shorter of three years (or less) and the exhaustion of the NOL:

•	The ownership threshold to transfer (NOL pills generally have a trigger slightly below 5 percent);

•	The value of the NOLs;

•	Shareholder protection mechanisms (sunset provision, or commitment to cause expiration of the pill upon exhaustion or expiration of NOLs;

•

The company’s existing governance structure including: board independence, existing takeover defenses, track record of responsiveness to shareholders, and any other problematic governance concerns; and

•	Any other factors that may be applicable.

➢➢➢ ➢

Shareholder Ability to Act by Written Consent

Generally vote AGAINST management and shareholder proposals to restrict or prohibit shareholders’ ability to act by written consent.

Generally vote FOR management and shareholder proposals that provide shareholders with the ability to act by written consent, taking into account the following factors:

•	Shareholders’ current right to act by written consent;

•	The consent threshold;

•	The inclusion of exclusionary or prohibitive language;

•	Investor ownership structure; and

•	Shareholder support of, and management’s response to, previous shareholder proposals.

Vote CASE-BY-CASE on shareholder proposals if, in addition to the considerations above, the company has the following governance and antitakeover provisions:

•	An unfettered[3] right for shareholders to call special meetings at a 10 percent threshold;

•	A majority vote standard in uncontested director elections;

•	No non-shareholder-approved pill; and

•	An annually elected board.

[3]

“Unfettered” means no restrictions on agenda items, no restrictions on the number of shareholders who can group together to reach the 10 percent threshold, and only reasonable limits on when a meeting can be called: no greater than 30 days after the last annual meeting and no greater than 90 prior to the next annual meeting.

Appendix B

➢➢➢ ➢

Shareholder Ability to Call Special Meetings

Vote AGAINST management or shareholder proposals to restrict or prohibit shareholders’ ability to call special meetings.

Generally vote FOR management or shareholder proposals that provide shareholders with the ability to call special meetings taking into account the following factors:

•	Shareholders’ current right to call special meetings;

•	Minimum ownership threshold necessary to call special meetings (10% preferred);

•	The inclusion of exclusionary or prohibitive language;

•	Investor ownership structure; and

•	Shareholder support of, and management’s response to, previous shareholder proposals.

➢➢➢➢

CAPITAL/RESTRUCTURING

Common Stock Authorization

Vote FOR proposals to increase the number of authorized common shares where the primary purpose of the increase is to issue shares in connection with a transaction on the same ballot that warrants support.

Vote AGAINST proposals at companies with more than one class of common stock to increase the number of authorized shares of the class of common stock that has superior voting rights.

Vote AGAINST proposals to increase the number of authorized common shares if a vote for a reverse stock split on the same ballot is warranted despite the fact that the authorized shares would not be reduced proportionally.

Vote CASE-BY-CASE on all other proposals to increase the number of shares of common stock authorized for issuance. Take into account company-specific factors that include, at a minimum, the following:

•	Past Board Performance:

•	The company’s use of authorized shares during the last three years

•	The Current Request:

•	Disclosure in the proxy statement of the specific purposes of the proposed increase;

•	Disclosure in the proxy statement of specific and severe risks to shareholders of not approving the request; and

•

The dilutive impact of the request as determined by an allowable increase calculated by ISS (typically 100 percent of existing authorized shares) that reflects the company’s need for shares and total shareholder returns.

Appendix B

➢➢➢ ➢

Preferred Stock Authorization

Vote FOR proposals to increase the number of authorized preferred shares where the primary purpose of the increase is to issue shares in connection with a transaction on the same ballot that warrants support.

Vote AGAINST proposals at companies with more than one class or series of preferred stock to increase the number of authorized shares of the class or series of preferred stock that has superior voting rights.

Vote CASE-BY-CASE on all other proposals to increase the number of shares of preferred stock authorized for issuance. Take into account company-specific factors that include, at a minimum, the following:

•	Past Board Performance:

•	The company’s use of authorized preferred shares during the last three years;

•	The Current Request:

•	Disclosure in the proxy statement of the specific purposes for the proposed increase;

•	Disclosure in the proxy statement of specific and severe risks to shareholders of not approving the request;

•

In cases where the company has existing authorized preferred stock, the dilutive impact of the request as determined by an allowable increase calculated by ISS (typically 100 percent of existing authorized shares) that reflects the company’s need for shares and total shareholder returns; and

•	Whether the shares requested are blank check preferred shares that can be used for antitakeover purposes.

➢➢➢➢

Mergers and Acquisitions

Vote CASE-BY-CASE on mergers and acquisitions. Review and evaluate the merits and drawbacks of the proposed transaction, balancing various and sometimes countervailing factors including:

•

Valuation - Is the value to be received by the target shareholders (or paid by the acquirer) reasonable? While the fairness opinion may provide an initial starting point for assessing valuation reasonableness, emphasis is placed on the offer premium, market reaction and strategic rationale.

•	Market reaction - How has the market responded to the proposed deal? A negative market reaction should cause closer scrutiny of a deal.

•

Strategic rationale - Does the deal make sense strategically? From where is the value derived? Cost and revenue synergies should not be overly aggressive or optimistic, but reasonably achievable. Management should also have a favorable track record of successful integration of historical acquisitions.

Appendix B

•

Negotiations and process - Were the terms of the transaction negotiated at arm’s-length? Was the process fair and equitable? A fair process helps to ensure the best price for shareholders. Significant negotiation “wins” can also signify the deal makers’ competency. The comprehensiveness of the sales process (e.g., full auction, partial auction, no auction) can also affect shareholder value.

•

Conflicts of interest - Are insiders benefiting from the transaction disproportionately and inappropriately as compared to non-insider shareholders? As the result of potential conflicts, the directors and officers of the company may be more likely to vote to approve a merger than if they did not hold these interests. Consider whether these interests may have influenced these directors and officers to support or recommend the merger. The CIC figure presented in the “ISS Transaction Summary” section of this report is an aggregate figure that can in certain cases be a misleading indicator of the true value transfer from shareholders to insiders. Where such figure appears to be excessive, analyze the underlying assumptions to determine whether a potential conflict exists.

•

Governance - Will the combined company have a better or worse governance profile than the current governance profiles of the respective parties to the transaction? If the governance profile is to change for the worse, the burden is on the company to prove that other issues (such as valuation) outweigh any deterioration in governance.

➢➢➢➢

COMPENSATION

Executive Pay Evaluation

Underlying all evaluations are five global principles that most investors expect corporations to adhere to in designing and administering executive and director compensation programs:

1.	Maintain appropriate pay-for-performance alignment, with emphasis on long-term shareholder value: This principle encompasses overall executive pay practices, which must be designed to attract, retain, and appropriately motivate the key employees who drive shareholder value creation over the long term. It will take into consideration, among other factors, the link between pay and performance; the mix between fixed and variable pay; performance goals; and equity-based plan costs.

2.	Avoid arrangements that risk “pay for failure”: This principle addresses the appropriateness of long or indefinite contracts, excessive severance packages, and guaranteed compensation;

3.	Maintain an independent and effective compensation committee: This principle promotes oversight of executive pay programs by directors with appropriate skills, knowledge, experience, and a sound process for compensation decision-making (e.g., including access to independent expertise and advice when needed);

4.	Provide shareholders with clear, comprehensive compensation disclosures: This principle underscores the importance of informative and timely disclosures that enable shareholders to evaluate executive pay practices fully and fairly;

5.	Avoid inappropriate pay to non-executive directors: This principle recognizes the interests of shareholders in ensuring that compensation to outside directors does not compromise their independence and ability to make appropriate judgments in overseeing managers’ pay and performance. At the market level, it may incorporate a variety of generally accepted best practices.

Appendix B

Advisory Votes on Executive Compensation- Management Proposals (Management Say-on-Pay)

Evaluate executive pay and practices, as well as certain aspects of outside director compensation CASE-BY-CASE.

Vote AGAINST management say on pay (MSOP) proposals, AGAINST/WITHHOLD on compensation committee members (or, in rare cases where the full board is deemed responsible, all directors including the CEO), and/or AGAINST an equity-based incentive plan proposal if:

•	There is a misalignment between CEO pay and company performance (pay for performance);

•	The company maintains problematic pay practices;

•	The board exhibits poor communication and responsiveness to shareholders.

Voting Alternatives

In general, the management say on pay (MSOP) ballot item is the primary focus of voting on executive pay practices— dissatisfaction with compensation practices can be expressed by voting against MSOP rather than withholding or voting against the compensation committee. However, if there is no MSOP on the ballot, then the negative vote will apply to members of the compensation committee. In addition, in egregious cases, or if the board fails to respond to concerns raised by a prior MSOP proposal, then vote withhold or against compensation committee members (or, if the full board is deemed accountable, all directors). If the negative factors involve equity-based compensation, then vote AGAINST an equity-based plan proposal presented for shareholder approval.

Additional CASE-BY-CASE considerations for the management say on pay (MSOP) proposals:

•

Evaluation of performance metrics in short-term and long-term plans, as discussed and explained in the Compensation Discussion & Analysis (CD&A). Consider the measures, goals, and target awards reported by the company for executives’ short- and long-term incentive awards: disclosure, explanation of their alignment with the company’s business strategy, and whether goals appear to be sufficiently challenging in relation to resulting payouts;

•

Evaluation of peer group benchmarking used to set target pay or award opportunities. Consider the rationale stated by the company for constituents in its pay benchmarking peer group, as well as the benchmark targets it uses to set or validate executives’ pay (e.g., median, 75th percentile, etc.,) to ascertain whether the benchmarking process is sound or may result in pay “ratcheting” due to inappropriate peer group constituents (e.g., much larger companies) or targeting (e.g., above median); and

•

Balance of performance-based versus non-performance-based pay. Consider the ratio of performance-based (not including plain vanilla stock options) vs. non-performance-based pay elements reported for the CEO’s latest reported fiscal year compensation, especially in conjunction with concerns about other factors such as performance metrics/goals, benchmarking practices, and pay-for-performance disconnects.

Appendix B

Primary Evaluation Factors for Executive Pay

Pay for Performance

Evaluate the alignment of the CEO’s pay with performance over time, focusing particularly on companies that have underperformed their peers over a sustained period. From a shareholders’ perspective, performance is predominantly gauged by the company’s stock performance over time. Even when financial or operational measures are utilized in incentive awards, the achievement related to these measures should ultimately translate into superior shareholder returns in the long-term.

Focus on companies with sustained underperformance relative to peers, considering the following key factors:

•	Whether a company’s one-year and three-year total shareholder returns (“TSR”) are in the bottom half of its industry group (i.e., four-digit GICS — Global Industry Classification Group); and

•

Whether the total compensation of a CEO who has served at least two consecutive fiscal years is aligned with the company’s total shareholder return over time, including both recent and long-term periods.

If a company falls in the bottom half of its four-digit GICS, further analysis of the CD&A is required to better understand the various pay elements and whether they create or reinforce shareholder alignment. Also assess the CEO’s pay relative to the company’s TSR over a time horizon of at least five years. The most recent year-over-year increase or decrease in pay remains a key consideration, but there will be additional emphasis on the long term trend of CEO total compensation relative to shareholder return. Also consider the mix of performance-based compensation relative to total compensation. In general, standard stock options or time-vested restricted stock are not considered to be performance-based. If a company provides performance-based incentives to its executives, the company is highly encouraged to provide the complete disclosure of the performance measure and goals (hurdle rate) so that shareholders can assess the rigor of the performance program. The use of non-GAAP financial metrics also makes it very challenging for shareholders to ascertain the rigor of the program as shareholders often cannot tell the type of adjustments being made and if the adjustments were made consistently. Complete and transparent disclosure helps shareholders to better understand the company’s pay for performance linkage.

Problematic Pay Practices

If the company maintains problematic pay practices, generally vote:

•	AGAINST management “say on pay” (MSOP) proposals;

•	AGAINST/WITHHOLD on compensation committee members (or in rare cases where the full board is deemed responsible, all directors including the CEO):

•	In egregious situations;

•	When no MSOP item is on the ballot; or

•	When the board has failed to respond to concerns raised in prior MSOP evaluations; and/or

•	AGAINST an equity incentive plan proposal if excessive non-performance-based equity awards are the major contributors to a pay-for-performance misalignment.

Appendix B

The focus is on executive compensation practices that contravene the global pay principles, including:

•	Problematic practices related to non-performance-based compensation elements;

•	Incentives that may motivate excessive risk-taking; and

•	Options Backdating.

Problematic Pay Practices related to Non-Performance-Based Compensation Elements

Pay elements that are not directly based on performance are generally evaluated CASE-BY-CASE considering the context of a company’s overall pay program and demonstrated pay-for-performance philosophy. Please refer to ISS’ Compensation FAQ document for detail on specific pay practices that have been identified as potentially problematic and may lead to negative recommendations if they are deemed to be inappropriate or unjustified relative to executive pay best practices. The list below highlights the problematic practices that carry significant weight in this overall consideration and may result in adverse vote recommendations:

•	Repricing or replacing of underwater stock options/SARS without prior shareholder approval (including cash buyouts and voluntary surrender of underwater options);

•	Excessive perquisites or tax gross-ups, including any gross-up related to a secular trust or restricted stock vesting;

•	New or extended agreements that provide for:

•	CIC payments exceeding 3 times base salary and average/target/most recent bonus;

•	CIC severance payments without involuntary job loss or substantial diminution of duties (“single” or “modified single” triggers);

•	CIC payments with excise tax gross-ups (including “modified” gross-ups).

Incentives that may Motivate Excessive Risk-Taking

Assess company policies and disclosure related to compensation that could incentivize excessive risk-taking, for example:

•	Multi-year guaranteed bonuses;

•	A single performance metric used for short- and long-term plans;

•	Lucrative severance packages;

•	High pay opportunities relative to industry peers;

•	Disproportionate supplemental pensions; or

•	Mega annual equity grants that provide unlimited upside with no downside risk.

Factors that potentially mitigate the impact of risky incentives include rigorous claw-back provisions and robust stock ownership/holding guidelines.

Options Backdating

Vote CASE-BY-CASE on options backdating issues. Generally, when a company has recently practiced options backdating, WITHHOLD from or vote AGAINST the compensation committee, depending on the severity of the practices and the subsequent corrective actions on the part of the board. When deciding on votes on compensation committee members who oversaw questionable options grant practices or current compensation committee members who fail to

Appendix B

respond to the issue proactively, consider several factors, including, but not limited to, the following:

•	Reason and motive for the options backdating issue, such as inadvertent vs. deliberate grant date changes;

•	Duration of options backdating;

•	Size of restatement due to options backdating;

•	Corrective actions taken by the board or compensation committee, such as canceling or re-pricing backdated options, the recouping of option gains on backdated grants; and

•	Adoption of a grant policy that prohibits backdating, and creates a fixed grant schedule or window period for equity grants in the future.

A CASE-BY-CASE analysis approach allows distinctions to be made between companies that had “sloppy” plan administration versus those that acted deliberately and/or committed fraud, as well as those companies that subsequently took corrective action. Cases where companies have committed fraud are considered most egregious.

Board Communications and Responsiveness

Consider the following factors CASE-BY-CASE when evaluating ballot items related to executive pay:

•	Poor disclosure practices, including:

•	Unclear explanation of how the CEO is involved in the pay setting process;

•	Retrospective performance targets and methodology not discussed;

•	Methodology for benchmarking practices and/or peer group not disclosed and explained.

•	Board’s responsiveness to investor input and engagement on compensation issues, for example:

•	Failure to respond to majority-supported shareholder proposals on executive pay topics; or

•	Failure to respond to concerns raised in connection with significant opposition to MSOP proposals.

➢➢➢➢

Frequency of Advisory Vote on Executive Compensation (Management “Say on Pay”)

Vote FOR annual advisory votes on compensation, which provide the most consistent and clear communication channel for shareholder concerns about companies’ executive pay programs.

➢➢➢➢

Voting on Golden Parachutes in an Acquisition, Merger, Consolidation, or Proposed Sale

Vote CASE-BY-CASE on proposals to approve the company’s golden parachute compensation, consistent with ISS’ policies on problematic pay practices related to severance packages. Features that may lead to a vote AGAINST include:

•	Recently adopted or materially amended agreements that include excise tax gross-up provisions (since prior annual meeting);

Appendix B

•	Recently adopted or materially amended agreements that include modified single triggers (since prior annual meeting);

•

Single trigger payments that will happen immediately upon a change in control, including cash payment and such items as the acceleration of performance-based equity despite the failure to achieve performance measures;

•	Single-trigger vesting of equity based on a definition of change in control that requires only shareholder approval of the transaction (rather than consummation);

•	Potentially excessive severance payments;

•	Recent amendments or other changes that may make packages so attractive as to influence merger agreements that may not be in the best interests of shareholders;

•

In the case of a substantial gross-up from pre-existing/grandfathered contract: the element that triggered the gross-up (i.e., option mega-grants at low point in stock price, unusual or outsized payments in cash or equity made or negotiated prior to the merger); or

•

The company’s assertion that a proposed transaction is conditioned on shareholder approval of the golden parachute advisory vote. ISS would view this as problematic from a corporate governance perspective.

In cases where the golden parachute vote is incorporated into a company’s separate advisory vote on compensation (“management “say on pay”), ISS will evaluate the “say on pay” proposal in accordance with these guidelines, which may give higher weight to that component of the overall evaluation.

Equity-Based and Other Incentive Plans

Vote CASE-BY-CASE on equity-based compensation plans. Vote AGAINST the equity plan if any of the following factors apply:

•	The total cost of the company’s equity plans is unreasonable;

•	The plan expressly permits the repricing of stock options/stock appreciate rights (SARs) without prior shareholder approval;

•

The CEO is a participant in the proposed equity-based compensation plan and there is a disconnect between CEO pay and the company’s performance where over 50 percent of the year-over-year increase is attributed to equity awards (see Pay-for-Performance);

•

The company’s three year burn rate exceeds the greater of 2% or the mean plus one standard deviation of its industry group but no more than two percentage points (+/-) from the prior-year industry group cap;

•

Liberal Change of Control Definition: The plan provides for the acceleration of vesting of equity awards even though an actual change in control may not occur (e.g., upon shareholder approval of a transaction or the announcement of a tender offer); or

•	The plan is a vehicle for problematic pay practices.

➢➢➢ ➢

Shareholder Proposals on Compensation

Golden Coffins/Executive Death Benefits

Generally vote FOR proposals calling companies to adopt a policy of obtaining shareholder approval for any future agreements and corporate policies that could oblige the company to

Appendix B

make payments or awards following the death of a senior executive in the form of unearned salary or bonuses, accelerated vesting or the continuation in force of unvested equity grants, perquisites and other payments or awards made in lieu of compensation. This would not apply to any benefit programs or equity plan proposals that the broad-based employee population is eligible.

➢➢➢➢

Hold Equity Past Retirement or for a Significant Period of Time

Vote CASE-BY-CASE on shareholder proposals asking companies to adopt policies requiring senior executive officers to retain all or a significant portion of the shares acquired through compensation plans, either:

•	while employed and/or for two years following the termination of their employment ; or

•	for a substantial period following the lapse of all other vesting requirements for the award (“lock-up period”), with ratable release of a portion of the shares annually during the lock-up period.

The following factors will be taken into account:

•	Whether the company has any holding period, retention ratio, or officer ownership requirements in place. These should consist of:

•	Rigorous stock ownership guidelines;

•	A holding period requirement coupled with a significant long-term ownership requirement; or

•	A meaningful retention ratio;

•	Actual officer stock ownership and the degree to which it meets or exceeds the proponent’s suggested holding period/retention ratio or the company’s own stock ownership or retention requirements;

•	Post-termination holding requirement policies or any policies aimed at mitigating risk taking by senior executives;

•	Problematic pay practices, current and past, which may promote a short-term versus a long-term focus.

A rigorous stock ownership guideline should be at least 10x base salary for the CEO, with the multiple declining for other executives. A meaningful retention ratio should constitute at least 50 percent of the stock received from equity awards (on a net proceeds basis) held on a long-term basis, such as the executive’s tenure with the company or even a few years past the executive’s termination with the company.

Vote CASE-BY-CASE on shareholder proposals asking companies to adopt policies requiring Named Executive Officers to retain 75% of the shares acquired through compensation plans while employed and/or for two years following the termination of their employment, and to report to shareholders regarding this policy. The following factors will be taken into account:

•	Whether the company has any holding period, retention ratio, or officer ownership requirements in place. These should consist of:

•	Rigorous stock ownership guidelines, or

Appendix B

•	A holding period requirement coupled with a significant long-term ownership requirement, or

•	A meaningful retention ratio,

•	Actual officer stock ownership and the degree to which it meets or exceeds the proponent’s suggested holding period/retention ratio or the company’s own stock ownership or retention requirements.

•	Problematic pay practices, current and past, which may promote a short-term versus a long-term focus.

A rigorous stock ownership guideline should be at least 10x base salary for the CEO, with the multiple declining for other executives. A meaningful retention ratio should constitute at least 50 percent of the stock received from equity awards (on a net proceeds basis) held on a long-term basis, such as the executive’s tenure with the company or even a few years past the executive’s termination with the company.

Generally vote AGAINST shareholder proposals that mandate a minimum amount of stock that directors must own in order to qualify as a director or to remain on the board. While ISS favors stock ownership on the part of directors, the company should determine the appropriate ownership requirement.

➢➢➢➢

Social/Environmental Issues

Overall Approach

When evaluating social and environmental shareholder proposals, ISS considers the following factors:

•	Whether adoption of the proposal is likely to enhance or protect shareholder value;

•	Whether the information requested concerns business issues that relate to a meaningful percentage of the company’s business as measured by sales, assets, and earnings;

•	The degree to which the company’s stated position on the issues raised in the proposal could affect its reputation or sales, or leave it vulnerable to a boycott or selective purchasing;

•	Whether the issues presented are more appropriately/effectively dealt with through governmental or company-specific action;

•	Whether the company has already responded in some appropriate manner to the request embodied in the proposal;

•	Whether the company’s analysis and voting recommendation to shareholders are persuasive;

•	What other companies have done in response to the issue addressed in the proposal;

•	Whether the proposal itself is well framed and the cost of preparing the report is reasonable;

•	Whether implementation of the proposal’s request would achieve the proposal’s objectives;

•	Whether the subject of the proposal is best left to the discretion of the board;

•	Whether the requested information is available to shareholders either from the company or from a publicly available source; and

Appendix B

•	Whether providing this information would reveal proprietary or confidential information that would place the company at a competitive disadvantage.

➢➢➢ ➢

Board Diversity

Generally vote FOR requests for reports on the company’s efforts to diversify the board, unless:

•	The gender and racial minority representation of the company’s board is reasonably inclusive in relation to companies of similar size and business; and

•	The board already reports on its nominating procedures and gender and racial minority initiatives on the board and within the company.

Vote CASE-BY-CASE on proposals asking the company to increase the gender and racial minority representation on its board, taking into account:

•	The degree of existing gender and racial minority diversity on the company’s board and among its executive officers;

•	The level of gender and racial minority representation that exists at the company’s industry peers;

•	The company’s established process for addressing gender and racial minority board representation;

•	Whether the proposal includes an overly prescriptive request to amend nominating committee charter language;

•	The independence of the company’s nominating committee;

•	The company uses an outside search firm to identify potential director nominees; and

•	Whether the company has had recent controversies, fines, or litigation regarding equal employment practices.

➢➢➢➢

Gender Identity, Sexual Orientation, and Domestic Partner Benefits

Generally vote FOR proposals seeking to amend a company’s EEO statement or diversity policies to prohibit discrimination based on sexual orientation and/or gender identity, unless the change would result in excessive costs for the company.

Generally vote AGAINST proposals to extend company benefits to, or eliminate benefits from domestic partners. Decisions regarding benefits should be left to the discretion of the company.

➢➢➢➢

Greenhouse Gas (GHG) Emissions

Generally vote FOR proposals requesting a report on greenhouse gas (GHG) emissions from company operations and/or products and operations, unless:

•

The company already provides current, publicly-available information on the impacts that GHG emissions may have on the company as well as associated company policies and procedures to address related risks and/or opportunities;

•	The company’s level of disclosure is comparable to that of industry peers; and

Appendix B

•	There are no significant, controversies, fines, penalties, or litigation associated with the company’s GHG emissions.

Vote CASE-BY-CASE on proposals that call for the adoption of GHG reduction goals from products and operations, taking into account:

•	Overly prescriptive requests for the reduction in GHG emissions by specific amounts or within a specific time frame;

•	Whether company disclosure lags behind industry peers;

•	Whether the company has been the subject of recent, significant violations, fines, litigation, or controversy related to GHG emissions;

•	The feasibility of reduction of GHGs given the company’s product line and current technology and;

•	Whether the company already provides meaningful disclosure on GHG emissions from its products and operations.

➢➢➢➢

Environmental, Social, and Governance (ESG) Compensation-Related Proposals

Generally vote AGAINST proposals to link, or report on linking, executive compensation to environmental and social criteria such as corporate downsizings, customer or employee satisfaction, community involvement, human rights, environmental performance, or predatory lending. However, the following factors will be considered:

•	Whether the company has significant and persistent controversies or violations regarding social and/or environmental issues;

•	Whether the company has management systems and oversight mechanisms in place regarding its social and environmental performance;

•	The degree to which industry peers have incorporated similar non-financial performance criteria in their executive compensation practices; and

•	The company’s current level of disclosure regarding its environmental and social performance.

Generally vote AGAINST proposals calling for an analysis of the pay disparity between corporate executives and other non-executive employees. The value of the information sought by such proposals is unclear.

➢➢➢➢

Political Contributions and Trade Associations Spending

Generally vote AGAINST proposals asking the company to affirm political nonpartisanship in the workplace so long as:

•	There are no recent, significant controversies, fines or litigation regarding the company’s political contributions or trade association spending; and

•	The company has procedures in place to ensure that employee contributions to company-sponsored political action committees (PACs) are strictly voluntary and prohibits coercion.

Appendix B

Vote AGAINST proposals to publish in newspapers and public media the company’s political contributions. Such publications could present significant cost to the company without providing commensurate value to shareholders.

Vote CASE-BY-CASE on proposals to improve the disclosure of a company’s political contributions and trade association spending considering:

•	Recent significant controversy or litigation related to the company’s political contributions or governmental affairs; and

•

The public availability of a company policy on political contributions and trade association spending including information on the types of organizations supported, the business rationale for supporting these organizations, and the oversight and compliance procedures related to such expenditures of corporate assets.

Vote AGAINST proposals barring the company from making political contributions. Businesses are affected by legislation at the federal, state, and local level and barring political contributions can put the company at a competitive disadvantage.

Vote AGAINST proposals asking for a list of company executives, directors, consultants, legal counsels, lobbyists, or investment bankers that have prior government service and whether such service had a bearing on the business of the company. Such a list would be burdensome to prepare without providing any meaningful information to shareholders.

➢➢➢➢

Labor and Human Rights Standards

Generally vote FOR proposals requesting a report on company or company supplier labor and/or human rights standards and policies unless such information is already publicly disclosed.

Vote CASE-BY-CASE on proposals to implement company or company supplier labor and/or human rights standards and policies, considering:

•	The degree to which existing relevant policies and practices are disclosed;

•	Whether or not existing relevant policies are consistent with internationally recognized standards;

•	Whether company facilities and those of its suppliers are monitored and how;

•	Company participation in fair labor organizations or other internationally recognized human rights initiatives;

•	Scope and nature of business conducted in markets known to have higher risk of workplace labor/human rights abuse;

•	Recent, significant company controversies, fines, or litigation regarding human rights at the company or its suppliers;

•	The scope of the request; and

•	Deviation from industry sector peer company standards and practices.

➢➢➢➢

Appendix B

Sustainability Reporting

Generally vote FOR proposals requesting the company to report on its policies, initiatives, and oversight mechanisms related to social, economic, and environmental sustainability, unless:

•

The company already discloses similar information through existing reports or policies such as an Environment, Health, and Safety (EHS) report; a comprehensive Code of Corporate Conduct; and/or a Diversity Report; or

•	The company has formally committed to the implementation of a reporting program based on Global Reporting Initiative (GRI) guidelines or a similar standard within a specified time frame.

➢➢➢➢

Appendix B

2011 International Proxy Voting Guidelines Summary

March 25, 2011

Institutional Shareholder Services Inc.

Copyright© 2011 by ISS

www.issgovernance.com

Appendix B

ISS’ 2011 International Proxy Voting Guidelines Summary

Effective for Meetings on or after Feb. 1, 2011

Published March, 25, 2011

The following is a condensed version of the proxy voting recommendations contained in ISS’ International Proxy Voting Manual. Note that markets covered in this document exclude the US, Canada, Western European markets, Australia, New Zealand, and China, which are presented separately. In addition, ISS has country- and market-specific policies, which are not captured below.

Disclosure/Disclaimer

This document and all of the information contained in it, including without limitation all text, data, graphs, and charts (collectively, the “Information”) is the property of Institutional Shareholder Services Inc. (“ISS”), its subsidiaries, or, in some cases third party suppliers.

The Information has not been submitted to, nor received approval from, the United States Securities and Exchange Commission or any other regulatory body. None of the Information constitutes an offer to sell (or a solicitation of an offer to buy), or a promotion or recommendation of, any security, financial product or other investment vehicle or any trading strategy, and ISS does not endorse, approve or otherwise express any opinion regarding any issuer, securities, financial products or instruments or trading strategies.

The user of the Information assumes the entire risk of any use it may make or permit to be made of the Information.

ISS MAKES NO EXPRESS OR IMPLIED WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE INFORMATION AND EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES (INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF ORIGINALITY, ACCURACY, TIMELINESS, NON-INFRINGEMENT, COMPLETENESS, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE) WITH RESPECT TO ANY OF THE INFORMATION.

Without limiting any of the foregoing and to the maximum extent permitted by law, in no event shall ISS have any liability regarding any of the Information for any direct, indirect, special, punitive, consequential (including lost profits) or any other damages even if notified of the possibility of such damages. The foregoing shall not exclude or limit any liability that may not by applicable law be excluded or limited.

▶ ▶ ▶ ▶ ▶

Appendix B

1.	Operational Items

Financial Results/Director and Auditor Reports

Vote FOR approval of financial statements and director and auditor reports, unless:

•	There are concerns about the accounts presented or audit procedures used; or

•	The company is not responsive to shareholder questions about specific items that should be publicly disclosed.

▶ ▶ ▶ ▶ ▶

Appointment of Auditors and Auditor Fees

Vote FOR the (re)election of auditors and/or proposals authorizing the board to fix auditor fees, unless:

•	There are serious concerns about the procedures used by the auditor;

•	There is reason to believe that the auditor has rendered an opinion, which is neither accurate nor indicative of the company’s financial position;

•	External auditors have previously served the company in an executive capacity or can otherwise be considered affiliated with the company;

•	Name of the proposed auditors has not been published;

•	The auditors are being changed without explanation; or

•	Fees for non-audit services exceed standard annual audit-related fees (only applies to companies on the MSCI EAFE index and/or listed on any country main index).

In circumstances where fees for non-audit services include fees related to significant one-time capital structure events (initial public offerings, bankruptcy emergencies, and spin-offs) and the company makes public disclosure of the amount and nature of those fees, which are an exception to the standard “non-audit fee” category, then such fees may be excluded from the non-audit fees considered in determining the ratio of non-audit to audit fees.

For concerns related to the audit procedures, independence of auditors, and/or name of auditors, ISS may recommend AGAINST the auditor (re)election. For concerns related to fees paid to the auditors, ISS may recommend AGAINST remuneration of auditors if this is a separate voting item; otherwise ISS may recommend AGAINST the auditor election.

▶ ▶ ▶ ▶ ▶

Appointment of Internal Statutory Auditors

Vote FOR the appointment or (re)election of statutory auditors, unless:

•	There are serious concerns about the statutory reports presented or the audit procedures used;

•	Questions exist concerning any of the statutory auditors being appointed; or

Appendix B

•	The auditors have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

▶ ▶ ▶ ▶ ▶

Allocation of Income

Vote FOR approval of the allocation of income, unless:

•	The dividend payout ratio has been consistently below 30 percent without adequate explanation; or

•	The payout is excessive given the company’s financial position.

▶ ▶ ▶ ▶ ▶

Stock (Scrip) Dividend Alternative

Vote FOR most stock (scrip) dividend proposals.

Vote AGAINST proposals that do not allow for a cash option unless management demonstrates that the cash option is harmful to shareholder value.

▶ ▶ ▶ ▶ ▶

Amendments to Articles of Association

Vote amendments to the articles of association on a CASE-BY-CASE basis.

▶ ▶ ▶ ▶ ▶

Change in Company Fiscal Term

Vote FOR resolutions to change a company’s fiscal term unless a company’s motivation for the change is to postpone its AGM.

▶ ▶ ▶ ▶ ▶

Lower Disclosure Threshold for Stock Ownership

Vote AGAINST resolutions to lower the stock ownership disclosure threshold below 5 percent unless specific reasons exist to implement a lower threshold.

▶ ▶ ▶ ▶ ▶

Amend Quorum Requirements

Vote proposals to amend quorum requirements for shareholder meetings on a CASE-BY-CASE basis.

▶ ▶ ▶ ▶ ▶

Appendix B

Transact Other Business

Vote AGAINST other business when it appears as a voting item.

▶ ▶ ▶ ▶ ▶

2. Board of Directors

Director Elections

Vote FOR management nominees in the election of directors, unless:

•	Adequate disclosure has not been provided in a timely manner;

•	There are clear concerns over questionable finances or restatements;

•	There have been questionable transactions with conflicts of interest;

•	There are any records of abuses against minority shareholder interests; or

•	The board fails to meet minimum corporate governance standards.

Vote FOR individual nominees unless there are specific concerns about the individual, such as criminal wrongdoing or breach of fiduciary responsibilities.

Vote AGAINST individual directors if repeated absences at board meetings have not been explained (in countries where this information is disclosed).

Vote on a CASE-BY-CASE basis for contested elections of directors, e.g. the election of shareholder nominees or the dismissal of incumbent directors, determining which directors are best suited to add value for shareholders.

Vote FOR employee and/or labor representatives if they sit on either the audit or compensation committee and are required by law to be on those committees. Vote AGAINST employee and/or labor representatives if they sit on either the audit or compensation committee, if they are not required to be on those committees.

Under extraordinary circumstances, vote AGAINST or WITHHOLD from directors individually, on a committee, or the entire board, due to:

•	Material failures of governance, stewardship, or fiduciary responsibilities at the company; or

•	Failure to replace management as appropriate; or

•

Egregious actions related to the director(s)’ service on other boards that raise substantial doubt about his or her ability to effectively oversee management and serve the best interests of shareholders at any company.

▶ ▶ ▶ ▶ ▶

[Please see the ISS International Classification of Directors on the following page.]

Appendix B

ISS Classification of Directors - International Policy 2011

Executive Director

•	Employee or executive of the company;

•	Any director who is classified as a non-executive, but receives salary, fees, bonus, and/or other benefits that are in line with the highest-paid executives of the company.

Non-Independent Non-Executive Director (NED)

•	Any director who is attested by the board to be a non-independent NED;

•	Any director specifically designated as a representative of a significant shareholder of the company;

•	Any director who is also an employee or executive of a significant shareholder of the company;

•	Any director who is nominated by a dissenting significant shareholder, unless there is a clear lack of material [5] connection with the dissident, either currently or historically;

•

Beneficial owner (direct or indirect) of at least 10% of the company’s stock, either in economic terms or in voting rights (this may be aggregated if voting power is distributed among more than one member of a defined group, e.g., family members who beneficially own less than 10% individually, but collectively own more than 10%), unless market best practice dictates a lower ownership and/or disclosure threshold (and in other special market-specific circumstances);

•	Government representative;

•

Currently provides (or a relative[1] provides) professional services[2] to the company, to an affiliate of the company, or to an individual officer of the company or of one of its affiliates in excess of $10,000 per year;

•

Represents customer, supplier, creditor, banker, or other entity with which company maintains transactional/commercial relationship (unless company discloses information to apply a materiality test[3]);

•	Any director who has conflicting or cross-directorships with executive directors or the chairman of the company;

•	Relative[1] of a current employee of the company or its affiliates;

•	Relative[1] of a former executive of the company or its affiliates;

•	A new appointee elected other than by a formal process through the General Meeting (such as a contractual appointment by a substantial shareholder);

•	Founder/co-founder/member of founding family but not currently an employee;

•	Former executive (5 year cooling off period);

•	Years of service is generally not a determining factor unless it is recommended best practice in a market and/or in extreme circumstances, in which case it may be considered.[4]

•	Any additional relationship or principle considered to compromise independence under local corporate governance best practice guidance.

Independent NED

•	No material[5] connection, either directly or indirectly, to the company (other than a board seat) or the dissenting significant shareholder.

Appendix B

Employee Representative

•	Represents employees or employee shareholders of the company (classified as “employee representative” but considered a non-independent NED).

Footnotes:

[1]	“Relative” follows the definition of “immediate family members” which covers spouses, parents, children, stepparents, step-children, siblings, in-laws, and any person (other than a tenant or employee) sharing the household of any director, nominee for director, executive officer, or significant shareholder of the company.

[2]	Professional services can be characterized as advisory in nature and generally include the following: investment banking/financial advisory services; commercial banking (beyond deposit services); investment services; insurance services; accounting/audit services; consulting services; marketing services; and legal services. The case of participation in a banking syndicate by a non-lead bank should be considered a transaction (and hence subject to the associated materiality test) rather than a professional relationship.

[3]	A business relationship may be material if the transaction value (of all outstanding transactions) entered into between the company and the company or organization with which the director is associated is equivalent to either 1 percent of the company’s turnover or 1 percent of the turnover of the company or organization with which the director is associated. OR, A business relationship may be material if the transaction value (of all outstanding financing operations) entered into between the company and the company or organization with which the director is associated is more than 10 percent of the company’s shareholder equity or the transaction value, (of all outstanding financing operations), compared to the company’s total assets, is more than 5 percent.

[4]	For example, in continental Europe, directors with a tenure exceeding 12 years will be considered non-independent. In the United Kingdom and Ireland, directors with a tenure exceeding nine years will be considered non-independent, unless the company provides sufficient and clear justification that the director is independent despite his long tenure.

[5]	For purposes of ISS’ director independence classification, “material” will be defined as a standard of relationship financial, personal or otherwise that a reasonable person might conclude could potentially influence one’s objectivity in the boardroom in a manner that would have a meaningful impact on an individual’s ability to satisfy requisite fiduciary standards on behalf of shareholders.

▶ ▶ ▶ ▶ ▶

Contested Director Elections

For contested elections of directors, e.g. the election of shareholder nominees or the dismissal of incumbent directors, ISS will make its recommendation on a case-by-case basis, determining which directors are best suited to add value for shareholders.

The analysis will generally be based on, but not limited to, the following major decision factors:

•	Company performance relative to its peers;

•	Strategy of the incumbents versus the dissidents;

Appendix B

•	Independence of directors/nominees;

•	Experience and skills of board candidates;

•	Governance profile of the company;

•	Evidence of management entrenchment;

•	Responsiveness to shareholders;

•	Whether a takeover offer has been rebuffed;

•	Whether minority or majority representation is being sought.

When analyzing a contested election of directors, ISS will generally focus on two central questions: (1) Have the dissidents proved that board change is warranted? And (2) if so, are the dissident board nominees likely to effect positive change (i.e., maximize long-term shareholder value).

▶ ▶ ▶ ▶ ▶

Discharge of Directors

Generally vote FOR the discharge of directors, including members of the management board and/or supervisory board, unless there is reliable information about significant and compelling controversies that the board is not fulfilling its fiduciary duties warranted by:

•

A lack of oversight or actions by board members which invoke shareholder distrust related to malfeasance or poor supervision, such as operating in private or company interest rather than in shareholder interest; or

•

Any legal issues (e.g. civil/criminal) aiming to hold the board responsible for breach of trust in the past or related to currently alleged actions yet to be confirmed (and not only the fiscal year in question), such as price fixing, insider trading, bribery, fraud, and other illegal actions; or

•	Other egregious governance issues where shareholders will bring legal action against the company or its directors.

For markets which do not routinely request discharge resolutions (e.g. common law countries or markets where discharge is not mandatory), analysts may voice concern in other appropriate agenda items, such as approval of the annual accounts or other relevant resolutions, to enable shareholders to express discontent with the board.

▶ ▶ ▶ ▶ ▶

Director, Officer, and Auditor Indemnification and Liability Provisions

Vote proposals seeking indemnification and liability protection for directors and officers on a CASE-BY-CASE basis.

Vote AGAINST proposals to indemnify external auditors.

▶ ▶ ▶ ▶ ▶

Board Structure

Vote FOR proposals to fix board size.

Appendix B

Vote AGAINST the introduction of classified boards and mandatory retirement ages for directors.

Vote AGAINST proposals to alter board structure or size in the context of a fight for control of the company or the board.

▶ ▶ ▶ ▶ ▶

3.	Capital Structure

Share Issuance Requests

General Issuances

Vote FOR issuance requests with preemptive rights to a maximum of 100 percent over currently issued capital.

Vote FOR issuance requests without preemptive rights to a maximum of 20 percent of currently issued capital.

Specific Issuances

Vote on a CASE-BY-CASE basis on all requests, with or without preemptive rights.

▶ ▶ ▶ ▶ ▶

Increases in Authorized Capital

Vote FOR non-specific proposals to increase authorized capital up to 100 percent over the current authorization unless the increase would leave the company with less than 30 percent of its new authorization outstanding.

Vote FOR specific proposals to increase authorized capital to any amount, unless:

•	The specific purpose of the increase (such as a share-based acquisition or merger) does not meet ISS guidelines for the purpose being proposed; or

•	The increase would leave the company with less than 30 percent of its new authorization outstanding after adjusting for all proposed issuances.

Vote AGAINST proposals to adopt unlimited capital authorizations.

▶ ▶ ▶ ▶ ▶

Reduction of Capital

Vote FOR proposals to reduce capital for routine accounting purposes unless the terms are unfavorable to shareholders.

Vote proposals to reduce capital in connection with corporate restructuring on a CASE-BY-CASE basis.

▶ ▶ ▶ ▶ ▶

Appendix B

Capital Structures

Vote FOR resolutions that seek to maintain or convert to a one-share, one-vote capital structure.

Vote AGAINST requests for the creation or continuation of dual-class capital structures or the creation of new or additional super voting shares.

▶ ▶ ▶ ▶ ▶

Preferred Stock

Vote FOR the creation of a new class of preferred stock or for issuances of preferred stock up to 50 percent of issued capital unless the terms of the preferred stock would adversely affect the rights of existing shareholders.

Vote FOR the creation/issuance of convertible preferred stock as long as the maximum number of common shares that could be issued upon conversion meets ISS guidelines on equity issuance requests.

Vote AGAINST the creation of a new class of preference shares that would carry superior voting rights to the common shares.

Vote AGAINST the creation of blank check preferred stock unless the board clearly states that the authorization will not be used to thwart a takeover bid.

Vote proposals to increase blank check preferred authorizations on a CASE-BY-CASE basis.

▶ ▶ ▶ ▶ ▶

Debt Issuance Requests

Vote non-convertible debt issuance requests on a CASE-BY-CASE basis, with or without preemptive rights.

Vote FOR the creation/issuance of convertible debt instruments as long as the maximum number of common shares that could be issued upon conversion meets ISS guidelines on equity issuance requests.

Vote FOR proposals to restructure existing debt arrangements unless the terms of the restructuring would adversely affect the rights of shareholders.

▶ ▶ ▶ ▶ ▶

Pledging of Assets for Debt

Vote proposals to approve the pledging of assets for debt on a CASE-BY-CASE basis.

▶ ▶ ▶ ▶ ▶

Appendix B

Increase in Borrowing Powers

Vote proposals to approve increases in a company’s borrowing powers on a CASE-BY-CASE basis.

Share Repurchase Plans

Generally vote FOR market repurchase authorities (share repurchase programs) if the terms comply with the following criteria:

•	A repurchase limit of up to 10 percent of outstanding issued share capital (15 percent in UK/Ireland);

•	A holding limit of up to 10 percent of a company’s issued share capital in treasury (“on the shelf”); and

•	A duration of no more than 5 years, or such lower threshold as may be set by applicable law, regulation or code of governance best practice.

Authorities to repurchase shares in excess of the 10 percent repurchase limit will be assessed on a case-by-case basis. ISS may support such share repurchase authorities under special circumstances, which are required to be publicly disclosed by the company, provided that, on balance, the proposal is in shareholders’ interests. In such cases, the authority must comply with the following criteria:

•	A holding limit of up to 10 percent of a company’s issued share capital in treasury (“on the shelf”); and

•	A duration of no more than 18 months.

In markets where it is normal practice not to provide a repurchase limit, ISS will evaluate the proposal based on the company’s historical practice. However, ISS expects companies to disclose such limits and, in the future, may recommend a vote against companies that fail to do so. In such cases, the authority must comply with the following criteria:

•	A holding limit of up to 10 percent of a company’s issued share capital in treasury (“on the shelf”); and

•	A duration of no more than 18 months.

In addition, ISS will recommend AGAINST any proposal where:

•	The repurchase can be used for takeover defenses;

•	There is clear evidence of abuse;

•	There is no safeguard against selective buybacks; and/or

•	Pricing provisions and safeguards are deemed to be unreasonable in light of market practice.

▶ ▶ ▶ ▶ ▶

Reissuance of Repurchased Shares

Vote FOR requests to reissue any repurchased shares unless there is clear evidence of abuse of this authority in the past.

▶ ▶ ▶ ▶ ▶

Appendix B

Capitalization of Reserves for Bonus Issues/Increase in Par Value

Vote FOR requests to capitalize reserves for bonus issues of shares or to increase par value.

▶ ▶ ▶ ▶ ▶

4.	Compensation

Compensation Plans

Vote compensation plans on a CASE-BY-CASE basis.

▶ ▶ ▶ ▶ ▶

Director Compensation

Vote FOR proposals to award cash fees to non-executive directors unless the amounts are excessive relative to other companies in the country or industry.

Vote non-executive director compensation proposals that include both cash and share-based components on a CASE-BY-CASE basis.

Vote proposals that bundle compensation for both non-executive and executive directors into a single resolution on a CASE-BY-CASE basis.

Vote AGAINST proposals to introduce retirement benefits for non-executive directors.

▶ ▶ ▶ ▶ ▶

5.	Other Items

Reorganizations/Restructurings

Vote reorganizations and restructurings on a CASE-BY-CASE basis.

▶ ▶ ▶ ▶ ▶

Mergers and Acquisitions

Vote CASE-BY-CASE on mergers and acquisitions taking into account the following:

For every M&A analysis, ISS reviews publicly available information as of the date of the report and evaluates the merits and drawbacks of the proposed transaction, balancing various and sometimes countervailing factors including:

•

Valuation - Is the value to be received by the target shareholders (or paid by the acquirer) reasonable? While the fairness opinion may provide an initial starting point for assessing valuation reasonableness, ISS places emphasis on the offer premium, market reaction, and strategic rationale.

•	Market reaction - How has the market responded to the proposed deal? A negative market reaction will cause ISS to scrutinize a deal more closely.

Appendix B

•

‘Strategic rationale - Does the deal make sense strategically? From where is the value derived? Cost and revenue synergies should not be overly aggressive or optimistic, but reasonably achievable. Management should also have a favourable track record of successful integration of historical acquisitions.

•

Conflicts of interest - Are insiders benefiting from the transaction disproportionately and inappropriately as compared to non-insider shareholders? ISS will consider whether any special interests may have influenced these directors and officers to support or recommend the merger.

•

Governance - Will the combined company have a better or worse governance profile than the current governance profiles of the respective parties to the transaction? If the governance profile is to change for the worse, the burden is on the company to prove that other issues (such as valuation) outweigh any deterioration in governance.

Vote AGAINST if the companies do not provide sufficient information upon request to make an informed voting decision.

▶ ▶ ▶ ▶ ▶

Mandatory Takeover Bid Waivers

Vote proposals to waive mandatory takeover bid requirements on a CASE-BY-CASE basis.

▶ ▶ ▶ ▶ ▶

Reincorporation Proposals

Vote reincorporation proposals on a CASE-BY-CASE basis.

▶ ▶ ▶ ▶ ▶

Expansion of Business Activities

Vote FOR resolutions to expand business activities unless the new business takes the company into risky areas.

▶ ▶ ▶ ▶ ▶

Related-Party Transactions

In evaluating resolutions that seek shareholder approval on related party transactions (RPTs), vote on a case-by-case basis, considering factors including, but not limited to, the following:

•	The parties on either side of the transaction;

•	The nature of the asset to be transferred/service to be provided;

•	The pricing of the transaction (and any associated professional valuation);

•	The views of independent directors (where provided);

•	The views of an independent financial adviser (where appointed);

•	Whether any entities party to the transaction (including advisers) is conflicted; and

•	The stated rationale for the transaction, including discussions of timing.

Appendix B

If there is a transaction that ISS deemed problematic and that was not put to a shareholder vote, ISS may recommend against the election of the director involved in the related-party transaction or the full board.

▶ ▶ ▶ ▶ ▶

Antitakeover Mechanisms

Generally vote AGAINST all antitakeover proposals, unless they are structured in such a way that they give shareholders the ultimate decision on any proposal or offer.

▶ ▶ ▶ ▶ ▶

Shareholder Proposals

Vote all shareholder proposals on a CASE-BY-CASE basis.

Vote FOR proposals that would improve the company’s corporate governance or business profile at a reasonable cost.

Vote AGAINST proposals that limit the company’s business activities or capabilities or result in significant costs being incurred with little or no benefit.

▶ ▶ ▶ ▶ ▶

Appendix B

Exhibit B (as amended February 2, 2009)

Modifications to recommendations set forth in the ISS Proxy Voting Manual

Shareholder Ability to Act by Written Consent

Vote FOR proposals to restrict or prohibit shareholder activity to take action by written consent.

Vote AGAINST proposals to allow or make easier shareholder action by written consent.

Cumulative Voting

Vote FOR proposals to eliminate cumulative voting.

Vote AGAINST proposals to restore or provide for cumulative voting.

Incumbent Director Nominees

Vote WITH management’s recommendations regarding incumbent director nominees.

GMO TRUST

PART C. OTHER INFORMATION

Item 28.	Exhibits

(a)	1.	Amended and Restated Agreement and Declaration of Trust of GMO Trust (the “Trust” or “Registrant”), dated September 10, 2009 (the “Declaration of Trust”);[29]

	2.	Amendment No. 1 to the Declaration of Trust;[30]

	3.	Amendment No. 2 to the Declaration of Trust;[34]

	4.	Amendment No. 3 to the Declaration of Trust;[36]

	5.	Amendment No. 4 to the Declaration of Trust;[37]

	6.	Amendment No. 5 to the Declaration of Trust;[40]

	7.	Amendment No. 6 to the Declaration of Trust;[40]

	8.	Amendment No. 7 to the Declaration of Trust;[40] and

	9.	Amendment No. 8 to the Declaration of Trust – Exhibit (a)(9).

(b)		Amended and Restated By-laws of the Trust, effective as of March 1, 2007 (the “By-laws”).[19]

(c)	1.	Please refer to Article III (Shares) and Article V (Shareholders’ Voting Powers and Meetings) of the Declaration of Trust, which is hereby incorporated by reference;[29] and

	2.	Please refer to Article 11 (Meetings of Shareholders) of the By-laws, which is hereby incorporated by reference.[19]

(d)	1.	Form of Management Contract between the Trust, on behalf of GMO Tobacco-Free Core Fund, and Grantham, Mayo, Van Otterloo & Co. LLC (“GMO”);[18]

	2.	Amended and Restated Management Contract, dated as of June 30, 2008, between the Trust, on behalf of GMO International Intrinsic Value Fund (formerly “GMO International Core Fund”), and GMO;[22]

	3.	Form of Management Contract between the Trust, on behalf of GMO Currency Hedged International Equity Fund (formerly “GMO Currency Hedged International Core Fund”), and GMO;[18]

	4.	Form of Management Contract between the Trust, on behalf of GMO International Small Companies Fund, and GMO;[18]

	5.	Form of Management Contract between the Trust, on behalf of GMO Emerging Countries Fund (formerly “GMO Evolving Countries Fund”), and GMO; [18]

	6.	Form of Management Contract between the Trust, on behalf of GMO Domestic Bond Fund, and GMO;[18]

	7.	Form of Management Contract between the Trust, on behalf of GMO International Bond Fund, and GMO;[18]

	8.	Form of Management Contract between the Trust, on behalf of GMO Currency Hedged International Bond Fund, and GMO;[18]

1

9.	Form of Management Contract between the Trust, on behalf of GMO Emerging Country Debt Fund, and GMO;[18]

10.	Form of Management Contract between the Trust, on behalf of GMO Short-Duration Investment Fund (formerly “GMO Short-Term Income Fund”), and GMO;[18]

11.	Form of Management Contract between the Trust, on behalf of GMO Alpha Only Fund (formerly “GMO Global Hedged Equity Fund”), and GMO;[18]

12.	Amended and Restated Management Contract, dated as of January 1, 2012, between the Trust, on behalf of GMO Benchmark-Free Allocation Fund, and GMO; [42]

13.	Form of Amended and Restated Management Contract, dated as of June 30, 2006, between the Trust, on behalf of GMO U.S. Equity Allocation Fund (formerly “GMO U.S. Sector Fund” and “GMO U.S. Sector Allocation Fund”), and GMO;[18]

14.	Form of Management Contract between the Trust, on behalf of GMO Taiwan Fund, and GMO;[18]

15.	Form of Management Contract between the Trust, on behalf of GMO Global Bond Fund, and GMO;[18]

16.	Form of Amended and Restated Management Contract, dated as of June 30, 2006, between the Trust, on behalf of GMO Real Estate Fund (formerly “GMO REIT Fund”), and GMO;[18]

17.	Form of Management Contract between the Trust, on behalf of GMO Foreign Fund, and GMO;[18]

18.	Form of Management Contract between the Trust, on behalf of GMO International Equity Allocation Fund, and GMO;[1]

19.	Form of Management Contract between the Trust, on behalf of GMO Global Balanced Asset Allocation Fund (formerly “GMO World Balanced Allocation Fund” and “GMO World Equity Allocation Fund”), and GMO;[2]

20.	Form of Management Contract between the Trust, on behalf of GMO Global Equity Allocation Fund (formerly “GMO Global (U.S.+) Equity Allocation Fund”), and GMO;[2]

21.	Form of Management Contract between the Trust, on behalf of GMO Core Plus Bond Fund (formerly “GMO U.S. Bond/Global Alpha A Fund” and “GMO Global Fund”), and GMO;[18]

22.	Form of Management Contract between the Trust, on behalf of GMO Tax-Managed U.S. Equities Fund, and GMO;[18]

23.	Amended and Restated Management Contract, dated as of June 30, 2008, between the Trust, on behalf of GMO Tax-Managed International Equities Fund, and GMO;[22]

24.	Form of Management Contract between the Trust, on behalf of GMO Special Purpose Holding Fund (formerly “GMO Alpha LIBOR Fund”), and GMO;[3]

25.	Form of Management Contract between the Trust, on behalf of GMO Foreign Small Companies Fund, and GMO;[4]

2

26.	Form of Management Contract between the Trust, on behalf of GMO Short-Duration Collateral Fund, and GMO;[7]

27.	Form of Management Contract between the Trust, on behalf of GMO Quality Fund (formerly “GMO U.S. Quality Equity Fund”), and GMO;[9]

28.	Form of Management Contract between the Trust, on behalf of GMO World Opportunity Overlay Fund, and GMO;[10]

29.	Form of Management Contract between the Trust, on behalf of GMO Strategic Opportunities Allocation Fund (formerly “GMO Strategic Balanced Allocation Fund”), and GMO;[11]

30.	Form of Management Contract between the Trust, on behalf of GMO World Opportunities Equity Allocation Fund, and GMO;[11]

31.	Amended and Restated Management Contract, dated as of June 30, 2008, between the Trust, on behalf of GMO Developed World Stock Fund, and GMO;[22]

32.	Form of Management Contract between the Trust, on behalf of GMO U.S. Core Equity Fund, and GMO;[14]

33.	Form of Management Contract between the Trust, on behalf of GMO U.S. Intrinsic Value Fund, and GMO;[14]

34.	Form of Management Contract between the Trust, on behalf of GMO U.S. Growth Fund, and GMO;[14]

35.	Form of Management Contract between the Trust, on behalf of GMO U.S. Small/Mid Cap Value Fund, and GMO;[14]

36.	Form of Management Contract between the Trust, on behalf of GMO U.S. Small/Mid Cap Growth Fund, and GMO;[14]

37.	Form of Management Contract between the Trust, on behalf of GMO International Core Equity Fund, and GMO;[14]

38.	Amended and Restated Management Contract, dated as of June 30, 2008, between the Trust, on behalf of GMO International Growth Equity Fund, and GMO;[22]

39.	Management Contract between the Trust, on behalf of GMO Short-Duration Collateral Share Fund, and GMO;[15]

40.	Management Contract between the Trust, on behalf of GMO Strategic Fixed Income Fund, and GMO;[16]

41.	Management Contract between the Trust, on behalf of GMO International Opportunities Equity Allocation Fund, and GMO;[16]

42.	Management Contract between the Trust, on behalf of GMO Inflation Indexed Plus Bond Fund, and GMO;[17]

43.	Management Contract between the Trust, on behalf of GMO Special Situations Fund, and GMO;[21]

44.	Management Contract between the Trust, on behalf of GMO Flexible Equities Fund, and GMO;[23]

45.	Management Contract between the Trust, on behalf of GMO Arlington Fund, and GMO;[24]

46.	Management Contract between the Trust, on behalf of GMO Berkeley Fund, and GMO;[24]

3

	47.	Management Contract between the Trust, on behalf of GMO Clarendon Fund, and GMO;[24]

	48.	Management Contract between the Trust, on behalf of GMO Dartmouth Fund, and GMO;[24]

	49.	Management Contract between the Trust, on behalf of GMO U.S. Treasury Fund, and GMO;[25]

	50.	Management Contract between the Trust, on behalf of GMO Asset Allocation Bond Fund, and GMO;[25]

	51.	Management Contract between the Trust, on behalf of GMO Asset Allocation International Bond Fund, and GMO;[27]

	52.	Management Contract between the Trust, on behalf of GMO World Opportunity Overlay Share Fund, and GMO;[27]

	53.	Amended and Restated Management Contract, dated as of August 12, 2009, between the Trust, on behalf of GMO Emerging Markets Fund, and GMO;[29]

	54.	Amended and Restated Management Contract, dated as of June 25, 2010, between the Trust, on behalf of GMO Alternative Asset Opportunity Fund, and GMO;[32]

	55.	Management Contract, dated as of December 2, 2009, between the Trust, on behalf of GMO Debt Opportunities Fund, and GMO;[30]

	56.	Management Contract, dated as of December 2, 2009, between the Trust, on behalf of GMO High Quality Short-Duration Bond Fund, and GMO;[30]

	57.	Management Contract, dated as of August 2, 2010, between the Trust, on behalf of GMO Emerging Domestic Opportunities Fund, and GMO;[34]

	58.	Management Contract, dated as of May 20, 2011, between the Trust, on behalf of GMO Benchmark-Free Fund, and GMO;[36]

	59.	Management Contract, dated as of June 30, 2011, between the Trust, on behalf of GMO International Large/Mid Cap Value Fund (formerly “GMO International Large Cap Value Fund”), and GMO;[38]

	60.	Management Contract, dated as of June 30, 2011, between the Trust, on behalf of GMO Asset Allocation International Small Companies Fund, and GMO;[38]

	61.	Management Contract, dated as of September 12, 2011, between the Trust, on behalf of GMO Global Focused Equity Fund, and GMO;[39]

	62.	Management Contract, dated as of September 12, 2011, between the Trust, on behalf of GMO International Intrinsic Value Emerging Markets Fund, and GMO;[39]

	63.	Management Contract, dated as of December 6, 2011, between the Trust, on behalf of GMO Resources Fund, and GMO;[40]

	64.	Management Contract, dated as of December 5, 2011, between the Trust, on behalf of GMO Implementation Fund, and GMO;[41] and

	65.	Form of Management Contract between the Trust, on behalf of GMO U.S. Flexible Equities Fund, and GMO – Exhibit (d)(65).

(e)	1.	Distribution Agreement (the “Distribution Agreement”), dated March 31, 2009, between the Trust, on behalf of the Funds listed on Schedule A thereto, as Schedule A may be amended from time to time, and Funds Distributor, LLC.[26]

(i) Schedule A to the Distribution Agreement as amended as of December 6, 2011; [40] and

4

		(ii)	Form of Letter Amendment to the Distribution Agreement, dated April 2011, by and between GMO Trust, on behalf of certain of its series, and Funds Distributor, LLC.[35]

(f)		None.

(g)	1.	Form of Custodian Agreement (the “IBT Custodian Agreement”), dated August 1, 1991, among the Trust, on behalf of certain Funds listed therein, GMO and Investors Bank & Trust Company (“IBT”), as amended from time to time to include GMO Tobacco-Free Core Fund, GMO Domestic Bond Fund, GMO International Bond Fund, GMO Currency Hedged International Bond Fund, GMO Emerging Country Debt Fund, GMO Benchmark-Free Allocation Fund, GMO U.S. Equity Allocation Fund, GMO Global Bond Fund, GMO Real Estate Fund, GMO International Equity Allocation Fund, GMO Global Balanced Asset Allocation Fund, GMO Global Equity Allocation Fund, GMO Inflation Indexed Bond Fund, GMO Core Plus Bond Fund, GMO Tax-Managed U.S. Equities Fund, GMO Emerging Country Debt Share Fund, GMO Special Purpose Holding Fund, GMO Short-Duration Collateral Fund, GMO Quality Fund, GMO World Opportunity Overlay Fund, GMO Strategic Opportunities Allocation Fund, GMO World Opportunities Equity Allocation Fund, GMO U.S. Small/Mid Cap Value Fund, GMO U.S. Small/Mid Cap Growth Fund, GMO U.S. Growth Fund, GMO U.S. Intrinsic Value Fund, GMO U.S. Core Equity Fund, GMO Short-Duration Collateral Share Fund, GMO Strategic Fixed Income Fund, GMO International Opportunities Equity Allocation Fund, GMO Inflation Indexed Plus Bond Fund, GMO Special Situations Fund, GMO U.S. Treasury Fund, GMO Asset Allocation Bond Fund, GMO Asset Allocation International Bond Fund, GMO World Opportunity Overlay Share Fund, GMO Debt Opportunities Fund, GMO High Quality Short-Duration Bond Fund, GMO Benchmark-Free Fund, GMO Implementation Fund, and GMO U.S. Flexible Equities Fund;[18]

		(i)	Letter Amendment to the IBT Custodian Agreement, dated May 30, 2003, among the Trust, GMO and IBT;[8]

		(ii)	Letter Amendment to the IBT Custodian Agreement, dated July 25, 2007, among the Trust, on behalf of GMO Special Situations Fund, GMO and State Street Bank and Trust Company (“State Street Bank”) (as successor by merger to IBT);[21]

		(iii)	Letter Amendment to the IBT Custodian Agreement, dated March 10, 2009, among the Trust, on behalf of GMO U.S. Treasury Fund and GMO Asset Allocation Bond Fund, GMO and State Street Bank (as successor by merger to IBT);[25]

5

	(iv)	Form of Letter Amendment to the IBT Custodian Agreement, dated June 18, 2009, among the Trust, on behalf of GMO Asset Allocation International Bond Fund and GMO World Opportunity Overlay Share Fund, GMO and State Street Bank (as successor by merger to IBT);[27]

	(v)	Form of Letter Amendment to the IBT Custodian Agreement, dated November 25, 2009, among the Trust, on behalf of GMO Debt Opportunities Fund and GMO High Quality Short-Duration Bond Fund, GMO and State Street Bank (as successor by merger to IBT);[30]

	(vi)	Form of Letter Amendment to the IBT Custodian Agreement, dated May 20, 2011, among the Trust, on behalf of GMO Benchmark-Free Fund, GMO and State Street Bank (as successor by merger to IBT);[36]

	(vii)	Form of Letter Amendment to the IBT Custodian Agreement, dated December 2011, among the Trust, on behalf of GMO Implementation Fund, GMO and State Street Bank (as successor by merger to IBT);[41] and

	(viii)	Form of Letter Amendment to the IBT Custodian Agreement, dated March 2012, among the Trust, on behalf of GMO U.S. Flexible Equities Fund, GMO and State Street Bank (as successor by merger to IBT) – Exhibit (g)(1)(viii).

2.	Form of Custodian Agreement (the “BBH Custodian Agreement”), dated June 29, 2001, between the Trust, on behalf of certain Funds listed on Schedule I thereto, and Brown Brothers Harriman & Co. (“BBH”), as amended from time to time to include GMO Taiwan Fund, GMO Developed World Stock Fund, GMO International Growth Equity Fund, GMO International Core Equity Fund, GMO Flexible Equities Fund, GMO Emerging Domestic Opportunities Fund, GMO International Large/Mid Cap Value Fund, GMO Asset Allocation International Small Companies Fund, GMO Global Focused Equity Fund, GMO International Intrinsic Value Emerging Markets Fund, and GMO Resources Fund;[6]

	(i)	Letter Amendment to the BBH Custodian Agreement, dated June 4, 2003, among the Trust and BBH;[8]

	(ii)	Letter Amendment to the BBH Custodian Agreement, dated June 16, 2008, among the Trust, on behalf of GMO Flexible Equities Fund, and BBH;[23]

	(iii)	Amendment to the BBH Custodian Agreement, dated June 30, 2009, among the Trust and BBH;[28]

	(iv)	Letter Amendment to the BBH Custodian Agreement, dated May 21, 2010, between the Trust, on behalf of GMO Emerging Domestic Opportunities Fund, and BBH;[34]

	(v)	Form of Letter Amendment to the BBH Custodian Agreement, dated June 30, 2011, among the Trust, on behalf of GMO International Large/Mid Cap Value Fund and GMO Asset Allocation International Small Companies Fund, and BBH;[38]

6

	(vi)	Form of Letter Amendment to the BBH Custodian Agreement, dated September 12, 2011 among the Trust, on behalf of GMO Global Focused Equity Fund and GMO International Intrinsic Value Emerging Markets Fund, and BBH;[39] and

	(vii)	Form of Letter Amendment to the BBH Custodian Agreement, dated December 2011 among the Trust, on behalf of GMO Resources Fund, and BBH.[40]

3.	Form of Accounting Agency Agreement (the “Accounting Agency Agreement”), dated June 29, 2001, between the Trust, on behalf of certain Funds listed on Schedule I thereto, and BBH, as amended to include GMO Taiwan Fund, GMO Flexible Equities Fund, GMO Emerging Domestic Opportunities Fund, GMO International Large/Mid Cap Value Fund, GMO Asset Allocation International Small Companies Fund, GMO Global Focused Equity Fund, GMO International Intrinsic Value Emerging Markets Fund, and GMO Resources Fund;[6]

	(i)	Form of Second Amendment to the Accounting Agency Agreement, dated November 22, 2005, between the Trust, on behalf of the Funds listed on Schedule I thereto, and BBH;[18]

	(ii)	Letter Amendment to the Accounting Agency Agreement, dated June 16, 2008, between the Trust, on behalf of GMO Flexible Equities Fund, and BBH; [23]

	(iii)	Letter Amendment to the Accounting Agency Agreement, dated May 21, 2010, between the Trust, on behalf of GMO Emerging Domestic Opportunities Fund, and BBH;[34]

	(iv)	Form of Letter Amendment to the Accounting Agency Agreement, dated June 30, 2011 among the Trust, on behalf of GMO International Large/Mid Cap Value Fund and GMO Asset Allocation International Small Companies Fund, and BBH;[38]

	(v)	Form of Letter Amendment to the Accounting Agency Agreement, dated September 12, 2011 among the Trust, on behalf of GMO Global Focused Equity Fund and GMO International Intrinsic Value Emerging Markets Fund, and BBH;[39] and

	(vi)	Form of Letter Amendment to the Accounting Agency Agreement, dated December 2011 among the Trust, on behalf of GMO Resources Fund, and BBH.[40]

4.	Form of 17f-5 Delegation Schedule (the “Delegation Schedule”), dated June 29, 2001, between the Trust, on behalf of certain Funds listed on Schedule 1 thereto, and BBH, as amended from time to time to include GMO Taiwan Fund, GMO Developed World Stock Fund, GMO International Growth Equity Fund, GMO International Core Equity Fund, GMO Flexible Equities Fund, GMO Emerging Domestic Opportunities Fund, GMO International Large/Mid Cap Value Fund, GMO Asset Allocation International Small Companies Fund, GMO Global Focused Equity Fund, GMO International Intrinsic Value Emerging Markets Fund, and GMO Resources Fund;[6]

	(i)	Letter Amendment to the Delegation Schedule, dated June 16, 2008, between the Trust, on behalf of GMO Flexible Equities Fund, and BBH;[23]

7

	(ii)	Letter Amendment to the Delegation Schedule, dated May 21, 2010, between the Trust, on behalf of GMO Emerging Domestic Opportunities Fund, and BBH;[34]

	(iii)	Form of Letter Amendment to the Delegation Schedule, dated June 30, 2011, among the Trust, on behalf of GMO International Large/Mid Cap Value Fund and GMO Asset Allocation International Small Companies Fund, and BBH;[38]

	(iv)	Form of Letter Amendment to the Delegation Schedule, dated September 12, 2011, among the Trust, on behalf of GMO Global Focused Equity Fund and GMO International Intrinsic Value Emerging Markets Fund, and BBH;[39] and

	(v)	Form of Letter Amendment to the Delegation Schedule, dated December 2011, among the Trust, on behalf of GMO Resources Fund, and BBH.[40]

5.	Form of Amended and Restated Delegation Agreement (the “Delegation Agreement”), dated June 29, 2001, between the Trust, on behalf of GMO Core Plus Bond Fund, GMO International Bond Fund, GMO Currency Hedged International Bond Fund, GMO Global Bond Fund, GMO Emerging Country Debt Fund, and GMO Emerging Country Debt Share Fund, and IBT, as amended from time to time to include GMO Short-Duration Collateral Fund, GMO Alternative Asset Opportunity Fund, GMO Strategic Opportunities Allocation Fund, GMO World Opportunities Equity Allocation Fund, GMO U.S. Small/Mid Cap Value Fund, GMO U.S. Small/Mid Cap Growth Fund, GMO U.S. Growth Fund, GMO U.S. Intrinsic Value Fund, GMO U.S. Core Equity Fund, GMO Short-Duration Collateral Share Fund, GMO Strategic Fixed Income Fund, GMO International Opportunities Equity Allocation Fund, GMO Inflation Indexed Plus Bond Fund, GMO Special Situations Fund, GMO U.S. Treasury Fund, GMO Asset Allocation Bond Fund, GMO Asset Allocation International Bond Fund, GMO World Opportunity Overlay Share Fund, GMO Debt Opportunities Fund, GMO High Quality Short-Duration Bond Fund, GMO Benchmark-Free Fund, GMO Implementation Fund, and GMO U.S. Flexible Equities Fund;[6]

	(i)	Letter Amendment to the Delegation Agreement, dated July 25, 2007, among the Trust, on behalf of GMO Special Situations Fund, GMO and State Street Bank (as successor by merger to IBT);[21]

	(ii)	Letter Amendment to the Delegation Agreement, dated March 10, 2009, among the Trust, on behalf of GMO U.S. Treasury Fund and GMO Asset Allocation Bond Fund, GMO and State Street Bank (as successor by merger to IBT);[25]

8

		(iii)	Form of Letter Amendment to the Delegation Agreement, dated June 18, 2009, among the Trust, on behalf of GMO Asset Allocation International Bond Fund and GMO World Opportunity Overlay Share Fund, GMO and State Street Bank (as successor by merger to IBT);[27]

		(iv)	Form of Letter Amendment to the Delegation Agreement, dated November 25, 2009, among the Trust, on behalf of GMO Debt Opportunities Fund and GMO High Quality Short-Duration Bond Fund, GMO and State Street Bank (as successor by merger to IBT);[30]

		(v)	Form of Letter Amendment to the Delegation Agreement, dated May 20, 2011, among the Trust, on behalf of GMO Benchmark-Free Fund, GMO and State Street Bank (as successor by merger to IBT);[36]

		(vi)	Form of Letter Amendment to the Delegation Agreement, dated December 2011, among the Trust, on behalf of GMO Implementation Fund, GMO and State Street Bank (as successor by merger to IBT);[41] and

		(vii)	Form of Letter Amendment to the Delegation Agreement, dated March 2012, among the Trust, on behalf of GMO U.S. Flexible Equities Fund, GMO and State Street Bank (as successor by merger to IBT) – Exhibit (g)(5)(vii).

(h)	1.	Form of Transfer Agency and Service Agreement (the “Transfer Agency and Service Agreement”), dated August 1, 1991, among the Trust, on behalf of certain Funds listed therein, GMO and IBT, as amended from time to time to include GMO Global Bond Fund, GMO Real Estate Fund, GMO Foreign Fund, GMO International Equity Allocation Fund, GMO Global Balanced Asset Allocation Fund, GMO Global Equity Allocation Fund, GMO Inflation Indexed Bond Fund, GMO Small/Mid Cap Growth Fund, GMO Core Plus Bond Fund, GMO Tax-Managed International Equities Fund, GMO Tax-Managed U.S. Equities Fund, GMO Emerging Country Debt Share Fund, GMO Special Purpose Holding Fund, GMO Foreign Small Companies Fund, GMO Short-Duration Collateral Fund, GMO Quality Fund, GMO World Opportunity Overlay Fund, GMO Strategic Opportunities Allocation Fund, GMO World Opportunities Equity Allocation Fund, GMO Developed World Stock Fund, GMO International Growth Equity Fund, GMO International Core Equity Fund, GMO U.S. Small/Mid Cap Value Fund, GMO U.S. Small/Mid Cap Growth Fund, GMO U.S. Growth Fund, GMO U.S. Intrinsic Value Fund, GMO U.S. Core Equity Fund, GMO Short-Duration Collateral Share Fund, GMO Strategic Fixed Income Fund, GMO International Opportunities Equity Allocation Fund, GMO Inflation Indexed Plus Bond Fund, GMO Special Situations Fund, GMO Flexible Equities Fund, GMO U.S. Treasury Fund, GMO Asset Allocation Bond Fund, GMO Asset Allocation International Bond Fund, GMO World Opportunity Overlay

9

Share Fund, GMO Debt Opportunities Fund, GMO High Quality Short-Duration Bond Fund, GMO Emerging Domestic Opportunities Fund, GMO Asset Allocation International Small Companies Fund, GMO International Large/Mid Cap Value Fund, GMO Benchmark-Free Fund, GMO Global Focused Equity Fund, GMO International Intrinsic Value Emerging Markets Fund, GMO Resources Fund, GMO Implementation Fund, and GMO U.S. Flexible Equities Fund;[18]

(i)	Letter Amendment to the Transfer Agency and Service Agreement, dated July 25, 2007, among the Trust, on behalf of GMO Special Situations Fund, GMO and State Street Bank (as successor by merger to IBT);[21]

(ii)	Letter Amendment to the Transfer Agency and Service Agreement, dated June 16, 2008, among the Trust, on behalf of GMO Flexible Equities Fund, GMO and State Street Bank (as successor by merger to IBT); [23]

(iii)	Letter Amendment to the Transfer Agency and Service Agreement, dated March 10, 2009, among the Trust, on behalf of GMO U.S. Treasury Fund and GMO Asset Allocation Bond Fund, GMO and State Street Bank (as successor by merger to IBT);[25]

(iv)	Form of Letter Amendment to the Transfer Agency and Service Agreement, dated June 18, 2009, among the Trust, on behalf of GMO Asset Allocation International Bond Fund and World Opportunity Overlay Share Fund, GMO and State Street Bank (as successor by merger to IBT);[27]

(v)	Form of Letter Amendment to the Transfer Agency and Service Agreement, dated November 25, 2009, among the Trust, on behalf of GMO Debt Opportunities Fund and GMO High Quality Short-Duration Bond Fund, GMO and State Street Bank (as successor by merger to IBT);[30]

(vi)	Form of Letter Amendment to the Transfer Agency and Service Agreement, dated July 30, 2010, among the Trust, on behalf of GMO Emerging Domestic Opportunities Fund, GMO and State Street Bank (as successor by merger to IBT); [34]

(vii)	Form of Letter Amendment to the Transfer Agency and Service Agreement, dated May 20, 2011 among the Trust, on behalf of GMO Asset Allocation International Small Companies Fund, GMO International Large/Mid Cap Value Fund, and GMO Benchmark-Free Fund, GMO and State Street Bank (as successor by merger to IBT);[36]

(viii)	Form of Letter Amendment to the Transfer Agency and Service Agreement, dated September 12, 2011 among the Trust, on behalf of GMO Global Focused Equity Fund and GMO International Intrinsic Value Emerging Markets Fund, GMO and State Street Bank (as successor by merger to IBT);[39]

(ix)	Letter Amendment Regarding Fund of Fund Procedures to the Transfer Agency and Service Agreement, dated June 1, 2010, among the Trust, GMO, and State Street Bank (as successor by merger to IBT); [40]

10

		(x)	Letter Amendment to the Transfer Agency and Service Agreement, dated November 17, 2011 among the Trust, on behalf of GMO Resources Fund, GMO and State Street Bank (as successor by merger to IBT);[40]

		(xi)	Form of Letter Amendment to the Transfer Agency and Service Agreement, dated December 2011, among the Trust, on behalf of GMO Implementation Fund, GMO and State Street Bank (as successor by merger to IBT);[41] and

		(xii)	Form of Letter Amendment to the Transfer Agency and Service Agreement, dated March 2012, among the Trust, on behalf of GMO U.S. Flexible Equities Fund, GMO and State Street Bank (as successor by merger to IBT) – Exhibit (h)(1)(xii).

	2.	(i)	Notification of Undertaking to Reimburse Certain Fund Expenses by GMO to the Trust, dated as of June 24, 2011;[37]

		(ii)	Notification of Undertaking to Reimburse Certain Fund Expenses by GMO to the Trust, on behalf of GMO Global Focused Equity Fund and GMO International Intrinsic Value Emerging Markets Fund, dated as of September 12, 2011;[39]

		(iii)	Notification of Undertaking to Reimburse Certain Fund Expenses by GMO to the Trust, on behalf of GMO Resources Fund, dated as of December 1, 2011;[40]

		(iv)	Form of Notification of Undertaking to Reimburse Certain Fund Expenses by GMO to the Trust, on behalf of GMO Implementation Fund, dated as of December 8, 2011;[41]

		(v)	Form of Notification of Undertaking to Reimburse Certain Fund Expenses by GMO to the Trust, on behalf of GMO Benchmark-Free Allocation Fund, dated as of February 10, 2012;[43] and

		(vi)	Form of Notification of Undertaking to Reimburse Certain Fund Expenses by GMO to the Trust, on behalf of GMO U.S. Flexible Equities Fund, dated as of March 2012 – Exhibit (h)(2)(vi).

	3.	Form of Amended and Restated Servicing and Supplemental Support Agreement, dated May 30, 1996, as amended and restated effective March 2012, between the Trust, on behalf of certain Funds listed on Exhibit I thereto, and GMO – Exhibit (h)(3).

	4.	(i)	Notification of Undertaking to Waive Shareholder Service Fees by GMO to the Trust, dated as of June 24, 2011.[37]

(i)		Opinion and Consent of Ropes & Gray LLP – Not applicable.

(j)		Consent of Independent Registered Public Accounting Firm – Not applicable.

(k)		Financial Statements – Not applicable.

11

(l)		None.

(m)	1.	GMO Trust Amended and Restated Distribution and Service Plan (Class M), dated as of November 15, 2001, as amended and restated as of June 30, 2009, on behalf of certain Funds listed on Appendix A thereto;[27]

	2.	Amended and Restated Administration Agreement, dated as of June 30, 2009, on behalf of certain Funds listed on Exhibit I thereto;[27]

	3.	Form of Service Agreement (“Service Agreement”), dated October 1, 2001, between American Express Financial Advisors Inc. and the Trust, on behalf of certain Funds listed on Schedule A thereto, as Schedule A may be amended from time to time;[5]

		(i)	Second Amendment to Service Agreement, dated September 9, 2005, between American Express Financial Advisors Inc. and the Trust, on behalf of certain Funds listed on Schedule A thereto;[18] and

		(ii)	Assignment Agreement, effective as of April 2, 2007, between Wachovia Bank, Ameriprise Financial Services, Inc. (f/k/a American Express Financial Advisors Inc.) and the Trust, on behalf of certain Funds listed on Schedule A thereto.[20]

	4.	Form of Services Agreement, dated as of March 2002, between Fidelity Brokerage Services LLC and National Financial Services LLC, and the Trust, on behalf of certain Funds listed on Exhibit B thereto.[6]

	5.	Funds Trading Agreement (“Funds Trading Agreement”), dated July 1, 2001, between Fidelity Investments Institutional Operations Company, Inc. (“FIIOC”), IBT, GMO, and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[18]

		(i)	Second Amendment to Funds Trading Agreement, dated as of April 1, 2003, between FIIOC, IBT, GMO and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[18]

		(ii)	Third Amendment to Funds Trading Agreement, dated as of November 28, 2003, between FIIOC, IBT, GMO and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[18]

		(iii)	Fourth Amendment to Funds Trading Agreement, dated as of April 1, 2004, between FIIOC, IBT, GMO and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[18]

		(iv)	Fifth Amendment to Funds Trading Agreement, dated as of February 1, 2005, between FIIOC, IBT, GMO and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[18]

		(v)	Sixth Amendment to Funds Trading Agreement, dated as of July, 2005, between FIIOC, IBT, GMO and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[18] and

		(vi)	Seventh Amendment to Funds Trading Agreement, dated as of September, 2005, between FIIOC, IBT, GMO and the Trust, on behalf of certain Funds listed on Exhibit A thereto.[18]

12

	6.	Form of Funds Trading Agreement (“BBH Funds Trading Agreement”), dated July 1, 2001, between FIIOC, IBT, BBH, GMO and the Trust on behalf of certain Funds listed on Exhibit A thereto;[6]

		(i)	Form of First Amendment to the BBH Funds Trading Agreement, dated January 1, 2002, between FIIOC, IBT, BBH, GMO, and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[6] and

		(ii)	Second Amendment to the BBH Funds Trading Agreement, dated July 1, 2002, between FIIOC, IBT, BBH, GMO, and the Trust, on behalf of certain Funds listed on Exhibit A thereto.[18]

	7.	Form of Shareholder Services Agreement (“Shareholder Services Agreement”), dated as of October 31, 2001, between Citistreet LLC (“Citistreet”) and the Trust, on behalf of certain Funds listed on Attachment A thereto;[8]

		(i)	First Amendment to Shareholder Services Agreement, dated as of May 6, 2002, between Citistreet and the Trust, on behalf of certain Funds listed on Attachment A thereto;[18]

		(ii)	Second Amendment to Shareholder Services Agreement, dated as of October 15, 2002, between Citistreet and the Trust, on behalf of certain Funds listed on Attachment A thereto;[18]

		(iii)	Third Amendment to Shareholder Services Agreement, dated as of April 30, 2003, between Citistreet and the Trust, on behalf of certain Funds listed on Attachment A thereto;[18]

		(iv)	Fourth Amendment to Shareholder Services Agreement, dated as of July 1, 2005, between Citistreet and the Trust, on behalf of certain Funds listed on Attachment A thereto;[18] and

		(v)	Fifth Amendment to Shareholder Services Agreement, dated as of September 1, 2005, between Citistreet and the Trust, on behalf of certain Funds listed on Attachment A thereto.[18]

	8.	Operating Agreement (“Operating Agreement”), dated as of April 19, 2000, between Charles Schwab & Co., Inc. (“Schwab”) and the Trust, on behalf of certain Funds listed on Schedule I thereto;[32]

		(i)	First Amendment to Operating Agreement, dated as of March 10, 2010, between Schwab and the Trust, on behalf of certain Funds listed on Schedule I thereto.[32]

(n)		Plan pursuant to Rule 18f-3 under the Investment Company Act of 1940, effective June 1, 1996, as amended and restated November 17, 2011.[42]

(o)		Reserved.

(p)	1.	GMO Code of Ethics, dated May 20, 2011, adopted by GMO, GMO Australasia LLC, GMO Australia Ltd., GMO Singapore PTE Ltd., GMO Switzerland GMBH, GMO U.K. Ltd., GMO Renewable Resources LLC, GMO Renewable Resources (in New Zealand), and GMO Renewable Resources Uruguay, SRL.[37]

13

2.	GMO Trust Code of Ethics, dated September 5, 2008, adopted by the Trust.[24]

3.	Code of Ethics for the Independent Trustees of GMO Trust, dated as of June 1, 1996, as revised March 24, 2011, adopted by the Board of Trustees of the Trust.[35]

1.	Previously filed with the SEC as part of Post-Effective Amendment No. 27 to the Registration Statement under the Securities Act of 1933 (the “1933 Act”) and Amendment No. 28 to the Registration Statement under the Investment Company Act of 1940 Act (the “1940 Act”) on March 13, 1996, and hereby incorporated by reference.
2.	Previously filed with the SEC as part of Post-Effective Amendment No. 29 to the Registration Statement under the 1933 Act and Amendment No. 30 to the Registration Statement under the 1940 Act on June 28, 1996, and hereby incorporated by reference.
3.	Previously filed with the SEC as part of Amendment No. 60 to the Registration Statement under the 1940 Act on December 30, 1999, and hereby incorporated by reference.
4.	Previously filed with the SEC as part of Amendment No. 63 to the Registration Statement under the 1940 Act on July 3, 2000, and hereby incorporated by reference.
5.	Previously filed with the SEC as part of Post-Effective Amendment No. 63 to the Registration Statement under the 1933 Act and Amendment No. 76 to the Registration Statement under the 1940 Act on March 1, 2002, and hereby incorporated by reference.
6.	Previously filed with the SEC as part of Post-Effective Amendment No. 64 to the Registration Statement under the 1933 Act and Amendment No. 77 to the Registration Statement under the 1940 Act on May 1, 2002, and hereby incorporated by reference.
7.	Previously filed with the SEC as part of Amendment No. 84 to the Registration Statement under the 1940 Act on November 26, 2002, and hereby incorporated by reference.
8.	Previously filed with the SEC as part of Post-Effective Amendment No. 71 to the Registration Statement under the 1933 Act and Amendment No. 89 to the Registration Statement under the 1940 Act on June 30, 2003, and hereby incorporated by reference.
9.	Previously filed with the SEC as part of Post-Effective Amendment No. 72 to the Registration Statement under the 1933 Act and Amendment No. 90 to the Registration Statement under the 1940 Act on October 31, 2003, and hereby incorporated by reference.
10.	Previously filed with the SEC as part of Amendment No. 126 to the Registration Statement under the 1940 Act on November 18, 2004, and hereby incorporated by reference.
11.	Previously filed with the SEC as part of Post-Effective Amendment No. 105 to the Registration Statement under the 1933 Act and Amendment No. 131 to the Registration Statement under the 1940 Act on March 15, 2005, and hereby incorporated by reference.
12.	Previously filed with the SEC as part of Amendment No. 132 to the Registration Statement under the 1940 Act on March 29, 2005, and hereby incorporated by reference.
13.	Previously filed with the SEC as part of Post-Effective Amendment No. 113 to the Registration Statement under the 1933 Act and Amendment No. 141 to the Registration Statement under the 1940 Act on June 30, 2005, and hereby incorporated by reference.
14.	Previously filed with the SEC as part of Post-Effective Amendment No. 114 to the Registration Statement under the 1933 Act and Amendment No. 142 to the Registration Statement under the 1940 Act on August 17, 2005, and hereby incorporated by reference.
15.	Previously filed with the SEC as part of Post-Effective Amendment No. 118 to the Registration Statement under the 1933 Act and Amendment No. 146 to the Registration Statement under the 1940 Act on March 1, 2006, and hereby incorporated by reference.
16.	Previously filed with the SEC as part of Post-Effective Amendment No. 123 to the Registration Statement under the 1933 Act and Amendment No. 151 to the Registration Statement under the 1940 Act on May 17, 2006, and hereby incorporated by reference.
17.	Previously filed with the SEC as part of Post-Effective Amendment No. 125 to the Registration Statement under the 1933 Act and Amendment No. 153 to the Registration Statement under the 1940 Act on May 31, 2006, and hereby incorporated by reference.
18.	Previously filed with the SEC as part of Amendment No. 154 to the Registration Statement under the 1940 Act on June 28, 2006, and hereby incorporated by reference.
19.	Previously filed with the SEC as part of Post-Effective Amendment No. 127 to the Registration Statement under the 1933 Act and Amendment No. 156 to the Registration Statement under the 1940 Act on May 1, 2007, and hereby incorporated by reference.
20.	Previously filed with the SEC as part of Post-Effective Amendment No. 128 to the Registration Statement under the 1933 Act and Amendment No. 158 to the Registration Statement under the 1940 Act on June 29, 2007, and hereby incorporated by reference.

14

21.	Previously filed with the SEC as part of Amendment No. 159 to the Registration Statement under the 1940 Act on July 27, 2007, and hereby incorporated by reference.
22.	Previously filed with the SEC as part of Amendment No. 161 to the Registration Statement under the 1940 Act on June 27, 2008, and hereby incorporated by reference.
23.	Previously filed with the SEC as part of Amendment No. 163 to the Registration Statement under the 1940 Act on July 25, 2008, and hereby incorporated by reference.
24.	Previously filed with the SEC as part of Amendment No. 164 to the Registration Statement under the 1940 Act on December 24, 2008, and hereby incorporated by reference.
25.	Previously filed with the SEC as part of Post-Effective Amendment No. 133 to the Registration Statement under the 1933 Act and Amendment No. 167 to the Registration Statement under the 1940 Act on March 13, 2009, and hereby incorporated by reference.
26.	Previously filed with the SEC as part of Post-Effective Amendment No. 135 to the Registration Statement under the 1933 Act and Amendment No. 169 to the Registration Statement under the 1940 Act on May 1, 2009, and hereby incorporated by reference.
27.	Previously filed with the SEC as part of Amendment No. 170 to the Registration Statement under the 1940 Act on June 26, 2009, and hereby incorporated by reference.
28.	Previously filed with the SEC as part of Post-Effective Amendment No. 137 to the Registration Statement under the 1933 Act and Amendment No. 172 to the Registration Statement under the 1940 Act on July 17, 2009, and hereby incorporated by reference.
29.	Previously filed with the SEC as part of Post-Effective Amendment No. 139 to the Registration Statement under the 1933 Act and Amendment No. 174 to the Registration Statement under the 1940 Act on October 30, 2009, and hereby incorporated by reference.
30.	Previously filed with the SEC as part of Amendment No. 175 to the Registration Statement under the 1940 Act on December 3, 2009, and hereby incorporated by reference.
31.	Previously filed with the SEC as part of Post-Effective Amendment No. 140 to the Registration Statement under the 1933 Act and Amendment No. 176 to the Registration Statement under the 1940 Act on April 30, 2010, and hereby incorporated by reference.
32.	Previously filed with the SEC as part of Amendment No. 178 to the Registration Statement under the 1940 Act on June 25, 2010, and hereby incorporated by reference.
33.	Previously filed with the SEC as part of Post-Effective Amendment No. 142 to the Registration Statement under the 1933 Act and Amendment No. 179 to the Registration Statement under the 1940 Act on June 29, 2010, and hereby incorporated by reference.
34.	Previously filed with the SEC as part of Post-Effective Amendment No. 143 to the Registration Statement under the 1933 Act and Amendment No. 180 to the Registration Statement under the 1940 Act on July 30, 2010, and hereby incorporated by reference.
35.	Previously filed with the SEC as part of Post-Effective Amendment No. 144 to the Registration Statement under the 1933 Act and Amendment No. 181 to the Registration Statement under the 1940 Act on April 15, 2011, and hereby incorporated by reference.
36.	Previously filed with the SEC as part of Amendment No. 183 to the Registration Statement under the 1940 Act on May 20, 2011, and hereby incorporated by reference.
37.	Previously filed with the SEC as part of Amendment No. 184 to the Registration Statement under the 1940 Act on June 24, 2011, and hereby incorporated by reference.
38.	Previously filed with the SEC as part of Post-Effective Amendment No. 146 to the Registration Statement under the 1933 Act and Amendment No. 185 to the Registration Statement under the 1940 Act on June 29, 2011, and hereby incorporated by reference.
39.	Previously filed with the SEC as part of Post-Effective Amendment No. 149 to the Registration Statement under the 1933 Act and Amendment No. 188 to the Registration Statement under the 1940 Act on September 12, 2011, and hereby incorporated by reference. 40. Previously filed with the SEC as part of Post-Effective Amendment No. 153 to the Registration Statement under the 1933 Act and Amendment No. 192 to the Registration Statement under the 1940 Act on December 6, 2011, and hereby incorporated by reference.
41.	Previously filed with the SEC as part of Amendment No. 193 to the Registration Statement under the 1940 Act on December 8, 2011, and hereby incorporated by reference.
42.	Previously filed with the SEC as part of Amendment No. 156 to the Registration Statement under the 1933 Act and Amendment No. 196 to the Registration Statement under the 1940 Act on December 29, 2011, and hereby incorporated by reference.
43.	Previously filed with the SEC as part of Amendment No. 158 to the Registration Statement under the 1933 Act and Amendment No. 198 to the Registration Statement under the 1940 Act on February 14, 2012, and hereby incorporated by reference.

15

Item 29.	Persons Controlled by or Under Common Control with a Fund

Controlling Fund	Person Controlled	Nature of Control

GMO Alternative Asset Opportunity Fund	GMO Alternative Asset SPC Ltd.(a) (b)	100% ownership(c)
GMO Special Purpose Holding Fund	GMO SPV I, LLC(a) (d)	74.91% ownership(c)

(a)	Included in the controlling Fund’s consolidated financial statements.
(b)	Organized under the laws of Bermuda.
(c)	As of the most recent fiscal year ended February 28, 2011.
(d)	Organized under the laws of the State of Delaware.

Item 30.	Indemnification

Please refer to Article 4 (Indemnification) of the By-laws.

In addition, the Trust will maintain a trustees and officers liability insurance policy under which the Trust and its trustees and officers will be named insureds. The Trust also has entered into agreements with each of its trustees pursuant to which each of the Funds has agreed to indemnify each Trustee to the maximum extent permitted by applicable law against any liability and expense incurred by the Trustee by reason of the Trustee being or having been a Trustee.

Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the Trust’s By-laws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 31.	Business and Other Connections of Investment Adviser

A description of the business of Grantham, Mayo, Van Otterloo & Co. LLC, the investment adviser of the Funds of the Registrant (the “Investment Adviser”), is set forth under the captions “Management of the Trust” in the prospectuses and “Investment Advisory and Other Services” in the statements of additional information, all forming part of this Registration Statement.

16

Except as set forth below, the directors, officers, and members of the Investment Adviser, have been engaged during the past two fiscal years in no business, profession, vocation or employment of a substantial nature other than as directors, officers, or members of the Investment Adviser or certain of its affiliates. Certain directors, officers, and members of the Investment Adviser serve as officers or trustees of the Registrant as set forth under the caption “Management of the Trust” in the Registrant’s statements of additional information, forming part of this Registration Statement, and/or as officers and/or directors of certain private investment companies managed by the Investment Adviser or certain of its affiliates. The address of the Investment Adviser and the Registrant is 40 Rowes Wharf, Boston, Massachusetts 02110.

Name	Position with Investment Adviser	Other Connections

Arjun Divecha	Member, Chairman of the Board of Directors, and Investment Director	Board Member, Divecha Centre for Climate Change, Indian Institute of Science, Bengaluru, India; Director, Frog Hollow Fresh LLC, P.O. Box 872, Brentwood, CA 94513

R. Jeremy Grantham	Founding Member, Member of the Board of Directors, and Chief Investment Strategist	Board Member, Divecha Centre for Climate Change, Indian Institute of Science, Bengaluru, India; CFA Institute – Investors’ Working Group (IWG) Member, 560 Ray C. Hunt Drive, Charlottesville, VA 22903; MSPCC Investment Committee, 555 Amory Street, Jamaica Plain, MA 02130; Board Member, Imperial College of London – Grantham Institute for Climate Change, London SW7 2AZ; Board Member, London School of Economics – Grantham Institute for Climate Change, Houghton Street, London, WC2A 2AE

17

Name	Position with Investment Adviser	Other Connections

John Rosenblum	Member and Vice Chairman of the Board of Directors	Trustee, Jamestown-Yorktown Foundation, Inc., P.O. Box 1607, Williamsburg, VA 23187-1607; American Civil War Center Foundation, 200 S. Third St., Richmond, VA 23219; Chair of the Board, The Apprenticeshop (f/k/a Atlantic Challenge), 643 Main St., Rockland, ME 04841; University Symphony Society, 112 Old Cabell Hall, Charlottesville, VA 22903; Treasurer and Board Member, Farnsworth Art Museum, 16 Museum Street, Rockland, Maine 04841; Board Member, Maine Media Workshops and Maine Media College, 70 Camden Street, Rockport, ME 04856

Eyk Van Otterloo	Founding Member and Member of the Board of Directors	Chairman of the Board, Chemonics International, 1133 20th Street, NW, Suite 600, Washington, D.C. 20036; Board Member, CliniLabs, 423 W. 55th Street, 4th Floor, New York, NY 10019; Overseer, Peabody Essex Museum, East India Square, Salem, MA 01970; Member, Board of Commissioners, Groothandelsgebouw NV, 45 Stationsplein P.O. Box 29057, 3001GB Rotterdam, Netherlands

Item 32.	Principal Underwriters

Item 32(a).	Funds Distributor, LLC (“FD”) acts as principal underwriter for the following investment companies registered under the Investment Company Act of 1940, as amended:

GMO Series Trust

GMO Trust

Munder Series Trust II

Munder Series Trust

Mirae Asset Discovery Funds

18

FD is registered with the Securities and Exchange Commission as a broker-dealer and is a member of the Financial Industry Regulatory Authority. FD has its main address at Three Canal Plaza, Suite 100, Portland, Maine 04101.

Item 32(b).	Information about Directors and Officers of FD is as follows:

Director or Officer	Positions and Offices with FD
Mark A. Fairbanks	President and Manager
Richard J. Berthy	Vice President, Treasurer, and Manager
Jennifer E. Hoopes	Secretary
Nanette K. Chern	Vice President and Chief Compliance Officer

The above FD directors and officers do not have positions or offices with the Trust.

Item 32(c). Distribution and Service (12b-1) Fee Payments by certain Funds of the Trust with respect to the last fiscal year(a):

GMO Fund Name	Class M(b) Distribution and Service (12b-1) Fees March 1, 2010 through February 28, 2011
GMO U.S. Core Equity Fund	$2,977
GMO U.S. Growth Fund	$1,401
GMO International Intrinsic Value Fund	$33,171
GMO Foreign Fund	$12,206
GMO Emerging Countries Fund	$84,917

(a)

FD is entitled to receive any distribution and service (12b-1) fees paid by the Class M Shares for services rendered and expenses borne by FD which are primarily intended to result in the sale of Class M shares and/or the provision of certain other services incidental thereto. During the last fiscal year, FD did not retain any of the distribution and service (12b-1) fees paid by the Class M Shares of the Funds and directed that the Funds remit the distribution and service (12b-1) fees directly to certain third party intermediaries who rendered services to the Funds.

(b)	Other classes of the GMO Funds do not pay distribution (12b-1) fees or any other type of commission or compensation to FD.

Item 33.	Location of Accounts and Records

The accounts, books, and other documents required to be maintained by Section 31(a) and the rules thereunder will be maintained at the offices of the Registrant, 40 Rowes Wharf, Boston, MA 02110; the Registrant’s investment adviser, Grantham, Mayo, Van Otterloo & Co. LLC, 40 Rowes Wharf, Boston, MA 02110; the Registrant’s distributor, Funds Distributor, LLC, 10 High Street, Suite 302, Boston, MA 02110; the Registrant’s custodian for certain of the Funds, Brown Brothers Harriman & Co., 40 Water Street, Boston, MA 02109; and the Registrant’s custodian for certain of the Funds and transfer agent, State Street Bank and Trust Company, One Lincoln Street, Boston, MA 02111.

19

Item 34.	Management Services

Not applicable.

Item 35.	Undertakings

None.

Notice

A copy of the Declaration of Trust, together with all amendments thereto, is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that this instrument is executed on behalf of the Trust by an officer of the Trust as an officer and not individually and that the obligations of this instrument are not binding upon any of the Trustees or officers of the Trust or shareholders of any series of the Trust individually but are binding only upon the assets and property of the Trust or the respective series.

20

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940 (the “1940 Act”), as amended, the Registrant, GMO Trust, has duly caused this Amendment No. 200 under the 1940 Act to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and The Commonwealth of Massachusetts, on the 26th day of March, 2012.

GMO Trust

By:	J.B. KITTREDGE*
J.B. Kittredge
Title:	President; Chief Executive Officer;
Principal Executive Officer

* By:	/s/ JASON HARRISON
Jason Harrison
Attorney-in-Fact**

**	Pursuant to Power of Attorney for J.B. Kittredge (in his capacity as President, Chief Executive Officer, and Principal Executive Officer) filed with the SEC as part of Post-Effective Amendment No. 139 to the Registration Statement under the 1933 Act and Amendment No. 174 to the Registration Statement under the 1940 Act on October 30, 2009.

GMO TRUST MARCH 2012 POS AMI FILING

EXHIBIT INDEX

GMO TRUST

Exhibit Ref.	Title of Exhibit

(a)(9)	Amendment No. 8 to the Declaration of Trust.

(d)(65)	Form of Management Contract between the Trust, on behalf of GMO U.S. Flexible Equities Fund, and GMO.

(g)(1)(viii)	Form of Letter Amendment to the IBT Custodian Agreement, dated March 2012, among the Trust, on behalf of GMO U.S. Flexible Equities Fund, GMO and State Street Bank (as successor by merger to IBT).

(g)(5)(vii)	Form of Letter Amendment to the Delegation Agreement, dated March 2012, among the Trust, on behalf of GMO U.S. Flexible Equities Fund, GMO and State Street Bank (as successor by merger to IBT).

(h)(1)(xii)	Form of Letter Amendment to the Transfer Agency and Service Agreement, dated March 2012, among the Trust, on behalf of GMO U.S. Flexible Equities Fund, GMO and State Street Bank (as successor by merger to IBT).

(h)(2)(vi)	Form of Notification of Undertaking to Reimburse Certain Fund Expenses by GMO to the Trust, on behalf of GMO U.S. Flexible Equities Fund, dated as of March 2012.

(h)(3)	Form of Amended and Restated Servicing and Supplemental Support Agreement, dated May 30, 1996, as amended and restated effective March 2012, between the Trust, on behalf of certain Funds listed on Exhibit I thereto, and GMO.

Other.
1	Certificate of Clerk of the Trust certifying resolution by the Board of Trustees of the Trust required pursuant to Rule 483 under the Securities Act of 1933.